As filed with the U.S. Securities and Exchange Commission on March 30, 2026

Registration No. 333-292442

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 3

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Student Living EduVation (Holdings) Corporation

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7021	Not Applicable
(State or Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

G/F, 170 - 172 Kiu Kiang Street,

Cheung Sha Wan,

Kowloon,

Hong Kong

Tel: (0852) 3907 0330

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for services)

Copies to:

Shane Wu, Esq. Ross D. Carmel, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st floor New York, NY 10036 Tel: 212-930-9700	William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 Tel: +1 (212) 588-0022

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. ☐

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby files this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the public Offering of ALT-1 Ordinary Shares by the Registrant (the “Public Offering Prospectus”) through the underwriter named on the cover page of the Public Offering Prospectus.

●	Resale Prospectus. A prospectus (the “Resale Prospectus”), to be used for the resale by the Resale Shareholders of in aggregate 5,880,000 Ordinary Shares (the “Resale Shares”). We are registering the Resale Shares pursuant to the Registration Rights Agreements we entered into with the Six Pre-IPO Investors on September 19, 2025. See “Pre-IPO Investors” for more information. The Resale Shares contained in the Resale Prospectus will not be underwritten and sold through the underwriter.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers;

●	the Offering section in the Prospectus Summary section on page 13 of the Public Offering Prospectus is removed and replaced with the Offering section on page ALT-1 of the Resale Prospectus;

●	the Use of Proceeds section on page 41 of the Public Offering Prospectus is removed and replaced with the Use of Proceeds section on page ALT-1 of the Resale Prospectus;

●	the Capitalization and Dilution sections on page 42 and page 44 of the Public Offering Prospectus are deleted from the Resale Prospectus respectively;

●	a Resale Shareholders section is included in the Resale Prospectus beginning on page ALT-1 of the Resale Prospectus;

●	references in the Public Offering Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;

●	the Underwriting section on page 104 of the Public Offering Prospectus is removed and replaced with a Plan of Distribution section on page ALT-3 of the Resale Prospectus;

●	the Legal Matters section on page 116 of the Public Offering Prospectus is removed and replaced with the Legal Matters section on page ALT-4 of the Resale Prospectus; and

●	the outside back cover of the Public Offering Prospectus is removed and replaced with the outside back cover of the Resale Prospectus.

The Registrant has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus.

The Public Offering Prospectus will exclude the alternate pages and will be used for the public Offering by the Registrant.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the Registration Statement filed with the United States Securities and Exchange Commission of which this prospectus is a part is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS	Dated as of March 30, 2026

Student Living EduVation (Holdings) Corporation

3,750,000 Ordinary Shares

This is an initial public offering by our Company of 3,750,000 Ordinary Shares. We are a Cayman Islands exempted company with limited liability with a principal place of business in Hong Kong through our wholly-owned subsidiary, Student Living (Hong Kong) Culture Technology Limited (“Student Living HK”).

Upon completion of this Offering, we will be a “controlled company” as defined under the Nasdaq Stock Market Rules as long as our majority and eventual controlling shareholder TechLiving BVI, whose 100% beneficial shareholder is Mr. Chun Kwok Ng, our Chief Executive Officer and Chairman of Board of Directors will be the beneficial owner of an aggregate of 14,120,000 Ordinary.

We are offering 3,750,000 Ordinary Shares on a firm commitment basis. We anticipate that Offering price of the Ordinary Shares will be between $4.00 and $6.00 per Ordinary Share. The Resale Shareholders are also offering 5,880,000 Ordinary Shares to be sold pursuant to the Resale Prospectus. We are registering the Resale Shares pursuant to the Registration Rights Agreements we entered into with the Six Pre-IPO Investors on September 19, 2025. See “Pre-IPO Investors” for more information. We will not receive any of the proceeds from the sale of the Ordinary Shares by the Resale Shareholders.

Prior to this Offering, there has been no public market for our Ordinary Shares. We intend to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “SDLV”. This Offering is contingent upon the listing of our Ordinary Shares on the Nasdaq Capital Market or another national securities exchange. There can be no assurance that we will be successful in listing our Ordinary Shares on the Nasdaq Capital Market or another national securities exchange and, if this listing is not successful, this Offering cannot be completed.

Investing in our Ordinary Shares involves a high degree of risk. See the section entitled “Risk Factors” starting on page 15 of this prospectus for a discussion of information that should be considered before making a decision to purchase our Ordinary Shares.

We were incorporated in the Cayman Islands on June 4, 2025, as a holding company of our business, which, upon the restructuring as described below, will be primarily operated through our wholly-owned subsidiary, Student Living HK. Our Company is not a Chinese or Hong Kong operating company but a Cayman Islands holding company with operations conducted by our subsidiaries in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong” or “HK”). As a holding company with no material operations of our own, upon completion of the restructuring, we will conduct our operations solely through our HK-incorporated wholly-owned subsidiary, Student Living HK. We are not, and our subsidiary are not, a Chinese operating company.

You are investing in Ordinary Shares of our Company, the Cayman Islands holding company. Investors of our Ordinary Shares are not purchasing and may never directly hold equity interests in Student Living HK. Such a structure involves unique risks to investors in this Offering. Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. There are number of other risks associated with the fact that our operating company is in Hong Kong. For a detailed description of such risks, see “Risks Relating to Doing Business in Hong Kong” on page 23 of this prospectus.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfil the filing procedures with the CSRC; if a domestic company fails to complete the filing procedures, such domestic company may be subject to administrative penalties; (2) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application.

According to Article 18 of the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), national laws of the PRC shall not be applied in Hong Kong, except for those listed in Annex III to the Basic Law, such as the laws relating to the national flag, national anthem, and diplomatic privileges and immunities. Further, there is no legislation mandating that the laws in Hong Kong shall be in line with those in the PRC. Despite the foregoing, the legal and operational risks that arise from operating in Mainland China also apply to businesses operating in Hong Kong and Macau.

As of the date of this prospectus, based on PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by Mainland China authorities, neither we, nor Operating Subsidiary is required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and to issue our Ordinary Shares to foreign investors, including the CAC or the CSRC because (i) the China Securities Regulatory Commission has not yet issued any clear rules or interpretations regarding whether the issuance under this prospectus is subject to this regulation; And (ii) our Operating Subsidiary is established and operates in Hong Kong, and as far as the Trial Measures are concerned, it is not a “domestic company”, and as we have not established any mainland Chinese subsidiary, we do not plan to sign any contractual arrangements with any entities in China to establish VIE structures; Not controlled by any domestic entities or individuals in China; No investment in Chinese Mainland, no senior executives who are not citizens of Chinese Mainland or have long lived in Chinese Mainland are not considered as “indirect overseas issuance and listing” under the Trial Measures; (iii) All data collected by our operating subsidiaries is stored on servers located in Hong Kong, and we do not rely on the collection and processing of any personal information to maintain our business operations; (iii) As of the date of this prospectus, our operating subsidiaries have not received any notification from any Chinese government agency requiring them to submit to the China Securities Regulatory Commission for review, nor have they received any inquiries, notices, warnings or sanctions from CAC or relevant government regulatory agencies regarding this matter; And (iv) the data processed in our business operations should not affect national security, nor should it affect or potentially affect national security. We have not received any notification from the authorities regarding being listed as an operator. In addition, according to the Basic Law, except for the laws listed in Annex III of the Basic Law (limited to laws related to national defense, foreign affairs, and other non autonomous affairs), the laws and regulations of the People’s Republic of China do not apply to Hong Kong. As of the date of this prospectus, neither the CAC, the CSRC nor any other PRC regulatory agency or administration has contacted the Company in connection with the Company’s or its subsidiary’s operations or this Offering. Therefore, the Company or its subsidiary is currently not required to obtain regulatory approval from the CAC, CSRC nor any other PRC authorities for its and its subsidiary’s operations in Hong Kong and this Offering.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021), or the “Review Measures 2021”, which took effect on February 15, 2022, and replacing the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Review Measures 2021 stipulates that in addition to the “operator of critical information infrastructure” (“Operator”), any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review. It is further elaborated that the factors to be considered when assessing the national security risks of the relevant activities include, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or transferred outside the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The CAC has stated that under such rules, companies holding data of more than one million users must apply for cybersecurity approval when seeking listings in other countries because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also investigate the potential national security risks from overseas IPOs.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (1) such processing is for the purpose of providing products or services for natural persons within Mainland China, (2) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

The Operating Subsidiary may collect and store certain data (including certain personal information) from our customers, some of whom may be individuals in Mainland China, in connection with our business and operations.

We do not expect to be subject to CSRC and the Cyberspace Administration of China (“CAC”) in relation to this Offering, and we do not currently expect the Measures for Cybersecurity Review (2021) and the PRC Personal Information Protection Law to have an impact on our business, operations or this Offering as we do not believe that our Operating Subsidiary would be deemed to be an “Operator” or a “data processor”, given that: (1) our Operating Subsidiary is incorporated in Hong Kong and is located in Hong Kong, not a PRC domestic company, (2) we have no subsidiary, variable interest entity (“VIE”) structure or any direct operations in mainland China, and (3) pursuant to the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China (“Basic Law”), which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong, except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong), the Measures for Cybersecurity Review (2021) apply to the procurement of network products and services by key information infrastructure operators, data processing activities carried out by network platform operators, and related situations that affect or may affect national security. The Company and its Operating Subsidiary do not fall into the above situations; The Personal Information Protection Law of the People’s Republic of China applies to the handling of personal information of natural persons, and the personal information collected by the company for providing services has obtained its separate consent; (5) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored personal information of less than one million users, and that data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities; (6) all of the data our Operating Subsidiary has collected is stored in servers located in Hong Kong; and (7) as of the date of this prospectus, our Operating Subsidiary has not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review or a CSRC review.

Because our operations are in Hong Kong, a special administrative region of China, our business is subject to the complex and rapidly evolving laws and regulations there. However, in light of recent events indicating greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, we may be subject to a variety of PRC laws and other obligations regarding data protection and any other rules, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business and the Offering. We may become subject to PRC laws or Hong Kong regulations relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. In the event of a failure to comply, we may be required to suspend our relevant businesses and become subject to fines and other penalties, which may materially and adversely affect our financial condition. In addition, given the recent events indicating greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, it remains uncertain as to how any such regulatory measures will be interpreted or implemented. See more detailed discussion of this risk factor on page 15 of this prospectus.

We do not currently expect the Measures for Cybersecurity Review (2021) and the PRC Personal Information Protection Law to have an impact on our business, operations or this Offering as we do not believe that our Operating Subsidiary would be deemed to be an “Operator” on the basis that (i) our Operating Subsidiary is incorporated in Hong Kong, not a PRC domestic company, and operates in Hong Kong without any subsidiary or VIE structure in mainland China, and each of the Measures for Cybersecurity Review (2021) and the PRC Personal Information Protection Law remains unclear whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored personal information of less than one million users, and that data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities; (iii) all of the data our Operating Subsidiary has collected is stored in servers located in Hong Kong; and (iv) as of the date of this prospectus, our Operating Subsidiary has not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review or a CSRC review. An “Operator” is required to file for cybersecurity review before listing in the United States.

Further, we may be subject to a variety of laws and other obligations regarding data protection in Hong Kong. The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”) states that any person who controls the collection, holding, processing or use of personal data (the “data user”) shall not do any act, or engage in a practice, that contravenes any of the data protection principles set out in Schedule 1 to the PDPO (the “Data Protection Principles”) unless the act or practice, as the case may be, is required or permitted under the PDPO. The PDPO was amended by the Personal Data (Privacy) (Amendment) Ordinance 2021 (the “PDPAO”) in October 2021. It amends the PDPO, particularly to: (i) criminalize doxing, i.e. unconsented disclosure of personal information of targeted individuals and groups; (ii) introduce a cessation notice regime to tackle doxing with extra-territorial reach; and (iii) substantially expand the investigation and enforcement powers of the Privacy Commissioner for Personal Data, in contexts beyond doxing.

We are of the view that we are not likely to be in breach of the PDPO and the PDPAO, as we possess personal information that is not more than necessary in the course of our business operations. Nonetheless, we are subject to laws and regulations relating to the collection, storage, use, processing, transmission, retention, security and transfer of personal information and other data. The interpretation and application of laws, regulations and standards on data protection and privacy may continue to evolve. We cannot assure you that the governmental authorities in Hong Kong will not interpret or implement the laws or regulations in ways that negatively affect us. For more detailed discussion, see “Risks Relating to Doing Business in Hong Kong” and the risk factor that begins “We may become subject to a variety of PRC laws and other regulations regarding data protection or cybersecurity…” that begins on page 25.

We also do not expect to be subject to the Trial Administrative Measures of Overseas Securities Issuance and Listing by Domestic Enterprises of the PRC (the “Trial Overseas Listing Measures”) in relation to this Offering. On February 17, 2023, the CSRC announced a circular on the Administrative Arrangements for Filing of Securities Offering and Listing By Domestic Companies and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Overseas Listing Measures, and five supporting guidelines. The Trial Overseas Listing Measures came into effect on March 31, 2023. The Trial Overseas Listing Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Trial Overseas Listing Measures. Where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Trial Overseas Listing Measures also lay out requirements for the reporting of material events. Breaches of the Trial Overseas Listing Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB 1.0 million (approximately $150,000) and RMB 10.0 million (approximately $1.5 million), and the Trial Overseas Listing Measures heighten the cost for offenders by enforcing accountability with administrative penalties and incorporating the compliance status of relevant market participants into the Securities Market Integrity Archives. The Trial Overseas Listing Measures do not apply to us because we are not a “PRC domestic company” or considered as “indirect overseas issuance and listing” under the Trial Overseas Listing Measures.

We also do not expect, and as advised by the PRC counsel, Guangdong Wesley Law Firm that the PRC Enterprise Income Tax Law will apply to us, as we no longer have any subsidiary, institutions, locations, or permanent establishment incorporated in Mainland China following the disposal of Hui Life (Shenzhen) Cultural Technology Co., Ltd (“Shenzhen Student Living”) on September 1, 2025, nor do we generate income from Mainland China. In addition, our operations and services do not take place in Mainland China.

Further, in August 2006, Hong Kong and China have signed a comprehensive arrangement titled “Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income” (the “Comprehensive Double Taxation Arrangement”) for the allocation of the right to tax between the two jurisdictions on a reasonable basis to avoid double taxation of income. The Comprehensive Double Taxation Arrangement covers income from immovable property, associated enterprises, dividends, interest, royalties, capital gains, pensions and government services etc. The Comprehensive Double Taxation Arrangement has since then been modified in 2008, 2010, 2015 and 2019 under different protocols for the purpose of further develop the economic relationship and to enhance the co-operation in tax matters, intending to eliminate double taxation with respect to taxes on income without creating opportunities for non-taxation or reduced taxation through tax evasion or avoidance (including through treaty-shopping arrangements aimed at obtaining tax reliefs provided in the Comprehensive Double Taxation Arrangement for the indirect benefit of residents of third tax jurisdictions). Currently, we do not rely on the Comprehensive Double Taxation Arrangement and no application has been made thereto.

Nevertheless, the PRC counsel believes that the transfer of our original equity holdings in Shenzhen Student Living should be subject to the PRC Enterprise Income Tax Law, and whether or not to pay or the amount to be paid will ultimately be determined by the competent tax department. According to the Implementation Regulations of the Enterprise Income Tax Law, non resident enterprises shall be subject to enterprise income tax at a reduced rate of 10% on the income obtained in accordance with the above provisions. According to the Announcement of the State Administration of Taxation on Relevant Issues Concerning the Withholding of Non Resident Enterprise Income Tax at the Source, or Bulletin 37, the income tax payable shall be subject to source withholding, with the payer as the withholding agent. If the withholding agent fails to make the payment as required, the competent tax department may order the withholding agent to make up for the tax deduction, or take administrative measures such as recovering the unpaid taxes and overdue fines of non resident enterprises in accordance with the law.

The national laws of the PRC shall not be applied in Hong Kong, except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong) according to the Basic Law. The Basic Law came into effect on July 1, 1997. It is the constitutional document of Hong Kong, which sets out the PRC’s basic policies regarding Hong Kong. The principle of “one country, two systems” is a prominent feature of the Basic Law, which dictates that Hong Kong will retain its unique common law and capitalist system for 50 years after the handover of Hong Kong by the United Kingdom in 1997. Under the principle of “one country, two systems”, Hong Kong’s legal system, which is different from that of the PRC, is based on common law, supplemented by statutes.

Pursuant to Article 18 of the Basic Law, national laws adopted by the PRC shall not be applied in Hong Kong, except for those listed in Annex III to the Basic Law, such as the laws in relation to the national flag, national anthem, and diplomatic privileges and immunities. Further, there is no legislation stating that the laws in Hong Kong should be commensurate with those in the PRC. Despite the foregoing, the legal and operational risks of operating in China also apply to businesses operating in Hong Kong and Macau. There is a risk that there be a change in these policies, which could result in a material change in our operations and/or the value of the Ordinary Shares we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such Ordinary Shares to significantly decline or be worthless.

However, as how the existing PRC regulations will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC and the CSRC, may adopt new laws, regulations, rules, or detailed implementation and interpretation is still in development, if any such new laws, regulations, rules, or implementation and interpretation comes into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. Such new laws, regulations, rules or implementation and interpretation could result in a material change in our operations and/or the value of our Ordinary Shares. Such changes could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors and/or cause the value of our Ordinary Shares to significantly decline or be worthless.

We cannot assure you that PRC regulatory agencies, including the CAC and the CSRC, will take the same view as we do. Similarly, there is no assurance that we can fully or timely comply with such laws promulgated by the CAC and the CSRC if an alternative view is applied to Hong Kong. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC or filing procedures with the CSRC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

We believe that we have been in compliance with the data privacy and personal information requirements of the CAC for the above-mentioned reasons. Further, we are not a PRC based “domestic company” for the purposes of the Trial Overseas Listing Measures.

If it is determined in the future that the approval of the CSRC, the CAC or any other regulator is required for this Offering, we may face sanctions by the CSRC, the CAC or other PRC regulators. These regulators may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this Offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC, or other PRC regulators also may take actions requiring us, or making it advisable for us, to halt this Offering before settlement and delivery of our Ordinary Shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of our Ordinary Shares, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC or other PRC regulators later promulgate new rules requiring that we obtain their approvals for this Offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

As of the date of this prospectus, we: (i) are not required to obtain permissions from any PRC regulators to operate or issue our Ordinary Shares to foreign investors; (ii) are not subject to permission requirements from the CSRC, the CAC or any other entity that is required to approve of our subsidiary’ operations; and (iii) have not received or were denied such permissions by any PRC regulators. Given the current PRC regulatory environment, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded.

Recently, the government of mainland China initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland Chinese companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. In addition, due to long arm provisions under the current laws and regulations of mainland China, there remains regulatory uncertainty with respect to whether in the future we will be required to obtain permissions or approvals from the authorities of mainland China to operate our business or to list our securities on the U.S. exchanges and offer securities. Any change in foreign investment regulations, and other policy related enforcement actions by the PRC government or changes in Hong Kong regulations relating to companies operating in Hong Kong regarding corporate structure, scope of cybersecurity reviews, expanded anti-monopoly efforts or any other regulatory area could result in a material change in our operations, our ability to accept foreign investment or list on an exchange and could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors or cause the value of our Ordinary Shares to significantly decline or be worthless.

As of the date of this prospectus, our Company and its subsidiaries have not received any inquiry, notice, warning, or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. None of our business activities appears to be within the immediate targeted areas of concern by the Chinese government. For more details, see “Risk Factors — Risks Relating to Doing Business in Hong Kong” — We may become subject to a variety of PRC laws and other regulations regarding data protection or cybersecurity, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations” on page 25 of this prospectus.

Pursuant to the Holding Foreign Companies Accountable Act (“HFCAA”), the Public Company Accounting Oversight Board United States (“PCAOB”) issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) the PRC because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, as more stringent criteria have been imposed by the SEC and the PCAOB recently, our Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter under the HFCAA if the PCAOB is unable to inspect our auditors for two consecutive years beginning in 2021. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period before our Ordinary Shares may be prohibited from trading or being delisted. Our auditor WWC, P.C. is not subject to the determinations as to the inability to be inspected or investigated completely as announced by the PCAOB on December 16, 2021. Our auditor is headquartered in California. If trading in our Ordinary Shares is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Ordinary Shares and trading in our Ordinary Shares could be prohibited.

The delisting, or the cessation of trading of our Ordinary Shares, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. See “Risk Factors —Risks Related to Our Initial Public Offering and Ownership of our Ordinary Shares” on page 31 of the prospectus.

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the CSRC and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA, if needed. See “A recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our Offering.” on page 29.

Student Living HK conducts their business in Hong Kong. Conducting business in Hong Kong involves risks of uncertainty about any actions the Chinese government or authorities in Hong Kong may take. We do not believe and Guangdong Wesley Law Firm, our legal counsel in PRC, has advised us that we are not currently subject to requiring permission or approval from the Chinese government to operate our business or to offer our Ordinary Shares. To the extent we inadvertently conclude that we do not need such permission or approval, or the laws or regulations change requiring approval, we may be subject to penalties or be unable to operate our business or offer our Ordinary Shares as planned. See “Prospectus Summary - Recent Regulatory Developments in the PRC” beginning on page 6 and “Risk Factors – Risks Relating to Doing Business in Hong Kong” beginning on page 23.

There are significant legal and operational risks associated with being based in or having the majority of our operations in Hong Kong, including potential changes in the legal, political and economic policies of the Chinese government, and the relations between China and the United States. Chinese or U.S. regulations may materially and adversely affect our business, financial condition and results of operations. Any such changes could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors, and could cause the value of our securities to significantly decline or become worthless. See “Risk Factors – Risks Relating to Doing Business in Hong Kong” – beginning on page 23.

Our business is primarily conducted through our wholly-owned subsidiary, Student Living HK. The Company will plan to rely on dividends paid by our subsidiaries as well as the intermediary wholly owned subsidiary incorporated in the British Virgin Islands, namely Scholars EduVation BVI, for our working capital and cash needs, including the funds necessary to pay any dividends. As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We currently intend to retain all of our available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends or making any distributions in the foreseeable future. We do not have a formal cash management policy. While there are currently no restrictions regarding the transfer of cash from Hong Kong, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or our investors, or to fund our operations outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business outside of Hong Kong and may affect our ability to receive funds from Student Living HK. See “Transfers of Cash to and from our Subsidiaries” on page 2 and related risk factor on page 15 under “Risks Related to Doing Business in Hong Kong - In the event the PRC government restricts or prohibits cash transfers from Hong Kong, our ability to distribute earnings and pay dividends may be impeded, thus limiting our ability to grow our business or receive earnings to the detriment of our investors.”

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. If we decide to pay dividends on any of our Ordinary Shares, as a holding company, we will depend on the receipt of funds from our subsidiaries through dividend payments. We are permitted under the laws of the Cayman Islands to provide funding to our Operating Subsidiary through loans and/or capital contributions without restriction on the amount of the funds loaned or contributed.

Cayman Islands. Subject to the Cayman Act and our Amended and Restated Memorandum and Articles of Association, our board of Directors may declare dividends and distributions on our Ordinary Shares and authorize payment of the dividends or distributions out of the funds of the Company. No dividend or distribution shall be paid except out of our profits or out of our share premium account, provided that in no circumstances may a dividend be paid out of share premium account unless immediately following the payment we are able to pay our debts as they fall due in the ordinary course of business.

British Virgin Islands. Under BVI law, the board of directors of our BVI subsidiary company, being a BVI business company, may authorize payment of a dividend to its shareholders as such time and of such an amount as they determine if they are satisfied on reasonable grounds that immediately following the dividend the value of our BVI subsidiary company’s assets will exceed our BVI subsidiary company’s liabilities and our BVI subsidiary company will be able to pay its debts as they fall due.

Hong Kong. Under Hong Kong law, dividends may only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. As at the date of this prospectus, there are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollars into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between the Company and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions or limitations on distributing earnings from our business and subsidiaries to the Company and U.S. investors. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

Investors in our Ordinary Shares should note that, to the extent cash in the business is in Hong Kong or a Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC and Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of these subsidiaries by the PRC government or Hong Kong Government to transfer cash.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain corporate governance practices that differ significantly from listing requirements of the Nasdaq Capital Market and requirements for domestic public companies incorporated in other jurisdictions, such as the U.S. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq Capital Market, as well as being exempt from certain provisions applicable to United States domestic public companies. As of the date of this prospectus, we plan to rely on home country practice with respect to any number of corporate governance matters. For additional information, see “As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing rules and corporate governance standard” on page 36.

Upon completion of this Offering, we will be a “controlled company” as defined under the Nasdaq Stock Market Rules as long as our majority and eventual controlling shareholder TechLiving BVI, whose 100% beneficial shareholder is Mr. Chun Kwok Ng, our Chief Executive Officer and Chairman of Board of Directors will be the beneficial owner of an aggregate of 14,120,000 Ordinary Shares, which will represent 59.45% of the total issued and outstanding Ordinary Shares, assuming no exercise of the over-allotment option by the representative, or approximately 58.08%, assuming full exercise of the over-allotment option by the representative. For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, although we do not presently intend to rely on such exemptions. Currently, we do not intend to rely on any of the exemptions, although we may elect to rely on one or more of the exemptions in the future.

As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nomination and compensation committees might not consist entirely of independent directors upon closing of the Offering. If we cease to remain as a foreign private issuer, we may rely on these exemptions. Furthermore, whose 100% beneficial shareholder is Mr. Chun Kwok Ng, our Chief Executive Officer and Chairman of Board of Directors, will be able to exert significant control over our management and affairs, including approval of significant corporate transactions. For additional information, see “Risks Relating to Our Initial Public Offering and Ownership of Our Ordinary Shares - Our Controlling Shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.” on page 35.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Investing in our Ordinary Shares involves risks. Please see “Implications of Being an Emerging Growth Company” and “Implications of Being a Foreign Private Issuer” beginning on page 10 of this prospectus for more information.

		Per Ordinary Share		Total
Assumed Initial Public Offering price(1)	US$	4.00	US$	15,000,000	(4)
Underwriting discounts and commissions to be paid by us(2)	US$	0.28	US$	1,050,000
Proceeds to the Company before expenses (3)	US$	3.72	US$	13,950,000

(1)	Initial public offering price per share is assumed to be US$4.00, which is the low point of the range set forth on the cover page of this prospectus.

(2)	We have agreed to pay the underwriter a discount/commission equal to seven percent (7.0%) of the initial offering price. This table does not include a non-accountable expense allowance equal to 1.0% of the gross proceeds received by us from the sales of the Ordinary Shares in this Offering payable to the underwriter, or the reimbursement of certain out-of-pocket expenses of the underwriter. For a description of the other compensation to be received by the underwriter, see “Underwriting” beginning on page 104.

(3)	Excludes fees and expenses payable to the underwriter. For a description of compensation payable to the underwriter, see “Underwriting – Discounts, Commission and Expenses” on page 105.

(4)	Includes US$15,000,000 gross proceeds from the sale of 3,750,000 Ordinary Shares offered by our Company, assuming the initial offering price of US$4.00 (being the lower point of the estimated offer price range set forth on the cover page of the prospectus).

This Offering is being conducted on a firm commitment basis and the underwriter is obligated to take and pay for all of the shares if any such shares are taken. We have granted the underwriter an option for a period of 45 days after the closing of this offering to purchase up to an additional 15% of the total number of our Ordinary Shares to be offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discount. If the underwriter exercises the over-allotment option in full, the total underwriting discounts payable will be $1,207,500 based on an assumed offering price of $4.00 per Ordinary Share, and the total gross proceeds to us, before underwriting discounts and expenses, will be $17,250,000. If we complete this Offering, net proceeds will be delivered to us for our respective sale of Ordinary Shares on the closing date. The underwriter expects to deliver the Ordinary Shares to the purchasers against payment therefor on or about [●], 2026.

Neither the SEC nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should not assume that the information contained in the Registration Statement of which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares being registered in the Registration Statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this Offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

D. Boral Capital

Sole Underwriter

The date of this prospectus is [●], 2026

Until [●], 2026 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade our Ordinary Shares, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

i

ABOUT THIS PROSPECTUS

Neither we nor the underwriter have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any related free writing prospectus. Neither we nor the underwriter take responsibility for, nor provide any assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: neither we nor the underwriter have done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the Offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC, as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP” or “GAAP”).

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them, and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

Our reporting currency is the U.S. dollars. We make no representation that the Hong Kong dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Hong Kong dollars, as the case may be, at any particular rate or at all.

This prospectus contains translations of certain HK$ amounts into U.S. dollar amounts at specified rates solely for the convenience of the reader. The relevant exchange rates are listed below:

	As of September 30, 2025	As of March 31, 2025
Period/Year-end $: HKD exchange rate	1:7.7809	1:7.7799
Period/Year-end $: RMB exchange rate	1:7.1190	1:7.2567

	For the Six Months Ended September 30,
	2025	2024
Period-average $: HKD exchange rate	1:7.8119	1:7.8083
Period-average $: RMB exchange rate	1:7.1947	1:7.2020

Numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

Investors should not place undue reliance on the facts, statistics and data contained in this prospectus with respect to the economies and the industry. Certain market and industry data included in this prospectus were obtained from independent third-party surveys, market research, publicly available information, reports of governmental agencies and industry publications and surveys. All market and industry data used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Although we believe the information from industry publications and other third-party sources included in this prospectus is reliable, we do not guarantee the accuracy and completeness of such information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.” These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe,” “plan,” “expect,” “intend,” “should,” “seek,” “estimate,” “will,” “aim” and “anticipate” or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties and assumptions, certain of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following:

●	our business and operating strategies and our various measures to implement such strategies;

●	our operations and business prospects, including development and capital expenditure plans for our existing business;

●	changes in policies, legislation, regulations or practices in the industry and place in which we operate that may affect our business operations;

●	our financial condition, results of operations and dividend policy;

●	changes in political and economic conditions and competition in the business in which we operate;

●	the regulatory environment and industry outlook in general;

●	catastrophic losses from man-made or natural disasters, such as fires, floods, windstorms, earthquakes, diseases, epidemics, other adverse weather conditions or natural disasters, war, international or domestic terrorism, civil disturbances and other political or social occurrences;

●	the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;

●	the overall economic environment and general market and economic conditions in Hong Kong;

●	changes in the need for capital and the availability of financing and capital to fund those needs;

●	our ability to anticipate and respond to changes in consumer performances, tastes and trends; and

●	legal, regulatory and other proceedings arising out of our operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the Registration Statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

DEFINITIONS

“Student Living HK”	means Student Living (Hong Kong) Culture Technology Limited, a company incorporated in Hong Kong with limited liability on April 25, 2016 and an indirect wholly-owned subsidiary of our Company, which is also referred to “Operating Subsidiary.”

“Amended and Restated Articles of Association” or “Articles”

means the amended and restated articles of association of our Company adopted on December 18, 2025, and as amended, restated or otherwise modified from time to time, a copy of which is filed as Exhibit 3.1 to this Registration Statement.

“Amended and Restated Memorandum of Association” or “Memorandum”

means the amended and restated memorandum of association of our Company adopted on December 18, 2025, and as amended, restated or otherwise modified from time to time, a copy of which is filed as Exhibit 3.1 to our Registration Statement of which this prospectus forms a part.

“Business Day”	means a day (other than a Saturday, Sunday or public holiday in the U.S.) on which licensed banks in the U.S. are generally open for normal business to the public.

“BVI”	means British Virgin Islands.

“Companies Act”	means the Companies Act (as revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time.

“Companies Ordinance”	means the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time.

“Company”, “the Company”, or “our Company”	means Student Living EduVation (Holdings) Corporation, an exempted company incorporated in the Cayman Islands with limited liability on June 4, 2025.

“Employees’ Compensation Ordinance”	means the Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time.

“Employment Ordinance”	means the Employment Ordinance (Chapter 57 of the Laws of Hong Kong, as amended, supplemented or otherwise modified from time to time).

“Exchange Act”	means the United States Securities Exchange Act of 1934, as amended.

“FINRA”	means Financial Industry Regulatory Authority, Inc.

“Group,” “our Group,” “we” or “us”	means our Company and our subsidiaries, including our Operating Subsidiary.

“HK$,” “Hong Kong dollars” or “HK dollars”	means Hong Kong dollars, the lawful currency of Hong Kong.

“Independent Third Party(ies)”	means a person or company who or which is independent of and is not a 5% beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% beneficial owner of the Company.

“IPO”	means initial public offering

“TechLiving BVI” or “Controlling Shareholder”	means TechLiving Hub Solutions Corporation, a company limited by shares incorporated in the BVI on May 29, 2025 and wholly-owned by Mr. Chun Kwok Ng, our Chief Executive Officer and Chairman of Board of Directors.

“Listing”	means the listing of our Ordinary Shares on the Nasdaq Capital Market or other national securities exchange.

“LORA”	means Lora (Hong Kong) Limited, which was an entity legally owned by Student Living HK from July 25, 2023 to September 9, 2025 and held on trust by Student Living HK for Mr. Leong Yin Ng during such period.

“Mainland China”	means the Mainland China of the PRC, excluding Taiwan, the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only.

“Mandatory Provident Fund Schemes Ordinance”	means the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time.

“Minimum Wage Ordinance”	means the Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time.

“MPF”	means mandatory provident fund to be contributed by an employer in accordance with the Mandatory Provident Fund Schemes Ordinance.

“MPF Authority”	means the Mandatory Provident Fund Scheme Authority of Hong Kong.

“Offering”	means the offer of Ordinary Shares by our Company pursuant to this prospectus.

“Operating Subsidiary”	means Student Living HK.

“Ordinary Shares”	means ordinary share(s) with par value of US$0.00005 each in the share capital of our Company.

“Pandemic”	means the COVID-19 pandemic which persisted from early 2020 to late 2022.

“PRC” and “China”	means the People’s Republic of China, including the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only.

“PRC laws and regulations” or “PRC laws”	means the laws and regulations of the People’s Republic of China, excluding Hong Kong and Macau for the purposes of this prospectus only.

“Registration Statement”	means the registration statement on Form F-1

“Regulation S”	means Regulation S under the U.S. Securities Act.

“Resale Shareholders” or “Six Pre-IPO Investors” or “Selling Shareholders”	means collectively Mr. King Tong Chan, Mr. Shek Sun Lam, Mr. Shing Hin Ho, Mr. Siu Tai Chan, Mr. Wan Ting Wong and Ms. Yuet King Yim, each with a holding of 4.9% of our issued and outstanding Ordinary Shares as of the date of this prospectus. Each of the Resale Shareholders are registering their Ordinary Shares for sale pursuant to the Resale Prospectus and such Resale Shares are not underwritten nor sold by the underwriter.

“Sarbanes Oxley Act”	means The Sarbanes-Oxley Act of 2002.

“Scholars EduVation BVI”	means Scholars EduVation Corporation, a wholly-owned subsidiary of the Company, incorporated in the British Virgin Islands with limited liability on June 18, 2025.

“SEC”	means the United States Securities and Exchange Commission.

“Securities Act”	means the Securities Act of 1933, as amended.

“Share Subdivision”

means the share subdivision which resulted in the authorized share capital of the Company becoming US$50,000 divided into 1,000,000,000 Ordinary Shares of $0.00005 par value each, effective December 18, 2025.

“Shenzhen Student Living”	means Hui Life (Shenzhen) Cultural Technology Co., Ltd, was a wholly-owned PRC subsidiary of Student Living HK. The Company disposed Shenzhen Student Living on September 1, 2025.

“U.S.,” “United States” or “US”	means the United States of America.

“US$” or “$” or “U.S. dollars”	means United States dollars, the lawful currency of the United States of America.

“U.S. GAAP”	means the generally accepted accounting principles in the United States of America.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our combined financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our Ordinary Shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements” on page iii.

Overview

We are a Cayman Islands exempted company with limited liability with a principal place of business in Hong Kong through our wholly-owned subsidiary, Student Living (Hong Kong) Culture Technology Limited. We are a student living and referral of education advisory services provider operating under the “Student Living” brand in Hong Kong. Our mission is to transform student dormitories into incubators for learning, collaboration, and self-discovery, as well as fostering an ecosystem that nurtures future global talent, providing more than just a place to live.

Our Competitive Strengths

We believe our competitive strengths lie in the following and that our business model has several competitive strengths that distinguish us from other student housing providers in Hong Kong:

●

Integrated services model

We believe our one-stop-shop solution, which combines student dormitory accommodation with referral of education advisory services. We believe this integrated approach allows us to address multiple needs of students and their families in a single platform, enhancing convenience and creating cross-selling opportunities between housing and referral services.

●

Geographic proximity to universities

Our dormitories are located near major universities in Hong Kong, which we believe makes them highly attractive to non-local students seeking affordable and accessible housing. Proximity to those major universities reduces commuting time and costs, adding significant value for our customers.

●

High standard of support services

We seek to differentiate ourselves through our 24/7 support, which includes housekeeping, security, and emergency response. We believe parents and students place a premium on the peace of mind that comes from professional management, daily maintenance, and timely assistance in case of emergencies.

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Community building

Unlike many fragmented rental offerings in Hong Kong, we have the ability to sublease and manage entire buildings. We believe this enables us to foster a vibrant student community through shared facilities, organized social and cultural events, and a strong sense of belonging among customers.

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Predictable and scalable revenue model

We typically require students to pay rent in advance or on fixed schedules, often providing recurring and predictable cash flow. At the same time, our business model is scalable through securing additional properties via leases or acquisitions and through expanding referral partnerships with educational services providers.

Our Growth Strategies

We aim to grow our business by acquiring or leasing additional dormitory properties, collaborating with developers, introducing short-stay rentals, strengthening brand awareness, and investing in smart technologies.

Corporate Information

We were incorporated in the Cayman Islands on June 4, 2025. Our registered office in the Cayman Islands is located at 71 Fort Street, PO Box 500, George Town, Grand Cayman, KY1-1106, Cayman Islands. Our administrative office is located at G/F, 170 - 172 Kiu Kiang Street, Cheung Sha Wan, Kowloon, Hong Kong. Our telephone number is (0852) 3907 0330. The information contained on our website (https://www.sdlivingculture.com/) does not form part of this prospectus. Our agent for services of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

Transfers of Cash to and From Our Subsidiaries

Our business is primarily conducted through our indirect wholly-owned Operating Subsidiary, Student Living HK. The Cayman Islands holding company will plan to rely on dividends paid by its subsidiaries, Scholars EduVation BVI, our wholly-owned BVI subsidiary and the latter’s wholly-owned Operating Subsidiary, Student Living HK, for our Company’s working capital and cash needs, including the funds necessary to pay any dividends. Our Company and Scholars EduVation BVI are Cayman Islands and BVI holding companies, respectively. Only Student Living HK operates in Hong Kong.

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. If we decide to pay dividends on any of our Ordinary Shares, as a holding company, we will depend on the receipt of funds from our Operating Subsidiary through dividend payments. We are permitted under the laws of the Cayman Islands and BVI to provide funding to our Operating Subsidiary through loans and/or capital contributions without restriction on the amount of the funds loaned or contributed.

We currently intend to retain all of our available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends or distributions in the foreseeable future. We do not have a formal cash management policy. Any future determination related to our dividend policy in the Group will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. There are risks related to the fact that the PRC government may restrict our ability to transfer cash outside of Hong Kong or fund operations outside of Hong Kong. See the risk factor on page 15 under “Risks Related to Doing Business in Hong Kong – In the event the PRC government restricts or prohibits cash transfers from Hong Kong, our ability to distribute earnings and pay dividends may be impeded, thus limiting our ability to grow our business or receive earnings to the detriment of our investors.”

Cayman Islands. Subject to the Cayman Act and our Amended and Restated Memorandum and Articles of Association, our board of directors may declare dividends and distributions on our Ordinary Shares and authorize payment of the dividends or distributions out of the funds of the Company. No dividend or distribution shall be paid except out of our realized or unrealized profits, or out of our share premium account, provided that in no circumstances may a dividend be paid out of share premium account unless immediately following the payment we are able to pay our debts as they fall due in the ordinary course of business.

British Virgin Islands. Under BVI law, the board of directors of our BVI subsidiary company, being a BVI business company, may authorize payment of a dividend to its shareholders as such time and of such an amount as they determine if they are satisfied on reasonable grounds that immediately following the dividend the value of our BVI subsidiary company’s assets will exceed our liabilities and our BVI subsidiary company will be able to pay its debts as they become due.

Hong Kong. Under Hong Kong law, dividends may only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. At this time, there are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollars into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between the Company and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions or limitations on distributing earnings from our business and subsidiaries to the Company and U.S. investors. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business outside of Hong Kong and may affect our ability to receive funds from Student Living HK.

For more information, see “Dividend Policy,” “Risk Factors”, “Selected Summary Combined Financial and Other Data” and “Consolidated Statements of Changes in Shareholders’ Equity” in the Report of the independent registered public accounting firm.

Corporate Structure

The PRC government may, in the future, disallow our corporate structure, which restrictions would likely result in a material change in our operations and/or in the value of our Ordinary Shares. Such restrictions may cause the value of our Ordinary Shares to decline significantly in value or be rendered worthless.

Risks and Challenges

Investing in our Ordinary Shares involves risks. You should carefully read and consider all of the information contained in this prospectus (including in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our combined financial statements and the notes thereto) before making an investment decision.

For example, see “Risks Relating to Our Business and Industry” beginning on page 15 for a detailed discussion about the number of risks relating to an investment in our Company arising from our business and industry, including but not limited to:

-	If we fail to attract new customers on a continuous basis, our business, financial condition, and results of operations may be adversely affected – see “If we fail to attract new customers on a continuous basis, our business, financial condition, and results of operations may be adversely affected” on page 15;

-	Our relatively short operating history in the student property leasing and management industry may make it difficult to evaluate our prospects and future financial results, and our past growth rate, revenue and net profit margin may not be indicative of our future performance – see “Our relatively short operating history in the student property leasing and management industry may make it difficult to evaluate our prospects and future financial results, and our past growth rate, revenue and net profit margin may not be indicative of our future performance” on page 15;

-	We depend on our management team, particularly Mr. Chun Kwok Ng, and our ability to retain them and attract additional qualified personnel is critical to our success and our growth prospects – see “We depend on our management team, particularly Mr. Chun Kwok Ng, and our ability to retain them and attract additional qualified personnel is critical to our success and our growth prospects” on page 15;

-	We rely on a single referral partner for our referral of education advisory services, and any disruption in this relationship could materially and adversely affect our business – see “We rely on a single referral partner for our referral of education advisory services, and any disruption in this relationship could materially and adversely affect our business” on page 16;

-	Our cash flow may fluctuate due to mismatches between our lease obligations and the timing of payments from students or referral partners – see “Our cash flow may fluctuate due to mismatches between our lease obligations and the timing of payments from students or referral partners” on page 17;

-	Any failure to maintain an effective quality control and management system for our dormitory operations may have a material adverse effect on our reputation, results of operations and financial condition – see “Any failure to maintain an effective quality control and management system for our dormitory operations may have a material adverse effect on our reputation, results of operations and financial condition” on page 17; and

-	Our business and results of operations may be adversely affected if we are unable to capture, predict or respond timely to students’ needs and preferences or keep up with changes in the student housing and referral services market – see “Our business and results of operations may be adversely affected if we are unable to capture, predict or respond timely to students’ needs and preferences or keep up with changes in the student housing and referral services market” on page 18.

For example, see “Risk Relating to Doing Business in Hong Kong” beginning on page 23 for a detailed discussion about the number of risks relating to an investment in our Company arising from the legal system in China, including but not limited to:

-	Substantially all of our operations are in Hong Kong and as a result, we are subject to significant regulatory, liquidity, and enforcement risks associated with operations in China, including the risk that changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. Due to the long arm provisions under the current Mainland China laws and regulations, the Chinese government may exercise significant oversight and exert more control over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to overseas investors or obtain foreign investment in us and cause the value of the Ordinary Shares to significantly decline or be worthless – see “Substantially all of our operations are in Hong Kong and as a result, we are subject to significant regulatory, liquidity, and enforcement risks associated with operations in China, including the risk that changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. Due to the long arm provisions under the current Mainland China laws and regulations, the Chinese government may exercise significant oversight and exert more control over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to overseas investors or obtain foreign investment in us and cause the value of the Ordinary Shares to significantly decline or be worthless” on page 23;

-	Through long arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight over the conduct of our business, which could result in a material change in our operations and/or the value of our Ordinary Shares. Changes in the policies, regulations and rules and the enforcement of laws of the Chinese government may also occur and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Ordinary Shares, potentially rendering them worthless – see “Through long arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight over the conduct of our business, which could result in a material change in our operations and/or the value of our Ordinary Shares. Changes in the policies, regulations and rules and the enforcement of laws of the Chinese government may also occur and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Ordinary Shares, potentially rendering them worthless” on page 24;

-	In the event the PRC government restricts or prohibits cash transfers from Hong Kong, our ability to distribute earnings and pay dividends may be impeded, thus limiting our ability to grow our business or receive earnings to the detriment of our investors – see “In the event the PRC government restricts or prohibits cash transfers from Hong Kong, our ability to distribute earnings and pay dividends may be impeded, thus limiting our ability to grow our business or receive earnings to the detriment of our investors” on page 24;

-	The Chinese regulatory authorities could disallow our organizational structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless – see “The Chinese regulatory authorities could disallow our organizational structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless” on page 25;

-	We may become subject to a variety of PRC laws and other regulations regarding data protection or cybersecurity, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations – see “We may become subject to a variety of PRC laws and other regulations regarding data protection or cybersecurity, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations” on page 25;

-	The Opinions recently issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council and the New Overseas Listing Rules promulgated by the CSRC may subject us to additional compliance requirements in the future – see “The Opinions recently issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council and the New Overseas Listing Rules promulgated by the CSRC may subject us to additional compliance requirements in the future” on page 27;

-	The Hong Kong legal system is subject to uncertainties in the interpretation and enforcement of PRC laws and regulations – see “The Hong Kong legal system is subject to uncertainties in the interpretation and enforcement of PRC laws and regulations” on page 28;

-	We may be affected by adverse changes in the political, economic, regulatory, or social conditions in Hong Kong and Mainland China – see “We may be affected by adverse changes in the political, economic, regulatory, or social conditions in Hong Kong and Mainland China” on page 29; and

-	A recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our Offering – see “A recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our Offering” on page 29.

The following is a summary of what our management views as our most significant risk factors including but not limited to the following:

The risks summarized below are qualified by reference to “Risk Factors” beginning on page 15 of this prospectus, which you should carefully consider before making a decision to invest in our Ordinary Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Ordinary Shares would likely decline, and you may lose all or part of your investment. In reviewing this prospectus, you should bear in mind that past results are no guarantee of future performance. See “Special Note Regarding Forward-Looking Statements” on page iii for a discussion of forward-looking statements, and the significance of forward-looking statements in the context of this prospectus.

-	Proposed amendment to the Nasdaq’s initial listing criteria and continued listing requirements could result in our inability to list our securities on Nasdaq or maintain our listing – see “Proposed amendment to the Nasdaq’s initial listing criteria and continued listing requirements could result in our inability to list our securities on Nasdaq or maintain our listing” on page 31;

-	Upon Completion of this Offering, existing shareholders may sell significant quantities of Ordinary Shares. – see “Upon Completion of this Offering, existing shareholders may sell significant quantities of Ordinary Shares” on page 31;

-	The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and could result in significant losses and you may not be able to resell your shares at or above the Offering price – see “The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and could result in significant losses and you may not be able to resell your shares at or above the Offering price” on page 31;

-	We may not maintain the required listing standards of our Ordinary Shares on the Nasdaq, which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions – see “We may not maintain the required listing standards of our Ordinary Shares on the Nasdaq, which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions” on page 33;

-	Our offering structure will be impacted by Nasdaq Listing Qualifications – see “Our offering structure will be impacted by Nasdaq Listing Qualifications” on page 33;

-	Short selling may drive down the market price of our Ordinary Shares – see “Short selling may drive down the market price of our Ordinary Shares” on page 34;

-	Because we do not intend to pay dividends in the foreseeable future, you may rely on price appreciation of our Ordinary Shares for a return on your investment – see “Because we do not intend to pay dividends in the foreseeable future, you may rely on price appreciation of our Ordinary Shares for a return on your investment” on page 34;

-	Because our Offering price is substantially higher than our net tangible book value per Ordinary Share, you will experience immediate and substantial dilution – see “Because our Offering price is substantially higher than our net tangible book value per Ordinary Share, you will experience immediate and substantial dilution” on page 34;

-	You must rely on the judgment of our management as to the uses of our net proceeds from this Offering, and such uses may not produce income or increase our share price – see “You must rely on the judgment of our management as to the uses of our net proceeds from this Offering, and such uses may not produce income or increase our share price” on page 34;

-	If we become classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences – see “If we become classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences” on page 35;

-	Our Controlling Shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions – see “Our Controlling Shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions” on page 35;

-	We are a “controlled company” within the meaning of the rules of Nasdaq and, as a result, will rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies – see “We are a “controlled company” within the meaning of the rules of Nasdaq and, as a result, will rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies” on page 35;

-	As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing rules and corporate governance standards – see “As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing rules and corporate governance standards” on page 36;

-	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law – see “You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law” on page 36; and

-	If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected – see “If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected” on page 37.

Holding Foreign Companies Accountable Act

The HFCAA states that if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for two consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibitions requirements described above.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two years, thus reducing the time period before our Ordinary Shares may be prohibited from trading or being delisted.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB announced the PCAOB HFCAA determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. On December 15, 2022, the PCAOB issued a report that vacated the PCAOB determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms.

On December 29, 2022, legislation titled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading.

Our auditor, WWC, P.C., the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess WWC, P.C.’s compliance with applicable professional standards. WWC, P.C. is headquartered in California. As at the date of this prospectus, our auditor is not subject to the PCAOB determinations. See “Risks Relating to Doing Business in Hong Kong. A recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our Offering” on page 29. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. We cannot assure you whether the Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected.

On August 26, 2022, the PCAOB signed a SOP Agreement with the CSRC and the Ministry of Finance of the PRC, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S. law. It includes three provisions that, if abided by, would grant the PCAOB complete access for the first time: (1) the PCAOB has sole discretion to select the firms, audit engagements and potential violations it inspects and investigates – without consultation with, nor input from, Chinese authorities; (2) procedures are in place for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; and (3) the PCAOB has direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. If in the future, the PCAOB is unable to inspect any audit firm used by us, then we may still face the risk of being delisted.

Recent Regulatory Developments in the PRC

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China, including cracking down on certain illegal activities in the securities market, enhancing supervision over Chinese-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

For example, on June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. In light of recent events indicating greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, we may be subject to a variety of PRC laws, changes in regulatory actions in Hong Kong and other obligations regarding data protection and any other rules, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business and the Offering. It remains uncertain as to how any such regulatory measures will be interpreted or implemented. See more detailed discussion of this risk factor on page 15 of this prospectus.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on certain illegal activities in the securities markets to promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over Chinese-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China,” or “PRC Personal Information Protection Law,” which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the circumstances that processing of personal information of natural persons within the territory of China and that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022, replacing the former Measures for Cybersecurity Review (2020) issued on April 13, 2020. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must undergo a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On August 30, 2024, China State Council approved the “Regulations on Network Data Security Management,” which will take effect on January 1, 2025. This regulation further refines and improves existing relevant systems. It clearly defines important data as information that pertains to specific fields, groups, or regions, or has reached a certain level of precision and scale, and if tampered with, destroyed, leaked, or illegally obtained or used, could directly endanger national security, economic operations, social stability, public health, and safety. The regulation requires network data handlers to identify and report important data. Additionally, it stipulates that network data handlers must fulfill a clear notification obligation before processing personal information. It specifies the conditions under which network data handlers can provide personal information overseas, clarifying that if not informed by relevant regions or departments or publicly disclosed as important data, it does not need to be reported for data export security assessment. Violations of this regulation may result in orders to rectify, warnings, or even suspension of related business operations, business rectification, revocation of relevant business licenses, or business license revocation. In cases where the violation affects or may affect national security severely, a fine ranging from 1 million to 10 million yuan can be imposed.

Given the nature of our Operating Subsidiary’s business, we believe this risk is not significant. Our Operating Subsidiary does not have any customers in China and are not CIIOs nor a DPO as defined in the Revised Review Measures. We do not currently expect the Revised Review Measures to have an impact on our Operating Subsidiary’ business, operations or this Offering as we do not believe that our Operating Subsidiary is deemed to be operators of critical information infrastructure or data processors controlling personal information of no less than one million users, that are required to file for cybersecurity review before listing in the U.S. since (i) our Operating Subsidiary is incorporated and operating in Hong Kong and the Revised Review Measures apply to the procurement of network products and services by key information infrastructure operators, data processing activities carried out by network platform operators, and related situations that affect or may affect national security; (ii) our Operating Subsidiary collects only limited and necessary customer information which has not been deemed as sensitive data; (iii) the customers are informed in advance and their separate consent is obtained for data collection (iv) the information collected is stored within Hong Kong; and (v) as of the date of this prospectus, none of the Operating Subsidiary has been informed by any PRC governmental authority of any requirement that they file for a cybersecurity review. Therefore, we believe that our Operating Subsidiary is not covered by the permission and requirements from the CSRC or the CAC.

Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated. If the Revised Review Measures are adopted into law in the future and if any of the Operating Subsidiary is deemed an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, the listing of our Ordinary Shares on U.S. exchanges could be subject to CAC’s cybersecurity review. If we become subject to the CAC or any other governmental agency, we cannot assure you that we will be able to list our Ordinary Shares on U.S. exchanges, or continue to offer securities to investors, which would materially affect the interest of the investors and cause significantly depreciation of the price of our Ordinary Shares or render them worthless.

We do not currently expect the Measures for Cybersecurity Review (2021) and the PRC Personal Information Protection Law to have an impact on our business, operations or this Offering as we do not believe that our Operating Subsidiary would be deemed to be an “Operator” on the basis that (i) our Operating Subsidiary is incorporated in Hong Kong, not a PRC domestic company, and operates in Hong Kong without any subsidiary or VIE structure in mainland China, and each of the Measures for Cybersecurity Review (2021) and the PRC Personal Information Protection Law remains unclear whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored personal information of less than one million users, and that data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities; (iii) all of the data our Operating Subsidiary has collected is stored in servers located in Hong Kong; and (iv) as of the date of this prospectus, our Operating Subsidiary has not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review or a CSRC review. An “Operator” is required to file for cybersecurity review before listing in the United States.

On February 17, 2023, the CSRC issued the Trial Overseas Listing Measures, which came into effect on March 31, 2023. Under the Trial Overseas Listing Measures, a domestic enterprise conducting overseas issuance and listing (includes direct and indirect overseas issuance and listing) shall conduct and complete relevant filing procedures with the CSRC. Any overseas issuance and listing conducted by an issuer that concurrently meets the following conditions shall be determined as indirect overseas issuance and listing by a domestic enterprise: (i) 50% or more of its operating revenue, total profit, total assets or net assets as recorded in its audited consolidated financial statements for the most recent fiscal year is being accounted for by domestic companies; and (ii) the main parts of its business activities are conducted in mainland China, its principal places of business are located in mainland China, or the senior management in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

Based on the above mentioned, given that (i) the Group currently does not have, nor do it currently intend to establish, any subsidiary nor plan to enter into any contractual arrangements to establish a VIE structure with any entity in the PRC; (ii) it is not controlled by any PRC entity or individual; (iii) it does not have any operation in the PRC, nor does it have any partnership or cooperation with any PRC entity or individual; (iv) it currently does not have, nor does it plan to have, any investment, such as owning or leasing any asset, in the PRC; (v) none of the senior managers in charge of the business operations and management are citizens of the PRC or domiciled in mainland China; and (vi) no revenue of the Company is generated from the PRC, this Offering shall not be deemed as a domestic enterprise that indirectly offer or list securities on an overseas stock exchange, nor does it requires fi ling or approvals from the CSRC. We believe, and we have been advised by our PRC legal counsel, Guangdong Wesley Law Firm, that we do not need permission or approval from the CSRC. to offer our Ordinary Shares. As such, we have not applied for and we have not been denied any permissions or approvals.

Further, as of the date of this prospectus, in the opinion of our PRC legal counsel, Guangdong Wesley Law Firm, the Company is not considered a domestic enterprise or considered as “indirect overseas issuance and listing” under the Trial Measures and the Trial Measures do not apply to the Company, and its listing on Nasdaq does not require fulfilling the filing procedure to the CSRC. However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for this Offering. If we or our Operating Subsidiary inadvertently conclude that such approvals are not required, we may be required to make corrections, be given a warning, be fined between RMB 1 million and RMB 10 million, warn the responsible person and impose a fine of not less than RMB 500,000 but not more than RMB 5 million, fine the controlling shareholder not less than RMB 1 million but not more than RMB 10 million, prevent the Company from entering the securities market and our ability to offer or continue to offer our Ordinary Shares to investors could be significantly limited or completed hindered, which could cause the value of our Ordinary Shares to significantly decline or become worthless. Our Group may also face sanctions by the CSRC, the CAC or other PRC regulatory agencies.

However, since these statements and regulatory actions are new and under development, it is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our Operating Subsidiary, its ability to accept foreign investments and the listing of our Ordinary Shares on U.S. or other foreign exchanges. If any of our Operating Subsidiary is deemed to be an “Operator,” or if Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law or the Trial Overseas Listing Measures becomes applicable to our Operating Subsidiary, the business operation of our Operating Subsidiary and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our Operating Subsidiary becomes subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If our Operating Subsidiary fails to receive or maintain such permissions or if the required approvals are denied, our Operating Subsidiary may become subject to fines and other penalties which may have a material adverse effect on our business, operations and financial condition and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Additionally, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. We are also subject to the risks of uncertainty about any future actions the Chinese government or authorities in Hong Kong may take in this regard.

Should the Chinese government choose to exercise significant oversight and discretion over the conduct of our Hong Kong Operating Subsidiary’ business, it may intervene in or influence our operations. Such governmental actions (i) could result in a material change in our Operating Subsidiary’ operations; (ii) could hinder our ability to continue to offer securities to investors or list on an exchange; and (iii) may cause the value of our Ordinary Shares to significantly decline in value or become worthless.

Implications of Being a “Controlled Company”

Upon completion of this Offering, TechLiving BVI will be the beneficial owner of an aggregate of 14,120,000 Ordinary Shares which will represent 59.45% of the then total issued and outstanding Ordinary Shares. As a result, we will be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and therefore eligible for certain exemptions from the corporate governance requirements of the Nasdaq listing rules. For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors;

●	an exemption from the rule that director nominees be selected or recommended for selection by either a majority of the independent directors or a nomination committee comprised solely of independent directors; and

●	an exemption from the rule that a majority of our board of directors consist of independent directors.

As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements although we currently do not intend to rely on the exemptions.

In addition, our controlling shareholder will be able to exert significant control over our management and affairs, including approval of significant corporate transactions. Our status as a controlled company could cause our Ordinary Shares to look less attractive to certain investors or otherwise harm our trading price. As a result, the investors will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Currently, we do not intend to rely on any of the exemptions although we may elect to rely on one or more of the exemptions in the future.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting for two years.

We will take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which the fifth anniversary of the completion of this Offering occurs; (2) the last day of the fiscal year in which we have total annual gross revenue of at least US$1.235 billion; (3) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the prior December 31; and (4) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have included two years of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting, are not required to provide a compensation discussion and analysis, are not required to provide a pay-for-performance graph or chief executive officer pay ratio disclosure, and may present only two years of audited financial statements and related MD&A disclosure.

Implications of Being a Foreign Private Issuer

Upon completion of this Offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	as of the date of this prospectus, our officers, directors and principal shareholders are not required to comply with Section 16 of the Exchange Act requiring them to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction, until March 18, 2026, when an amendment to Section 16 requiring officers and directors of “foreign private issuers” to file public reports of their share ownership becomes effective. On December 18, 2025, President Trump signed into law the Holding Foreign Insiders Accountable Act (“HFIAA”), which eliminates the exemption to comply with Section 16 of the Exchange Act. The new law will take effect on March 18, 2026. Once in effect, directors and officers of foreign private issuers will be required to publicly report their ownership in, and transactions involving, the applicable foreign private issuer’s securities to the SEC on Forms 3, 4, and 5.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted and plan to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance listing requirements. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq.

Transfer of Cash to and from Our Subsidiaries

Our business is primarily conducted through our wholly-owned subsidiary in Hong Kong. We, as the Cayman Islands holding company, will plan to rely on dividends paid by Student Living HK as well as the intermediary wholly owned subsidiary incorporated in the British Virgin Islands, Scholars EduVation BVI, for our Company’s working capital and cash needs, including the funds necessary to pay any dividends.

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. If we decide to pay dividends on any of our Ordinary Shares, as a holding company, we will depend on the receipt of funds from our subsidiaries through dividend payments. We are permitted under the laws of the Cayman Islands to provide funding to our Operating Subsidiary through loans and/or capital contributions without restriction on the amount of the funds loaned or contributed.

Cayman Islands. Subject to the Cayman Act and our Amended and Restated Memorandum and Articles of Association, our board of directors may declare dividends and distributions on our Ordinary Shares and authorize payment of the dividends or distributions out of the funds of the Company. No dividend or distribution shall be paid except out of our realized or unrealized profits, or out of our share premium account, provided that in no circumstances may a dividend be paid out of share premium account unless immediately following the payment we are able to pay our debts as they fall due in the ordinary course of business.

British Virgin Islands. Under BVI law, the board of directors of our BVI subsidiary company, being a BVI business company, may authorize payment of a dividend to its shareholders as such time and of such an amount as they determine if they are satisfied on reasonable grounds that immediately following the dividend the value of our BVI subsidiary company’s assets will exceed our liabilities and our BVI subsidiary company will be able to pay its debts as they become due.

Hong Kong. Under Hong Kong law, dividends may only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. As at the date of this prospectus, there are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollars into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between the Company and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions or limitations on distributing earnings from our business and subsidiaries to the Company and U.S. investors. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

Investors in our Ordinary Shares should note that, to the extent cash in the business is in Hong Kong or a Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC and Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of these subsidiaries by the PRC government or Hong Kong Government to transfer cash. See the risk factor on page 15 under “Risks Related to Doing Business in Hong Kong – In the event the PRC government restricts or prohibits cash transfers from Hong Kong, our ability to distribute earnings and pay dividends may be impeded, thus limiting our ability to grow our business or receive earnings to the detriment of our investors.”

Corporate Structure

We were incorporated in the Cayman Islands on June 4, 2025. Our registered office in the Cayman Islands is at 71 Fort Street, PO Box 500, George Town, Grand Cayman, KY11106, Cayman Islands. Our principal executive office is at G/F, 170 - 172 Kiu Kiang Street, Cheung Sha Wan, Kowloon, Hong Kong. Our telephone number is (852) 3907 0330. Our website address is https://www.sdlivingculture.com/. The information contained on our website does not form part of this prospectus. Our agent for services of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

The following diagram illustrates our corporate structure as of the date of this prospectus and upon the completion of this Offering, assuming the sales of all of the Ordinary Shares we are offering at an assumed public offering price of $4.00 per share. For more details on our corporate history, please refer to “Corporate History and Structure.”

Note:

(1)	TechLiving Hub Solutions Corporation is a company incorporated in the BVI on May 29, 2025 and wholly-owned by Mr. Chun Kwok Ng, our Chief Executive Officer and Chairman of Board of Directors.

(2)	Each of Mr. King Tong Chan, Mr. Shek Sun Lam, Mr. Shing Hin Ho, Mr. Siu Tai Chan, Mr. Wan Ting Wong, and Ms. Yuet King Yim constitute our pre-IPO investors, who are also the Selling Shareholders each with a holding of 4.9% of our issued and outstanding Ordinary Shares as of the date of this prospectus (the “Six Pre-IPO Investors”).

A description of our Operating Subsidiary is set out below.

Student Living HK was incorporated in Hong Kong on April 25, 2016. The Company began engaging in its current business activities in 2020.

Reorganization

In connection with the preparation for our planned initial public offering, we undertook a corporate reorganization to streamline our group structure. On September 1, 2025, we disposed of Shenzhen Student Living, a subsidiary of Student Living HK incorporated in Shenzhen, PRC through a share purchase agreement with unrelated third parties, and on September 9, 2025, we transferred LORA, an entity legally owned by Student Living HK incorporated in Hong Kong held on trust by Student Living HK for Mr. Leong Yin Ng before the transfer, to Mr. Leong Yin Ng. Following the completion of these transactions, neither Shenzhen Student Living nor LORA forms part of our Group. We believe the above disposal of Shenzhen Student Living enables us to focus our operations and resources on our core business segments and simplify our corporate structure for purposes of the Offering.

Following an internal group reorganization completed on September 15, 2025, Student Living HK became our indirect wholly-owned subsidiary, which has been operating a dormitory rental business since 2020 (the “Reorganization”). Any investment in our Company pursuant to this Offering is not an investment in our Operating Subsidiary, but instead an investment in the Cayman Islands holding company.

Share Subdivision

Following the completion of the Reorganization, on December 18, 2025, the shareholders of the Company resolved to subdivide each issued and unissued ordinary share into 20,000 Ordinary Shares of par value of US$0.00005 each. As a result of the subdivision and recapitalization, the Company is authorized to issue 1,000,000,000 ordinary shares of par value $0.00005 each and a total of 20,000,000 ordinary shares of par value US$0.00005 each are issued and outstanding as of the date of this prospectus (the “Share Subdivision”). The Share Subdivision is considered as a part of the Company’s Reorganization prior to completion of its initial public offering and is retroactively applied as if the transaction occurred at the beginning of the period presented.

THE OFFERING

Offering Price	The Offering price will be between $4.00 and $6.00 per Ordinary Share.

Ordinary Shares offered by us	3,750,000 Ordinary Shares.

Ordinary Shares issued and outstanding prior to this Offering	20,000,000 Ordinary Shares.

Ordinary Shares issued and outstanding immediately after this Offering	23,750,000 Ordinary Shares.

Over-allotment option to purchase additional Ordinary Shares	We have granted the underwriter an option to purchase from us, up to fifteen percent (15%) of the Ordinary Shares being offered in this Offering, within forty-five (45) days from the closing of this Offering.

Gross Proceeds	US$15,000,000

Use of proceeds	We estimate that we will receive net proceeds from this Offering of up to US$12,830,737, based on an assumed price to the public in this Offering of US$4.00 (being the estimated low-point of the offer price range stated on the cover of this prospectus), after deducting underwriting fees and commissions and estimated Offering expenses. We currently intend to use the net proceeds from this Offering for (i) the Group’s Hong Kong business development; (ii) building the Group’s presence in the Southeast Asian market; (iii) developing our student residence and dormitory management system; and (v) for working capital and general corporate purposes.

Dividend policy	Our board of directors will take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividends paid, if any; (g) capital requirements and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our board of directors may consider relevant. It is our current policy to retain all earnings for use by the Company in its business. See “Dividend Policy” for more information.

Lock-Up	Our directors and officers and any other holders of our outstanding Ordinary Shares and securities exercisable for or convertible into Ordinary Shares as of the effective date of this registration statement will enter into customary “lock-up” agreements in favor of the Representative for a period of one hundred eighty days (180) days from the closing of this Offering. We have agreed with the underwriters that, for a period of one hundred eighty days (180) days after the closing of this Offering, we and any successors of us will not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares or any securities convertible into or exercisable or exchangeable for shares; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares or any securities convertible into or exercisable or exchangeable for shares, other than a registration statement on Form S-8 registering shares of the Company issued or to be issued pursuant to equity incentive plans duly approved by the board of the Company; (c) complete any offering of debt securities, other than entering into a line of credit with a traditional bank; or (d) enter into any swap or arrangement transferring economic consequences of ownership our securities. See “Underwriting” for more information. See “Shares Eligible for Future Sale” and “Underwriting—Lock-Up Agreements” and “Lock-Up Agreements.”

Risk factors	Investing in our Ordinary Shares involves risks. See “Risk Factors” beginning on page 15 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

Listing	We plan to apply for the listing of the Ordinary Shares on the Nasdaq Capital Market. At this time, we have not submitted such an application and thus, Nasdaq has not yet approved any application related to us to list our Ordinary Shares. The closing of this Offering is expected to be conditioned upon Nasdaq’s final approval of our eventual listing application, and there is no guarantee or assurance that our Ordinary Shares will eventually be approved for listing on Nasdaq.

Proposed Trading symbol	SDLV

Transfer agent	Transhare Corporation

Payment and settlement	The underwriter expects to deliver the Ordinary Shares against payment therefor through the facilities of the Depository Trust Company on [●], 2026.

Summary Financial Data

The following summary combined statements of operations and cash flow data for the six months ended September 30, 2024 and 2025, for the years ended March 31, 2024 and 2025 have been derived from our combined financial statements included elsewhere in this prospectus. You should read the following summary financial data together with our financial statements and the related notes appearing at the end of this prospectus, “Selected Combined Financial and Other Data,” “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our combined financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP, our combined financial statements have been prepared as if the current corporate structure had been in existence throughout the periods presented.

Results of Operations Data:

	Year ended March 31, 2024	Year ended March 31, 2025	Six months ended September 30, 2024	Six months ended September 30, 2025
	US$’000	US$’000	US$’000	US$’000

Revenues	786	2,473	793	1,397
Net (loss) income	(106)	751	88	208
Net income per share attributable to ordinary shareholders	(0.01)	0.04	0.00	0.01
Weighted average number of Ordinary Shares outstanding*	20,000	20,000	20,000	20,000

*	Shares and per share data are presented on a retroactive basis to reflect the Reorganization and Share Subdivision.

Balance Sheet Data:

	March 31, 2024	March 31, 2025	September 30, 2025
	US$’000	US$’000	US$’000
Cash and cash equivalents	36	542	1,577
Working (deficit) capital	(95)	422	88
Total assets	5,086	6,110	6,843
Total liabilities	4,972	5,242	5,768
Total shareholders’ equity	114	868	1,075

RISK FACTORS

Investing in our Ordinary Shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our Ordinary Shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

Risks Relating to Our Business and Industry

If we fail to attract new customers on a continuous basis, our business, financial condition, and results of operations may be adversely affected.

Our business depends on our ability to continually attract new customers to our student accommodation services and referral of education advisory services. Unlike many businesses that rely on repeat or recurring customers, most of our clients are students who typically engage our services only once during their academic programs. As a result, we cannot rely on repeat business from a stable customer base, and our growth and revenues depend on our ability to consistently secure new cohorts of students each academic year.

If we are unable to effectively market our services, maintain strong brand recognition, or adapt to changing student preferences, we may fail to attract sufficient new students. Moreover, fluctuations in enrollment levels at universities in Hong Kong, changes in government policies affecting non-local student quotas, or increased competition from other student housing or educational referral services providers could further reduce our ability to secure new customers.

Any such failure to attract a continuous stream of new students would materially and adversely affect our business, financial condition, and results of operations.

Our relatively short operating history in the student property leasing and management industry may make it difficult to evaluate our prospects and future financial results, and our past growth rate, revenue and net profit margin may not be indicative of our future performance.

Student Living HK was incorporated in 2016 but did not commence substantive business operations until 2020. As a result, we have a relatively short operating history in the student property leasing and management industry, which may make it difficult for investors to evaluate our prospects and future results of operations.

For the six months ended September 30, 2024 and 2025, our revenues amounted to approximately HK$6.2 million (US$793,314) and HK$10.9 million (US$1,397,091), respectively, representing a period-on-period growth rate of approximately 76%. For the fiscal years ended March 31, 2024 and 2025, our revenue amounted to approximately HK$6.2 million (US$786,317) and HK$19.3 million (US$2,472,657), respectively, representing a year-on-year growth rate of approximately 214%. We have established relationships with a range of customers, primarily non-local students enrolled in universities in Hong Kong. However, there is no assurance that we will continue to grow at the same rate in future periods. There is also no assurance that we will be able to successfully implement our business strategies, capture a larger share of the market, or expand our customer base. If we are unable to successfully execute our business strategies, our results of operations and prospects may be materially and adversely affected.

There is an inherent risk in using historical financial information to evaluate our future performance, as it only reflects past performance under specific conditions, including the unprecedented COVID-19 Pandemic. We may be unable to sustain our historical growth rate, revenue, and net profit margin for various reasons, such as deterioration of market conditions in Hong Kong, changes in non-local student enrollment policies, intensification of competition among student housing operators, inflationary pressures, or other unforeseen factors that may affect student demand for our dormitory accommodations or referral services. Accordingly, investors should not place undue reliance on our historical growth rates, revenue, or margins as indicators of our future operating or financial performance.

We depend on our management team, particularly Mr. Chun Kwok Ng, and our ability to retain them and attract additional qualified personnel is critical to our success and our growth prospects.

Our business operations depend on the continuing services of our management team, particularly Mr. Chun Kwok Ng, our Chief Executive Officer and Chairman of Board of Directors and our ultimate controlling shareholder, who has accumulated industry experience, marketing skills and operation skills in his previous employment at Degree (Hong Kong) Education Consulting Limited. He also possesses financial reporting, budgeting, business performance review experience through his previous employment with Deloitte Touche Tohmatsu Limited.

While we have provided different incentives to our management team, we cannot assure you that we can continue to retain their services. If one or more members of our management team were unable or unwilling to continue in their present positions, we may be unable to replace them easily or at all, our future growth may be constrained, our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected (and all these can be particularly problematic because we have not maintained any key man insurance policy for Mr. Chun Kwok Ng and/or any other member of our management team), and we may incur additional expenses to recruit, train and retain qualified personnel. In addition, although there is a confidentiality clause in each of the employment agreements with directors and officers, there is no assurance that they will not join one of our competitors or form a competing business. If any dispute arises between us and our current or former executive directors, we may have to incur substantial costs and expenses in order to enforce such agreements or we may be unable to enforce them at all.

The management of our existing operations, the expansion of our customer base and our future growth will depend on our ability to continue to identify, hire, train and retain experienced and qualified employees or consultants. We may be unable to continue to hire or retain key management personnel and other experienced and qualified employees or consultants and this could adversely impact our operations and growth.

We rely on a single referral partner for our referral of education advisory services, and any disruption in this relationship could materially and adversely affect our business.

As of the date of this prospectus, our referral of education advisory services depends entirely on one partner, Meta Academia Ltd (“Meta Academia”), a related party of the Company, to provide educational consultation services to students we refer. See “Related Party Transactions” for more information. We generate revenue of referral of education advisory services solely from Meta Academia based on the number of successful student placements. Because our revenue of referral of education advisory services is concentrated with a single supplier, our business and results of operations are highly dependent on the continuation of this relationship.

If we were to lose our partnership with Meta Academia, whether due to a breakdown in commercial terms, disputes, changes in Meta Academia’s operations, regulatory constraints, or other unforeseen reasons, we would have no immediate alternative referral partner. In such a case, we may not be able to secure replacement partners in a timely manner or on terms favorable to us, if at all. The loss of our relationship with Meta Academia would therefore have a material adverse effect on our referral services business, revenue, and financial condition.

In addition, our reliance on a single partner increases our exposure to risks associated with Meta Academia’s business, including its financial health, operational capacity, and reputation. Any negative developments affecting Meta Academia could directly impact our revenue of referral of education advisory services, even if our own operations remain unaffected.

Our revenues from Meta Academia Ltd., a related party of the Company, presents additional risks beyond customer concentration and could materially and adversely affect our business, financial condition, and results of operations.

Meta Academia is a related party of the Company, and a portion of our revenues is generated through transactions with Meta Academia. Transactions with related parties may not be negotiated on an arm’s-length basis and may not reflect the same terms, pricing, or conditions that would be available from unaffiliated third parties. As a result, the sustainability and profitability of revenues generated from Meta Academia may differ from those generated from independent customers or partners.

Because Meta Academia is a related party, our relationship with Meta Academia may be subject to heightened scrutiny by investors, regulators, and other market participants. Any perception that our related party transactions are not conducted on commercially reasonable terms could adversely affect investor confidence and the market price of our securities. In addition, changes in the ownership, management, strategic direction, or financial condition of Meta Academia could adversely affect our relationship and our ability to continue generating revenues from this source.

Furthermore, our reliance on a related party for a portion of our revenues may limit our ability to independently negotiate or enforce contractual rights, particularly if conflicts of interest arise. If Meta Academia were to modify, terminate, or fail to renew its arrangements with us, or if the relationship were otherwise disrupted, we may not be able to replace such revenues with comparable arrangements with independent third parties on similar terms, or at all. Any such developments could materially and adversely affect our business, financial condition, and results of operations.

We had customer concentration, with a significant portion of our revenues and accounts receivable attributable to a related party Meta Academia.

Our revenues are highly concentrated, with a significant portion derived from a single customer and related party, Meta Academia. For the six months ended September 30, 2025 and 2024, revenues from Meta Academia totaled approximately US$404,511 and US$184,419, respectively, representing 29.0% and 23.2%, of our total revenues. In addition, as of September 30, 2025 and March 31, 2025, accounts receivable from Meta Academia totaled approximately US$15,274 and US$168,035, respectively, representing 33.3% and 74.7%, of our total accounts receivable. For the year ended March 31, 2025, revenues from Meta Academia totaled approximately US$795,586, representing 32.2% of our total revenues, compared to nil for the year ended March 31, 2024. In addition, for the year ended March 31, 2025, accounts receivable from Meta Academia totaled approximately US$168,035, representing 74.7% of our total accounts receivable, compared to nil for the year ended March 31, 2024.

This concentration exposes us to a heightened degree of credit risk and business risk associated with Meta Academia. If Meta Academia were to delay payments, reduce or discontinue its business with us due to commercial disputes, financial distress, changes in its operations, regulatory constraints, or other unforeseen events, our liquidity, cash flows, and results of operations could be materially and adversely affected. Because no other customer currently contributes a meaningful portion of our referral services revenue, the loss of Meta Academia would require us to rapidly identify and establish new relationships. We may not be able to do so in a timely manner, on commercially favorable terms, or at all, given the relationship-driven nature of the education advisory referral business.

In addition, our dependence on Meta Academia increases our exposure to risks tied to its financial health, operational capacity, and reputation. If Meta Academia experiences delayed or reduced payments, declining demand, or reputational harm, our revenues and financial condition could be materially and adversely affected, regardless of the stability of our own operations.

Our cash flow may fluctuate due to mismatches between our lease obligations and the timing of payments from students or referral partners.

We operate our student dormitories primarily through leases with third-party lessors. For leased properties, we are obligated to pay rent under our lease agreements regardless of the level of occupancy. While we generally require students to pay rent for the entire academic year in advance before moving in, there can be no assurance that all students will make such payments on time or in full, or that students who withdraw or move out early will not seek refunds. In addition, our cash inflows from students are concentrated around the start of the academic year, whereas our rental obligations to lessors and other operating expenses are spread throughout the year.

Furthermore, a portion of our revenue is generated from referral fees from third-party educational consultation services providers, such as Meta Academia. If these partners delay payments to us, our cash inflows may be further affected.

As a result, there may be periods when our cash inflows from students or referral partners are insufficient to cover our rental obligations to lessors and other operating expenses. Any material mismatch in timing between our required payments and our cash receipts could adversely affect our liquidity, financial condition, and results of operations.

Any failure to maintain an effective quality control and management system for our dormitory operations may have a material adverse effect on our reputation, results of operations and financial condition.

Providing safe, clean, and well-managed dormitory facilities is critical to our business and reputation. We rely on our management personnel and third-party service providers to perform regular cleaning, repairs, maintenance, and safety checks in order to support that our dormitories remain in good condition and provide a satisfactory living environment for students. We also provide support services, including 24/7 customer assistance, to help students resolve issues that may arise during their stay.

If we fail to maintain consistent quality standards in our dormitory operations, such as through inadequate cleaning, delayed repairs, insufficient safety measures, or failure to provide reliable support services, students may become dissatisfied with our accommodations. This could result in complaints, reputational damage, lower occupancy rates, and ultimately reduced revenue. In addition, any significant failure in dormitory safety or living conditions could result in legal liabilities, regulatory penalties, or loss of trust from students and their families.

We believe our reputation is closely tied to the quality of our services, and any deterioration in our quality control and management systems could materially and adversely affect our business, results of operations, and financial condition.

Our business and results of operations may be adversely affected if we are unable to capture, predict or respond timely to students’ needs and preferences or keep up with changes in the student housing and referral services market.

We believe that our success depends significantly on our ability to understand the needs and preferences of our target customers, who are primarily non-local students studying in Hong Kong, and to adapt our services to meet their expectations. Student housing and related services are influenced by factors such as location, rental affordability, quality of living environment, available facilities, safety, and support services. In addition, our Referral of education advisory services is affected by student demand for academic guidance and the policies and admission quotas of local universities.

As students’ preferences evolve and as government policies regarding non-local student admissions change, we may not be able to accurately capture, predict, or respond in a timely manner to these shifts. For example, changes in demand for private dormitories, increased competition from alternative accommodation providers, or reduced reliance on third-party educational referral services could reduce the appeal of our offerings.

If we fail to (i) capture, predict, or respond in a timely manner to students’ needs and preferences, or (ii) adapt our business strategies to changing market conditions, our occupancy levels, referral revenue, and overall business performance may be materially and adversely affected.

Our business and results of operations may be adversely affected by changes in social, economic, political, legal or policy developments in Hong Kong, Mainland China, or other regions from which our customers are drawn.

Our business depends heavily on demand from non-local students, the majority of whom are from Mainland China, who choose to study in Hong Kong and require student accommodation and educational referral services. The enrollment decisions of these students are influenced by a wide range of factors, including government policies regarding student quotas, visa regulations, housing supply, and broader macroeconomic conditions in their home countries and in Hong Kong.

Accordingly, our business, results of operations, and financial condition are significantly exposed to social, economic, political, and legal developments in both Hong Kong and Mainland China, as well as other regions from which our customers come. Such risks include, but are not limited to, changes in government policies relating to higher education or non-local student admissions, stricter visa requirements, fluctuations in exchange rates, inflation, economic downturns, rising unemployment, social instability, regional conflicts, pandemics, and changes in tax or regulatory regimes.

For example, a decrease in the number of non-local students admitted to Hong Kong universities due to changes in government quota policies, or an economic slowdown in Mainland China that reduces families’ ability to afford overseas education, could reduce the demand for both our dormitory services and our referral services. Similarly, significant political or social unrest in Hong Kong could discourage students from studying or living here, negatively impacting occupancy levels.

If demand from non-local students were to decline materially or if pricing pressures increase due to competitive or regulatory developments, there is no assurance that we could offset such losses by quickly attracting students from other markets or expanding into new services. Any such developments could materially and adversely affect our business, results of operations, financial condition, and future prospects.

Natural disasters, public health crises, and other catastrophic events beyond our control could adversely affect our business operations and financial performance.

Our business could be materially and adversely affected by natural disasters, public health crises, social unrest, or other catastrophic events. Potential events include fires, floods, typhoons, earthquakes, and other natural disasters in Hong Kong; public health emergencies such as epidemics or pandemics; and disruptive events such as cyberattacks, power outages, or transportation and communication failures.

In particular, our student accommodation operations rely on the continued safe use of our dormitory properties. Any significant damage to our properties or disruptions to our ability to operate them—whether due to natural disasters, infrastructure failures, or other uncontrollable events—could reduce occupancy levels, increase repair and maintenance costs, and disrupt revenue generation. In addition, our referral services could be negatively affected if travel restrictions, school closures, or policy changes reduce the number of non-local students choosing to study in Hong Kong.

The occurrence of such events could also result in reduced student demand, reputational harm, workforce shortages, or significant increases in operating costs (including insurance premiums). Any such developments may have a material adverse effect on our business, financial condition, and results of operations.

Our success depends on our ability to maintain our reputation, and our business and financial results may be harmed if events occur that damage our reputation.

Our business, results of operations, and prospects depend significantly on our reputation for providing safe, reliable, and high-quality student accommodation and related referral services. Any event that negatively impacts our reputation could harm our ability to attract new students and retain our brand value. Such events include, but are not limited to, complaints from dissatisfied students, disputes regarding refunds or deposits, negative publicity arising from the condition of our dormitory facilities, safety or security incidents, or perceived shortcomings in the services provided by our referral partners.

In particular, because many of our customers are students and their families, who often rely on word-of-mouth recommendations and online reviews, even isolated negative incidents could spread quickly and materially affect our reputation. If we fail to successfully maintain, promote, and protect our brand and reputation, we may lose existing or potential customers and face greater difficulty in expanding our business.

As a result, any damage to our reputation could materially and adversely affect our business, financial condition, and results of operations.

If students bypass our services and engage directly with landlords or educational services providers, our business and results of operations may be adversely affected.

Our business model partially relies on acting as an intermediary: we lease properties from third-party lessors and sublease them to students, and we refer students to third-party educational services providers in exchange for referral fees. If students are able to secure accommodations directly from landlords or property agents without using our dormitory services, or if they engage directly with educational consulting providers rather than through our referral services, our role as an intermediary would be diminished.

In particular, advances in technology and the increasing use of online platforms may make it easier for students to identify and contract directly with landlords or services providers. If this occurs, demand for our student living services and referral services could decline, and we may face significant pricing pressure in order to remain competitive.

Any material shift in student behavior toward bypassing intermediaries like us could reduce our revenues and have a material adverse effect on our business, financial condition, and results of operations.

We operate in a competitive market.

The student housing and referral services market in Hong Kong is highly fragmented and competitive. We compete with other student dormitory operators, private landlords, property agents, online housing platforms, and other referral or educational services providers. Competition is based on factors such as (i) reputation and brand recognition; (ii) quality of accommodation and facilities; (iii) pricing and rental terms; (iv) location of dormitories; (v) management quality and services offerings; and (vi) the ability to provide integrated or value-added services to students.

Some of our competitors may have longer operating histories, more financial strength, more favorable leasing terms, larger property portfolios, stronger relationships with universities or referral partners, or greater market recognition than we do. In addition, online platforms make it easier for students to connect directly with landlords or education service providers, bypassing our services altogether.

As competition intensifies, we may face pricing pressure and be required to reduce rental rates or increase promotional spending in order to attract or retain students, which could adversely affect our profit margins. If we fail to adapt to changing market conditions, student preferences, or otherwise fail to differentiate ourselves from competitors, students may choose alternative accommodation or service providers.

As a result, our business, results of operations, financial condition, and business prospects could be materially and adversely affected.

If we fail to comply with housing, safety, health, or environmental standards, or if such standards become more stringent, our costs may increase and our operations could be adversely affected.

Our student accommodation business is subject to various housing, safety, health, and environmental standards under Hong Kong law, including requirements relating to fire safety, sanitation, building use, and environmental protection. We also implement internal management policies to maintain cleanliness, security, and the overall quality of our dormitory facilities.

If we fail to comply with applicable standards or if these standards become more stringent, we may be required to adopt additional internal control measures, upgrade our facilities, or engage additional third-party service providers, all of which could increase our operating costs. Even if we adopt such measures, there is no assurance that compliance lapses will not occur. For example, failures in fire safety systems, sanitation, or building maintenance could expose us to legal liabilities, regulatory penalties, or reputational harm.

In addition, any tightening of government policies on student housing, such as stricter licensing, higher safety requirements, or more frequent inspections, could increase compliance costs and adversely affect our operations. Failure to comply with these standards could materially and adversely affect our reputation, business, financial condition, and results of operations.

The nature of our business exposes us to liability claims related to student housing operations.

Operating student dormitories exposes us to risks of accidents, injuries, or property damage occurring on our premises. Potential incidents include fire hazards, water leakage, electrical malfunctions, structural defects, or accidents in common areas such as kitchens, gyms, or study rooms. In addition, we provide certain facilities and services, including electronic locks, shared laundry facilities, and 24/7 support through digital channels. Malfunctions or failures in these systems could also result in safety concerns, reputational harm, or liability claims.

If any of our facilities fail to meet applicable safety standards, or if accidents occur within our dormitories, we could be subject to claims from students or their families. Even if such claims are ultimately unsuccessful, they could cause us to incur substantial legal costs, divert management attention, and harm our reputation. In more serious cases, we could be required to pay damages, face regulatory penalties, or temporarily suspend operations in affected properties.

As our reputation is closely tied to the safety and quality of our student housing services, any liability claims could materially and adversely affect our business, financial condition, results of operations, and prospects.

We may, from time to time, be involved in disputes and legal and other proceedings arising out of our operations and, as a result, may face significant liabilities.

We may be involved in disputes arising out of the leasing or sale of our properties with tenants in our properties or those in surrounding areas, business partners, leasing agents, purchasers or other parties. These disputes may lead to protests or legal or other proceedings and may damage our reputation and divert our resources and management’s attention. We may incur significant costs in defending ourselves in such proceedings, and if we are not successful in defending ourselves in such proceedings, we may be liable for damages and losses, the amount of which may be significant. The occurrence of any of the above events may materially and adversely affect our business, results of operations and financial condition.

Our current insurance coverage may not sufficiently protect us against all risks, and our insurance premiums may increase.

We maintain insurance coverage for certain aspects of our operations, including property and employee-related risks, but only with respect to our Kiu Kiang Street Dormitory. We do not currently maintain insurance for our other dormitories and, at present, we have no plans to obtain such insurance. As a result, any accidents, injuries, property damage, or other liabilities that occur at these uninsured dormitories would not be covered by insurance, and we would be required to bear such losses directly.

Even with respect to our insured dormitory, our current insurance policies may not cover all potential losses, damages, or liabilities arising from our operations. For example, accidents or injuries occurring in our student dormitories, property damage caused by natural disasters, or claims relating to third-party service providers may not be fully covered under our policies. In addition, the amount of coverage under our existing insurance may not be adequate to compensate us for all losses. If we are held liable for uninsured losses, or if claims exceed the limits of our insurance coverage, we will have to bear the excess costs, which could materially and adversely affect our business, results of operations, and financial condition.

Further, insurance premiums depend on various factors, including our claim history and overall market conditions. There is no assurance that our premiums will not increase significantly in the future or that our coverage will not be reduced or become unavailable on commercially reasonable terms. Any such development could increase our operating costs and reduce our profitability.

We may implement business strategies and future plans that may not be successful.

We intend to pursue various business strategies and future plans to grow our student housing and referral services, including expanding our dormitory portfolio through new leases or property acquisitions, strengthening our referral network with additional educational service providers, and enhancing our facilities and services through technology integration. The successful implementation of these strategies and plans depends on a number of factors, including general market conditions, availability of funding, competition, our ability to secure suitable properties at favorable terms, changes in student enrollment policies, and our ability to attract and retain qualified management and service staff.

There is no assurance that our strategies and plans can be implemented effectively or within the intended timeframe. If we fail to implement these strategies or if their implementation is delayed, we may incur significant investment expenses without generating the expected results. In addition, such efforts may distract our management from our core operations or lead to reputational damage if our projects do not meet student expectations.

Furthermore, if we are unable to secure adequate funding in a timely manner, we may not be able to expand our property portfolio, upgrade our facilities, or pursue strategic partnerships, which could limit our growth opportunities. Any failure to implement our business strategies successfully could adversely affect our future growth, results of operations, and profitability.

We may need to raise additional capital required to grow our business, and we may be unable to raise capital on terms acceptable to us or at all.

Growing and operating our student housing and referral services business will require significant cash outlays, capital expenditures, and commitments. Although our current cash and cash equivalents, anticipated cash flows from operating activities, and the proceeds from this Offering will be sufficient to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business for at least 60 months following this Offering, there is a risk that we may need additional cash resources in the future to fund our growth plans or if we experience adverse changes in business conditions. We may also need additional capital if we pursue opportunities for new property leases or acquisitions, facility upgrades, technology enhancements, or strategic partnerships.

If our capital requirements exceed the amount of cash and cash equivalents we have on hand at the time, we will need to seek additional capital, potentially through equity or debt financing, to fund our growth. Our ability to access the credit and capital markets in the future as a source of liquidity, and the costs associated with such financing, will depend on market conditions. There can be no assurance that we will be able to obtain additional financing in amounts or on terms acceptable to us, or at all.

In addition, we have agreed that, for a period of 12 months after completion of this Offering, we will not, without the prior written consent of the underwriter, issue or sell additional shares or securities convertible into or exchangeable for shares. This restriction may delay or prevent us from raising additional capital during this period. Furthermore, any equity securities we issue in the future, including preferred stock, may be on terms that are dilutive or potentially dilutive to existing shareholders Holders of such equity securities may also have rights, preferences, or privileges that are senior to those of our Ordinary Shares.

If new sources of capital are required but insufficient or unavailable, we may be forced to delay or modify our growth and operating plans, which could harm our ability to expand our business and adversely affect our financial condition and results of operations.

Our executive officers have no prior experience in operating a U.S. public company, and their inability to operate the public company aspects of our business could harm us.

Our executive officers have no experience in operating a U.S. public company, which makes our ability to comply with applicable laws, rules and regulations uncertain. Our failure to comply with all laws, rules and regulations applicable to U.S. public companies could subject us or our management to regulatory scrutiny or sanction, which could harm our reputation and share price. we are considering appointing independent directors with U.S. public company experience if suitable candidates become available in the future.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

Prior to this Offering, we were a private company with limited accounting personnel resources. Furthermore, prior to this Offering, our management has not performed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud.

Our internal controls relating to financial reporting have not kept pace with the expansion of our business. Our financial reporting function and system of internal controls may be less developed in certain respects than those of similar companies that operate in Hong Kong and may not provide our management with as much or as accurate or timely information. The PCAOB has defined a material weakness as “a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis”.

Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of the Ordinary Shares.

Upon the completion of this Offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under securities laws and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions.

We will be subject to changing laws, rules and regulations in the U.S. regarding regulatory matters, corporate governance and public disclosure that will increase both our costs and the risks associated with non-compliance.

Following this Offering, we will be subject to rules and regulations by various governing bodies and self-regulatory organizations, including, for example, the SEC and the Nasdaq, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, as these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

The economic, political and social conditions of the PRC, as well as changes in government policies, may adversely affect our business and results of operations.

A substantial portion of our customers come from Mainland China. As a result, our business and results of operations are closely linked to the economic, political, and social conditions in the PRC and to the policies of the PRC government.

Any slowdown in the PRC economy could reduce the ability or willingness of families to finance overseas education for their children, which in turn could reduce demand for our dormitory and referral services. Changes in government policies, such as adjustments to foreign exchange regulations, restrictions on overseas remittances, changes in admission quotas for Mainland Chinese students at Hong Kong universities, or stricter approval requirements for cross-border education services, could also directly affect our business. In addition, broader political or social developments, such as shifts in PRC–Hong Kong relations, evolving regulations on non-local students, or heightened restrictions on international travel, could reduce the number of students coming to Hong Kong for education.

Many of these risks are beyond our control, and any deterioration in PRC economic conditions or tightening of government policies relating to overseas education and student mobility could materially and adversely affect our business, financial condition, and results of operations.

Risks Relating to Doing Business in Hong Kong

Substantially all of our operations are in Hong Kong and as a result, we are subject to significant regulatory, liquidity, and enforcement risks associated with operations in China, including the risk that changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. Due to the long arm provisions under the current Mainland China laws and regulations, the Chinese government may exercise significant oversight and exert more control over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to overseas investors or obtain foreign investment in us and cause the value of the Ordinary Shares to significantly decline or be worthless.

The Company is a holding company and we conduct our operation through our Operating Subsidiary Student Living HK in Hong Kong. Student Living HK’s operations are primarily located in Hong Kong. Hong Kong is a Special Administrative Region of the PRC. The laws previously enacted in Hong Kong, that is, the common law, rules of equity, ordinances, subordinate legislation and customary law are maintained. Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system and parliamentary system. Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition. Hong Kong continues using the English common law system.

As at the date of this prospectus, we are not materially affected by recent statements by the Chinese Government indicating an extent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. However, due to long arm provisions under the current Mainland China laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. The Chinese government may intervene in or influence our operations at any time, with or without notice. Such intervention could take the form of direct action against us or the implementation of new laws or policies that impact our ability to operate, and may result in a material change in our operations, including disruptions to our business activities, restructuring of our corporate organization, or limitations on our commercial practices. These actions could also adversely affect the value of our Ordinary Shares, by reducing investor confidence, impairing our financial performance, or imposing restrictions on shareholder rights. The PRC government may also exert significant oversight and discretion over the conduct of our business, including decisions relating to our corporate governance, financial and operational strategies, and cross-border transactions. Such intervention may arise through regulatory investigations, administrative actions, enforcement of new laws or policies, or informal directives that compel compliance. Also, changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

If the PRC government exercises such intervention or control, it could result in a material change in our operations, including interruptions in our business activities, modifications to our corporate structure, or increased operational costs to comply with new legal requirements. Such intervention could also adversely affect our financial position by restricting capital flows, limiting our access to financing, or requiring us to incur significant expenses in response to new compliance obligations. In addition, the perceived risk of governmental influence may negatively impact investor sentiment and reduce the market value of our Ordinary Shares.

In addition, the PRC government has recently promulgated a series of laws, regulations, and policy statements designed to exert greater oversight and control over securities offerings conducted overseas and foreign investment in China-based issuers. Any such action may also hinder our ability to continue to offer securities to investors, including by delaying or preventing future offerings, increasing regulatory scrutiny or conditions imposed on such offerings, or triggering enforcement actions. Moreover, such government intervention may materially limit the rights of our shareholders, including their ability to receive dividends, vote on significant corporate matters, or transfer shares freely. As a result, the value of our Ordinary Shares could experience a substantial decline or become entirely worthless. See “Through long arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight over the conduct of our business, which could result in a material change in our operations and/or the value of our Ordinary Shares. Changes in the policies, regulations and rules and the enforcement of laws of the Chinese government may also occur and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Ordinary Shares, potentially rendering them worthless.” for more information.

Through long arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight over the conduct of our business, which could result in a material change in our operations and/or the value of our Ordinary Shares. Changes in the policies, regulations and rules and the enforcement of laws of the Chinese government may also occur and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Ordinary Shares, potentially rendering them worthless.

Our operations are located in Hong Kong. In addition, PRC laws and regulations may be interpreted and applied inconsistently by different Hong Kong or PRC agencies or authorities, and may be inconsistent with our current policies and practices. New laws, regulations, and other government directives in the PRC that apply to our Operating Subsidiaries in Hong Kong may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other PRC or Hong Kong government actions may:

●	intervene or interfere with our operations at any time;

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention; and/or

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

Any such interventions or actions could result in a material negative change in our operations, which could also negatively impact the value of our Ordinary Shares.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China, including the regulation of certain activities in the United States and global securities markets, enhancing supervision over PRC-based companies listed overseas using VIE structures, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since some of these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange.

The PRC government may exert more supervision and regulations over offerings conducted overseas and foreign investment in the PRC or HK-based issuers, which may result in a material change in our operations and/or the value of our Ordinary Shares, or even our ability to continue to offer securities to investors, in which case the value of our Ordinary Shares could significantly decline or become worthless.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to achieve compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Ordinary Shares, potentially rendering them worthless.

In the event the PRC government restricts or prohibits cash transfers from Hong Kong, our ability to distribute earnings and pay dividends may be impeded, thus limiting our ability to grow our business or receive earnings to the detriment of our investors.

Further, there are currently no restriction or limitation under the laws of Hong Kong on the conversion of HK dollar into foreign currencies and the transfer of currencies out of Hong Kong and the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between Student Living EduVation (Holdings) Corporation, the ultimate holding company, and Student Living HK, the wholly-owned Operating Subsidiary in Hong Kong. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to fund operations outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business outside of Hong Kong and may affect our ability to receive funds from Student Living HK See “Transfers of Cash to and from our Subsidiaries” on page 2 for more detailed discussion.

The Chinese regulatory authorities could disallow our organizational structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.

We are exposed to various risks and uncertainties stemming from the interpretations and implementations of laws and regulations in the PRC. These include, but are not limited to, the regulatory scrutiny of PRC companies’ overseas listings. Furthermore, we are susceptible to potential risks and uncertainties associated with future actions undertaken by the PRC government, which could potentially result in the disallowance of our organizational structure. Such an outcome would likely lead to a substantial transformation in our operational activities, and as a consequence, the value of our Ordinary Shares may experience a significant depreciation or even become worthless.

We may become subject to a variety of PRC laws and other regulations regarding data protection or cybersecurity, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection, although we do not believe that we are currently subject to any such laws or regulations. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

We obtain information about various aspects of our operations as well as regarding our employees and third parties. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customer, employee and company data is critical to our business. Our customers and employees expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides the main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the CAC, the Ministry of Industry and Information Technology, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the CAC, the Ministry of Public Security and the State Administration for Market Regulation have interpreted and enforced data privacy and protection laws and regulations within their respective areas.

In November 2016, the Standing Committee of China’s National People’s Congress passed the CSL, which became effective in June 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. In April 2020, the CAC and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments (“Draft Measures”), which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The CAC has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also investigate the potential national security risks from overseas initial public offerings. On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the PRC Data Security Law, which took effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits. The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business.

On December 28, 2021, thirteen PRC regulatory agencies, namely, the CAC, the National Development and Reform Commission, the Ministry of Industry and Information Technology, the Ministry of Public Security, the Ministry of State Security, the Ministry of Finance, the Ministry of Commerce, the State Administration for Market Regulation, CSRC, the People’s Bank of China, the National Radio and Television Administration, National Administration of State Secrets Protection and the National Cryptography Administration, jointly adopted and published the Measures for Cybersecurity Review (2021), which became effective on February 15, 2022. The Measures for Cybersecurity Review (2021) required that, among others, in addition to “operator of critical information infrastructure” any “operator of network platform” holding personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review.

According to the temporary application of Chinese laws related to cybersecurity to companies within China, companies established in Hong Kong are not within the scope of application. The Company is therefore currently not required to obtain regulatory approval from the CAC nor any other PRC authorities for its and its subsidiaries’ operations in HK.

We do not expect to be subject to the cybersecurity review by the CAC, given that: (i) using our products and services do not require providing users’ personal information; (ii) we possess minimum amount, if not none of personal information in our business operations; (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities and (iv) our operations are in HK, a Special Autonomous Region apart from mainland PRC. However, detailed implementation and interpretation related to network security are still under development. If any such new laws, regulations, rules, or implementation and interpretation comes into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us, where applicable and necessary.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

We believe that we have been in compliance with the data privacy and personal information requirements of the CAC. Neither the CAC nor any other PRC regulatory agency or administration has contacted the Company in connection with the Company’s or its subsidiaries’ operations.

We may be subject to a variety of laws and other obligations regarding data protection in HK. The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”) came into force on 20 December 1996. The PDPO states that any person who controls the collection, holding, processing or use of personal data (the “data user”) shall not do any act, or engage in a practice, that contravenes any of the data protection principles set out in Schedule 1 to the PDPO (the “Data Protection Principles”) unless the act or practice, as the case may be, is required or permitted under the PDPO. Personal data means any data (a) relating directly or indirectly to a living individual; (b) from which it is practicable for the identity of the individual to be directly or indirectly ascertained; and (c) in a form in which access to or processing of the data is practicable.

The Data Protection Principles set out that (1) personal data must be collected in a lawful and fair way, for a purpose directly related to a function or activity of the data user. Data subjects must be notified of the purpose for which the data is to be used and the classes of persons to whom the data may be transferred. Data collected should be adequate but not excessive; (2) personal data must be accurate and should not be kept for a period longer than necessary for the fulfillment of the purpose for which the data is or is to be used; (3) personal data must be used for the purpose for which the data is collected or for a directly related purpose unless voluntary and explicit consent with a new purpose is obtained from the data subject; (4) a data user shall take practicable steps to safeguard any personal data held against unauthorized or accidental access, processing, erasure, loss or use; (5) a data user shall take practicable steps so that its policies and practices in relation to personal data, the kind of personal data it holds and the main purposes for which the personal data is or is to be used for are made known to the public; and (6) a data shall be entitled to request access to personal data and must be allowed to correct the personal data if it is inaccurate.

Moreover, the Personal Data (Privacy) (Amendment) Ordinance 2021 (the “PDPAO”) came into effect on 8 October 2021. It amends the PDPO, particularly to: (i) criminalize doxing, i.e. unconsented disclosure of personal information of targeted individuals and groups; (ii) introduce a cessation notice regime to tackle doxing with extra-territorial reach; and (iii) substantially expand the investigation and enforcement powers of the Privacy Commissioner for Personal Data, in contexts beyond doxing.

We are of the view that we are not likely to be in breach of the PDPO and the PDPAO, for the following reasons: we possess personal information that is not more than necessary in the course of our business operations. Nonetheless, we are subject to laws and regulations relating to the collection, storage, use, processing, transmission, retention, security and transfer of personal information and other data. The interpretation and application of laws, regulations and standards on data protection and privacy may continue to evolve. We cannot assure you that the governmental authorities will not interpret or implement the laws or regulations in ways that negatively affect us. We may be subject to investigations and inspections by government authorities regarding our compliance with laws and regulations on data privacy, and we cannot assure you that our practices will always fully comply with all applicable rules and regulatory requirements. In addition, laws, regulations and standards on data protection and privacy continue to develop and may vary from jurisdiction to jurisdiction. Complying with emerging and changing international requirements may cause us to incur substantial costs or require us to change our business practices.

We do not expect, and have been advised by our PRC counsel, Guangdong Wesley Law Firm, that the PRC Enterprise Income Tax Law will apply to us, as we no longer have any subsidiary, institutions, locations, or permanent establishment incorporated in Mainland China following the disposal of Shenzhen Student Living on September 1, 2025, nor do we generate income from Mainland China. And our operations and services do not take place in Mainland China. The Company believes that any potential tax liability arising from the sale of Shenzhen Student Living is deductible, as the transfer consideration was nominal, being only RMB1,000. Further, in August 2006, Hong Kong and China have signed a comprehensive arrangement titled “Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income” (the “Comprehensive Double Taxation Arrangement”) for the allocation of the right to tax between the two jurisdictions on a reasonable basis to avoid double taxation of income. The Comprehensive Double Taxation Arrangement covers income from immovable property, associated enterprises, dividends, interest, royalties, capital gains, pensions and government services etc. The Comprehensive Double Taxation Arrangement has since then been modified in 2008, 2010, 2015 and 2019 under different protocols for the purpose of further develop the economic relationship and to enhance the co-operation in tax matters, intending to eliminate double taxation with respect to taxes on income without creating opportunities for non-taxation or reduced taxation through tax evasion or avoidance (including through treaty-shopping arrangements aimed at obtaining tax reliefs provided in the Comprehensive Double Taxation Arrangement for the indirect benefit of residents of third tax jurisdictions). Currently, we do not rely on the Comprehensive Double Taxation Arrangement and no application has been made thereto.

The Opinions recently issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council and the New Overseas Listing Rules promulgated by the CSRC may subject us to additional compliance requirements in the future.

On February 17, 2023, with the approval of the State Council, the CSRC released the Trial Overseas Listing Measures and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Overseas Listing Measures, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC; if a domestic company fails to complete the filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (2) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited combined financial statements for the same period; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for an initial public offering in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted.

Based on the above mentioned, given that (i) the Group currently does not have, nor do it currently intend to establish, any subsidiary nor plan to enter into any contractual arrangements to establish a VIE structure with any entity in the PRC; (ii) it is not controlled by any PRC entity or individual; (iii) it does not have any operation in the PRC, nor does it have any partnership or cooperation with any PRC entity or individual; (iv) it currently does not have, nor does it plan to have, any investment, such as owning or leasing any asset, in the PRC; (v) none of the senior managers in charge of the business operations and management are citizens of the PRC or domiciled in mainland China; and (vi) no revenue of the Company is generated from the PRC, this Offering shall not be deemed as a domestic enterprise that indirectly offer or list securities on an overseas stock exchange, nor does it requires filing or approvals from the CSRC. We are not subject to any PRC laws and regulations except to those applicable to Hong Kong listed in Annex III of the Basic Law. We do not need permission or approval from the Chinese government to operate our business or offer our Ordinary Shares. As such, we have not applied for and we have not been denied any permissions or approvals. We believe, and we have been advised by our PRC legal counsel, Guangdong Wesley Law Firm, that we do not need permission or approval from the Chinese government to operate our business or offer our Ordinary Shares. As such, we have not applied for and we have not been denied any permissions or approvals.

Further, as of the date of this prospectus, in the opinion of our PRC legal counsel, Guangdong Wesley Law Firm, the Company is not considered a domestic enterprise under the Trial Measures and the Trial Measures do not apply to the Company, and its listing on NASDAQ does not require fulfilling the filing procedure to the CSRC. However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for this Offering. If we or our Operating Subsidiaries inadvertently conclude that such approvals are not required, we may be required to make corrections, be given a warning, be fined between RMB 1 million and RMB 10 million, warn the responsible person and impose a fine of not less than RMB 500,000 but not more than RMB 5 million, fine the controlling shareholder not less than RMB 1 million but not more than RMB 10 million, prevent the Company from entering the securities market and our ability to offer or continue to offer our Ordinary Shares to investors could be significantly limited or completed hindered, which could cause the value of our Ordinary Shares to significantly decline or become worthless. Our Group may also face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of the PRC, limit our operations in the PRC, delay or restrict the repatriation of the proceeds from this Offering into the PRC or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities.

On February 24, 2023, the CSRC revised the Archives Rules issued in 2009. The Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises (“the revised Archives Rules”) came into effect on March 31, 2023. In the overseas listing activities of domestic companies, domestic companies, as well as securities companies and securities service institutions providing relevant securities service thereof, should establish a sound system of confidentiality and archival work, shall not disclose state secrets, or harm the state and public interests. Where a domestic company provides or publicly discloses to the relevant securities companies, securities service institutions, overseas regulatory authorities and other entities and individuals, or provides or publicly discloses through its overseas listing entity, any document or material involving any state secret or any work secret of any governmental agency, it shall report to the competent authority for approval in accordance with the law, and submit to the secrecy administration department for filing. Securities companies and securities service organizations shall comply with the confidentiality and archive management requirements, and keep the documents and materials properly. Securities companies and securities service institutions that provide domestic enterprises with relevant securities service for overseas issuance and listing of securities shall keep the working papers they compile (such as the records of working plan and procedure, evidence and supporting materials related to the services which are obtained and prepared by the aforementioned services providers) within the territory of the PRC. If such working papers need to be taken abroad, approval shall be obtained in accordance with relevant provisions.

The Trial Overseas Listing Measures, and the revised Archives Rules as enacted, do not presently subject us to additional compliance requirements because we are not considered a PRC-based “domestic company” and are instead subject to general application of the Basic Law. However, we cannot assure you that they will not apply to us in the future. If they do eventually apply to us, we cannot assure you that we will be able to get the clearance of filing procedures under the Trial Overseas Listing Measures on a timely basis, or at all. Any failure by us to fully comply with new regulatory requirements, including but limited to the failure to complete the filing procedures with the CSRC if required, may significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Ordinary Shares to significantly decline in value or become worthless.

Additionally, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. We are also subject to the risks of uncertainty about any future actions the Chinese government or authorities in Hong Kong may take in this regard.

Should the Chinese government choose to exercise significant oversight and discretion over the conduct of our Hong Kong Operating Subsidiaries’ business, it may intervene in or influence our operations. Such governmental actions (i) could result in a material change in our Operating Subsidiaries’ operations; (ii) could hinder our ability to continue to offer securities to investors; and (iii) may cause the value of our Ordinary Shares to significantly decline in value or become worthless.

The Hong Kong legal system is subject to uncertainties in the interpretation and enforcement of PRC laws and regulations.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, prescribes that Hong Kong’s current sovereignty will remain in effect for 50 years.

The PRC legal system is based on written statutes and prior court decisions have limited value as precedents. We cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

We may be affected by adverse changes in the political, economic, regulatory, or social conditions in Hong Kong and Mainland China.

Our operations are based in Hong Kong and are also closely tied to Mainland China, since a substantial portion of our customers come from the PRC. As a result, our business and results of operations are subject to risks arising from changes in the political, economic, regulatory, and social environments in both Hong Kong and Mainland China.

Our operating results may be adversely affected by changes in government policies relating to higher education, admission quotas for non-local students, foreign exchange restrictions, taxation, labor laws, or housing policies. Political or social instability, changes in PRC–Hong Kong relations, or other regulatory developments in either jurisdiction could also impact student demand for our services.

In addition, both Hong Kong and Mainland China economies are sensitive to global economic conditions. Any downturn in the PRC economy that reduces families’ ability to fund education abroad, or any adverse developments in Hong Kong’s political or social environment, could materially and adversely affect our business, financial condition, results of operations, and prospects.

A recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our Offering.

On April 21, 2020, former SEC chairman Jay Clayton and former PCAOB chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

The HFCAA was enacted on December 18, 2020. The HFCAA states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for two consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the-counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above.

On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”; (ii) prohibit Restrictive Market companies from directly listing on Nasdaq Capital Market, and only permit them to list on Nasdaq Global Select or Nasdaq Global Market in connection with a direct listing; and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two years.

On June 22, 2021, the U.S. Senate passed the Consolidated Appropriations Act, which was signed into law by President Biden and contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. A termination in the trading of our securities due to an involuntary delisting or any restriction on the trading in our securities would be expected to have a negative impact on the Company as well as on the value of our securities, should we face heightened operational and legal risks in relation to HFCAA compliance.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB announced the PCAOB determinations relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

On August 26, 2022, the PCAOB announced that it had signed the SOP with the CSRC and the Ministry of Finance of China. The SOP Agreement establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. The SOP Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. The PCAOB’s December 15, 2022 determination may be subsequently vacated and does not automatically grant a grace period. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and resumed regular inspections in early 2023. It continues pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA, if needed. Even though the PCAOB’s December 15, 2022 determination significantly reduces the risk of an involuntary delisting under the HFCAA, it does not eliminate other requirements for companies with PRC operating entities’ operations in China like us under both the HFCAA and SEC guidance.

Our auditor, WWC, P.C., an independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in California and has been inspected by the PCAOB on a regular basis, with the last inspection in December 2023. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021.

Additionally, the recent developments have added uncertainties to our Offering and we cannot assure you whether the national securities exchange we apply to for listing or regulatory authorities would apply additional or more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit. Furthermore, the HFCAA, which requires that the PCAOB be permitted to inspect the issuer’s public accounting firm within two years, as amended, may result in the delisting of our Company in the future if the PCAOB is unable to inspect our accounting firm at such future time. Our securities may be prohibited from trading if our auditor cannot be fully inspected as more stringent criteria have been imposed by the SEC and the PCAOB recently. While the Company’s auditor is based in California and is registered with PCAOB and subject to PCAOB inspection, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and has made plans to resume regular inspections, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA, if needed. If trading in our Ordinary Shares is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Ordinary Shares.

A termination in the trading of our securities or any restriction on the trading in our securities would be expected to have a negative impact on the Company as well as on the value of our securities.

It remains unclear what the SEC’s implementation process related to the above rules will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on the companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, the above amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our Ordinary Shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

Furthermore, new laws and regulations or changes in laws and regulations in both the United States and China could affect our ability to list our securities on the Nasdaq Capital Market, which could materially impair the market for and the market price of our securities. Any new developments could add uncertainties to our Offering. Despite that we have an auditor that is registered with the PCAOB and subject to PCAOB inspection, there are still risks to the Company and investors if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction. Such risks include but not limited to that trading in our securities may be prohibited under the HFCAA and as a result an exchange may determine to delist our securities.

Risks Relating to Our Initial Public Offering and Ownership of Our Ordinary Shares

Proposed amendment to the Nasdaq’s initial listing criteria and continued listing requirements could result in our inability to list our securities on Nasdaq or maintain our listing.

On September 3, 2025, Nasdaq proposed to introduce an accelerated process for suspending and delisting companies with a listings deficiency that also have a market value listed securities below $5.0 million. Nasdaq proposes further enhancing investor protections by providing for suspension from Nasdaq trading and immediate delisting (rather than providing a compliance period) of any company that becomes non-compliant with a numeric listing requirement, including the bid price, market value of public float, equity, income and total assets/revenue requirements, and that has a market value of listed securities of less than $5 million. To effect this change, Nasdaq proposes to modify Listing Rule 5810(c)(1) to add an additional type of a deficiency that results in immediate delisting and suspension from trading of the company’s securities. Specifically, Listing Rule 5810(c)(1) will provide that staff’s delisting notice will inform the company that its securities are immediately subject to suspension and delisting when a company is non-compliant with one or more of the listing requirements contained in Rule 5450 or Rule 5550 and the company’s Market Value of Listed Securities has failed to maintain a value of at least $5 million for a period of 10 consecutive business days. Listing Rule 5810(c)(2)(A)(i) currently identifies all quantitative deficiencies from standards that do not provide a compliance period as deficiencies for which a company may submit a plan of compliance for staff review. Nasdaq proposes to modify Listing Rule 5810(c)(2)(A)(i) to provide that the company may not submit such a plan when the company’s Market Value of Listed Securities had been less than $5 million for a period of 10 consecutive business days. Further, Listing Rule 5810(c)(3) currently identifies deficiencies for which the rules provide a specified cure or compliance period. Nasdaq proposes to modify Listing Rule 5810(c)(3) to provide that a company will not be entitled to such cure or compliance period if the company’s Market Value of Listed Securities has failed to maintain a value of at least $5 million for a period of 10 consecutive business days. Finally, Nasdaq proposes to modify Listing Rule 5810(c)(1) to provide that staff’s delisting notice in these circumstances will inform the company that its securities are immediately subject to suspension from trading on Nasdaq. Nasdaq believes that it is not appropriate for such a company to continue trading on Nasdaq during the pendency of the Hearings Panel review process. Instead, Nasdaq proposes to amend Rule 5815 to remove the stay provision in these situations so that the company’s securities will be suspended from trading on Nasdaq during the pendency of the Hearings Panel’s review. In addition, Nasdaq also proposed to adopt additional initial listing criteria for companies primarily operating in China, including a minimum $25 million IPO proceeds requirement (“Strengthened PRC Listing Threshold”). If approved by the SEC, the proposed Nasdaq listing standard changes would take effect 30 days after approval, while the accelerated suspension and immediate delisting procedures would apply to new deficiency notices beginning 60 days after approval. These rules could significantly raise the threshold for initial and continued listing eligibility for issuers like us. If we cannot list our Ordinary Shares on Nasdaq before the proposed rules become effective, we may not list on Nasdaq due to failing to meet the minimum $25 million IPO proceeds requirement. Even if we meet the revised listing requirements, we may be unable to maintain our listing on the Nasdaq Capital Market, which could materially and adversely affect the liquidity, visibility, and overall marketability of our Ordinary Shares.

The proposed accelerated process for suspending and delisting companies with a listings deficiency that also have a market value listed securities below $5.0 million, if implemented, may put immense pressure on our Company We may have to monitor the market value of our listed securities closely and take actions timely, such as issuing additional securities and raising additional capital to regain and/or maintain compliance. Any such risk of losing our listing status quickly may harm investors’ confidence, our liquidity and limit our access to additional funding.

Even if we currently meet the revised listing requirements, we may be unable to continue to satisfy the newly revised listing requirements and applicable rules on the Nasdaq Capital Market, which could materially and adversely affect the liquidity, visibility, and overall marketability of our Ordinary Shares. In addition, the Strengthened PRC Listing Threshold may be part of a broader trend of heightened regulatory scrutiny and stricter supervisions for companies with principal operations in China, Hong Kong, and Macau. Currently, it is not clear whether Nasdaq will propose any continued listing rules specifically applicable to companies with principal operations in China, Hong Kong, and Macau, but if that occurs, our ability to conduct future offerings or maintain our listing could be adversely affected if Nasdaq or the SEC implements additional stringent criteria. We may be required to expend significant resources to address any future regulatory changes or concerns, which could divert our management’s attention and resources from our business operations. Any such events could have a material adverse effect on our business, financial condition, and results of operations, and could cause a significant decline in the value of our securities, or our securities could be subject to delisting.

Upon Completion of this Offering, existing shareholders may sell significant quantities of Ordinary Shares.

The existing shareholders will own 84.21% of our Ordinary Shares following the successful completion of this Offering. Notwithstanding that certain of our officers and directors who are shareholders will be locked up for a period of one hundred eighty (180) days, and any other holders of our Ordinary Shares will also be locked up for a period of one hundred eighty (180) days, following the completion of this Offering, our existing shareholders may have acquired their shares at a lower price than that of this Offering. Accordingly, they may be incentivized to sell all or part of their holdings as soon as any applicable transfer restrictions have ended and such sales could have a negative impact on the market price of our Ordinary Shares. In addition, large number of sales of our Ordinary Shares by the selling shareholders named in the Resale Prospectus could depress the market price of our Ordinary Shares and make it more difficult to sell your shares of our Ordinary Shares. In addition, each of the Six Pre-IPO Investors, who are also Resale Shareholders in this Offering, hold 4.9% of our Ordinary Shares as of the date of this prospectus, and the sales of the Resale Shares by these Six Pre-IPO Investors into the public market following this Offering could increase the volatility and adversely affect the trading price of our Ordinary Shares.

The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and could result in significant losses and you may not be able to resell your shares at or above the Offering price.

The Offering price for our Ordinary Shares will be determined through negotiations between the underwriter and us and may vary from the market price of our Ordinary Shares following our Offering. If you purchase our Ordinary Shares in our Offering, you may not be able to resell those Ordinary Shares at or above the Offering price. We cannot assure you that our Ordinary Shares’ Offering price, or the market price following our Offering, will equal or exceed prices in privately negotiated transactions of our Ordinary Shares that have occurred from time to time prior to our initial public Offering. The market price of our Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our Company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the trading price of our Ordinary Shares is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, akin to the performance and fluctuation of the market prices of other companies with business operations located mainly in HK or the PRC that have listed their securities in the United States. A number of Chinese companies have listed or are in the process of listing their securities on U.S. stock markets. The securities of some of these companies have experienced significant volatility, including price declines in connection with their initial public offerings. The trading performances of the securities of these Chinese companies after their offerings may affect the general perception and attitude of investors toward Chinese companies listed in the United. Consequently, these factors may impact the trading performance of our shares, notwithstanding our actual operating performance.

In addition to market and industry factors, the price and trading volume for our Ordinary Shares may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenues, earnings and cash flow;

●	changes in financial estimates by securities analysts;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our Ordinary Shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

We may not maintain the required listing standards of our Ordinary Shares on the Nasdaq, which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.

We intend to list our Ordinary Shares on the Nasdaq concurrently with this Offering. In order to continue listing our Ordinary Shares on the Nasdaq, we must maintain certain financial and share price levels, and we may be unable to meet these requirements in the future. We cannot assure you that our Ordinary Shares will continue to be listed on the Nasdaq in the future. If the Nasdaq delists our Ordinary Shares and we are unable to list our Ordinary Shares on another national securities exchange, we will endeavor to have our Ordinary Shares quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Ordinary Shares;

●	reduced liquidity for our Ordinary Shares;

●	a determination that our Ordinary Shares are a “penny stock,” which would require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Ordinary Shares are listed on the Nasdaq, U.S. federal law prevents or preempts states from regulating their sale of those listed Ordinary Shares. However, the law does permit states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of those listed Ordinary Shares. Further, if our Ordinary Shares are no longer listed on the Nasdaq, we would be subject to regulations in each state in which we offer our Ordinary Shares.

Our offering structure will be impacted by Nasdaq Listing Qualifications.

In order to be listed on the Nasdaq Capital Market, an issuer must meet certain financial and liquidity requirements. An issuer must have at least 1 million unrestricted publicly held shares, at least 300 unrestricted round lot holders and a minimum listing price of $4.00, and also meet one of several other criteria, including either the net income standard, where an issuer must meet minimum net income requirements of $750,000 in the latest fiscal year or in two of the last three fiscal years, or the equity standard, where the market value of unrestricted publicly held shares must be at least $15 million. These listing qualifications were one factor that was considered when we determined the number of shares offered in the resale offering, as the inclusion of resale shares in the resale offering helped us meet the market value (or “public float”) requirement that was applicable at the time we undertook the analysis of meeting Nasdaq’s listing criteria. The additional Ordinary Shares offered by the Resale Shareholders may introduce risks such as increased market volatility or downward pressure on your share price, as discussed in more detail in the risk factor below, because the Resale Shareholders may be willing to accept a lower sales price than the price investors pay in the Offering. In addition to listing qualifications, Nasdaq has ongoing listing requirements, including that if we fail to maintain a share price above $1 for a 30-day trading period, our Ordinary Shares would be delisted from Nasdaq. The Ordinary Shares offered in the Resale Offering could cause our share price to decrease below $1.00 for a 30-day trading period. Failure to maintain the listing standards of Nasdaq could result in our Ordinary Shares being delisted and we would not have a national securities exchange as a platform to trade our shares, thus significantly negatively impacting the liquidity of our Ordinary Shares in addition to the other risks discussed in more detail in the risk factor above.

Future issuances or sales, or perceived issuances or sales, of substantial amounts of Ordinary Shares in the public market could materially and adversely affect the prevailing market price of the Ordinary Shares and our ability to raise capital in the future.

The market price of our Ordinary Shares could decline as a result of future sales of substantial amounts of our Ordinary Shares in the public market after the completion of this Offering and also from the sale of Ordinary Shares by the Resale Shareholders through the Resale Prospectus, or the perception that these sales could occur. Future sales, or perceived sales, of substantial amounts of the shares could adversely affect the market price of our Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. As of the date of this prospectus, we have 20,000,000 Ordinary Shares outstanding. The Ordinary Shares sold in this Offering will be freely tradable without restriction or further registration under the Securities Act, and Ordinary Shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 under the Securities Act and applicable lock-up or lock-up/leak-out agreements. There will be 23,750,000 Ordinary Shares outstanding immediately after this Offering. In connection with this Offering, our directors and officers named in the section “Management,” and certain shareholders have agreed not to sell any shares (excluding Ordinary Shares sold as the Selling Shareholder and Resale Shareholders) until 180 days after the date our Ordinary Shares commence trading on the Nasdaq Capital Market without the prior written consent of the underwriter, subject to certain exceptions in the relevant lock-up and lock-up/leak-out agreements. However, the underwriter may release these securities from these restrictions at any time. Because the securities held by the Resale Shareholders (Mr. King Tong Chan, Mr. Shek Sun Lam, Mr. Shing Hin Ho, Mr. Siu Tai Chan, Ms. Wan Ting Wong, and Ms. Yuet King Yim) who may sell if the conditions in their lock-up/leak-out agreements are met) in the concurrent resale are not subject to similar lock-up restrictions, they may freely sell their Ordinary Shares in the open market subject to the restrictions in Rule 144 and Rule 701 under the Securities Act. These Resale Shareholders may be willing to accept a lower sales price than the price investors pay in this Offering, which could substantially lower the market price of our Ordinary Shares. We cannot predict what effect, if any, market sales of securities held by the Resale Shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Ordinary Shares. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this Offering.

Short selling may drive down the market price of our Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. Since it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These negative opinions have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any negative opinions of short sellers, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our Company. This situation will be costly and time-consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our Ordinary Shares.

Because we do not intend to pay dividends in the foreseeable future, you may rely on price appreciation of our Ordinary Shares for a return on your investment.

We currently intend to retain all of our available funds and any future earnings after this Offering to fund the development and growth of our business. As a result, we may not expect to pay any cash dividends or make any distributions in the foreseeable future. Therefore, you should not rely on an investment in our Ordinary Shares as a source for any future dividend income. Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our securities will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value after this Offering or even maintain the price at which you purchased our Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment.

Because our Offering price is substantially higher than our net tangible book value per Ordinary Share, you will experience immediate and substantial dilution.

If you purchase Ordinary Shares in the assumed completion of this Offering, you will pay substantially more than the corresponding amount paid by existing shareholder for their shares and more than our net tangible book value per share. As a result, you will experience immediate and substantial dilution of US$3.41 per Ordinary Share, representing the difference between our pro forma as adjusted net tangible book value per Ordinary Share of US$0.59 as of September 30, 2025, after giving effect to the net proceeds to us from this Offering, assuming no change to the number of Ordinary Shares offered by us as stated on the cover page of this prospectus and an assumed public Offering price of US$4.00 per Ordinary Share. See “Dilution” for a more complete description of how the value of your investment in our Ordinary Shares will be diluted upon the completion of this Offering.

You must rely on the judgment of our management as to the uses of our net proceeds from this Offering, and such uses may not produce income or increase our share price.

We plan to use the net proceeds of this Offering as discussed under “Use of Proceeds”. However, our management will have considerable discretion in the application of the net proceeds received by us in this Offering. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase our share price. The net proceeds from this Offering may be placed in investments that do not produce income or that lose value.

If we become classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

A non-U.S. corporation such as our Company will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

It is possible that, in future taxable years, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. We treat our affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we combine their operating results in our combined financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations — Passive Foreign Investment Company Considerations” on page 101.

Our Controlling Shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.

As of the date of this prospectus, TechLiving Hub Solutions Corporation, which is wholly-owned by Mr. Chun Kwok Ng, beneficially owns approximately 70.60% of our issued and outstanding Ordinary Shares. Upon completion of this Offering, TechLiving Hub Solutions Corporation will be the beneficial owner of an aggregate of 14,120,000 Ordinary Shares which will represent 59.45% of the then total issued and outstanding Ordinary Shares.

Accordingly, our Controlling Shareholder could control the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions, including the power to prevent or cause a change in control. Without the consent of our Controlling Shareholder, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. In addition, our directors and officers could violate their fiduciary duties by diverting business opportunities from us to themselves or others. The interests of our largest shareholder may differ from the interests of our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our Ordinary Shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders” on page 88.

We are a “controlled company” within the meaning of the rules of Nasdaq and, as a result, will rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

Upon the completion of this Offering, we will be a “controlled company” as defined under the rules of Nasdaq. For so long as we remain a controlled company under that definition, we are permitted to elect to rely, and will rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Accordingly, a majority of the members of our board of directors might not be independent directors and our nomination and compensation committees might not consist entirely of independent directors upon closing of the Offering. Our status as a controlled company could cause our Ordinary Shares to look less attractive to certain investors or otherwise harm our trading price. As a result, the investors will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. We currently do not plan to rely on these exemptions although we may in the future elect to so rely.

As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing rules and corporate governance standards.

As a foreign private issuer that has applied to list our Ordinary Shares on the Nasdaq, as of the date of this prospectus we plan to rely on a provision in the Nasdaq corporate governance listing standards that allows us to follow Cayman Islands law with regard to certain aspects of corporate governance. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the Nasdaq. If adopted these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards, and certain provisions applicable to United States domestic public companies.

For example, we are eligible to be exempt from Nasdaq regulations that require a listed U.S. company to:

●	have a majority of the board of directors consist of independent directors;

●	require non-management directors to meet on a regular basis without management present;

●	have an independent compensation committee;

●	have an independent nominating committee; and

●	seek shareholder approval for the implementation of certain equity compensation plans and dilutive issuances of Ordinary Shares, such as transactions, other than a public offering, involving the sale of 20% or more of our Ordinary Shares for less than the greater of the book or market value of the shares.

As a foreign private issuer, we are permitted to follow home country practice in lieu of the above requirements. Our audit committee is required to comply with the provisions of Rule 10A-3 of the Exchange Act, which is applicable to U.S. companies listed on the Nasdaq. Therefore, we intend to have a fully independent audit committee upon effectiveness of the registration statement of which this prospectus is a part, in accordance with Rule 10A-3 of the Exchange Act. However, because we are a foreign private issuer, our audit committee is not subject to additional Nasdaq corporate governance requirements applicable to listed U.S. companies, including the requirements to have a minimum of three members and to affirmatively determine that all members are “independent,” using more stringent criteria than those applicable to us as a foreign private issuer.

Further, because we are a foreign private issuer under the Exchange Act, we are eligible to be exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of the Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors and us, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are, to a large extent, governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the English common law, which is generally persuasive authority, but is not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions of the United States. In particular, the Cayman Islands may have a different body of securities laws than the United States, which may provide significantly less protection to investors. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the Amended and Restated Memorandum and Articles of Association and any special resolutions passed by such companies, and the registers of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors are not required under our Amended and Restated Memorandum and Articles of Association to make our corporate records available for inspection by our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions, such as the U.S. As of the date of this prospectus, we plan to rely on home country practice with respect to any corporate governance matter. Accordingly, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or Controlling Shareholder than they would as shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Certain Cayman Islands Company Considerations — Differences in Corporate Law.”

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

Prior to the completion of this Offering, we have been a private company with limited accounting personnel. Furthermore, prior to the completion of this Offering, our management has not performed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud.

Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of our Ordinary Shares.

Upon the completion of this Offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a burden on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may be unable to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could, in turn, limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under the United States securities laws and subject us to potential delisting from Nasdaq to regulatory investigations and to civil or criminal sanctions.

We currently lack personnel adequately trained in and have appropriate knowledge of U.S. GAAP and SEC reporting requirements to properly address complex U.S. GAAP accounting issues and related disclosures to fulfill U.S. GAAP and SEC financial reporting requirements, which could result in (i) our failure to maintain effective internal control over financial reporting; (ii) result in errors in our financial statements; (iii) result in failure to meet our reporting obligations; and (iv) cause investors to lose confidence in our financial information. To address this issue, the Company is undertaking the necessary steps to fulfill our financial reporting requirements including the hiring of additional personnel with experience in this area.

Because we are a Cayman Islands company and all of our business is conducted in Hong Kong, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain.

Although we are a Cayman Islands exempted company, we conduct substantially all of our operations in Hong Kong and substantially all of our assets are located in Hong Kong and substantially all of our assets are located outside of the United States. In addition, the majority of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for our shareholders to effect services on these persons or bring an action against us or against these individuals in the Cayman Islands or in Hong Kong in the event that they believe that their rights have been infringed under the securities laws of the United States or otherwise. Even if shareholders are successful in bringing an action of this kind, the laws of the Cayman Islands and Hong Kong may render them unable to enforce a judgment against our assets or the assets of our directors and officers. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States or Hong Kong, although any final and conclusive judgment for a definite sum (not being a sum payable in respect of taxes or other charges of a like nature, nor a fine or other penalty) and/or certain non-monetary judgments rendered in any action or proceedings brought against our Company on the basis of documents in a U.S. court will be recognized as a valid judgment by the courts of the Cayman Islands without re-examination of the merits of the case. On general principles, such proceedings would be expected to be successful, provided that the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in the Cayman Islands, that the judgment was not contrary to public policy in the Cayman Islands, and that it had not been obtained by fraud or through proceedings contrary to natural justice. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and Hong Kong may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforceability of Civil Liabilities.” As a result of the foregoing, our shareholders may have more difficulties in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association and by the Companies Act and common law of the Cayman Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands may have a less developed body of securities laws as compared to the United States, and may provide significantly less protection to investors. Some U.S. states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands does. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the federal courts of the United States.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have adopted certain new and revised accounting standards based on transition guidance permitted under such standards. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies. Moreover, we will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of the Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and, therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last Business Day of an issuer’s most recently completed second fiscal quarter. Accordingly, the next determination will be made with respect to us on September 30, 2026. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents, and (2) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. If we were to lose our foreign private issuer status, we would be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We also would be required to comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders would become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we would lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we would incur significant additional legal, accounting and other expenses that we do not incur as a foreign private issuer.

We will incur significantly increased costs and devote a substantial amount of our management’s time as a result of becoming a public company and the eventual listing of our Ordinary Shares on the Nasdaq.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, we will incur additional legal, accounting and other expenses as a public reporting company that we did not incur as a private company, particularly after we cease to qualify as an emerging growth company. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and the Nasdaq rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure create uncertainty for public companies, increasing legal and financial compliance costs and make some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

Future financing may cause a dilution in your shareholding or place restrictions on our operations.

We may need to raise additional funds immediately after the completion of this Offering or in the future to finance further expansion of our capacity and business relating to our existing operations, acquisitions or strategic partnerships. If additional funds are raised through the issuance of new equity or equity-linked securities of the Company other than on a pro rata basis to existing shareholder, the percentage ownership of such shareholders in the Company may be reduced, and such new securities may confer rights and privileges that take priority over those conferred by the shares. Alternatively, if we meet such funding requirements by way of additional debt financing, we may have restrictions placed on us through such debt financing arrangements which may:

●	further limit our ability to pay dividends or require us to seek consents for the payment of dividends;

●	increase our vulnerability to general adverse economic and industry conditions;

●	require us to dedicate a substantial portion of our cash flows from operations to service our debt, thereby reducing the availability of our cash flow to fund capital expenditure, working capital requirements and other general corporate needs; and

●	limit our flexibility in planning for, or reacting to, changes in our business and our industry.

Our compensation of directors and Executive Officers may not be publicly available.

Under Cayman Islands law, the Company is not required to disclose compensation paid to our senior management on an individual basis and the Company has not otherwise publicly disclosed this information elsewhere. The executive officers of the Company receive fixed and variable compensation. They also receive benefits in line with market practice. The fixed component of their compensation is set on market terms and adjusted annually. The variable component consists of cash bonuses and awards of shares (or the cash equivalent). Cash bonuses are paid to executive officers based on previously agreed targets for the business.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of our Board or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

USE OF PROCEEDS

We estimate that we will receive net proceeds from the sale of Ordinary Shares of approximately $12,830,737 based upon an assumed Offering Price of $4.00 per share (being the low point of the estimated offer price range set forth on the cover page of this prospectus), of net proceeds from this Offering after deducting underwriting discounts and commissions and estimated Offering expenses of approximately $2,169,263 payable by us. We are registering the Resale Shares pursuant to the Registration Rights Agreements we entered into with the Six Pre-IPO Investors on September 19, 2025. See “Pre-IPO Investors” for more information. We will not receive any proceeds from the sale of Ordinary Shares by the Resale Shareholders.

Each $1 increase (decrease) in the assumed Offering Price of $4.00 per share (being the low point of the estimated offer price range set forth on the cover page of this prospectus) would increase (decrease) the net proceeds to us from this Offering by $3,450,000, assuming the number of Ordinary Shares offered, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting fees and commissions.

The primary purposes of this Offering are to create a public market for our Ordinary Shares for the benefit of all shareholders, retain talented employees by providing them with equity incentives and obtain additional capital.

We currently intend to use the net proceeds of this Offering as follows:

(i)	approximately 55 % for the Group’s Hong Kong business development, including (a) expanding the Company’s portfolio of student residences and dormitories; (b) broadening the Company’s service offerings; (c) increasing the Company’s market reach; (d) recruiting talent; and (e) pursuing selective strategic investments and partnerships;

(ii)	approximately 20 % for building the Group’s presence in the Southeast Asian market and to serve clients in the region by: (a) establishing local branch(es) or office(s); (b) recruiting suitable staff; and (c) exploring potential opportunities for collaboration with industry participants and the Group’s business partners;

(iii)	approximately 5 % for developing our student residence and dormitory management system which helps us manage our daily operations, including communications, security control, room maintenance and billing, etc., and the Enterprise Resources Program system that helps organizations manage and integrate the Company’s core business processes to improve the Group’s enterprise resource management efficiency; and

(iv)	approximately 20 % for working capital and other general corporate purposes.

The precise amounts and percentage of proceeds we would devote to particular categories of activity will depend on prevailing market and business conditions as well as particular opportunities that may arise from time to time. This expected use of our net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including any unforeseen cash needs. Similarly, the priority of our prospective uses of proceeds will depend on business and market conditions are they develop. Accordingly, our management will have significant flexibility and broad discretion in applying the net proceeds of the Offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently than as described in this prospectus.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2025:

•	on an actual basis; and

•	on a pro forma giving effect to the completion of the firm commitment Offering at an assumed public Offering price of $4.00 per share (being the low point of the estimated offer price range set forth on the cover page of this prospectus) and basis to reflect (i) the above; and (ii) the issuance and sale of 3,750,000 Ordinary Shares by us in this Offering at an initial public Offering price of $4.00 per Ordinary Share after deducting underwriting discounts and estimated Offering expenses payable by us. The following capitalization table assumes the over-allotment option has not been exercised and fully exercised.

You should read this table in conjunction with “Use of Proceeds”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of September 30, 2025
Shareholders’ Equity	Actual	Pro Forma
	US$	US$
Ordinary Shares, US$0.00005 par value per share; 1,000,000,000 Ordinary Shares authorized, 20,000,000 Ordinary Shares issued and outstanding on an actual basis* and 23,750,000 Ordinary Shares issued and outstanding on a pro forma basis (assuming 3,750,000 Ordinary Shares to be issued in this Offering)	$1,000	$1,188

Subscription receivables	(1,000)	(1,000)
Additional paid-in capital	-	12,830,549
Retained earnings	1,076,543	1,076,543
Accumulated other comprehensive losses	(1,562)	(1,562)
Total Shareholders’ Equity	1,074,981	13,905,718
Total Capitalization	$1,074,981	$13,905,718

*	Shares and per share data are presented on a retroactive basis to reflect the Reorganization and Share Subdivision.

A $1.00 increase (decrease) in the assumed initial public offering price of $4.00 per share would increase (decrease) each of additional paid-in capital, total stockholders’ equity and total capitalization by $4.00, assuming the number of the Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and estimated expenses payable by us.

DIVIDEND POLICY

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We have adopted a dividend policy, according to which our board of directors will take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividends paid, if any; (g) capital requirements and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our board of directors may consider relevant. The payment of dividends, in certain circumstances is also subject to the approval of our shareholders, the Companies Act and our Articles of Association as well as any other applicable laws. Currently, we do not have any predetermined dividend distribution ratio.

Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our Ordinary Shares.

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our significant subsidiaries that would affect the payment or remittance of dividends. As a holding company, we may rely on dividends and other distributions on equity paid by our Operating Subsidiary for our cash and financing requirements. We are permitted under the laws of the Cayman Islands and our Amended and Restated Memorandum and Articles of Association (as amended from time to time) to provide funding to our Operating Subsidiary incorporated in Hong Kong through loans or capital contributions. Our Operating Subsidiary is permitted under the laws of Hong Kong to provide funding to us through dividend distribution without restrictions on the amount of the funds. If our Operating Subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. As of the date of this prospectus, our Operating Subsidiary has not experienced any difficulties or limitations on its ability to pay dividends; nor does it maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. There can be no assurance that the PRC government will not impose restrictions to prevent the cash maintained in Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends.

DILUTION

Investors purchasing our Ordinary Shares in this Offering will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of their Ordinary Shares. Dilution in pro forma as adjusted net tangible book value represents the difference between the initial public offering price of our Ordinary Shares and the pro forma as adjusted net tangible book value per share of our Ordinary Shares immediately after the Offering.

Historical net tangible book value per share represents our total tangible assets (total assets excluding goodwill and other intangible assets, net) less total liabilities, divided by the number of outstanding Ordinary Shares immediately prior to this Offering. As of September 30, 2025, the Company had a historical net tangible book value of US$628,949, or US$0.03 per share, immediately prior to this Offering. After giving effect to the sale of Ordinary Shares in this Offering by the Company at an assumed initial public offering price of US$4.00 per share (being the low point of the estimated offer price range set forth on the cover page of this prospectus), after deducting US$2,169,263 in underwriting discounts and commissions and estimated Offering expenses payable by us, the pro forma as adjusted net tangible book value as of September 30, 2025 would have been approximately US$13,905,718, or US$0.59 per share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.56 per share to our existing shareholders and an immediate dilution of US$3.41 per share to new investors purchasing Ordinary Shares in this Offering.

The following table illustrates this dilution on a per share basis to new investors.

US$
Assumed initial public offering price per share (being the low point of the estimated offer price range set forth on the cover page of this prospectus)	4
Historical net tangible book value per share as of September 30, 2025	0.03
Increase in pro forma as adjusted net tangible book value per share attributable to the investors in this Offering	0.56
Pro forma as adjusted net tangible book value per share after giving effect to this Offering	0.59
Dilution per share to new investors participating in this Offering	3.41

Each USD1 increase (decrease) in the assumed initial public offering price of US$4.00 per Ordinary Share (the low point of the estimated price range set forth on the cover of this prospectus) would increase (decrease) the pro forma as adjusted amount of net tangible book value as of September 30, 2025, after this Offering by US$0.15 per Ordinary Share and would increase (decrease) dilution to new investors by US$0.85 per Ordinary Share, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and other estimated offering expenses payable by us.

The following table summarizes, on a pro forma as adjusted basis as of September 30, 2025, the total number of Ordinary Shares purchased from us, the total cash consideration paid to us, and the average price per share paid by existing Shareholders and by investors in this Offering. The table below reflects an assumed initial public Offering Price of US$4.00 per share (the low point of the estimated price range set forth on the cover of this prospectus), for Ordinary Shares purchased in this Offering and excludes underwriting discounts and commissions and estimated Offering expenses payable by us.

	Shares Purchased		Total Consideration		Average Price per Share
	Number	%	USD	%	USD
Existing Shareholders	20,000,000	84.21	1,000	0.01	0.00
Investors in this Offering	3,750,000	15.79	15,000,000	99.99	4.00
Total	23,750,000	100.00	15,001,000	100.00	0.63

The dilution information in this section is presented for illustrative purposes only. Our as-adjusted net tangible book value following the consummation of this Offering is subject to adjustment based on the actual initial public Offer Price of our Ordinary Shares and other terms of this Offering determined at pricing.

SELECTED SUMMARY COMBINED FINANCIAL AND OTHER DATA

The following summary consolidated and combined financial data as of September 30, 2025, March 31, 2025 and 2024 and for the six months ended September 30, 2025 and 2024, for the years ended March 31, 2025 and 2024 have been derived from our audited consolidated and combined financial statements included elsewhere in this prospectus. The summary financial data set forth below should be read in conjunction with, and are qualified by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated and combined financial statements and notes thereto included elsewhere in this prospectus. Our combined financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results do not necessarily indicate results expected for any future period.

The following table shows key components of our results of operations during the six months ended September 30, 2025 and 2024:

	For the Six Months Ended September 30,
	2025	2024
Consolidated Statements of Operations Data:
Revenues	$1,397,091	$793,314
Cost of revenues	(576,945)	(514,061)

Gross profit	820,146	279,253

General and administrative expenses	(615,570)	(141,461)

Income from operations	204,576	137,792

Other (expenses) income, net	30,779	(22,457)

Income before income taxes and discontinued operations	235,355	115,335
Income taxes expenses	(18,634)	(7,828)
Net income from continuing operations	216,721	107,507
Loss from discontinued operations, net of taxes	(9,010)	(19,053)
Net income	$207,711	$88,454

The following table shows key components of our results of operations during the fiscal years ended March 31, 2025 and 2024:

	For the Years Ended March 31,
	2025	2024
Consolidated Statements of Operations Data:
Revenues	$2,472,657	$786,317
Cost of revenues	(1,138,139)	(535,298)

Gross profit	1,334,518	251,019

General and administrative expenses	(375,754)	(280,768)

Income (loss) from operations	958,764	(29,749)

Other (expenses) income, net	(18,995)	3,051

Income (loss) before income taxes and discontinued operations	939,769	(26,698)
Income taxes expenses	(132,743)	(24,703)
Net income (loss) from continuing operations	807,026	(51,401)
Loss from discontinued operations, net of taxes	(55,453)	(54,865)
Net income (loss)	$751,573	$(106,266)

	As of September 30,	As of March 31,
	2025	2025	2024
Consolidated Balance Sheet Data:
Cash and cash equivalents	$1,576,834	$542,255	$35,838
Total assets	6,843,469	6,110,052	5,085,936
Bank borrowings, non-current	718,426	768,647	863,798
Total liabilities	5,768,488	5,242,263	4,971,819
Total shareholders’ equity	$1,074,981	$867,789	$114,117

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

Student Living EduVation (Holdings) Corporation is an exempted company with limited liability established under the laws of the Cayman Islands on June 4, 2025. It is a parent holding company with no operation. The Company through its wholly owned subsidiary, Student Living HK, engages in provision of student accommodation services, property management services and referral of education advisory services.

Student Living HK familiar itself with students’ needs develop effective operational models, and deliver amenities and programs that improve student satisfaction. We as lessee enters into long-term operating lease agreements with lessors for properties suitable as student accommodation and furnishes leased properties into smaller apartments for subleasing purpose. We sublease apartments to tenants who are typically university students.

Through the cooperation with Meta Academia Limited (“Meta Academia”) a related party of the Company, we enter into agency agreement with Meta Academia to sell their education advisory services. Education advisory services generally include matching of university and subject according to student specific academic background, assistant in school enrollment and follow up on subject offer. We act solely as an agent and does not assume primary responsibility for providing the services. Meta Academia have discretion in setting selling price. We determine that we act solely as an agent in these transactions and recognizes agency income on a net basis. These agreements are fixed price and have no variable consideration.

We provide property management services to our customers who are property owners. Property management services mainly include cleaning, security, maintenance and customer services. We typically enter into service contracts with its customers which will set forth the terms and conditions including the transaction price, services to be delivered, terms of delivery, and terms of payment. We are the principal in these contracts since it is primarily responsible for the satisfaction of performance obligation. We account for property management services provided to customers as a single performance obligation which are rendered over time each month because customers receive and consume benefits provided by the Company simultaneously. We bill a fixed amount for services provided monthly and recognizes it as revenue in the amount to which we have a right to invoice and that corresponds directly with the value of performance completed.

Student Living HK generates revenues primarily from provision of student accommodation services, property management services and referral of education advisory services. For the six months ended September 30, 2025 and 2024, total revenue was $1,397,091 and $793,314, respectively. Our gross profit was $820,146 and $279,253, respectively, for the six months ended September 30, 2025 and 2024. Our net income was $207,711 and $88,454, respectively, for the six months ended September 30, 2025 and 2024. For the years ended March 31, 2025 and 2024, total revenue was $2,472,657 and $786,317 respectively. Our gross profit was $1,334,518 and $251,019 respectively, for the years ended March 31, 2025 and 2024. Our net income was $751,573 and net loss was $106,266 respectively, for the years ended March 31, 2025 and 2024.

We will continue to adhere to our business principles of providing the highest quality services to tap into the high growing market in Hong Kong. We aim to achieve this goal by implementing the following strategies:

●	Expansion of dormitory network;

●	Expansion to Malaysia market;

●	Further improve and implement our management and internal operational efficiency.

Key Factors that Affect Operating Results

We believe the following key factors may affect our financial condition and results of operations:

Market demand and competition

The competition to student accommodation services, property management services and referral of education advisory services are getting fiercer in recent years. We compete primarily based on our price, product quality, customer services and brand recognition. Our competitors may compete with us in the following ways:

●	provide services that are similar to ours, or that are more attractive to customers than ours;

●	provide services we do not offer;

●	market, promote and provide their products and services more effectively.

Fluctuation in costs of revenues and gross profit margins

Our costs of student accommodation services are subject to fluctuations, particularly due to changes in the rental properties market. We need to negotiate with the principal landlord for renewal of lease terms before the maturity date of the existing lease.

Our costs of referral of education advisory services and property management services are subject to fluctuations of our wages and salaries of our staffs. We need to maintain our staffs with good working environment and avoid our trained staffs recruited by our competitors.

Being exposed to liquidity risk and the credit risks of our clients

We may also need additional cash resources in the future if we find and wish to pursue opportunities for investment, acquisition, capital expenditure or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities.

We apply strict credit controls on our customers to reduce the risk of defaults or overdue payments.

Results of Operations

Comparison of Six Months Ended September 30, 2025 and 2024

The following table sets forth a summary of our consolidated results of operations for the six months ended September 30, 2025 and 2024:

	For the Six Months Ended September 30,			% of
	2025	2024	Variance	variance
Revenues
Revenues	$840,504	$456,749	$383,755	84%
Revenues – related parties	556,587	336,565	220,022	65%
Total revenues	1,397,091	793,314	603,777	76%

Cost of revenues	(576,945)	(514,061)	(62,884)	12%

Gross profit	820,146	279,253	540,893	194%

Operating expenses
General and administrative expenses	(615,570)	(141,461)	(474,109)	335%
Total operating expenses	(615,570)	(141,461)	(474,109)	335%

Income from operations	204,576	137,792	66,784	48%

Other income (expense), net
Foreign exchange transaction losses	1,105	1,357	(252)	(19)%
Interest expenses	(16,147)	(29,233)	13,086	(45)%
Interest income	606	135	471	349%
Other income	45,215	5,284	39,931	756%
Total other income (expenses), net	30,779	(22,457)	53,236	(237)%

Income before income taxes and discontinued operations	235,355	115,335	120,020	104%
Income taxes expenses	(18,634)	(7,828)	(10,806)	138%
Income from continuing operations	216,721	107,507	109,214	102%
Loss from discontinued operations, net of taxes	(9,010)	(19,053)	10,043	(53)%
Net income	$207,711	$88,454	$119,257	135%

Comparison of Years Ended March 31, 2025 and 2024

The following table sets forth a summary of our consolidated results of operations for the years ended March 31, 2025 and 2024:

	For the Years Ended March 31,			% of
	2025	2024	Variance	variance
Revenues
Revenues	$1,372,182	$663,629	$708,553	107%
Revenues – related parties	1,100,475	122,688	977,787	797%
Total revenues	2,472,657	786,317	1,686,340	214%

Cost of revenues	(1,138,139)	(535,298)	(602,841)	113%

Gross profit	1,334,518	251,019	1,083,499	432%

Operating expenses
General and administrative expenses	(375,754)	(280,768)	(94,986)	34%
Total operating expenses	(375,754)	(280,768)	(94,986)	34%

Income (loss) from operations	958,764	(29,749)	988,513	(3,323)%

Other income (expense), net
Foreign exchange transaction losses	(225)	(293)	68	(23)%
Interest expenses	(55,374)	(22,358)	(33,016)	148%
Interest income	5,777	501	5,276	1053%
Other income	30,827	25,201	5,626	22%
Total other (expenses) income, net	(18,995)	3,051	(22,046)	(723)%

Income (loss) before income taxes and discontinued operations	939,769	(26,698)	966,467	(3,620)%
Income taxes expenses	(132,743)	(24,703)	(108,040)	437%
Income (loss) from continuing operations	807,026	(51,401)	858,427	(1,670)%
Loss from discontinued operations, net of taxes	(55,453)	(54,865)	(588)	1%
Net income (loss)	$751,573	$(106,266)	$857,839	(807)%

Revenue

The following table sets forth the breakdown of our revenue by major source for the six months ended September 30, 2025 and 2024:

	For the Six Months Ended September 30,
	2025		2024		Variance
	Amount	% of revenues	Amount	% of revenues	Amount	%
Student accommodation services	$840,504	60%	$456,749	58%	$383,755	84%
Property management services income	152,076	11%	152,146	19%	(70)	-%
Agency income from education advisory services	404,511	29%	184,419	23%	220,092	119%
Total revenues	$1,397,091	100%	$793,314	100%	$603,777	76%

Our revenue increased by $603,777 or 76%, from $793,314 for the six months ended September 30, 2024 to $1,397,091 for the six months ended September 30, 2025, which was primarily driven by: (i) an increase of subleasing income from Kiu Kiang Street dormitory as the lease began on March 1, 2024 but the dormitory was under renovation from March 2024 to July 2024 and thus, did not generate any subleasing income until August 2024; and (ii) income from referral of education advisory services that showed remarkable growth.

The following table sets forth the breakdown of our revenue by major source for the years ended March 31, 2025 and 2024:

	For the Years Ended March 31,
	2025		2024		Variance
	Amount	% of revenues	Amount	% of revenues	Amount	%
Student accommodation services	$1,372,182	56%	$663,629	84%	$708,553	107%
Property management services income	304,889	12%	122,688	16%	182,201	149%
Agency income from education advisory services	795,586	32%	-	-%	795,586	-%
Total revenues	$2,472,657	100%	$786,317	100%	$1,686,340	214%

Our revenue increased by $1,686,340 or 214%, from $786,317 for the year ended March 31, 2024 to $2,472,657 for the year ended March 31, 2025, primarily driven by the expansion of rentable space, the introduction of referral of education advisory services and growth in property management services. As a result, revenue from subleasing revenue, agency income from education advisory services and property management services income increased significantly. We provided 143 rentable living rooms during the year ended March 31, 2025, compared to 63 rentable living rooms for the year ended March 31, 2024.

Cost of revenues

The following table sets forth the breakdown of our cost of revenues for the six months ended September 30, 2025 and 2024:

	For the Six Months Ended September 30,
	2025		2024		Variance
	Amount	% of cost of revenues	Amount	% of cost of revenues	Amount	%
Amortization of right of use assets	$373,236	65%	$360,164	70%	$13,072	4%
Interest on operating lease liabilities	83,135	14%	87,788	17%	(4,653)	(5)%
Overhead	120,574	21%	66,109	13%	54,465	82%
Total cost of revenues	$576,945	100%	$514,061	100%	$62,884	12%

Our cost of revenues increased by $62,884 or 12%, from $514,061 for the six months ended September 30, 2024 to $576,945 for the six months ended September 30, 2025.

Our amortization of right of use assets increased by $13,072 or 4%, from $360,164 for the six months ended September 30, 2024 to $373,236 for the six months ended September 30, 2025, the increase was primarily attributable to the commencement of a new lease agreement in August 2025.

Our interest on operating lease liabilities decreased by $4,653 or 5%, mainly due to the reduction in outstanding lease liabilities as lease payments were made during the period.

Our overhead expenses increased by $54,465 or 82%, and the increase was primarily attributable to higher operating costs resulting from the expansion of our dormitory and office facilities. Our water and electricity expense increased by $15,977, driven by higher occupancy across our properties. Our maintenance expense increased by $15,658, primarily due to renovation work and routine repairs for newly leased units. Our cleaning expense increased by $2,639, in line with the increased number of dormitory units under operation.

The following table sets forth the breakdown of our cost of revenues for the years ended March 31, 2025 and 2024:

	For the Years Ended March 31,
	2025		2024		Variance
	Amount	% of cost of revenues	Amount	% of cost of revenues	Amount	%
Amortization of right of use assets	$722,695	63%	$355,028	66%	$367,667	104%
Interest on operating lease liabilities	178,995	16%	29,819	6%	149,176	500%
Overhead	236,449	21%	150,451	28%	85,998	57%
Total cost of revenues	$1,138,139	100%	$535,298	100%	$602,841	113%

Our cost of revenues increased by $602,841 or 113%, from $535,298 for the year ended March 31, 2024 to $1,138,139 for the year ended March 31, 2025.

Our amortization of right of use assets increased by $367,667 or 104%, from $355,028 for the year ended March 31, 2024 to $722,695 for the year ended March 31, 2025, the increase was primarily attributable to the expansion of rentable capacity and the execution of new lease agreements during the year.

Gross profit

Our gross profit and gross profit margin are as follows:

	For the Six Months Ended September 30,			% of
	2025	2024	Variance	variance

Gross profit	$820,146	$279,253	$540,893	194%
Gross profit margin	59%	35%	24%

Our gross profit increased by $540,893, or 194%, from $279,253 for the six months ended September 30, 2024 to $820,146 for the six months ended September 30, 2025. The increase in total gross profit was primarily attributable to: (i) full period subleasing income from the Kiu Kiang Street dormitory for the six months ended September 30, 2025. The dormitory was under renovation before August 2024. As a result, the Kiu Kiang Street dormitory contributes six months of subleasing income for the period ended September 30, 2025, was compared with only one month of subleasing income for the period ended September 30, 2024. The period-to-period increment in the Kiu Kiang Street dormitory subleasing income is $385,430. While rental expenses were recognized for six months in both periods because the lease commenced in March 2024; and (ii) increased agency income from education advisory services because of stronger market demand.

	For the Years Ended March 31,			% of
	2025	2024	Variance	variance

Gross profit	$1,334,518	$251,019	$1,083,499	432%
Gross profit margin	54%	32%	22%

Our gross profit increased by $1,083,499, or 432%, from $251,019 for the year ended March 31, 2024 to $1,334,518 for the year ended March 31, 2025. The increase in total gross profit was primarily driven by the recognition of agency income from property management services and referral of education advisory services.

General and administrative expenses

Our general and administrative expenses consist of the following.

	For the Six Months Ended September 30,			% of
	2025	2024	Variance	variance
General and administrative expenses
Personnel costs	$151,150	$99,072	$52,078	53%
Depreciation	24,030	18,863	5,167	27%
(Reversal) provision of expected credit losses	(4,468)	4,253	(8,721)	(205)%
Professional fees	429,481	1,601	427,880	26726%
Others	15,377	17,672	(2,295)	(13)%
	$615,570	$141,461	$474,109	335%

Our general and administrative expenses increased by $474,109 or 335%, from $141,461 for the six months ended September 30, 2024 to $615,570 for the six months ended September 30, 2025, which was mainly due to (i) increase in personnel costs that there was an increase in number of operation personnel between the periods ended September 30, 2024 and 2025; and (ii) increase in professional fees related to the audit of our consolidated financial statements and other professional services.

	For the Years Ended March 31,			% of
	2025	2024	Variance	variance
General and administrative expenses
Personnel costs	$249,797	$171,381	$78,416	46%
Depreciation	42,205	42,001	204	1%
Provision of expected credit losses	24,568	13,374	11,194	84%
Others	59,184	54,012	5,172	9%
	$375,754	$280,768	$94,986	34%

Our general and administrative expenses increased by $94,986, or 34%, from $280,768 for the year ended March 31, 2024 to $375,754 for the year ended March 31, 2025, which was mainly due to (i) increase in personnel costs that there was an increase in number of operation personnel from 6 to 9 between the years ended March 31, 2024 and 2025; and (ii) increase in provision of expected credit losses.

Other income (expenses), net

	For the Six Months Ended September 30,			% of
	2025	2024	Variance	variance
Other income (expenses), net
Foreign exchange transaction gains	$1,105	$1,357	$(252)	(19)%
Interest expenses	(16,147)	(29,233)	13,086	(45)%
Interest income	606	135	$471	349%
Other income	45,215	5,284	39,931	756%
	$30,779	$(22,457)	$53,236	(237)%

Other income, net amounted to $30,779 for the six months ended September 30, 2025 while other expenses, net amounted to $22,457 for the six months ended September 30, 2024.

Our interest expense decreased by $13,086, or 45%, from $29,233 for the six months ended September 30, 2024 to $16,147 for the six months ended September 30, 2025, which was mainly due to repayment of bank borrowings.

Our other income increased by $39,931 or 756%, from $5,284 for the six months ended September 30, 2024 to $45,215 for the six months ended September 30, 2025. Other income primarily comprised on-demand concierge services, which are not within the scope of ASC 606.

	For the Years Ended March 31,			% of
	2025	2024	Variance	variance
Other (expenses) income, net
Foreign exchange transaction losses	$(225)	$(293)	$68	(23)%
Interest expenses	(55,374)	(22,358)	(33,016)	148%
Interest income	5,777	501	5,276	1,053%
Other income	30,827	25,201	5,626	22%
	$(18,995)	$3,051	$(22,046)	(723)%

Other expense, net amounted to $18,995 for the year ended March 31, 2025 while other income, net amounted to $3,051 for the year ended March 31, 2024.

Our interest expense increased by $33,016, or 148%, from $22,358 for the year ended March 31, 2024 to $55,374 for the year ended March 31, 2025, which was mainly due to the commencement of bank borrowings in July 2023, which remained outstanding throughout the year ended March 31, 2025.

Our other income increased by $5,626 or 22%, from $25,201 for the year ended March 31, 2024 to $30,827 for the year ended March 31, 2025. Other income primarily comprised on-demand concierge services, which are not within the scope of ASC 606.

Loss from discontinued operations, net of taxes

Our loss from discontinued operations decreased by $10,043, or 53%, from $19,053 for the six months ended September 30, 2024 to $9,010 for the six months ended September 30, 2025.

Our loss from discontinued operations increased by $588, or 1%, from $54,865 for the year ended March 31, 2024 to $55,453 for the year ended March 31, 2025.

On September 1, 2025, Student Living HK entered into an equity transfer agreement with an independent third party, pursuant to which, Student Living HK agreed to sell all the issued shares of Shenzhen Student Living for a consideration of RMB1,000 (equivalents to approximately $140). On the same day, we discontinued our operations in PRC. The gain on disposal of subsidiary is $16,174.

Income tax expense

Our Operating Subsidiary is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. Hong Kong profit tax rates are 8.25% on assessable profits up to $256,020 (equivalents to HK$2,000,000), and 16.5% on any part of assessable profits over $256,020 (equivalents to HK$2,000,000).

Our income tax expenses increased by $10,806 or 138%, from $7,828 for the six months ended September 30, 2024 to $18,634 for the six months ended September 30, 2025. The increase was primarily attributable to higher taxable income generated by the Operating Subsidiary for the six months ended September 30, 2025.

Our income tax expenses increased by $108,040 or 437%, from $24,703 for the year ended March 31, 2024 to $132,743 for the year ended March 31, 2025. The increase was primarily attributable to higher taxable income generated by the Operating Subsidiary for the year ended March 31, 2025, as a result of expanded business activities.

Net income

As a result of the foregoing, net income increased by $119,257 or 135% from $88,454 for the six months ended September 30, 2024 to $207,711 for the six months ended September 30, 2025.

As a result of the foregoing, we reported a net income of $751,573 for the year ended March 31, 2025, as compared to a net loss of $106,266 for the year ended March 31, 2024.

Cash flows

The following table sets forth a summary of our cash flows for the six months ended September 30, 2025 and 2024:

	For the Six Months Ended September 30,
	2025	2024

Net cash provided by operating activities of continuing operations	$1,314,529	$1,450,201
Net cash used in investing activities of continuing operations	(29,789)	(44,184)
Net cash used in financing activities of continuing operations	(256,949)	(251,176)
Net cash used in discontinued operations	(57,094)	(151,275)
Net increase in cash and cash equivalents	970,697	1,003,566
Effect of exchange rate changes on cash and cash equivalents	5,441	7,644
Cash and cash equivalents, beginning of period	600,696	228,390
Cash and cash equivalents, end of period	1,576,834	1,239,600
Cash and cash equivalents of discontinued operations	-	(42,863)
Cash and cash equivalents, end of period – continuing operations	$1,576,834	$1,196,737

The following table sets forth a summary of our cash flows for the years ended March 31, 2025 and 2024:

	For the Years Ended March 31,
	2025	2024

Net cash provided by (used in) operating activities of continuing operations	$1,406,056	$(245,645)
Net cash used in investing activities of continuing operations	(69,242)	-
Net cash (used in) provided by financing activities of continuing operations	(832,445)	117,778
Net cash used in discontinued operations	(133,892)	(1,090)
Net increase (decrease) in cash and cash equivalents	370,477	(128,957)
Effect of exchange rate changes on cash and cash equivalents	1,829	(10,890)
Cash and cash equivalents, beginning of year	228,390	368,237
Cash and cash equivalents, end of year	600,696	228,390
Cash and cash equivalents of discontinued operations	(58,441)	(192,552)
Cash and cash equivalents, end of year – continuing operations	$542,255	$35,838

Operating Activities

Net cash provided by operating activities for the six months ended September 30, 2025 was $1,314,529, compared to the net income of $207,711. The difference was primarily attributable to: (i) an increase of contract liabilities of $930,326, mainly related to payment advanced from customers; (ii) an increase of $34,694 in accrued expense and other liabilities, mainly related to deposits received from customers; (iii) a decrease of account receivable of $178,420, mainly due to repayment from debtors and related parties.

Net cash provided by operating activities for the six months ended September 30, 2024 was $1,450,201, compared to the net income of $88,454. The difference was primarily attributable to: (i) an increase of accounts receivable of $112,697, which is in line with the increase in revenue; (ii) an increase of contract liabilities of $1,251,544, mainly related to payment advanced from customers; and (iii) an increase of $149,823 in accrued expense and other liabilities, mainly related to deposits received from customers.

Net cash provided by operating activities for the year ended March 31, 2025 was $1,406,056, compared to the net income of $751,573. The difference was primarily attributable to: (i) an increase of contract liabilities of $416,113, mainly related to payment advanced from customers; (ii) an increase of $147,497 in accrued expense and other liabilities, mainly related to deposits received from customers; (iii) an increase of $99,491 in income tax payables arising from the provision for Hong Kong Profits Tax; (iv) an increase of account receivable of $197,302, which was in line with the increase in revenue; and (v) a decrease of operating lease liabilities of $690,247.

Net cash used in operating activities for the year ended March 31, 2024 was $245,645, compared to the net loss of $106,266. The difference was primarily attributable to: (i) increase in prepayments, deposits and other receivables of $364,979, resulting from the execution of new lease agreements during the year; (ii) an increase of contract liabilities of $43,929, mainly related to payment advanced from customers; (iii) an increase of $34,801 in accrued expense and other liabilities, mainly related to deposits received from customers; (iv) an increase of $19,335 in income tax payables arising from the provision for Hong Kong Profits Tax; (v) an increase of account receivable of $29,499, which was in line with the increase in revenue; and (vi) a decrease of operating lease liabilities of $298,760.

Investing Activities

Net cash used in investing activities for the six months ended September 30, 2025 was $29,789, which was entirely spent on the purchase of property and equipment.

Net cash used in investing activities for the six months ended September 30, 2024 was $44,184, which was entirely spent on the purchase of property and equipment.

Net cash used in investing activities for the year ended March 31, 2025 was $69,242, which was entirely spent on the purchase of property and equipment.

Financing Activities

Net cash used in financing activities for the six months ended September 30, 2025 was $256,949, which was primarily attributable to the payment of IPO costs of $444,262, repayment of bank borrowings amounting to $49,924, and the net repayment from related parties of $237,237.

Net cash used in financing activities for the six months ended September 30, 2024 was $251,176, which was primarily attributable to repayment of bank borrowings of $49,947, and the repayment to related parties of $201,229.

Net cash used in financing activities for the year ended Mach 31, 2025 was $832,445, which was primarily attributable to the repayment of bank borrowings amounting to $100,090, and the repayment to a related party of $732,355.

Net cash provided from financing activities for the year ended March 31, 2024 was $117,778, which was primarily attributable to net proceeds from bank borrowings of $963,627 and the repayment to a related party of $845,849.

Quantitative and Qualitative Disclosures about Market Risks

Currency risk

Our operating activities are primarily conducted in Hong Kong Dollars, which is also the functional currency of our Operating Subsidiary. Our revenue, operating activities, and most of our assets and liabilities are predominantly denominated in this functional currency. However, we are exposed to foreign exchange risk arising from transactions, recognized assets and liabilities, and net investments in foreign operations that are denominated in currencies other than our functional currency, as well as from fluctuations between our functional currency and our presentation currency.

We consider that the overall foreign exchange risk is not significant, and we have not used any instruments or derivatives to manage or hedge the risk.

Credit risks

Financial instruments that potentially subject us to the credit risks consist of cash and cash equivalents, financial assets at fair value through profit or loss, accounts receivable, amounts due from related parties and deposits and other receivables. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates.

We deposit our cash with reputable banks located in Hong Kong. As of September 30, 2025 and March 31, 2025, $1,576,834 and $542,255 were deposited with these banks, respectively. Balances maintained with banks in Hong Kong are insured under the Deposit Protection Scheme introduced by the Hong Kong Government for a maximum amount of HK$500,000 (equivalent to $64,260) and further increased to HK$800,000 (equivalent to $102,816), effective October 1, 2024, for each depositor at one bank, whilst the balances maintained by us may at times exceed the insured limits. Cash balances maintained with banks in Hong Kong are not otherwise insured by the Federal Deposit Insurance Corporation or other programs. We have not experienced any losses in these bank accounts and we believe that we are not exposed to any significant credit risk on cash and cash equivalent.

Assets that potentially subject us to a significant credit risk primarily consist of accounts receivable, amounts due from related parties and deposits and other receivables. We perform regular and ongoing credit assessments of the counterparts’ financial conditions and credit histories. We also assess historical collection trends, aging of receivables and general economic conditions. We consider that we have adequate controls over these receivables in order to minimize the related credit risk. As of September 30, 2025 and March 31, 2025, the balances of allowance for expected credit losses were $37,450 and $41,943, respectively.

Concentration risks

For the six months ended September 30, 2025 and 2024, most of our assets were located in Hong Kong. At the same time, we consider that we were exposed to the following concentrations of risk:

(a)	Major customers

The following table sets forth information as to each customer that accounted for the top 5 of the Company’s revenues for the six months ended September 30, 2025 and 2024:

	For the Six Months Ended September 30,
Customers	2025		2024
	Revenues	% of revenues	Revenues	% of revenues
Customer A	$404,511	29.0%	$184,419	23.2%
Customer B	32,258	2.3%	32,273	4.1%
Customer C	32,258	2.3%	32,273	4.1%
Customer D	32,258	2.3%	32,273	4.1%
Customer E	32,258	2.3%	32,273	4.1%
Total	$533,543	38.2%	$313,511	39.6%

(b)	Receivables

The following table sets forth information as to each customer that accounted for the top 5 of the Company’s accounts receivable, net of allowance for expected credit losses, as of September 30, 2025 and March 31, 2025:

Customers	As of September 30, 2025		As of March 31, 2025
	Accounts receivable, net	% of accounts receivable, net	Accounts receivable, net	% of accounts receivable, net
Customer A	$15,274	33.3%	168,035	74.7%
Customer B	5,346	11.7%	5,347	2.4%
Customer C	5,346	11.7%	5,347	2.4%
Customer D	5,346	11.7%	5,347	2.4%
Customer E	5,346	11.7%	5,347	2.4%
Customer F	356	0.8%	31,732	14.1%
Total	$37,014	80.9%	$221,155	98.4%

(c)	Major suppliers

The following table sets forth information as to each supplier that accounted for the top 5 of the Company’s cost of revenues for the six months ended September 30, 2025 and 2024:

	For Six Months Ended September 30,
Suppliers	2025		2024
	Cost of revenues	% of cost of revenues	Cost of revenues	% of cost of revenues
Supplier A	$288,451	50.0%	$293,858	57.2%
Supplier B	86,791	15.0%	82,811	16.1%
Supplier C	85,170	14.8%	87,699	17.1%
Supplier D	21,853	3.8%	960	0.2%
Supplier E	19,705	3.4%	7,715	1.5%
Supplier F	10,906	1.9%	10,911	2.1%
Total	$512,876	88.9%	$483,954	94.2%

For the years ended March 31, 2025 and 2024, most of our assets were located in Hong Kong. At the same time, we consider that we were exposed to the following concentrations of risk:

(a)	Major customers

The following table sets forth information as to each customer that accounted for the top 5 of the Company’s revenues for the years ended March 31, 2025 and 2024:

	For the Years Ended March 31,
Customers	2025		2024
	Revenues	% of revenues	Revenues	% of revenues
Customer A	$795,586	32.2%	$-	-%
Customer B	64,673	2.6%	30,672	3.9%
Customer C	64,673	2.6%	30,672	3.9%
Customer D	64,673	2.6%	30,672	3.9%
Customer E	64,673	2.6%	30,672	3.9%
Customer G	-	-%	13,347	1.7%
Total	$1,054,278	42.6%	$136,035	17.3%

(b)	Receivables

The following table sets forth information as to each customer that accounted for the top 5 of the Company’s accounts receivable, net of allowance for expected credit losses, as of March 31, 2025 and 2024:

	As of March 31,
Customers	2025		2024
	Accounts receivable, net	% of accounts receivable, net	Accounts receivable, net	% of accounts receivable, net
Customer A	$168,035	74.7%	$-	-%

Customer F	31,732	14.1%	10,413	34.0%
Customer B	5,347	2.4%	5,071	16.5%
Customer C	5,347	2.4%	5,071	16.5%
Customer D	5,347	2.4%	5,071	16.5%
Customer E	-	-	5,071	16.5%
Total	$215,808	96.0%	$30,697	100.0%

(c)	Major suppliers

The following table sets forth information as to each supplier that accounted for the top 5 of the Company’s cost of revenues for the years ended March 31, 2025 and 2024:

	For the Year Ended March 31,
Suppliers	2025		2024
	Cost of revenues	% of cost of revenues	Cost of revenues	% of cost of revenues
Supplier A	$555,974	48.8%	$46,144	8.6%
Supplier C	175,742	15.4%	175,032	32.7%
Supplier B	169,974	14.9%	163,672	30.6%
Supplier G	43,278	3.8%	-	-%
Supplier H	39,209	3.4%	-	-%
Supplier I	-	-%	23,004	4.3%
Supplier F	-	-%	20,346	3.8%
Total	$984,177	86.3%	$428,198	80.0%

Interest rate risk

Fluctuations in market interest rates may negatively affect our financial condition and results of operations. We are exposed to floating interest rate risk on bank deposits and bank borrowings, particularly during periods when the interest rate is expected to significant changes. Nevertheless, given the amounts of bank deposits and bank borrowings in question, we consider our interest rate risk to be manageable and not likely to cause significant disruption to the business.

As of September 30, 2025, we had outstanding bank loans of $818,671. We estimate that a 1% increase in the Hong Kong Interbank Offered Rate against bank borrowings outstanding on September 30, 2025 would result in an increase in interest expense of $8,187 per annum whilst we estimate that a 1% decrease in the Hong Kong Interbank Offered Rate against bank borrowings outstanding on September 30, 2025 would result in a decrease in interest expense of $8,187 per annum.

Pursuant to a banking facility letter dated September 27, 2023, Student Living HK secured a straight-line loan facility from The Hongkong and Shanghai Banking Corporation Limited, Hong Kong (“HSBC”) under the property mortgage loan. The bank borrowings were secured over the property at Unit A, 1st Floor, Dolford Mansion, Nos. 1 and 3 Chatham Court, Kowloon granted by Student Living HK’s previous subsidiary LORA as the mortgagor and secured by personal guarantee provided by Mr. Chun Kwok Ng, the sole director of the Student Living HK. The borrowing is repayable by installments, with repayment notice issued by HSBC, with the final installment due in 2033. The loan carries a variable interest rate set at the Hong Kong Interbank Offered Rate (“HIBOR”) plus 1.8% per annum.

We have not used any instruments or derivatives to manage and hedge our interest rate risk exposure.

Liquidity risk

Liquidity risk is the risk that we will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. Our approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to our reputation.

Typically, we ensure that we have sufficient cash on demand to meet expected operational expenses for a period of twelve months, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Economic and political risks

Our operations are mainly conducted in HK SAR. Accordingly, our business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in HK SAR.

Our operations in HK SAR are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. Our results may be adversely affected by changes in the political and social conditions in HK SAR, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Inflation Risk

We monitor changes in prices levels. Historically inflation has not materially impacted our audited consolidated financial statements: however. significant increases in the price of labor that cannot be passed to our customers could adversely impact our results of operations.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Specifically, we have not entered into any financial guarantees, commitments or other arrangements to guarantee payment obligations of any parties. In addition, we have not entered into any derivative contracts that are indexed to our shares and classified as shareholders’ equity or that are not reflected in our consolidated financial statements. Moreover, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.

Commitments and Contingencies

Commitments

As of September 30, 2025, we had neither any significant financial nor any capital commitment.

The following table summarizes our contractual obligations as of September 30, 2025:

Contractual obligations	Total	Less than 1 year	Between 1 – 3 years	Over 3 years

Bank borrowings	$980,231	$137,470	$259,948	$582,813
Operating lease commitment	3,163,467	941,105	1,560,742	661,620
	$4,143,698	$1,078,575	$1,820,690	$1,244,433

Other than as shown above, we did not have any significant financial and capital commitments, long-term obligations, or guarantees as of September 30, 2025.

Contingencies

As of September 30, 2025, we were not a party to any material legal or administrative proceedings. In addition, there were no legal or regulatory proceedings, either individually or in the aggregate, that could have resulted in an unfavorable outcome with a material adverse effect on our results of operations, consolidated financial condition, or cash flows.

As of the date of this prospectus, we did not have any loss contingencies which require to be recognized or disclosed in our consolidated financial statements.

Capital Expenditures

For the six months ended September 30, 2025, we purchased $29,789 of property and equipment for use in our operations.

Seasonality

The nature of our business does not appear to be affected by seasonal variations. We may experience fluctuations in demand due to heightened or weakened economic conditions, geopolitical events, and shifts in trade patterns in areas where we operate.

Trend Information

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments, or events that are reasonably likely to have a material effect on our net revenue, income from continuing operations, profitability, liquidity, or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Inflation

Inflation does not materially affect our business or the results of our operations.

Significant Accounting Policies and Critical Accounting Judgments and Estimates

We prepare our unaudited interim condensed consolidated financial statements in accordance with U.S. GAAP, which requires us to make judgments, estimates and assumptions that affect (i) the reported amounts of our assets and liabilities; (ii) the disclosure of our contingent assets and liabilities at the end of each reporting period; and (iii) the reported amounts of revenues and expenses during each reporting period. We continually evaluate these judgments, estimates and assumptions based on our own historical experience, knowledge and assessment of current business and other conditions and our expectations regarding the future based on available information, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

When reading our unaudited interim condensed consolidated financial statements, you should consider our selection of critical accounting policies, the judgment and other uncertainties affecting the application of such policies and the sensitivity of reported results to changes in conditions and assumptions. We consider an accounting estimate to be critical if: (i) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and (ii) changes in the estimate that are reasonably likely to occur from period to period or use of different estimates that we reasonably could have used in the current period, would have a material impact on our financial condition or results of operations. We consider our critical accounting estimates include (i) allowance for expected credit losses for accounts receivable, amounts due from related parties and deposits and other receivables.

Critical Accounting Estimates

Allowance for expected credit losses against financial assets

We assess the allowance by pooling relevant financial assets that have similar risk characteristics and evaluates receivable individually when specific assets no longer share those risk characteristics. We determine the expected credit losses based on aging data, historical collection experience, customer specific facts, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect our ability to collect form counterparties. Balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. We continue to evaluate the reasonableness of the allowance policy and update it if necessary. As of September 30, 2025 and March 31, 2025, the balance of allowance for expected credit losses against financial assets were $37,450 and $41,943, respectively.

Recent Accounting Pronouncements

See the discussion of the recent accounting pronouncements contained in Note 2 to the unaudited interim condensed consolidated financial statements, “Summary of Significant Accounting Policies”.

INDUSTRY OVERVIEW

The information contained in this section and elsewhere in the prospectus have been derived from various official government and other publications generally believed to be reliable and the market research report prepared by Migo Corporation Limited (“MIGO”) on December 23, 2025 and commissioned by Student Living Culture Technology Limited. All information and data presented in this section is derived from MIGO’s industry report, unless otherwise noted. The following discussion includes projections for future growth, which may not occur at the rates that are projected or at all.

Definition of Student Living Operator (Rental and Management Services) and Educational Advisory Referral Services in Hong Kong

A student living operator in Hong Kong provides student-focused rental accommodation either directly from landlords or through subleasing arrangements, combined with comprehensive property management services. These operators cater to both local and international students by offering accessible and secure housing solutions that meet short-term and long-term needs. Their role is to bridge students and property owners, while ensuring that the living arrangements are tailored to the academic lifestyle. The scope of services typically includes leasing and managing housing units, maintaining facilities, ensuring statutory safety compliance, and coordinating utilities and cleaning. Operators also provide student-centered amenities and community engagement programs designed to enhance the residential experience, such as study areas, social events, and well-being initiatives. In essence, a student living operator functions as both housing provider and property manager, delivering end-to-end living solutions that support students throughout their education journey.

Educational advisory referral services in Hong Kong refer to consultancy activities that support students and their families in making informed education-related decisions. These services typically involve assessing a student’s academic profile and goals, providing advice on suitable study pathways, and referring them to appropriate schools, universities, or training providers both locally and overseas. Consultants act as trusted intermediaries between students and institutions, ensuring that the options presented align with the student’s aspirations and circumstances. Beyond program selection, these services often extend to referrals for a range of related needs including test preparation, language training, credential evaluation, visa and immigration support, accommodation placement, insurance, banking onboarding, and post-arrival orientation. They may also provide assistance with application processes, admissions documentation, interpretation of entry requirements, and career development planning.

Overview of the Student Living Operator (Rental and Management Services) and Educational Advisory Referral Services Market in Hong Kong

Hong Kong’s student living operator and educational advisory referral services market is undergoing remarkable growth, driven by rising demand for high-quality student accommodation and an increasing interest from both local and international investors. The sector’s expansion reflects evolving market dynamics, including a surge in student mobility, the city’s appeal as a global education hub, and a growing recognition of student housing as a resilient and attractive asset class.

The industry has progressed from providing basic advisory assistance to delivering integrated, end-to-end solutions tailored for property owners, developers, investors, and educational institutions. Services offerings now go far beyond standard brokerage, encompassing investment strategy, regulatory and compliance advisory, property acquisition and due diligence, development planning and delivery, operational management, and long-term asset performance optimization. On the education front, referral-led models connect students with trusted partners for academic planning, settlement support, and ongoing services—enhancing student outcomes while ensuring regulatory compliance and transparency.

As the market continues to develop, student living operators and educational advisory referral services will play an increasingly pivotal role in the sustainable growth of Hong Kong’s property market and education ecosystems. The outcome is a more professionalized, data-informed, and student-centric landscape with clearer pathways to predictable operational and investment performance.

Chain Analysis

Source: MIGO

Economy in Hong Kong

According to data from the International Monetary Fund (IMF), Hong Kong’s economy is expected to continue as a leading international financial and trade hub in Asia through 2025 and beyond. With an estimated GDP of USD422 billion in 2025, Hong Kong stands out for its robust service sector, vibrant financial markets, and strategic role as a gateway between Mainland China and the global economy.

Economic recovery and resilience have characterized Hong Kong’s recent years, despite facing global uncertainties and local challenges. After a contraction in 2020, the territory rebounded strongly in 2021, though growth has fluctuated due to Pandemic impacts and global economic conditions. Inflation remains moderate, and policy efforts focus on supporting recovery, innovation, and talent development. Private consumption and investment are set to remain solid, supported by a revival in tourism, infrastructure development, and cross-border business activities. Hong Kong’s ongoing efforts in digital transformation, green finance, and integration with the Greater Bay Area are expected to further strengthen economic prospects.

In 2024, Hong Kong’s full-year Gross Domestic Product (“GDP”) was approximately USD402 billion, with a 2.5% year-on-year increase. Looking forward, GDP is forecast to grow steadily, rising from USD422 billion in 2025 to USD523 billion by 2030, a compound annual growth rate (CAGR) of about 4.3%. These projections underscore Hong Kong’s adaptability and its continuing role as a global economic powerhouse. The following chart illustrates the real GDP and growth rate in Hong Kong from 2019 to 2030 (forecast).

GDP and Growth Rate in Hong Kong (2019-2030f)
GDP (USD Billion)
600
500
400
300
200
100
0
8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
-6.0%
-8.0%
363
345
369
359
381
402
422
442
464
487
511
523
3.8%
-6.5%
6.5%
-3.7%
3.2%
2.5%
1.5%
1.9%
2.8%
2.5%
2.4%
2.3%
2019
2020
2021
2022
2023
2024
2025f
2026f
2027f
2028f
2029f
2030f
GDP
Real GDP Growth Rate

Source: IMF, MIGO

Growth Drivers

Government’s Initiatives in Hong Kong

The 2024 Policy Address highlighted the Hong Kong Government’s ongoing efforts to strengthen the “Study in Hong Kong” brand, underscoring the strategic importance of attracting global talent to maintain the city’s competitiveness. Among the new initiatives, a pilot scheme was introduced to streamline the application process for planning, land, and building approvals, specifically to facilitate the conversion of commercial buildings into student housing properties. These policy advancements are expected to incentivize landlords and investors to bring much-needed student accommodation to the market, further reinforcing Hong Kong’s position as a leading international education hub.

Strong Resources of UGC-Funded Universities

According to the 2025-26 Budget of Hong Kong, the government will allocate HKD68.1 billion (USD8.7 billion) in funding to University Grants Committee (UGC) funded universities over the next three years. These UGC-funded universities comprise eight public higher education institutions that receive recurrent government funding distributed by the UGC, a statutory body that advises the Hong Kong government on higher education development and resource allocation. As reported by the UGC, the financial reserves of these eight universities rose to nearly HKD140 billion (USD17.8 billion) in the 2023/24 academic year (AY), representing an 11% increase from 2022/23 AY. In Hong Kong, the academic year in higher education typically consists of two main semesters: the fall semester (September to December) and the spring semester (January to May).

Rising Non-local Enrollment

Starting in the 2024/25 AY, the government plans to double the quota for non-local students at subsidized higher education institutions to 40%. According to the government press release issued on October 30, 2024, non-local students make up nearly 29% of Hong Kong’s total higher education enrollment, with particularly high proportions in research programs during the 2023/24 AY. According to the UGC and MIGO there were 222,500 students enrolled in both UGC-funded and non-UGC-funded programs, with over 64,000 coming from outside Hong Kong, predominantly from Mainland China during the 2023-24 AY. This surge in demand for quality student accommodation creates opportunities for operators who can innovate and adapt to these diverse needs, positioning them to thrive in Hong Kong’s dynamic education landscape. The table below presents the number of students by study level and place of origin for the 2023/24 AY.

Number of Students by Study Level and Place of Origin, 2023/24 AY

Programs Type	Local	Non-local (Mainland China)	Other non-local	Sub-total non-local	Total
UGC-funded taught programmes	76,359 (84%)	10,450 (11%)	4,419 (5%)	14,869 (16%)	91,228 (100%)
UGC-funded research programmes	1,373 (14%)	7,372 (77%)	813 (9%)	8,185 (86%)	9,558 (100%)
Non-UGC Funded research taught programmes	79,870 (69%)	34,410 (30%)	822 (1%)	35,232 (31%)	115,102 (100%)
Non-UGC-funded research programmes	654 (10%)	5,561 (84%)	397 (6%)	5,958 (90%)	6,612 (100%)
Total	158,256 (71%)	57,793 (26%)	6,451 (3%)	64,244 (29%)	222,500 (100%)

Source: UGC, MIGO

Limited On-Campus Accommodation Supply

In the 2024/25 AY, all eight UGC-funded universities in Hong Kong collectively offer approximately 40,213 units of student accommodation. The average student-to-bed ratio at Hong Kong’s eight major universities is 2.55 to 1, indicating a significant undersupply of student accommodation spaces. This shortage translates to more than 62,500 students lacking on-campus accommodation, reflecting the acute scarcity of student accommodation spaces in Hong Kong.

The provision of university housing arrangement has not kept pace with the growing student population, and it is unlikely that the overall demand for student accommodation will be met in the foreseeable future. Although the government has set a target to create 13,500 new units through the Accommodation Development Fund, progress has been modest. According to the Hong Kong Baptist University press release issued on December 30, 20242, about 11,366 university residential beds are under construction, with completion expected between 2024 and 2027. Plans for an additional 1,693 places have yet to commence construction. Notably, the HKD10.3 billion (USD1.3 billion) Hostel Development Fund (HDF) in Hong Kong has not been replenished since its establishment in 2018. Furthermore, finding suitable sites for new university accommodations remain a significant challenge, suggesting that future supply may continue to be constrained. To address the accommodation shortage, some universities are partnering with private sector providers to offer off-campus accommodation. The following table illustrates the total number of student accommodation and student enrollment by universities in Hong Kong for the 2024/25 AY.

Number of Student Accommodation and Student Enrollment by Universities in Hong Kong, 2024/25 AY

			Student Enrollment
Item	Student Accommodation		Local Student	Non- Local Student
1	City University of Hong Kong	3,692	10,068	2,831
2	Hong Kong Baptist University	3,796	6,544	1,202
3	Lingnan University	2,657	2,599	498
4	The Chinese University of Hong Kong	9,352	16,440	4,308
5	The Education University of Hong Kong	2,220	6,160	568
6	The Hong Kong Polytechnic University	4,654	13,606	4,116
7	The Hong Kong University of Science and Technology	6,042	8,721	3,247
8	The University of Hong Kong	7,800	15,532	6,282
	Total	40,213	79,670	17,161

Source: UGC, MIGO

The data highlights a persistent challenge for both local and non-local students in securing accommodation, accentuating the ongoing shortage of student accommodation spaces in Hong Kong. The consistently higher allocation for non-local students reflects policy priorities and the need to provide accommodation for those without local housing options. The following table illustrates success rate of student accommodation applications for local students and non-local students of the UGC universities in the 2014/15 to 2023/24 AY.

Success Rate of Student Accommodation Applications, 2014/15-2023/24 AY

Academic year (AY)	Local students	Non-local students
2014/15	60%	69%
2015/16	59%	77%
2016/17	61%	77%
2017/18	65%	77%
2018/19	59%	75%
2019/20	60%	73%
2020/21	42%	63%
2021/22	61%	72%
2022/23	54%	71%
2023/24	65%	80%

Source: UGC, MIGO

Market Overview of the Number of Units in Residential Buildings in Hong Kong

According to the Rating and Valuation Department (RVD) of Hong Kong, the take-up of private residential units changed from 20,888 units in 2020 to 17,305 units in 2024, representing a CAGR of approximately 8.4%. By the end of 2024, the vacancy rate stood at 57,900 units, accounting for 4.5% of the total housing stock. Looking ahead, the supply of new private residential units is expected to remain robust, with forecast completions of 20,862 units in 2025 and 20,098 units in 2026. In 2025, many new completions will be concentrated in Kowloon and the New Territories, together making up 85% of the total new supply. Among individual districts, Kowloon City will lead with 26% of the new completions, followed by Tuen Mun and Sai Kung, each contributing 10%. In 2026, the New Territories are projected to play an even more significant role, contributing 69% of the anticipated completions. District-wise, Sai Kung is expected to supply 27% of the new units, while Tai Po will account for an additional 16%. The following chart illustrates the trends in completions, take-up, and vacancy rates of private residential units in Hong Kong from 2020 to 2026 (forecast). Additionally, the accompanying pie chart depicts the distribution of private residential units by building age, providing further insight into the composition of Hong Kong’s housing stock.

Source: RVD, MIGO

Overview of Private Student Accommodation Market in Hong Kong

Typical private student accommodation projects in Hong Kong are institutionally-owned facilities that feature thoughtfully designed communal spaces. These properties may be purpose-built or converted from existing buildings to meet the unique needs of post-secondary students. Unlike traditional rental units, private student accommodations are specifically tailored to support both the academic and social aspects of student life. They often offer a range of amenities such as study lounges, recreational areas, and shared kitchens, fostering a vibrant community atmosphere and encouraging interaction among residents.

In the broader context of the rental accommodation sector, private student accommodation can be viewed as a specialized sub-category of co-living in Hong Kong. These developments combine the convenience and flexibility of co-living with features and services specifically curated for students, such as secure access, on-site management, and organized social activities. By providing an environment that balances privacy with community, private student accommodation projects play a crucial role in enhancing the overall student experience in Hong Kong. The following table illustrates the key characteristics of private student accommodation.

Key Characteristics of Private Student Accommodation

Customizable Lease Options	Sense of Community
Lease terms often align with the academic calendar, accommodating students who may not stay year-round.	Designed for students, these facilities foster a strong sense of belonging among peers in similar academic stages.

Cost-effectiveness	Furnished Units
More affordable than serviced apartments or hotels, often including utilities, internet, and kitchen, simplifying budgeting for students.	Usually furnished, reducing upfront costs and the hassle of moving in.

Academic-focused Environment	Proximity location
Amenities like study rooms, and communal spaces support students’ academic needs.	Often located near campuses or in areas with good public transport, ensuring easy access to educational facilities.

Source: MIGO

Market Size of the Student Accommodation Rental Market in Hong Kong

According to MIGO, Hong Kong’s student accommodation rental market is undergoing rapid expansion, with the total market size projected to grow from HKD480 million (USD61.5 million) in 2020 to HKD5,700 million (USD731.4 million) by 2030, reflecting a robust CAGR of nearly 24%. This remarkable surge is fueled by a persistent shortage of on-campus accommodation units at universities, a growing population of both local and international students, and the rise of a dynamic private student accommodation sector offering modern amenities and flexible leasing options.

As of 2024, student accommodation units in Hong Kong are demonstrating impressive occupancy rates of 95% to 100%, with monthly rents for each leasable space ranging from HKD6,000 (USD767) to HKD15,000(USD1,917). Private student accommodation has rapidly emerged as a significant segment within Hong Kong’s real estate market, and as the sector continues to evolve, it is expected to further align with global standards, better addressing the needs of an expanding student population. The following chart illustrates the projected accommodation rental market size in Hong Kong from 2020 to 2030 (forecast).

Source: MIGO

Market Overview of Educational Advisory Referral Services

For Mainland Chinese Students Studying in Hong Kong

Educational advisory referral services function as coordinated intermediaries that connect Mainland Chinese students with a rigorously vetted network of institutions and specialized providers across the full study-in-Hong Kong lifecycle. Rather than delivering every advisory function in-house, these platforms conduct structured intake and profiling, consent-based referrals to universities and programs, test-preparation and language centers, credential evaluation and documentation services, visa and regulatory advisors, and post-arrival orientation providers. Core operational elements include partner due diligence and accreditation verification, standardized service-level agreements to ensure responsiveness and quality, transparent fee and commission disclosures, data governance aligned with closed-loop performance tracking and student satisfaction.

Key Characteristics of Educational Advisory Referral Services

Consultation & Assessment	Application & Planning
Initial meetings, assessment of academic history, goals, language skills, and preferences.	Signing contracts, outlining the application timeline, fee structure, and deliverables. Sets expectations and formalizes the relationship.

Strategy & Preparation	Application Submission
University/program selection, document preparation, test preparation, personal statement/interview coaching, recommendation letters.	Guiding students through online portals, checking documents, ensuring deadlines are met.

Admission & Visa	Ongoing Support
Interpreting offers, advising on acceptance decisions, assisting with student visa applications and interview preparation.	Academic coaching, skills workshops, troubleshooting, peer networking, emergency support.

Source: MIGO

Sustainability, Partnerships, and Enhanced Services

Embracing sustainability initiatives helps operators attract environmentally conscious students and build a positive brand image. Partnerships with universities create reliable referral channels, ensuring a steady flow of tenants. Lastly, offering value-added services like social activities, wellness programs, and dedicated study spaces can foster a strong sense of community, differentiate accommodations in a crowded market, and justify premium pricing.

Competitive Landscape

Government incentive on Tertiary Education’s Regulatory Reforms

The student accommodation market in Hong Kong is highly competitive, shaped by a combination of government policies that promote the expansion of tertiary education, regulatory reforms, and increasing demand from both local and non-local students. As more students seek high-quality, purpose-built student accommodation, a diverse mix of competitors has emerged. These include traditional university-run accommodations, local property agencies, specialist consulting firms, technology-driven platforms, and international student accommodation brands. Each of these players brings distinct strengths and weaknesses, contributing to a dynamic environment where the ability to adapt quickly and meet evolving student expectations is crucial.

Emergence of One-Stop Consultancy Services

A significant recent trend is the rise of consultancy firms offering integrated, end-to-end student accommodation solutions. These firms provide a range of services such as regulatory compliance advisory, environmental sustainability audits, operational efficiency reviews, and strategies for optimizing student welfare and experience. By focusing on stakeholder engagement and comprehensive management strategies, these consultancies are helping universities and private operators develop sustainable and scalable accommodation models. Their holistic approach, often enhanced through partnerships with technology providers, is raising industry standards and compelling traditional student accommodation operators to modernize their offerings.

Key Competitor Segments

The competitive landscape can be divided into several key segments. Traditional student accommodation operators, such as university-run accommodations and established accommodation chains, boast deep local knowledge and trusted reputations but are often slower to innovate. Local property agencies leverage extensive property portfolios but typically lack specialized student accommodation management expertise. Specialist consulting firms, offer regulatory and operational expertise but may have less hands-on experience in day-to-day operations. Technology-driven platforms such as Student.com provide user-friendly digital booking and management solutions, appealing to tech-savvy students but often have less control over property standards. International brands, meanwhile, bring global best practices and strong branding but face high entry costs and the challenge of localizing their services to fit the Hong Kong market.

Competitors Segment	Strengths	Weaknesses
Traditional Student Accommodation Operators	Established networks, local knowledge, trusted brands	Slow to adapt, higher overheads, less innovation
Local Property Agencies	Large property portfolios, deep market agency works	Limited student accommodation management expertise, transactional focus
Specialist Consulting Firms	End-to-end solutions, regulatory expertise, stakeholder engagement	Newer to market, less operational track record
Tech-driven Online Platforms	User-friendly digital platforms, global reach, data-driven insights	Asset-light, less control on property standards
Purpose Built Student Accommodation (PBSA) Brands	Strong global branding, standardized quality and innovation	High entry costs and running costs

Competitive Differentiators

Innovation and technology play a critical role in setting competitors apart within Hong Kong’s student accommodation market. Operators that invest in digital platforms can offer streamlined booking processes, efficient payment systems, and mobile apps that enhance the tenant experience. The integration of smart facilities—ranging from energy-efficient systems to IoT-enabled maintenance—improves operational efficiency and addresses sustainability concerns. Additionally, offering a diverse array of accommodation options, from shared rooms to premium private suites, enables operators to attract a broader range of students. Value-added services such as mental health support, career counseling, language assistance, and community-building activities further differentiate leading providers in this sector.

Strategic Responses and Opportunities

To stay ahead in this increasingly competitive market, student accommodation operators in Hong Kong are pursuing a range of strategic responses. Forming partnerships with universities and property developers helps secure consistent demand and reduces vacancy risks. There is also a growing emphasis on sustainability, with operators adopting green building practices and waste reduction initiatives to align with the values of students and institutions. Agile business models, including pop-up student accommodations and co-living concepts, allow providers to quickly adjust to changing market conditions and student preferences. Finally, effective brand-building—centered on student experience, community, and wellbeing—has become a key differentiator for those seeking to establish a lasting presence in the market.

Entry Barriers

Reputation and Track Record

Establishing a strong reputation and proven track record is a significant entry barrier for student living and educational advisory referral services in Hong Kong. Accessing properties owned by local individuals and corporations requires trust, which established operators have built through years of delivering safe, reliable, and high-quality accommodation. Their existing relationships with landlords and investors, coupled with effective marketing and strong word-of-mouth among students, make it difficult for new entrants to gain traction. Newcomers must invest substantial time and resources to build credibility and secure both property partners and student tenants in this competitive market

Industry Expertise

Industry expertise is another crucial barrier. Operating student living and educational advisory referral services in Hong Kong demands in-depth knowledge of local regulations, tenancy ordinances, building safety standards, and the specific needs of both local and international students. Leading operators benefit from experienced teams that can navigate the city’s complex property landscape and consistently deliver quality management services. Their ability to attract and retain top talent further reinforces their competitive position and makes it challenging for new players to match their services levels.

Comprehensive Services

Non-local students and property stakeholders alike prefer operators who can provide integrated services, including property sourcing, facility management, leasing, community engagement, and student support programs. As expectations around service quality and regulatory compliance continue to rise, property owners and investors are more likely to partner with professional operators who can minimize risks and maximize returns. In this fragmented but growing sector, established operators with a strong client base and broad service offerings are best positioned to capture new opportunities and expand their presence.

HISTORY AND CORPORATE STRUCTURE

We are a Cayman Islands exempted company that wholly owns our BVI company subsidiary, Scholars EduVation BVI, which, in turn, wholly owns our Operating Subsidiary, Student Living HK in Hong Kong. We do not use VIE in our corporate structure. The Company began engaging in its current business activities in 2020.

Corporate History

The Company is an exempted company incorporated in the Cayman Islands with limited liability on June 4, 2025. On June 18, 2025, Scholars EduVation BVI was incorporated in the British Virgin Islands as a business company with limited liability and a wholly owned subsidiary of the Company. Student Living HK was incorporated in Hong Kong on April 25, 2016. The Operating Entity began engaging in its current business activities in 2020.

Organization Chart

Note:

(1)	TechLiving Hub Solutions Corporation is a company incorporated in the BVI on May 29, 2025 and wholly-owned by Mr. Chun Kwok Ng, our Chief Executive Officer and Chairman of Board of Directors.

(2)	Six Pre-IPO Investors, who are also selling shareholders (Mr. King Tong Chan, Mr. Shek Sun Lam, Mr. Shing Hin Ho, Mr. Siu Tai Chan, Ms. Wan Ting Wong, and Ms. Yuet King Yim). Each hold 4.9% of our outstanding shares.

Reorganization

In connection with the preparation for our planned initial public offering, we undertook a corporate reorganization to streamline our group structure. On September 1, 2025, we disposed of Shenzhen Student Living, a subsidiary of Student Living HK incorporated in Shenzhen, PRC through a share purchase agreement with unrelated third parties, and on September 9, 2025, we transferred LORA, an entity legally owned by Student Living HK incorporated in Hong Kong held on trust by Student Living HK for Mr. Leong Yin Ng before the transfer, to Mr. Leong Yin Ng. Following the completion of these transactions, neither Shenzhen Student Living nor LORA forms part of our Group. We believe the above disposal of Shenzhen Student Living enables us to focus our operations and resources on our core business segments and simplify our corporate structure for purposes of the offering.

Following an internal group reorganization completed on September 15, 2025, Student Living HK became our indirect wholly-owned subsidiary, which has been carrying dormitory rental business since 2020. Any investment in our Company pursuant to this Offering is not an investment in our Operating Subsidiary, but instead an investment in the Cayman Islands holding company.

Pre-IPO Investors

On September 19, 2025, our founding shareholder, TechLiving BVI, a company wholly owned by Mr. Chun Kwok Ng, sold 49 Ordinary Shares to each of Six Pre-IPO Investors, or 294 Ordinary Shares in the aggregate, representing approximately 29.4% of Mr. Chun Kwok Ng’s outstanding shares, pursuant to separate share purchase agreements, for US$294,760 (HKD 2,293,200) each and US$1,768,557 (HKD 13,759,200) in total. On the same date, the Company, TechLiving BVI, and the pre-IPO investors entered into respective registration rights agreements (the “Registration Rights Agreements”), which obligates the Company to register the subject Ordinary Shares on behalf of the Six Pre-IPO Investors and, thereafter, permits the Six Pre-IPO Investors to offer and sell the Ordinary Shares from time to time. After the Share Subdivision was completed on December 18, 2025, Six Pre-IPO Investors thereafter held 5,880,000 Ordinary Shares.

Share Subdivision

Following the completion of the Reorganization, on December 18, 2025, the shareholders of the Company resolved to subdivide each issued and unissued ordinary share into 20,000 Ordinary Shares of par value of US$0.00005 each. As a result of the subdivision and recapitalization, the Company is authorized to issue 1,000,000,000 ordinary shares of par value $0.00005 each and a total of 20,000,000 ordinary shares of par value US$0.00005 each are issued and outstanding as of the date of this prospectus. The Share Subdivision is considered as a part of the Company’s Reorganization prior to completion of its initial public offering and is retroactively applied as if the transaction occurred at the beginning of the period presented.

Key Milestones

The key milestones in the development of our Group are highlighted chronologically below:

Year	Milestones
2020	Commencement of our business under the brand “Student Living”

2021	Begin operations of our first student residence/dormitory

2023	Awarded “Best SME Award” by the Hong Kong General Chamber of Small and Medium Business

2025	Six Pre-IPO Investors collectively subscribed for an aggregate of US$1,768,557 (HKD 13,759,200), our founding shareholder, TechLiving BVI, a company wholly owned by Mr. Chun Kwok Ng

BUSINESS

OVERVIEW

We are a Cayman Islands exempted company with limited liability with a principal place of business in Hong Kong through our wholly-owned subsidiary, Student Living (Hong Kong) Culture Technology Limited. We are a student accommodation services, property management services and referral of education advisory services provider operating under the “Student Living” brand in Hong Kong. Our mission is to transform student dormitories into incubators for learning, collaboration, and self-discovery, as well as fostering an ecosystem that nurtures future global talent, providing more than just a place to live.

We provide a wide variety of student living and referral of education advisory services intended to address the needs of our clients including:

●	Student accommodation services;

●	Property management services; and

●	Referral of education advisory services.

Milestones

Year	Milestones
2020	Commencement of our business under the brand “Student Living”

2021	Begin operations of our first student residence/dormitory

2023	Awarded “Best SME Award” by the Hong Kong General Chamber of Small and Medium Business

2025	Six Pre-IPO Investors collectively subscribed for an aggregate of US$1,768,557 (HKD 13,759,200), our founding shareholder, TechLiving BVI, a company wholly owned by Mr. Chun Kwok Ng

Our Culture

We focus on creating a student living environment that is we believe practical, comfortable, and supportive. Our dormitories offer both premium and affordable options, with flexible lease terms to meet the needs of students staying for a short period or for a full academic year. We believe we keep a high standard of cleanliness and safety through regular housekeeping, on-site security, and 24/7 assistance, including emergency communication with families or universities when needed.

Our Community

We place strong emphasis on building a sense of community among students. Our management team organizes social, cultural, and recreational activities such as barbecues, wellness classes, workshops, visits to local institutions, and group outings, which help students connect with one another and adjust to life in Hong Kong. Inside the dormitories, we believe our shared spaces for studying, relaxing, and socializing give students opportunities to interact and build friendships. By encouraging participation in these activities and use of common areas, we aim to create a welcoming environment where students can share experiences, support each other, and feel part of a community.

OUR SERVICES AND BUSINESS MODEL

Student accommodation services

We believe our student accommodation services offers an integrated, one-stop accommodation solution tailored to the needs of non-local students. In Hong Kong, we believe international students may face challenges when seeking housing independently, including identification requirements, limited availability, or uncertainty regarding tenancy arrangements. Our Company provides fully furnished dormitories with clear pricing and dedicated student support, with the aim to help students avoid such difficulties and access secure, reliable housing upon arrival.

By offering a bundled and managed services, we believe we provide students—particularly those from outside Hong Kong—with peace of mind and a seamless residential experience that we believe helps them focus on their academic journey.

Student Living Dormitories Summary

Dormitory	Nearby Universities	Nearby Facilities	Dormitory Facilities	Share room amenities	Room type	Room numbers
Cheong Yuen Lau (Yau Ma Tei)	City University of Hong Kong The Hong Kong Polytechnic University Hong Kong Metropolitan University Hong Kong Baptist University	MTR Station GYM Supermarket Restaurant Café	Wi-Fi, Common Laundry, CCTV System, Electronic Gate, Rooftop Lounge	Kitchen Microwave Fridge	Single room with private bathroom	39

New Street Dormitory (Sai Ying Pun)	The University of Hong Kong	MTR Station GYM Supermarket Restaurant Café	Wi-Fi, CCTV System, Electronic Gate, Rooftop Lounge	Kitchen Toilet Microwave Fridge	Single room	23

Kiu Kiang Street Dormitory (Cheung Sha Wan)	Hong Kong Metropolitan University City University of Hong Kong	MTR Station GYM Supermarket Restaurant Café	GYM, Reception, Wi-Fi, Common Laundry, Electronic Gate, Study Zone	Kitchen Microwave Fridge	Single room with private bathroom	80

Koosing Building (Sai Ying Pun)	The University of Hong Kong	MTR Station GYM Supermarket Restaurant Café	Wi-Fi, Washing Machine, Balcony, Electronic Gate,	N/A	Single Room Apartment	1

Li Tak Street Dormitory (Tai Kok Tsui)	City University of Hong Kong The Hong Kong Polytechnic University Hong Kong Baptist University	MTR Station GYM Supermarket Restaurant Café	Wi-Fi Washing Machine CCTV System Rooftop Lounge	Toilet Fridge	Single Room	6

			Average Effective Annual Rental Per Square Foot (US$)(1)		Annual Cost Per Square Foot (US$)(2)		Occupancy Rate (3)
Dormitory	Number of Units	Area (sq. ft.)	For the Year Ending March 31, 2026 (Forecasted) (4)	For the Year Ended March 31, 2025	For the Year Ending March 31, 2026 (Forecasted) (4)	For the Year Ended March 31, 2025	As of February 28, 2026	As of March 31, 2025	Average Customer Lease Period	Expiration date
Cheong Yuen Lau (Yau Ma Tei)	39	6,246	72	70	34	34	100%	100%	1 Year	8/31/2027
New Street Dormitory (Sai Ying Pun)	23	4,593	57	57	44	42	100%	100%	1 Year	8/14/2027
Kiu Kiang Street Dormitory (Cheung Sha Wan)	80	15,800	62	41	44	36	100%	100%	1 Year	10/31/2029
Koosing Building (Sai Ying Pun)	1	400	58	57	54	55	100%	100%	1 Year	8/25/2026
Li Tak Street Dormitory (Tai Kok Tsui)	6	940	12	-	10	-	100%	-%	1 Year	8/14/2027

(1)	Average effective annual rental per square foot is calculated as the subleasing income divided by the total rentable area.

(2)	Annual cost per square foot is calculated based on the rental expense, government rates, internet fee, water and electricity expense, building maintenance fee, and cleaning fee, divided by the total rentable area.

(3)	Occupancy rate is calculated as the number of units occupied divided by the total number of units, expressed as a percentage.

(4)	Subleasing income and related costs are derived from actual results for the six months ended September 30, 2025 plus six months management’s forecast between October 1, 2025 and March 31, 2026.

Property management services

(1) Dormitory Management Services

We aim to provide comprehensive, in-house management services across all of our student accommodation facilities to support a high standard of operation and a positive living experience for our tenants. Our management team plays a central role in overseeing dormitory functionality, safety, cleanliness, and student support.

Key aspects of our management and service offerings include:

●	Experienced on-site management team: Our professional staff are responsible for daily dormitory operations, including cleanliness, maintenance, safety, and general supervision. Regular inspections are conducted to identify and address issues promptly. We also engage third-party cleaning service providers to perform weekly deep cleaning to maintain hygiene and order.

●	Student life support and guidance: Beyond facilities management, our dormitory personnel provide guidance and assistance to help students adapt to life in Hong Kong. This includes addressing accommodation-related inquiries, offering emotional support when needed, and helping students navigate common challenges encountered while living abroad.

●	Ready-to-move-in accommodations: All rooms are fully furnished with essential items, such as beds, desks, wardrobes, curtains, and appliances including washing machines and refrigerators. These items are custom-ordered from suppliers and installed by our team prior to student arrival to with the aim of facilitating a smooth and stress-free move-in experience.

●	Smart facility systems: Our properties are equipped with smart electronic door lock systems that allow remote unlocking, reducing the risk of lost keys. Shared washing machines are operated via digital payment platforms for added convenience.

●	24/7 customer support: We offer round-the-clock support via WeChat mobile messaging services, enabling students to reach out for assistance at any time. We believe this service is particularly important for international students unfamiliar with local customs and procedures.

●	Security and access control: Our dormitories implement access control systems, including key card access and front desk supervision at select locations, to facilitate student safety and limit unauthorized entry.

Together, these we believe services reflect our commitment to delivering a safe, well-maintained, and supportive living environment that goes beyond traditional rental offerings. We believe our integrated management model not only enhances operational efficiency but also improves student satisfaction and retention.

(2) Property Management Services

As our experience in managing dormitories has grown, our property management business has expanded to include certain properties that are not owned or operated by us. The owners of these properties, recognizing our expertise, have engaged us to manage their properties on a daily basis. The tenants of these properties primarily consist of students, recent graduates, and young professionals. We also provide property management services to customers such as cleaning, repair and maintenance. For the six months ended September 30, 2025 and 2024, revenue from this segment accounted for approximately 11% and 19%, respectively, of our total revenue. For the years ended March 31, 2025 and 2024, revenue from this segment accounted for approximately 12% and 16%, respectively, of our total revenue.

Referral of education advisory services

In addition to student housing, we operate an education advisory referral service that we believe is strategically complementary to our accommodation services. Many of our student housing customers also require guidance on university admissions and academic programs in Hong Kong, while others who initially inquire about educational consultation may subsequently seek accommodation. We believe this natural overlap creates cross-selling opportunities across both segments, strengthening our customer pipeline and brand presence.

(1) Business Model and Revenue

We act as an intermediary between students and Meta Academia, a related party educational consulting service provider in Hong Kong. We refer prospective students to Meta Academia for university application support, visa consulting, and other academic advisory services. In return, we receive a referral fee from Meta Academia upon each successful student placement. For the six months ended September 30, 2025 and 2024, revenue from this segment accounted for approximately 29% and 23%, respectively, of our total revenue. For the years ended March 31, 2025 and 2024, revenue from this segment accounted for approximately 32% and nil, respectively, of our total revenue.

(2) Customer Acquisition and Synergy with Student Housing

The growth of our educational consultation referral business is closely tied to the expansion of our student housing operations. As the number of students consulting us for accommodation increases, so does the pool of potential referrals to Meta Academia. Likewise, students seeking educational guidance often inquire about living arrangements. These two segments reinforce one another and enhance our overall service offering.

(3) Future Development and Strategic Cooperation

We intend to expand our strategic cooperation and future development by partnering with additional educational services providers, both in Hong Kong and abroad, to broaden the range of academic programs and services we can refer customers to. We also plan to collaborate with education and training institutions to offer in-dormitory academic support. These strategic cooperation and future developments may include shared study areas, tutoring sessions, language classes, or other extracurricular training programs conducted in our dormitory facilities. This integrated approach is designed to add value to our accommodations and eventually provide students with a more complete, convenient living and learning environment. As of the date of this prospectus, we have not identified any potential target partners to engage in strategic cooperation and future development services.

(4) Competitive Strengths and Market Positioning

A portion of our student base seeks both housing and educational consultation simultaneously. Our dual-service model allows us to address multiple student needs under one umbrella, offering a seamless experience from application to relocation. By combining housing and consultation services, we believe we are able to capture students at an early decision-making stage, provide trusted referrals, and build long-term relationships. We believe that our proximity to students, familiarity with their needs, and ability to offer personalized assistance through our on-site staff and digital channels position us uniquely in a fragmented market where many service providers operate in isolation.

COMPETITIVE STRENGTHS

We believe our business model has several competitive strengths that distinguish us from other student housing providers in Hong Kong:

●

Integrated service model

We believe we are unique in offering a one-stop-shop solution that combines student dormitory accommodation with referral of education advisory services. This integrated approach allows us to address multiple needs of students and their families in a single platform, enhancing convenience and creating cross-selling opportunities between housing and referral services.

●

Geographic proximity to universities

Our dormitories are located near major universities in Hong Kong, which makes them highly attractive to non-local students seeking affordable and accessible housing. Proximity reduces commuting time and costs, adding significant value for our customers.

●

High standard of support services

We differentiate ourselves through our 24/7 support, which includes housekeeping, security, and emergency response. Parents and students place a premium on the peace of mind that comes from professional management, daily maintenance, and immediate assistance in case of emergencies.

●

Community building

Unlike many fragmented rental offerings in Hong Kong, we have the ability to lease and manage entire buildings. This enables us to foster a vibrant student community through shared facilities, organized social and cultural events, and a strong sense of belonging among customers. Our community focus increases retention rates and strengthens our reputation among students and their families.

●	Predictable and scalable revenue model

We typically require students to pay rent in advance or on fixed schedules, providing recurring and predictable cash flow. At the same time, our business model is scalable through securing additional properties via leases or acquisitions and through expanding referral partnerships with educational service providers.

GROWTH STRATEGIES

We aim to grow our business by acquiring or leasing additional dormitory properties, collaborating with developers, introducing short-stay rentals, strengthening brand awareness, and investing in smart technologies.

RECENT DEVELOPMENTS

Reorganization

In connection with the preparation for our planned initial public offering, we undertook a corporate reorganization to streamline our group structure. On September 1, 2025, we disposed of Shenzhen Student Living, a subsidiary of Student Living HK incorporated in Shenzhen, PRC through a share purchase agreement with unrelated third parties, and on September 9, 2025, we transferred LORA, an entity legally owned by Student Living HK incorporated in Hong Kong held on trust by Student Living HK for Mr. Leong Yin Ng before the transfer, to Mr. Leong Yin Ng. Following the completion of these transactions, neither Shenzhen Student Living nor LORA forms part of our Group. We believe the above disposal of Shenzhen Student Living enables us to focus our operations and resources on our core business segments and simplify our corporate structure for purposes of the offering.

Following an internal group reorganization completed on September 15, 2025, Student Living HK became our indirect wholly-owned subsidiary, which has been carrying dormitory rental business since 2020. Any investment in our Company pursuant to this Offering is not an investment in our Operating Subsidiary, but instead an investment in the Cayman Islands holding company.

Pre-IPO Investors

On September 19, 2025, our founding shareholder, TechLiving BVI, a company wholly owned by Mr. Chun Kwok Ng, sold 49 Ordinary Shares to each of Six Pre-IPO Investors, or 294 Ordinary Shares in the aggregate, representing approximately 29.4% of Mr. Chun Kwok Ng’s outstanding shares, pursuant to separate share purchase agreements, for US$294,760 (HKD 2,293,200) each and US$1,768,557 (HKD 13,759,200) in total. On the same date, the Company, TechLiving BVI, and the pre-IPO investors entered into respective registration rights agreements (the “Registration Rights Agreements”), which obligates the Company to register the subject Ordinary Shares on behalf of the Six Pre-IPO Investors and, thereafter, permits the Six Pre-IPO Investors to offer and sell the Ordinary Shares from time to time. After the Share Subdivision was completed on December 18, 2025, Six Pre-IPO Investors thereafter held 5,880,000 Ordinary Shares.

Share Subdivision

Following the completion of the Reorganization, on December 18, 2025, the shareholders of the Company resolved to subdivide each issued and unissued ordinary share into 20,000 Ordinary Shares of par value of US$0.00005 each. As a result of the subdivision and recapitalization, the Company is authorized to issue 1,000,000,000 ordinary shares of par value $0.00005 each and a total of 20,000,000 ordinary shares of par value US$0.00005 each are issued and outstanding as of the date of this prospectus. The Share Subdivision is considered as a part of the Company’s Reorganization prior to completion of its initial public offering and is retroactively applied as if the transaction occurred at the beginning of the period presented.

Expansion of Our Dormitory Network

Over the past several years, we have steadily expanded our dormitory portfolio in Hong Kong to support our growing student base. Beginning with the Cheong Yuen Lau in Yau Ma Tei, Hong Kong in June 2021 and the New Street Dormitory in Sai Ying Pun in August 2021, we have since added multiple new properties across what we believe to be key student districts. In August 2023, we secured additional facilities at Koosing Building in Sai Ying Pun and the Kiu Kiang Street Dormitory in Cheung Sha Wan, which also serves as our office headquarters. As of today, we operate five dormitory locations with a total area of more than 26,500 square feet, strategically located near major universities and student communities. Recently we rented an entire floor at 36–38 Li Tak Street, Kowloon, consisting of 6 dormitory units for use as a student dormitory with a lease term from August 15, 2025 to August 14, 2027. We believe the expansion demonstrates our ability to acquire, lease, and manage additional facilities over time, strengthening our presence in the Hong Kong student housing market and laying a foundation for further growth.

MOUs

We have recently entered into a series of non-binding memoranda of understanding (“MOUs”) and lease arrangements that we believe will support the continued expansion of our student housing business. On August 21, 2025, we signed an MOU with Taung Gold International Limited (“TGL”) (HKSE:0621) to collaborate in the development of the student dormitory business. Pursuant to the TGL MOU, (i) TGL and Student Living HK will cooperate from August 21, 2025 to July 20, 2028, with an option to renew for an additional three years, (ii) Student Living HK will identify potential properties for TGL to acquire as student dormitories, with TGL funding purchases unless Student Living HK elects to contribute capital, in which case ownership will be shared proportionally, (iii)all acquired properties by TGL must be used as student dormitories and will be exclusively managed by Student Living HK for at least six years, (iv) TGL will provide all furniture, appliances, and in-unit facilities, while Student Living HK will pay rent to TGL and provide tenant-sourcing and property-management services, and (v) any tenants of Student Living HK will bear monthly utility costs, and Student Living HK will be responsible for repair and cleaning costs at the end of each tenant’s occupancy or upon contract termination.

We also entered into an MOU with Zhidao International (Holdings) Limited (“ZIL”) (HKSE:1220) on August 20, 2025. ZIL and Student Living HK will cooperate from August 20, 2025 to July 19, 2028, with an option to renew for an additional three years. Pursuant to the ZIL MOU, (i) Student Living HK will identify potential properties for ZIL to acquire as student dormitories, with ZIL funding purchases unless Student Living HK elects to contribute capital, in which case ownership will be shared proportionally, (ii)all acquired properties must be used as student dormitories and will be exclusively managed by Student Living HK for at least six years, (iii) ZIL will provide all furniture, appliances, and in-unit facilities, while Student Living HK will pay rent to ZIL and provide tenant-sourcing and property-management services, and (iv) any tenants of Student Living HK will bear monthly utility costs, and Student Living HK will be responsible for repair and cleaning costs at the end of each tenant’s occupancy or upon contract termination.

Malaysian Market Expansion

We signed a letter of intent with Jesselton University College (“JUC”) in Malaysia, whereby Student Living HK intends to construct and operate a student dormitory facility with capacity for at least 1,000 students. This agreement represents our first initiative outside of Hong Kong and a step toward our intended international expansion.

FACILITIES

Our principal executive office is located at 170–172 Kiu Kiang Street, Cheung Sha Wan, Kowloon, Hong Kong, and we have the following properties as our dormitories:

Dormitory	Location	Use	Area (sq. ft.)	Rent	Staring Date	Expiration	Renewal Terms
Cheong Yuen Lau (Yau Ma Tei)	Cheong Yuen Lau, No. 1-3 Woo Sung Street, Jordan, Kowloon, Hong Kong,	Dormitory	6,246	Confidential	6/1/2021	8/31/2027	Negotiable
New Street Dormitory (Sai Ying Pun)	NO. 3 NEW STREET, SAI YING PUN	Dormitory	4,593	Confidential	8/15/2024	8/14/2027	Negotiable
Kiu Kiang Street Dormitory (Cheung Sha Wan)	170-172 Kiu Kiang Street, Cheung Sha Wan, Kowloon, Hong Kong	Dormitory/Office	15,800	Confidential	3/1/2024	10/31/2029	Negotiable
Koosing Building (Sai Ying Pun)	Flat B, Floor 5, Koosing Building, 187-189 Des Voeux Road West, Sai Ying Pun, Western District, Hong Kong Island	Dormitory	400	Confidential	8/25/2025	8/25/2026	Negotiable
Li Tak Street Dormitory (Tai Kok Tsui)	7/F, 36-38 Li Tak Street, Kowloon, Hong Kong	Dormitory	940	Confidential	8/15/2025	8/14/2027	Negotiable

CUSTOMERS

(1) Student accommodation services

Our customers of student accommodation services primarily comprise international students, most of whom are from mainland China. During each of the six months ended September 30, 2025 and 2024, we served approximately 300 and 200, respectively, individual customers annually through our student housing services and overseas study consulting services. During each of the years ended March 31, 2025 and 2024, we served approximately 400 individual customers annually through our student housing services and overseas study consulting services. Approximately 95% of our customers during these periods were located in mainland China, with the remainder from other regions and countries. Due to the nature of student accommodation services, each customer typically uses our student accommodation services only once. As such, we did not have any customer from student accommodation services that accounted for more than 10% of our total revenue in either of the six months ended September 30, 2025 or 2024, or the years ended March 31, 2025 or 2024, and we are not dependent on any single customer. Accordingly, we do not maintain a list of key customers or recurring client relationships.

(2) Referral of education advisory services

For our referral of education advisory services, we operate exclusively through cooperation with our sole customer, Meta Academia Limited. We refer prospective students to Meta Academia for university application support, visa consulting, and other academic advisory services. In return, we receive a referral fee from Meta Academia for each successful student placement. We began our cooperation with Meta Academia on March 21, 2024. For the six months ended September 30, 2025 and 2024, Meta Academia accounted for 29.0% of our revenue, or $404,511, and 23.2% of our revenue, or $184,419, respectively. Accounts receivable, net were $15,274 and $168,035, respectively, representing 33.3% and 74.7%, respectively, of our accounts receivable as of September 30, 2025 and March 31,2025. For the years ended March 31, 2025 and 2024, Meta Academia accounted for 32.2% of our revenue, or $795,586, and nil, respectively. Accounts receivable, net were $168,035, representing 74.7% of our total revenue, for the year ended March 31, 2025, and were nil for the year ended March 31, 2024.

(3) Property management services

For property management services, there is no customer accounted for 10% or more of the Company’s total revenues for the six months ended September 30, 2025 and 2024, the years ended March 31, 2025 and 2024.

The following table sets forth information as to each customer that accounted for top 5 of the Company’s revenues for the six months ended September 30, 2025 and 2024:

	For the Six Months Ended September 30,
	2025		2024
Customers	Revenues	%of revenues	Revenues	% of revenues
Customer A	$404,511	29.0%	$184,419	23.2%
Customer B	32,258	2.3%	32,273	4.1%
Customer C	32,258	2.3%	32,273	4.1%
Customer D	32,258	2.3%	32,273	4.1%
Customer E	32,258	2.3%	32,273	4.1%
Total	$533,543	38.2%	$313,511	39.6%

The following table sets forth information as to each customer that accounted for top 5 of the Company’s revenues for the years ended March 31, 2025 and 2024:

	For the Years Ended March 31,
	2025		2024
Customers	Revenues	%of revenues	Revenues	% of revenues
Customer A	$795,586	32.2%	$-	-%
Customer B	64,673	2.6%	30,672	3.9%
Customer C	64,673	2.6%	30,672	3.9%
Customer D	64,673	2.6%	30,672	3.9%
Customer E	64,673	2.6%	30,672	3.9%
Customer F	-	-%	13,347	1.7%
Total	$1,054,278	42.6%	$136,035	17.3%

SUPPLIERS

Suppliers Concentrations

We are a services-oriented company and do not require raw materials or significant physical supplies in our business operations. Nevertheless, we rely on the landlords to lease their properties for us to use as dormitories. For the six months ended September 30, 2025 and 2024, the years ended March 31, 2025 and 2024, only suppliers of our student dormitory sublease rental services accounted for 10% or more of our total supplier expenditures. These suppliers were Kiu Kiang Street Dormitory, Cheong Yuen Lau Dormitory and New Street Dormitory.

The following table sets forth information as to each supplier that accounted for top 5 of the Company’s cost of revenues for the six months ended September 30, 2025 and 2024:

	For the Six Months Ended September 30,
Suppliers	2025		2024
	Cost of revenues	% of cost of revenues	Cost of revenues	% of cost of revenues
Kiu Kiang Street Dormitory	$288,451	50.0%	$293,858	57.2%
New Street Dormitory	86,791	15.0%	82,811	16.1%
Cheong Yuen Lau Dormitory	85,170	14.8%	87,699	17.1%
Supplier G	21,853	3.8%	-	-%
Supplier H	19,705	3.4%	7,715	1.5%
Koosing Building Dormitory	-	-%	10,911	2.1%
Total	$501,970	87.0%	$482,994	94.0%

The following table sets forth information as to each supplier that accounted for top 5 of the Company’s cost of revenues for the years ended March 31, 2025 and 2024:

	For the Year Ended March 31,
Suppliers	2025		2024
	Cost of revenues	% of cost of revenues	Cost of revenues	% of cost of revenues
Kiu Kiang Street Dormitory	$555,974	48.8%	$46,144	8.6%
Cheong Yuen Lau Dormitory	175,742	15.4%	175,032	32.7%
New Street Dormitory	169,974	14.9%	163,672	30.6%
Supplier D	43,278	3.8%	-	-%
Supplier E	39,209	3.4%	-	-%
Supplier F	-	-%	23,004	4.3%
Koosing Building Dormitory	-	-%	20,346	3.8%
Total	$984,177	86.3%	$428,198	80.0%

INTELLECTUAL PROPERTY

General

We have submitted an application to the Intellectual Property Department in Hong Kong to register our trademark, which is currently pending. As of the date of this registration statement, we do not own any registered patents, copyrights, or other forms of intellectual property. We have not engaged in any acquisitions, sales, transfers, assignments, or licensing of intellectual property to date. Accordingly, there have been no material effects on our business or operations related to intellectual property transactions.

Domain

Our principal domain name is https://www.sdlivingculture.com/, which we use in connection with our business operations and online presence.

LEGAL PROCEEDINGS

We are not currently a party to any litigation the outcome of which, if determined adversely to us, would individually or in the aggregate be reasonably expected to have a material adverse effect on our business, operating results, cash flows or financial condition.

INSURANCE AND SOCIAL SECURITY MATTERS

We currently maintain public liability insurance for our premises located at 170 Kiu Kiang Street. Apart from this, we do not carry other types of commercial insurance, such as property insurance, business interruption insurance, or product liability insurance.

For our employees, we participate in the statutory labor insurance scheme in accordance with applicable local laws and regulations. Other than labor insurance, we do not maintain additional employee-related insurance coverage, such as medical, life, accident, or supplemental liability insurance.

As of the date of this prospectus, we believe that our existing insurance coverage is consistent with common practice for similarly situated companies in Hong Kong and is adequate for our current operations. To the best of our knowledge, our insurance arrangements do not violate any mandatory requirements under applicable Hong Kong laws and regulations.

EMPLOYEES

We had 9, 10, 9, 6, and 6 employees as of the date of the prospectus, September 30, 2025, March 31, 2025, 2024, and 2023. The following table sets forth a breakdown of our employees by function:

Management	4
Sales staff	1
Operations staff	2
Administrative staff	2
Total	9

We compensate our employees with basic salaries as well as performance-based bonuses.  As of the date of this prospectus, none of our employees are represented by any collective bargaining arrangements, and we consider our relations with our employees to be good.

SEASONALITY

For our student accommodation services, the majority of students typically make a one-time payment for rent and management fees in August, prior to the start of the fall semester. As a result, our cash inflows are generally higher in August. For accounting purposes, however, these cash receipts are allocated evenly over a 12-month period, and accordingly, our revenue from student living services is recognized evenly throughout the year without material fluctuations.

For our property management services, services fees are collected from customers on a monthly basis, resulting in stable and recurring revenue over the course of the year.

For our referral of education advisory services, we recognize income once referred students are successfully admitted to universities. Since the application and enrollment process occurs throughout the year, revenue from these services is not subject to significant seasonal variation.

REGULATORY ENVIRONMENT AND THE LAWS AND

REGULATIONS OF HONG KONG

The following sets forth a summary of the material laws and regulations relating to our Group’s business operations in Hong Kong.

This section summarizes the major aspects of the principal laws, rules and regulations that are directly relevant and material to our operations in Hong Kong.

HONG KONG REGULATORY OVERVIEW

We only have office and operations in Hong Kong. Based on the advice from our Hong Kong Legal Advisers and the representations of our Company, Student Living HK had obtained all material requisite licenses, approvals and permits from the relevant governmental authorities in Hong Kong for our business operations in Hong Kong during the Track Record Period and up to the date of this prospectus.

This section sets forth a summary of the general Hong Kong laws and regulations applicable to our Group’s business in Hong Kong.

Hong Kong Laws and Regulations relating to Real Estate

Key features of Hong Kong laws relating to real estate

The main legislations in relation to property in Hong Kong include but not limited to Conveyancing and Property Ordinance (Chapter 219 of the Laws of Hong Kong) (the “CPO”), which came into full effect in Hong Kong on November 1, 1984, Government Leases Ordinance (Chapter 40 of the Laws of Hong Kong), which came into full effect in Hong Kong on December 14, 1973, Land Registration Ordinance (Chapter 128 of the Laws of Hong Kong) (“LRO”), which came into full effect in Hong Kong on February 28, 1844, Landlord and Tenant (Consolidation) Ordinance (Chapter 7 of the laws of Hong Kong) (“LTCO”), which came into full effect in Hong Kong on May 23, 1947, Stamp Duty Ordinance (Chapter 117 of the laws of Hong Kong) (“SDO”), which came into full effect in Hong Kong on July 1, 1981, and Town Planning Ordinance (Chapter 131 of the laws of Hong Kong), which came into full effect in Hong Kong on June 23, 1939.

Land rights in Hong Kong are generally provided by way of government lease. A government lease conveys certain rights to occupy, develop and use parcels of land in the territory in return for payment of government rent, and usually contains a few standard restrictions and/or conditions of grant. The terms of government leases vary, with or without the right of renewal. All land in Hong Kong is leasehold land, with the exception of St. John’s Cathedral being the only freehold property in Hong Kong.

The Hong Kong Government does not issue separate government leases for each unit in a multi-story building. As such, in general, a deed of mutual covenant notionally divides the building and the land granted under government lease into a number of equal undivided shares, and each individual unit in the building is allocated a number of undivided shares, which convey the owner thereof the right to the exclusive use and possession of the unit, and the owners of units in such a building own collectively both the land and the building erected thereon. The deed of mutual covenant is binding on all owners of the units in the building and governs their responsibilities for the upkeep and management of the building.

Town Planning

The Town Planning Ordinance (Chapter 131 of the Laws of Hong Kong) (“TPO”), which came into full effect in Hong Kong on June 23, 1939, provides a framework for land use planning. Outline zoning plans, prepared in accordance with the TPO, stipulates the land use zones and planning intentions for different zones in different districts. It shows the land use zones, development parameters and major road systems of an individual planning area. Areas covered by outline zoning plans are in general zoned for uses such as residential, commercial, industrial, green belt, open space, government/institution/community uses or other specified purposes. Attached to each outline zoning plan is a schedule of notes showing the uses which are always permitted in a particular zone and other uses for which prior permission from the Town Planning Board, formed under the provisions of the Town Planning Ordinance, which is the principal body responsible for statutory planning in Hong Kong, must be sought.

Acquisition of properties in Hong Kong

Unlike many other countries, Hong Kong does not practice title registration. Therefore, owner’s title is not proven by a title certificate. To ascertain the title, the purchaser will need a conveyancing lawyer to investigate the title by perusing all instruments relating to the property he or she intends to purchase to ascertain if the vendor has a good title to the property. The conveyancing lawyer will check the relevant title documents to ensure the title to the property has effectively passed to the vendor.

For sale and purchase of properties in Hong Kong, it is usual for the parties to sign a preliminary agreement for sale and purchase. The preliminary agreement usually contains basic terms such as the purchase price, the date(s) of paying further deposit(s), date of signing of a formal agreement, date of completion, whether vacant possession of the property will be delivered to the purchaser on completion or it is sold subject to tenancy, payment of stamp duty and estate agent commission and consequence of breach of the preliminary agreement by either party. Additional terms may be included such as whether the property is sold with any furniture. A preliminary agreement is an enforceable contract and binding on the parties on the terms set out therein. No additional terms can be added in the formal agreement for sale and purchase unless the additional terms are agreed by the parties to the preliminary agreement.

In Hong Kong, sale and purchase of properties is subject to the condition that the vendor has to prove he has a good and marketable title before completion. The vendor is required to prove and give title to the property to be sold in accordance with Section 13 and 13A of the CPO, unless expressly excluded by the parties to the agreement for sale and purchase.

Section 13 of the CPO deals with proving of title by a vendor. For purchase of a unit in a building erected on the land held from Hong Kong Government under a government lease granted for less than 15 years from the date of the preliminary agreement for sale and purchase, a vendor will need to produce the original government lease or certified copy of the government lease (if it does not relate exclusively to the property sold) and all the title deeds and documents affecting the property since the government lease up to and including the assignment by which he acquired the property to be sold.

For purchase of a unit under a government lease granted for more than 15 years from the date of preliminary agreement for sale and purchase, apart from the government lease/grant, the purchaser is entitled to require the vendor to produce all the title deeds and documents affecting the property commencing with an assignment, a mortgage by assignment or a legal charge, each dealing with the whole estate and interest in that property executed not less than 15 years prior to the date of the preliminary agreement for sale and purchase.

Section 13A of the CPO deals with giving of title by the vendor. Under Section 13A(1), a purchaser of land shall be entitled to require the vendor to deliver to him, for the purpose of giving title to that land, the original of (a) a government lease that relates exclusively to the land; (b) a certified copy of the government lease (if it does not relate exclusively to the land) and (c) any document that relates exclusively to the land and is required to be produced by the vendor as proof of title to that land under Section 13(1).

Upon receipt of the title deeds sent from the vendor’s solicitors, the purchaser’s solicitors will check the title deeds to see if the terms and conditions as contained in the government lease have been complied with. Breach of a condition of the government lease will render the property subject to re-entry by the Hong Kong Government and its title therefore defective.

The purchaser’s solicitors will also check execution of each of the relevant title documents by the predecessor-in-title of the vendor to see if title to the property has been effectively passed from each predecessor-in-title to the vendor.

For execution of title deed by corporations, the title deed must be executed in accordance with the memorandum and articles of association of the corporation and/or the relevant resolution of the board of directors of the corporation. Defective execution of a title document will render title failing to pass to the vendor and therefore render the vendor’s title defective.

The purchaser’s solicitors will also check the identity of the parties to the title document, in particular, to ensure each of the predecessor-in-title of the vendor who executed the assignment of sale of the property was the same person who executed the previous assignment by which such predecessor-in-title acquired the property. The existence of doubt as to the identity of any of the predecessor-in-title of the vendor may render the vendor’s title to the property defective.

Besides, the purchaser’s solicitors will also conduct various searches or enquiries with the manager of the building concerned and/or other government department as the case may be. Search at the Hong Kong Land Registry (“HKLR”) is usual for checking the particulars of the owner and encumbrances registered against the property concerned.

Land records are kept by the HKLR primarily for the purpose of facilitating property transactions. A party can conduct a search at the HKLR against a property and obtain a copy of report containing the information in the Land Register of the property concerned as at the date of the search. This will usually be done before signing of the provisional agreement for sale and purchase. Land search provides valuable and important information such as the identity of the registered owner of the property and what encumbrances, if any, are registered against the property in question.

Leasing arrangement

A tenancy or a lease is an arrangement usually by contract in writing made between the landlord and the tenant whereby the landlord agrees to grant the right to possession of his land to the tenant for usually a fixed period on payment of rent by the tenant. Rental arrangement for long period will usually be referred to as a “lease” and for short period will usually be referred to as a “tenancy”. Apart from commercial terms such as rental rate and term, the lease or tenancy will also be subject to the provisions of the LTCO.

Also, pursuant to the LRO, instruments affecting land are registrable at the Lands Registry of Hong Kong. The effect of registration is to allow public to have notice of the existence and content of such registered document. The date of registration also affects the priority of a party’s rights in a particular property. Such agreement is also an instrument affecting land which could be registered. However, the principle of notice and priority does not apply to bona fide leases at rack rent for any term not exceeding 3 years. Hence, an agreement for a term of more than 3 years should be registered to enjoy priority. A lease or tenancy of three years or less does not need to be registered. However, if such lease or tenancy contains an option to renew, the option must be registered in order to have priority and binding on third party.

If land search reveals that the land is subject to a mortgage, the consent of the mortgagee may need to be obtained to the grant of the lease or tenancy in accordance with the terms and conditions of the relevant mortgage. If such consent is not obtained, the mortgagee will not be bound by the lease or tenancy and the mortgagee can enforce the mortgage free from any interest of the lease or tenancy.

Taxation in relation to property investment in Hong Kong

Taxes on possession of real estate

Government rent

Properties located in the New Territories and New Kowloon north of Boundary Street or those properties located in Hong Kong Island or Kowloon which are held under a land lease granted or extended on or after 27 May 1985 are liable to pay government rent at an annual rate of 3% of the ratable value of the property and are adjusted in step with any subsequent changes in the rateables value.

Rates

Rates on Hong Kong properties are one of Hong Kong’s indirect taxes levied on properties and are payable at a certain percentage of the ratable value of the property. For the financial year 2025-2026, the rates payable is 5%. The rateables value of a property is reviewed annually and is an estimate of the annual rental value of the property in the open market at a designated valuation reference date, assuming that the property was then vacant and to let.

Property tax

Property tax is levied on owners of property situated in Hong Kong on rental income derived from letting the properties. For financial year 2008/2009 onwards, the property tax rate is 15% on the net assessable value of the property. For property tax purposes, a flat rate of 20% of the assessable value is deductible from gross rental income as a notional allowance for outgoings (regardless of the actual outgoings incurred). Rates that are paid by the owner of the property, as well as irrecoverable rent, are also deductible for calculating the net assessable value.

Taxes in acquisition, transfer and leasing of real estate

Under the SDO, which came into full effect in Hong Kong on July 1, 1981, every instrument specified in the First Schedule to SDO, wherever executed, is chargeable with stamp duty. If any instrument chargeable with stamp duty is not duly stamped, the person specified in the First Schedule as being liable for stamping and any person who uses the instrument shall be liable civilly to the Collector of Stamp Duty for payment of the stamp duty and penalty. Under the First Schedule to SDO, instruments subject to stamp duty include conveyance, agreement for sale and lease of immovable properties in Hong Kong, contract note and transfer of Hong Kong stock, Hong Kong bearer instrument and their counterparts.

Ad Valorem Stamp Duty (“AVD”)

With effect from November 5, 2016, Scale 1 AVD rates are divided into Part 1 and Part 2. Part 1 of Scale 1 applies to instruments of residential property and Part 2 of Scale 1 applies to instruments of non-residential property executed on or after February 23, 2013 but before November 26, 2020. Any instrument executed on or after November 26, 2020 for the sale and purchase or transfer of non-residential property will be subject to AVD at the rates under Scale 2 AVD rates. The respective flat rates of AVD under Part 1 of Scale 1 for the periods from November 5, 2016 to October 24, 2023 and October 25, 2023 to February 27, 2024 are 15% and 7.5% on the stated consideration or the market value of the property (whichever is the higher). With effect from February 28, 2024, the rates of AVD under Part 1 of Scale 1 are amended to the same as those of AVD under Scale 2.

Special stamp duty (“SSD”)

Under the SDO, any residential property acquired on or after November 20, 2010, either by an individual or a company (regardless of where it is incorporated), and resold within 24 months (the property was acquired on or after November 20, 2010 and before October 27, 2012, or was acquired on or after October 26, 2021 and was disposed of on or after October 25, 2023 but before February 28, 2024) or 36 months (the property was acquired on or after October 27, 2012 and disposed of before October 25, 2023), will be subject to SSD. SSD is calculated by reference to the stated consideration or the market value of the property (whichever is the higher).

Buyer’s stamp duty (“BSD”)

Unless specifically exempted, BSD is payable on an agreement for sale or a conveyance on sale executed on or after October 27, 2012 but before February 28, 2024 for the acquisition of any residential property. BSD is charged at 15% on the stated consideration or the market value of the property (whichever is the higher) from October 27, 2012 to October 24, 2023. The rate is 7.5% from October 25, 2023 to February 27, 2024.

Stamp duty on leasing transactions

Under the SDO, stamp duty is also payable on leasing transactions within 30 days after the date of execution, with the rate dependent on the rent payable and lease term under the relevant lease.

Hong Kong Laws and Regulations relating to Hotel and Guesthouse License

A hotel and guesthouse license is a document issued by the Hotel and Guesthouse Accommodation Authority of the Home Affairs Department of the Hong Kong Government, which processes applications for new licenses of hotels and guesthouses, their renewal as well as their transfer, under the provisions of the Hotel and Guesthouse Accommodation Ordinance (Chapter 349 of the Laws of Hong Kong) (the “HGAO”), which came into full effect in Hong Kong on June 1, 1991.

According to the HGAO, a “hotel” or a “guesthouse” means any premises which are held out as providing sleeping accommodation to any persons presenting themselves who are willing to pay a fee for the sleeping accommodation.

All new establishments must apply for a license from the Hotel and Guesthouse Accommodation Authority before commencing operations unless a certificate of exemption has been issued or if the premise is excluded from the application of the HGAO under the Hotel Guesthouse Accommodation (Exclusion) Order (Chapter 349C of the Laws of Hong Kong), which came into full effect in Hong Kong on December 18, 1998, by reason of the sleeping accommodation being exclusively provided on a basis of a minimum period of 28 continuous days.

Validity periods of licenses range from 12 to 84 months and are subject to renewal upon their expiration. The holder of a license should apply for a renewal not less than three months prior to the expiry of the license. it is the responsibility of the applicant to ensure that his premises do comply with the lease conditions, deed of mutual covenant and other regulations or laws of Hong Kong.

Hong Kong Laws and Regulations relating to Business Registration

The Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong), which came into full effect in Hong Kong on February 6, 1959, requires every entity which carries on a business in Hong Kong to apply for business registration. We held a valid business registration certificate under the Business Registration Ordinance throughout the Track Record Period and as at the date of this prospectus.

The Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong) is an ordinance for the purposes of imposing taxes on property, earnings and profits in Hong Kong. The Inland Revenue Ordinance provides, among others, that persons, which include corporations, partnerships, trustees and bodies of persons, carrying on any trade, profession or business in Hong Kong are chargeable to tax on all profits (excluding profits arising from the sale of capital assets) arising in or derived from Hong Kong from such trade, profession or business.

Effective from April 1, 2018, profits tax is levied on a two-tiered profits tax rate basis, with the first HKD2 million of profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and profits exceeding the first HKD2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses. The Inland Revenue Ordinance also contains provisions relating to, among others, permissible reductions for outgoings and expenses, set-offs for losses and allowances for depreciation. We as a company carrying out business in Hong Kong is subject to the profits tax regime under the Inland Revenue Ordinance.

Our directors confirm that Student Living HK had complied with the applicable provisions under the Inland Revenue Ordinance throughout the Track Record Period and up to the Latest Practicable Date.

Hong Kong Laws and Regulations relating to Protection of Personal Data

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (“PDPO”), which came into full effect in Hong Kong on August 1, 1996, aims to protect the privacy of individuals of their personal data. The PDPO imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

●	Principle 1 – purpose and manner of collection of personal data;

●	Principle 2 – accuracy and duration of retention of personal data;

●	Principle 3 – use of personal data;

●	Principle 4 – security of personal data;

●	Principle 5 – information to be generally available; and

●	Principle 6 – access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention. A data user who contravenes an enforcement notice commits an offence which may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

●	the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

●	if the data user holds such data, to be supplied with a copy of such data; and

●	the right to request correction of any data they consider to be inaccurate.

The PDPO criminalizes, including but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request and the unauthorized disclosure of personal data obtained without the relevant data user’s consent.

Hong Kong Laws and Regulations relating to Trade Description

Trade Descriptions Ordinance (Chapter 362 of the Laws of Hong Kong) (“TDO”), which came into full effect in Hong Kong on April 1, 1981, aims to prohibit false or misleading trade description and statements to goods and services provided by traders to the consumers during or after a commercial transaction. Pursuant to the TDO, any person in the course of any trade or business applies a false trade description to any goods and services or supply or offers to supply them commits an offence and a person also commits the same offence if he/she is in possession for sale or for any purpose of trade or manufacture of any goods with a false description. The TDO also provides that traders may commit an offence if they engage in a commercial practice that has a misleading omission of material information of the goods, an aggressive commercial practice, involves bait advertising, bait and switch or wrong acceptance of payment.

Hong Kong Laws and Regulations relating to Supply of Services

Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of Hong Kong) (“SSITO”), which came into full effect in Hong Kong on October 21, 1994, stipulates that in a contract for the supply of service, where the supplier is acting in the course of a business, there is an implied term that the supplier will carry out the service with reasonable care and skill. The SSITO provides that where, under a contract for the supply of a service by a supplier acting in the course of a business, the time for the service to be carried out is not fixed by the contract, is not left to be fixed in a manner agreed by the contract or is not determined by the course of dealing between the parties, there is an implied term that the supplier will carry out the service within a reasonable time. The SSITO also provides that where, under a contract for the supply of a service, the consideration for the service is not determined by the contract, is not left to be determined in a manner agreed by the contract or is not determined by the course of dealing between the parties, there is an implied term that the party contracting with the supplier will pay a reasonable charge.

Hong Kong Laws and Regulations relating to Exemption Clauses in a Contract

Control of Exemption Clauses Ordinance (Chapter 71 of the Laws of Hong Kong) (“CECO”), which came into full effect in Hong Kong on December 1, 1990 aims to limit the scope where the seller may limit its liability via the terms of the contracts. The CECO provides that unless the concerned terms satisfy the test of reasonableness, a person dealing as consumer cannot by reference to any contract term be made to indemnify another person (whether a party to the contract or not) in respect of liability that may be incurred by the other for negligence or breach of contract.

Hong Kong Laws and Regulations relating to Intellectual Properties Rights

Trademarks Ordinance (Chapter 559 of the Laws of Hong Kong) (“TMO”), which came into full effect in Hong Kong on April 4, 2003, provides the framework for the Hong Kong’s system of registration of trademarks and sets out the rights attached to a registered trade mark, including logo and a brand name. The TMO restricts unauthorized use of a sign which is identical or similar to the registered mark for identical and/or similar goods and/or services for which the mark was registered, where such use is likely to cause confusion on the part of the public. The TMO provides that a person may also commit a criminal offence if that person fraudulently uses a trademark, including selling and importing goods bearing a forged trade mark, or possessing or using equipment for the purpose of forging a trademark.

Copyright Ordinance (Chapter 528 of the Laws of Hong Kong) (“Copyright Ordinance”), which came into full effect in Hong Kong on June 27, 1997, provides comprehensive protection for recognized categories of work including artistic work. The Copyright Ordinance restricts certain acts such as copying and/or issuing or making available copies to the public of a copyright work without the authorization from the copyright owner as it may constitute primary infringement. The Copyright Ordinance provides that a person may also incur liability for secondary infringement if that person possesses, sells, distributes or deals with a copy of a work which is, and which he knows or has reason to believe to be, an infringing copy of work for the purposes of or in the course of any trade or business without the consent of the copyright owner.

Hong Kong Laws and Regulations relating to Competition

Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (“Competition Ordinance”), which came into full effect in Hong Kong on January 18, 2013, prohibits and deters undertakings in all sectors from adopting anti-competitive conduct which has the object or effect of preventing, restricting or distorting competition in Hong Kong. The key prohibitions include (i) prohibition of agreements between businesses which have the object or effect of preventing, restricting or distorting competition in Hong Kong; and (ii) prohibiting companies with a substantial degree of market power from abusing their power by engaging in conduct that has the object or effect of preventing, restricting or distorting competition in Hong Kong. The penalties for breaches of the Competition Ordinance include, but are not limited to, financial penalties of up to 10% of the total gross revenues obtained in Hong Kong for each year of infringement, up to a maximum of three years in which the contravention occurs.

Hong Kong Laws and Regulations relating to Employment

Pursuant to Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (“EO”), which came into full effect in Hong Kong on September 27, 1968, all employees covered by the EO are entitled to basic protection under the EO including but not limited to payment of wages, restrictions on wages deductions and the granting of statutory holidays.

Pursuant to Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (“MPFSO”), which came into full effect in Hong Kong on December 1, 2000, every employer must take all practicable steps to ensure that the employee becomes a member of a Mandatory Provident Fund (MPF) scheme. An employer who fails to comply with such a requirement may face a fine and imprisonment. The MPFSO provides that an employer who is employing a relevant employee must, for each contribution period, from the employer’s own funds, contribute to the relevant MPF scheme the amount determined in accordance with the MPFSO.

Pursuant to Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (“ECO”), which came into full effect in Hong Kong on December 1, 1953, all employers are required to take out insurance policies to cover their liabilities under the ECO and at common law for injuries at work in respect of all of their employees. An employer failing to do so may be liable to a fine and imprisonment.

Pursuant to Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong) (“MWO”), which came into full effect in Hong Kong on May 1, 2011, an employee is entitled to be paid wages no less than the statutory minimum wage rate during the wage period. With effect from May 1, 2025, the statutory minimum hourly wage rate is HK$42.1. Failure to comply with MWO constitutes an offence under EO.

Pursuant to Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong) (“OSHO”), which came into full effect in Hong Kong on May 23, 1997, employer must, as far as reasonably practicable, ensure the safety and health of employees at work by:

(a)	providing and maintaining plant and work systems that are, so far as reasonably practicable, safe and without risks to health;

(b)	making arrangement for ensuring, so far as reasonably practicable, safety and absence of risks to health in connection with the use, handling, storage or transport of plant or substances;

(c)	providing all necessary information, instruction, training and supervision to employee as may be necessary to ensure, so far as reasonably practicable, safety and health;

(d)	providing and maintaining the workplace, and safe access to and egress from the workplace that are, so far as reasonably practicable, safe and without risks to health; and

(e)	providing and maintaining work environment that is, so far as reasonably practicable, safe and without risks to health.

Under section 6 of the OSHO, failure to comply with any of the above provisions constitutes an offence and the employer is liable on conviction to a fine of HK$10,000,000. An employer who fails to do so intentionally, knowingly or recklessly commits an offence and is liable on conviction to a maximum fine of HK$10,000,000 and to imprisonment for two years. The Commissioner for Labor may also issue improvement notices against non-compliance of the Occupational Safety and Health Ordinance, or suspension notices against activity of workplace which may create imminent hazard to the employees. Failure to comply with such notices constitutes an offence punishable by a maximum fine of HK$400,000 and HK$1,000,000 respectively and imprisonment of up to 12 months.

Pursuant to Occupiers Liability Ordinance (Chapter 314 of the Laws of Hong Kong), which came into full effect in Hong Kong on April 1, 1960, there is a common duty of care on an occupier of premises to take such care as in all the circumstances of the case is reasonable to see that the visitor will be reasonably safe in using the premises for the purposes for which he is invited or permitted by the occupier to be there.

MANAGEMENT

The following table sets forth the names, ages and titles of our directors, executive officers and key employees:

Name	Age	Title
Mr. Chun Kwok Ng	33	Chief Executive Officer, Director, and Chairman of Board of Directors

Ms. Wing Fung Ng	42	Chief Financial Officer

Mr. Ho Tung Armen Ho	49	independent director nominee and nominated chairman of audit committee

Prof. Shanshan Shi	59	independent director nominee and nominated chairman of nomination committee

Mr. Tat Fai David Sze	51	independent director nominee and nominated chairman of compensation committee

Each independent director nominee will be appointed effective upon the effectiveness of the Registration Statement.

Directors and Executive Officers

Mr. Chun Kwok Ng

Mr. Chun Kwok Ng has served as Student Living HK’s Financial Controller since October 2022 and serves as the Chief Executive Officer of Student Living (Hong Kong) Culture Technology Limited since January 2022. Mr. Ng has over eight years of professional experience in accounting and financial management. Prior to his current role, Mr. Ng served as the financial controller of Degree (Hong Kong) Education Consulting Limited from March 2018 to August 2020, where he was responsible for providing internal accounting services and financial advice. From January 2017 to December 2017, he worked as an accountant at Hodgson Impey Cheng Limited, where he was involved in calling and casting accounts and undertaking various accounting engagements. From January 2016 to January 2017, Mr. Ng was an associate (audit) at Deloitte Touche Tohmatsu Limited, where he provided professional accounting services and prepared accounting reports and consolidation schedules for clients. Mr. Ng has been an International Affiliate of the Hong Kong Institute of Certified Public Accountants since May 2017.

Ms. Wing Fung Ng

Ms. Wing Fung Ng has served as the Chief Financial Officer of Student Living (Hong Kong) Culture Technology Limited since August 2025. Ms. Ng has more than 15 years of experience in finance, accounting, compliance, and risk management across the banking, consulting, and corporate sectors. Prior to joining Student Living HK, Ms. Ng worked as a consultant for China Global International Enterprise from November 2018 to July 2025, where she advised clients on financial reporting, internal controls, and regulatory compliance. From November 2022 to July 2025, Ms. Ng served as a consultant for Fast Excel Limited. From September 2016 to May 2018, she served as the vice president and team lead at United Overseas Bank Limited, Hong Kong Branch, where she led anti-money laundering (AML), sanctions, and FATCA compliance efforts, and liaised with external regulators on AML/CFT matters. From November 2013 to September 2016, Ms. Ng was an in-house consultant and quality assurance lead for the APAC region at J.P. Morgan Chase N.A., where she managed KYC policy implementation, advised on regulatory compliance, and conducted compliance testing across multiple jurisdictions. Earlier in her career, she worked as a senior associate at Deloitte & Touche Financial Advisory Services Limited and as an audit associate at BDO Limited, specializing in audit and compliance services for financial institutions and listed companies.

Ms. Ng is a Certified Public Accountant with CPA Australia since 2007 and a certified anti-money laundering specialist (CAMS). She has passed Papers 1, 5, and 6 of the Hong Kong Securities and Investment Institute’s Licensing Examinations. Ms. Ng obtained a bachelor of commerce degree from Macquarie University in September 2006.

Independent Director Nominees:

Mr. Ho Tung Armen Ho

Mr. Ho Tung Armen Ho will be appointed as an independent director and will be the chairman of the audit committee and a member of the compensation committee and the nominating committee of our Company. Mr. Ho has over 20 years of experience in listing companies, family office, corporate finance, private equity, advisory and audit. Since July 2025, Mr. Ho has served as an independent director of Cre8 Enterprise Limited (NASDAQ: CRE). Since June 2024, he has also served as an independent director of Reitar Logtech Holdings Limited (NASDAQ: RITR). From February 2015 to May 2024, Mr. Ho acted as the chief financial officer and company secretary of Tianyun International Holdings Limited (SEHK: 6836). He served as an independent non-executive director of Diwang Industrial Holdings Limited (SEHK: 1950) from March 2020 to September 2023 and has served as an independent non-executive director of Stream Ideas Group Limited (SEHK: 8401) since March 2018. From October 2013 to August 2014, Mr. Ho acted as the chief financial officer of Tuenbo Group Limited. Between 2006 and 2014, he held various senior positions at Evolution Group Limited (now known as Investec Group), Wisdom Asset Management Limited, Hermes Capital Limited, and SRI (HK) Investments Limited, focusing on asset management, private equity, and corporate finance. From 1998 to 2006, Mr. Ho worked for PricewaterhouseCoopers Hong Kong, KPMG UK, and Grant Thornton Corporate Finance UK, specializing in audit, advisory, and corporate finance.

Mr. Ho obtained a master’s degree in business administration from the University of Chicago Booth School of Business in December 2016, a master’s degree of science in financial economics from the University of London in December 2002, and a bachelor’s degree of arts in accountancy from City University of Hong Kong in November 1998. He has been a member of the Hong Kong Institute of Certified Public Accountants since April 2005.

Prof. Shanshan Shi

Professor Shanshan Shi will be appointed as an independent director and will be the chairman of the nomination committee and a member of the compensation committee and the nominating committee of our Company. Professor Shi is the Associate Dean (Taught Postgraduate Studies) of the Faculty of Business at Lingnan University, Hong Kong, and serves as the director of Taught Postgraduate Programmes and Programme Director for the Master of Accountancy and the Master of Science in Environmental, Social and Governance Management Programme. She first joined Lingnan University in August 2007 and oversees the overall management of the Faculty’s taught postgraduate and doctoral programmes. Professor Shi has over 20 years of academic experience teaching financial and management accounting, financial reporting, taxation, and ESG-related courses. She has held academic positions at several institutions in Hong Kong and Mainland China, including the Hong Kong University of Science and Technology, Lingnan University, the Hang Seng University of Hong Kong, and Zhejiang University. Other than her academic career, Professor Shi gained approximately eight years of professional experience in Boston and Hong Kong. She served as a manager at the Boston and Hong Kong offices of a Big Four accounting firm, where she managed audit and tax engagements. She also worked at BankBoston as a trust accountant, providing wealth management services to high-net-worth clients. Professor Shi received a bachelor’s degree from Fudan University, China in 1988, a master of science in accountancy from Bentley University, the U.S. in 1995, and a master of applied business research and a doctor of business administration from SBS Swiss Business School in Zürich, Switzerland in 2016 and 2018 respectively.

Mr. Tat Fai David Sze

Mr. Tat Fai David Sze will be appointed as an independent director and will be the chairman of the compensation committee and a member of the compensation committee and the nominating committee of our Company. Mr. Sze has over two decades of academic and professional experience in international business, marketing, and economics. Since September 2001, Mr. Sze has served as a lecturer for the Coventry University Hong Kong Program, where he teaches courses in International Business, Marketing Communication, and International Trade. Mr. Sze received a doctor of business Administration from Apollos University in the United States in September 2016. He obtained a master of science in accounting and finance from the University of Gloucestershire in the United Kingdom in November 2023. He also received a master of international business in international economic relations from the University of Wollongong in New South Wales, Australia, in July 1999, and a bachelor of commerce in economics and management studies from the University of Wollongong in July 1998. He has also been a member of the Institute of Financial Accountants (UK) (IFA) since 2017 and the Institute of Public Accountants (Australia) (IPA) since 2017.

Family Relationships

Our CEO, Mr. Chun Kwok Ng, and our CFO, Ms. Wing Fung Ng, are cousins. There is no family relationship among any other of our directors, executive officers, independent directors and key employees.

Committees of the Board of Directors

Our board of directors will establish an audit committee, a compensation committee and a nomination committee effective upon the Registration Statement of which this prospectus forms a part becoming effective, each of which will operate pursuant to a charter adopted by our board of directors that will be effective upon the effectiveness of the Registration Statement of which this prospectus is a part. The board of directors may also establish other committees from time to time to assist our Company and the board of directors. Upon the effectiveness of the Registration Statement of which this prospectus is a part, the composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, the Nasdaq and SEC rules and regulations. Upon our listing on the Nasdaq, each committee’s charter will be available on our website at https://www.sdlivingculture.com/. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus.

Audit committee

Mr. Ho Tung Armen Ho, Mr. Tat Fai David Sze and Prof. Shanshan Shi will serve on the audit committee upon the effectiveness of the Registration Statement, which will be chaired by Mr. Ho Tung Armen Ho. Our board of directors has determined that each are “independent” for audit committee purposes as that term is defined by the rules of the SEC and the Nasdaq. Our board of directors has designated Mr. Ho Tung Armen Ho as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

●	coordinating the oversight and reviewing the adequacy of our internal controls over financial reporting;

●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;

●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

●	reviewing earnings releases.

Compensation committee

Mr. Tat Fai David Sze, Prof. Shanshan Shi and Mr. Ho Tung Armen Ho will serve on the compensation committee upon the effectiveness of the Registration Statement, which will be chaired by Mr. Tat Fai David Sze. The compensation committee’s responsibilities include:

●	evaluating the performance of our chief executive officer in light of our company’s corporate goals and objectives and based on such evaluation: (i) recommending to the board of directors the cash compensation of our chief executive officer, and (ii) reviewing and approving grants and awards to our chief executive officer under equity-based plans;

●	reviewing and recommending to the board of directors the cash compensation of our other executive officers;

●	reviewing and establishing our overall management compensation, philosophy and policy;

●	overseeing and administering our compensation and similar plans;

●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable the Nasdaq rules;

●	retaining and approving the compensation of any compensation advisors;

●	reviewing and approving our policies and procedures for the grant of equity-based awards;

●	reviewing and recommending to the board of directors the compensation of our directors; and

●	preparing the compensation committee report required by SEC rules, if and when required.

Nomination committee

Prof. Shanshan Shi, Mr. Tat Fai David Sze and Mr. Ho Tung Armen Ho and will serve on the nomination committee upon the effectiveness of the Registration Statement, which will be chaired by Prof. Shanshan Shi. Our board of directors has determined that each member of the nomination committee is “independent” as defined in the applicable the Nasdaq rules. The nomination committee’s responsibilities include:

●	developing and recommending to the board of directors criteria for board and committee membership;

●	establishing procedures for identifying and evaluating director candidates, including nominees recommended by shareholders; and

●	reviewing the composition of the board of directors to maintain that it is composed of members containing the appropriate skills and expertise to advise us.

While we do not have a formal policy regarding board diversity, our nomination committee and board of directors will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (including, but not limited to race, gender or national origin). Our nomination committee’s and board of directors’ priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Controlled Company

Upon the completion of this Offering, TechLiving BVI, our Controlling Shareholder will beneficially own 59.45% of our total issued and outstanding Ordinary Shares, representing 59.45% of the total voting power. As a result, we will be a “controlled company” as defined under Nasdaq Listing Rule 5615(c), because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors. As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. TechLiving BVI is owned and controlled by Mr. Chun Kwok Ng, our Chief Executive Officer and Chairman of Board of Directors.

Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

We currently do not intend to rely on any of the exemptions although we may elect to rely on one or more of the exemptions in the future.

Foreign Private Issuer Status

The Nasdaq listing rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable Nasdaq corporate governance standards. The application of such exceptions requires that we disclose each Nasdaq corporate governance standard that we do not follow and describe the Cayman Islands corporate governance practices we do follow in lieu of the relevant Nasdaq corporate governance standard. We plan to follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the Nasdaq in respect of the following:

●	the Shareholder Approval Requirements under Section 5635 of the Nasdaq listing rules.

Code of Conduct and Code of Ethics

Prior to the effectiveness of the Registration Statement of which this prospectus is a part, we intend to adopt a written code of business conduct and ethics that applies to our directors, officers and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions. Following the effectiveness of the Registration Statement of which this prospectus is a part, a current copy of this code will be posted on the Corporate Governance section of our website, which is located at https://www.sdlivingculture.com/. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the code of ethics, and any waivers of the code of ethics or the code of conduct for our directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and Nasdaq corporate governance rules.

Compensation of Directors, Executive Officers and Key Employee

The following table summarizes all compensation received by our directors, our executive officers and our key employees during the six months ended September 30, 2024 and 2025, the years ended March 31, 2024 and 2025.

Bonuses are not payable pursuant to a bonus plan, but rather are made on a discretionary basis in consideration of contributions and profitability of the Company for the year under which such bonus was paid.

Summary Compensation Table

Name and Principal Position	Time Period	Salary (US$)	Compensation Paid Bonus (US$)	Other Compensation (US$)

Mr. Chun Kwok Ng, Chief Executive Officer and Chairman of Board of Directors	For the six months ended September 30, 2024	19,210	-	-
	For the six months ended September 30, 2025	19,201	-	-
	For the year ended March 31, 2024	35,785	-	-
	For the year ended March 31, 2025	41,704	-	-

Independent Directors’ Agreements

Each of our independent directors will enter into a director’s agreement with the Company effective upon the effectiveness of the Registration Statement. The terms and conditions of the directors’ agreements are similar in all material aspects. Each director’s agreement is for an initial term of one year and will continue until the director’s successor is duly elected and qualified. Each director will be up for re-election each year at the annual shareholders’ meeting and, upon re-election, the terms and provisions of his or her director’s agreement will remain in full force and effect. Any director’s agreement may be terminated for any or no reason by the director or at a meeting called expressly for that purpose by a vote of the shareholders holding more than 50% of the Company’s issued and outstanding Ordinary Shares entitled to vote.

Under the directors’ agreements, the initial annual director fees that will be payable to our independent directors are HK$21,600 to each independent director. Such director fees are payable in cash on a monthly basis.

In addition, our independent directors will be entitled to participate in such share option scheme as may be adopted by the Company, as amended from time to time. The number of options granted, and the terms of those options will be determined from time to time by a vote of the board of directors; provided that each director shall abstain from voting on any such resolution or resolutions relating to the grant of options to that director.

Other than as disclosed above, none of our directors has entered into a service agreement with our Company or any of our subsidiaries that provides for benefits upon termination of employment.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with our Chief Executive Officer Mr. Chun Kwok Ng and Chief Financial Officer Ms. Wing Fung Ng, which were both effective from August 18, 2025.

Each of our executive officers is employed for a one year, which will be renewed automatically thereafter for successive one-year terms unless a three-month notice of non-renewal is given by one party to the other. We may terminate an executive officer’s employment for cause at any time without advance notice in certain events. We may terminate an executive officer’s employment by giving a prior written notice. An executive officer may terminate his or her employment at any time by giving a prior written notice.

Each executive officer has agreed to hold, unless expressly consented to by us, at all times during and after the termination of his or her employment agreement, in strict confidence and not to use, any of our confidential information or the confidential information of our customers and suppliers. In addition, each executive officer has agreed to be bound by certain non-competition and non-solicitation restrictions during the term of his or her employment and for two years following the last date of employment.

We intend to enter into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify them against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our share capital by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;

●	each of our named executive officers;

●	each of our directors and independent directors; and

●	all of our current executive officers, directors and independent directors as a group.

Applicable ownership percentages are based on 20,000,000 of our Company’s shares issued and outstanding as of the date of this prospectus, and, with respect to the percentage ownership after this Offering.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown.

Unless otherwise noted below, the address of each person and entity listed on the table is G/F, 170 - 172 Kiu Kiang Street, Cheung Sha Wan, Kowloon, Hong Kong.

	Shares Beneficially Owned Before Offering		Shares Beneficially Owned After Offering(1)
Name of Beneficial Owner(2)	Number	Percentage	Number	Percentage
Named Executive Officers and directors:

Mr. Chun Kwok Ng	14,120,000	70.60%	14,120,000	59.45
Ms. Wing Fung Ng	-	-	-	-

Independent Director Nominees:
Mr. Ho Tung Armen Ho	-	-	-	-
Prof. Shanshan Shi	-	-	-	-
Mr. Tat Fai David Sze	-	-	-	-

All Executive Officers, directors and independent director nominees

5% Shareholders:

TechLiving Hub Solutions Corporation(3)	14,120,000	70.60%	14,120,000	59.45

(1)	The number of our Ordinary Shares to be outstanding after this Offering is based on 20,000,000 Ordinary Shares outstanding as of the date of this prospectus.

(2)	Unless otherwise indicated, the business address of each of the individuals is G/F, 170 - 172 Kiu Kiang Street, Cheung Sha Wan, Kowloon, Hong Kong.

(3)	TechLiving Hub Solutions Corporation is a company incorporated in the BVI with limited liability on May 29, 2025 and wholly-owned by Mr. Chun Kwok Ng, our Chief Executive Officer and Chairman of Board of Directors. TechLiving Hub Solutions Corporation’s business address is Mandar House, 3rd Floor, Johnson’s Ghut, Tortola, British Virgin Islands.

RELATED PARTY TRANSACTIONS

Before the completion of this Offering, we intend to adopt an audit committee charter, which will require that the committee review all related-party transactions on an ongoing basis and all such transactions be approved by the committee. Set forth below are material related party transactions as of the date of this prospectus.

Set forth below are material transactions of our Company entered into with related entities for the six months ended September 30, 2024 and 2025, the years ended March 31, 2024 and 2025, and for the period up to the date of this prospectus, which are identified in accordance with the rules prescribed under Form F-1 and Form 20-F and may not be considered as related party transactions under Hong Kong law.

Employment Agreements, Director Agreements and Indemnification Agreements

See “Management—Employment Agreements, Director Agreements and Indemnification Agreements.”

Material Transactions with Related Parties

a. Nature of relationships with related parties

Name	Relationship with the Company
Mr. Chun Kwok Ng	The sole shareholder of Student Living HK
Mr. Chun Yiu Ng	Brother of Mr. Chun Kwok Ng
Full Comfort Investment Limited	Entity controlled by Mr. Leong Yin Ng
Glory Bright Capital Investment Limited	Entity controlled by Mr. Leong Yin Ng
Mr. Leong Yin Ng	Father of Mr. Chun Kwok Ng
Meta Academia Limited	Entity controlled by Mr. Chun Yiu Ng
Nice Profit Capital Investment Limited	Entity controlled by Mr. Leong Yin Ng
Sure High Investment Limited	Entity controlled by Mr. Leong Yin Ng
World Era Investment Limited	Entity controlled by Mr. Leong Yin Ng

b. Transactions with related parties

Pre-IPO Transfer of Ordinary Shares

On September 19, 2025, our founding shareholder, TechLiving BVI, a company wholly owned by Mr. Chun Kwok Ng, sold 49 Ordinary Shares to each of Six Pre-IPO Investors, or 294 Ordinary Shares in the aggregate, representing approximately 29.4% of Mr. Chun Kwok Ng’s outstanding shares, pursuant to separate share purchase agreements, for US$294,760 (HKD 2,293,200) each and US$1,768,557 (HKD 13,759,200) in total. On the same date, the Company, TechLiving BVI, and the pre-IPO investors entered into respective Registration Rights Agreements, which obligates the Company to register the subject Ordinary Shares on behalf of the Six Pre-IPO Investors and, thereafter, permits the Six Pre-IPO Investors to offer and sell the Ordinary Shares from time to time. After the Share Subdivision was completed on December 18, 2025, Six Pre-IPO Investors thereafter held 5,880,000 Ordinary Shares.

Mr. Chun Kwok Ng’s Property Mortgage Loan

Pursuant to a banking facility letter dated September 27, 2023, Student Living HK obtained a property mortgage loan from HSBC with a principal balance of $1,000,000. The loan is secured by a mortgage over a property located at Unit A, 1st Floor, Dolford Mansion, Nos. 1 and 3 Chatham Court, Kowloon, granted by Student Living HK’s previous subsidiary LORA as mortgagor, and is further supported by a personal guarantee provided by Mr. Chun Kwok Ng, a related party and sole director of Student Living HK.

As of the date of the prospectus, the outstanding principal amount was $776,902. The loan is repayable in installments with final maturity in 2033 and bears interest at the HIBOR plus 1.8% per annum.

In the event of default, the lender may enforce the mortgage and personal guarantee. Any such enforcement could have an adverse impact on our financial position and results of operations.

		From October 1, 2025 to the date of this	For the Six Months Ended September 30,		For the Years Ended March 31,
Name	Nature	Prospectus	2025	2024	2025	2024

Meta Academia Limited	Agency income from education advisory services	$110,089	$404,511	$184,419	$795,586	$-
Glory Bright Capital Investment Limited	Property management services income	26,882	32,258	32,273	64,673	30,672
Mr. Leong Yin Ng	Property management services income	19,202	23,044	23,054	46,197	-
Nice Profit Capital Investment Limited	Property management services income	26,882	32,258	32,273	64,673	30,672
Sure High Investment Limited	Property management services income	26,882	32,258	32,273	64,673	30,672
World Era Investment Limited	Property management services income	26,882	32,258	32,273	64,673	30,672
		$236,819	$556,587	$336,565	$1,100,475	$122,688

Full Comfort Investment Limited	Lease expense of properties*	$9,089	$10,906	$10,911	$21,866	$20,346

Mr. Chun Kwok Ng	Director’s remuneration*	$16,001	$19,201	$19,210	$41,704	$35,785

*	Included in general and administrative expenses

c. Balance with related parties

		As of the date of this	As of September 30,	As of March 31,
Name	Nature	prospectus	2025	2025	2024

Glory Bright Capital Investment Limited	Accounts receivable, net	$5,346	$5,346	$5,347	$5,071
Meta Academia Limited	Accounts receivable, net	-	15,274	168,035	-
Mr. Leong Yin Ng	Accounts receivable, net	3,818	3,818	3,818	-
Nice Profit Capital Investment Limited	Accounts receivable, net	5,346	5,346	5,347	5,071
Sure High Investment Limited	Accounts receivable, net	5,346	5,346	5,347	5,071
World Era Investment Limited	Accounts receivable, net	5,346	5,346	5,347	5,071
		$25,202	$40,476	$193,241	$20,284

Full Comfort Investment Limited	Prepayment of lease expense	$3,650	$5,475	$1,825	$-

Full Comfort Investment Limited	Accrued lease expense	$-	$-	$-	$5,443

Meta Academia Limited	Amounts due from related parties, net	$-	$376,757	$-	$-
Mr. Leong Yin Ng	Amounts due from related parties, net	-	1,029,256	1,642,112	911,761
		$-	$1,406,013	$1,642,112	$911,761

Mr. Leong Yin Ng	Amounts due to related party	$3,379	$-	$-	$-

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company incorporated with limited liability and our affairs are governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act, and the common law of the Cayman Islands.

As of the date of this prospectus, our Company’s authorized share capital is US$50,000 divided into 1,000,000,000 Ordinary Shares of par value US$0.00005 each. As of the date of this prospectus, 20,000,000 Ordinary Shares are issued and outstanding. Immediately upon the completion of this Offering, assuming no exercise of the over-allotment option by the underwriters, there will be 23,750,000 Ordinary Shares issued and outstanding (or 24,312,500 Ordinary Shares if the underwriter exercises the over-allotment option to purchase additional Ordinary Shares in full).

Our Memorandum and Articles

The following are summaries of material provisions of our Amended and Restated Memorandum and Articles of Association and of the Companies Act, insofar as they relate to the material terms of our Ordinary Shares. The summaries do not purport to be complete and are qualified in their entirety by reference to our Amended and Restated Memorandum and Articles of Association, which are filed as exhibits to the registration statement of which this prospectus forms a part.

Objects of Our Company. Under our Amended and Restated Memorandum and Articles of Association, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary Shares. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are non- residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Our Articles of Association provide that dividends may be out of any funds of the Company lawfully available for distribution. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose subject to the restrictions of the Companies Act, provided that in no circumstances may we pay a dividend out of share premium account if, following the date on which the dividend is proposed to be paid, our Company would be unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Any action required or permitted to be taken by the shareholders must be taken at a duly called and quorate annual or extraordinary general meeting of the shareholders entitled to vote on such action, or in lieu of a general meeting, be effected by a resolution in writing. On a poll, each shareholder is entitled to one (1) vote for each Ordinary Share, voting together as a single class, on all matters that require a shareholder’s vote.

A quorum required for a meeting of shareholders consists of one or more shareholders present and holding at least one-third of the total number of issued and paid up Ordinary Shares of our Company present in person or by proxy. Shareholders may be present in person or by proxy or, if the shareholder is a legal entity, by its duly authorized representative. Shareholders’ meetings may be convened by our board of directors on its own initiative or upon a written requisition by any one or more shareholder(s) entitled to attend and vote at general shareholders’ meetings of our Company holding not less than 10% of the number of our paid up Ordinary Shares deposited at the registered office of our Company. Advance notice of at least seven days is required for the convening of our annual general shareholders’ meeting and any other general shareholders’ meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires, where a poll is taken, the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires, where a poll is taken, the affirmative vote of not less than two-thirds of the votes attaching to the Ordinary Shares cast at a meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given. A special resolution will be required for important matters such as a change of company name or making amendments to our Memorandum of Association or Articles of Association. Holders of the Ordinary Shares may, among other things, subdivide or consolidate their shares by passing of an ordinary resolution.

Election of directors. Directors may be appointed by an ordinary resolution of our shareholders or by a resolution of the directors of the Company

Meetings of directors. At any meeting of directors, a quorum will be present if two directors are present, unless otherwise fixed by the directors. If there is a sole director, that director shall be a quorum. A director represented by an alternate director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors who consent in writing by all of the directors.

Transfer of Ordinary Shares. Subject to our Articles of Association relating to the transfer of Ordinary Shares and provided that such transfer complies with the applicable rules of the Securities and Exchange Commission, the Nasdaq and federal and state securities laws of the United States, our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in a common form or any other form prescribed by the Nasdaq or otherwise approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Shares whether or not it is fully paid up without assigning any reason for doing so.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to the transferee a notice of such refusal. While we do not currently intend to exercise these powers in a manner that would unreasonably interfere with the trading of our Ordinary Shares on the Nasdaq Capital Market, the existence of these powers could, in limited circumstances, delay or prevent the transfer of Ordinary Shares, which could adversely affect the liquidity and trading price of our Ordinary Shares.

The registration of transfers may be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation rights. If we are wound up, the shareholders may, subject to the Articles of Association and any other sanction required by the Companies Act, pass an ordinary resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to set such value to any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	to vest the whole or any part of the assets in trustees upon such trusts for the benefit of contributories as the liquidator shall think fit.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Shares. The Companies Act and our Articles of Association permit us to purchase, redeem or otherwise acquire our own shares, subject to certain restrictions and requirements under the Companies Act, our Amended and Restated Memorandum and Articles of Association and any applicable requirements imposed from time to time by the Nasdaq, the Securities and Exchange Commission. In accordance with our Articles of Association, we may issue shares, with the sanction of a special resolution passed by the shareholders, be issued on terms that are, or at the option of our Company or the holder is liable, to be redeemed. Under the Companies Act, the repurchase of any share may be paid out of our Company’s profits, out of our share premium account or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or, if authorized by the articles of association and subject to the Companies Act, out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be repurchased (1) unless it is fully paid up, (2) if such repurchase would result in there no longer be any issued shares of our Company (other than shares held as treasury shares), and (3) unless the manner of repurchase (if not so authorized under the Memorandum and Articles of Association) has first been authorized by a resolution of our shareholders. Under the Articles of Association, our Company may repurchase its own shares in such manner and on such terms as the Directors may agree with the relevant shareholder. In addition, under the Companies Act, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in no issued shares of our Company (other than shares held as treasury shares).

Variations of Rights of Shares. The rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our Company is being wound-up, may be varied with the consent in writing of the holders of two-third of the issued shares of that class or series or with the sanction of a resolution passed by at least a two-third majority of the holders of shares of the class or series present in person or by proxy and entitled to vote at a separate meeting of the holders of the shares of the class or series.

Changes in the number of shares we are authorized to issue and those in issue. We may from time to time by an ordinary resolution passed by our shareholders:

●	increase or reduce (by cancellation of shares that have not been taken or agreed to be taken by any person) the authorized share capital of our Company;

●	subdivide our authorized and issued shares into a larger number of shares; and

●	consolidate our authorized and issued shares into a smaller number of shares.

Issuance of Additional Shares. Our Articles of Association authorize our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Inspection of Books and Records. Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Preferred Shares. As at the date of this prospectus, we do not have any preferred shares authorized, issued or outstanding.

Exempted Company

We are an exempted company incorporated with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts trade or business outside of the Cayman Islands or in furtherance of the business of the exempted company carried on outside of the Cayman Islands, may apply to be registered as an exempted company. The requirements for an exempted company are similar to an ordinary company except that, for an exempted company that does not hold a license to carry on business in the Cayman Islands:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

●	an exempted company’s register of members is not required to be open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company that is not listed on the Cayman Islands Stock Exchange is prohibited from making any invitation to the public in the Cayman Islands to subscribe for any of its securities;

●	an exempted company may issue shares without nominal or par value;

●	an exempted company may not issue negotiable shares, and shares shall be transferred only on the books of such company;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are given for 20 or 30 years);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as an exempted limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company.

Upon the closing of this Offering, we will be subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. As of the date of this prospectus, we intend to comply with the Nasdaq Capital Market rules in lieu of following home country practice after the closing of this Offering subject to the following exemptions:

●	have a majority of the board of directors consist of independent directors;

●	require non-management directors to meet on a regular basis without management present;

●	have an independent compensation committee;

●	have an independent nominating committee; and

●	seek shareholder approval for the implementation of certain equity compensation plans and dilutive issuances of Ordinary Shares, such as transactions, other than a public offering, involving the sale of 20% or more of our Ordinary Shares for less than the greater of the book or market value of the shares.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from that of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies in the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with, among other documents, a declaration as to the solvency of the consolidated or surviving company, a declaration of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders if a copy of the plan of merger is given to every shareholder of each subsidiary company to be merged unless that shareholder agrees otherwise. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by the Grand Court of the Cayman Islands upon application of the constituent company that has issued the security.

Except in certain limited circumstances, a shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting from a merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except to be paid the fair value of that person’s shares, to participate in all proceedings until such dissenter’s determination of fair value is reached, and the right to obtain relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement. Any such arrangement must be approved by (a) a majority in number of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made and who must, in addition, represent seventy-five percent in value of the creditors or each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting convened for that purpose, or (b) seventy-five percent in value of the shareholders or each class of shareholders, as the case may be, with whom the arrangement is to be made that are present and voting either in person or by proxy at a meeting convened for that purpose, as applicable. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the court’s directions and the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% in value of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge the following:

●	a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholder;

●	an irregularity in the passing of a resolution which requires a qualified majority;

●	an act purporting to abridge or abolish the individual rights of a member; and

●	an act which constitutes a fraud on the minority where the wrongdoers are themselves in control of the company.

In the case of a company (not being a bank) having its share capital divided into shares, the Grand Court of the Cayman Islands may, on the application of members holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine the affairs of the company and to report thereon in such manner as the Grand Court shall direct.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Articles of Association permit indemnification of our directors and officers for costs, losses, damages and expenses incurred in their capacities as such unless such losses or damages arise from actual fraud or willful default or as otherwise required by law. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we plan to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our Amended and Restated Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore he owes duties to the company that include a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill, care and diligence. English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles of Association provide that, on the written requisition of any one or more shareholder(s) who hold not less than 10 percent in the number of paid up Ordinary Shares of our Company deposited at the registered office of our Company, our board of directors shall convene a general meeting of our shareholders and put the resolutions so requisitioned to a vote at such meeting. However, our Amended and Restated Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. Cayman Islands law does not prohibit cumulative voting, but our Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Articles of Association, any of our directors may be removed by ordinary resolution of our shareholders. The office of a director of our Company shall also be vacated if the director becomes bankrupt or makes any arrangement or composition with his creditors, is found to be or becomes of unsound mind, or resigns his office by notice in writing to our Company.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target corporation’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally.

The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, our Company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its shareholders or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its shareholders. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Articles of Association, the rights attached to any class or series of shares may, unless otherwise provided in the Articles of Association or the terms of issue of the shares of that class or series, be varied or abrogated with the consent in writing of the holders of three-fourths of the issued shares of that class or series, or with the sanction of a resolution passed by at least a three-fourths majority of the shares of that class or series present in person or by proxy and entitled to vote at a separate meeting of the holders of the class or series.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Companies Act, our Amended and Restated Memorandum and Articles of Association may be altered or amended by a special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Rights to Issue Shares

Under our Amended and Restated Memorandum and Articles of Association, subject to any applicable provisions in our Memorandum of Association, and without prejudice to any special rights previously conferred on the holders of existing shares, any share of our Company may be issued with such preferred, deferred, or other special rights, or such restrictions, whether in regard to dividend, voting, return of share capital or otherwise, as our Company may from time to time by special resolution determine, and subject to the Companies Act, any share of our Company may, with the sanction of a special resolution, be issued on the terms that it is, or at the option of the Company or the holder is liable, to be redeemed.

Subject as otherwise provided in our Articles of Association, all shares for the time being and from time to time unissued shall be under the control of our board of directors, and may be re-designated, allotted, issued or otherwise disposed of in such manner, to such persons and on such terms as our board of directors, in their absolute discretion, may think fit. Our directors may issue shares in separate classes and may issue shares of any class in different series.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, we will have 23,750,000 Ordinary Shares issued and outstanding.

All of the Ordinary Shares sold in this Offering by the Company will be freely transferable in the United States by persons other than our “affiliates” without restriction or further registration under the Securities Act. Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our Company. All of our Ordinary Shares outstanding immediately prior to the completion of this Offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public Offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Ordinary Shares acquired in this Offering by our affiliates.

Sales of substantial amounts of our Ordinary Shares in the public market could adversely affect prevailing market prices of our Ordinary Shares. Prior to this Offering, there has been no public market for our Ordinary Shares, and while we intend to apply for the listing of our Ordinary Shares on the Nasdaq, we cannot assure you that a regular trading market will develop in the Ordinary Shares.

Lock-Up Agreements

We have agreed with the underwriter, for a period of 180 days after the closing of this Offering, subject to certain exceptions not to (1) offer, sell, issue, pledge, contract to sell, contract to purchase, grant any option, right or warrant to purchase, lend, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares, (2) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, or (3) file any registration statement with the SEC relating to the Offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or publicly disclose the intention to take any such action.

Each of our directors, officers, and shareholders, including Six Pre-IPO Investors, of our Ordinary Shares outstanding as of the effective date of the registration statement for this Offering of which this prospectus forms a part, has agreed, for a period of 180 days after the date of the closing of the Public Offering, subject to customary exceptions, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer, or dispose of, directly or indirectly, any of our Ordinary Shares or any securities convertible into or exercisable or exchangeable for our Ordinary Shares. See “Underwriting – Lock-Up Agreements” on page 106.

We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than six months but not more than one year may sell such Ordinary Shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than one year may freely sell our Ordinary Shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our Ordinary Shares for at least six months, may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1.0% of the then outstanding Ordinary Shares; or

●	the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

MATERIAL TAX CONSIDERATIONS

The following summary of certain Cayman Islands, Hong Kong and U.S. federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, Hong Kong and the United States. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our Ordinary Shares. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Appleby, our counsel as to Cayman Islands law. To the extent that this discussion relates to matters of Hong Kong tax law, it is the opinion of Stevenson, Wong & Co., our counsel as to Hong Kong law.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of our Ordinary Shares or on an instrument of transfer (so long as the instrument of transfer is not executed in, brought to, or produced before a court of the Cayman Islands) in respect of the Ordinary Shares of our Company (which does not hold interests in land in the Cayman Islands).

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (as revised) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. A Cayman Islands company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

Hong Kong Tax Considerations

The following brief description of HK laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy” on page 43.

Profits tax

No tax is imposed in HK in respect of capital gains from the sale of property, such as our Ordinary Shares. However, trading gains from the sale of property by persons carrying on a trade, profession or business in HK where such gains are derived from or arise in HK from such trade, profession or business will be chargeable to HK profit tax. Liability for HK profits tax would therefore arise in respect of trading gains from the sale of Ordinary Shares realized by persons in the course of carrying on a business of trading or dealing in securities in HK where the purchase or sale contracts are effected (being negotiated, concluded and/or executed) in HK. Effective from April 1, 2018, profits tax is levied on a two-tiered profits tax rate basis, with the first HK$2 million of profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and profits exceeding the first HK$2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses.

In addition, HK does not impose withholding tax on gains derived from the sale of stock in HK companies and does not impose withholding tax on dividends paid outside of HK by HK companies. Accordingly, investors will not be subject to HK withholding tax with respect to a disposition of their Ordinary Shares or with respect to the receipt of dividends on their Ordinary Shares, if any. No income tax treaty relevant to the acquiring, withholding or dealing in the Ordinary Shares exists between HK and the United States.

Stamp duty

HK stamp duty is generally payable on the transfer of “Hong Kong stocks.” The term “stocks” refers to shares in companies incorporated in HK, as widely defined under the Stamp Duty Ordinance (Cap. 117 of the laws of Hong Kong), or SDO, and includes shares. However, our Ordinary Shares are not considered “Hong Kong stocks” under the SDO since the transfer of the Ordinary Shares are not required to be registered in HK given that the books for the transfer of Ordinary Shares are located in the United States. The transfer of Ordinary Shares is therefore not subject to stamp duty in HK. If HK stamp duty applies, both the purchaser and the seller are liable for the stamp duty charged on each of the sold note and bought note at the current ad valorem rate of 0.1% on the higher of the consideration stated on the contract notes or the fair market value of the shares transferred. In addition, a fixed duty, currently of HK$5.00, is payable on an instrument of transfer.

BVI Tax Considerations

The Company and all dividends, interest, rents, royalties, compensation and other amounts paid by the Company to persons who are not resident in the BVI and any capital gains realized with respect to any shares, debt obligations, or other securities of the Company by persons who are not resident in the BVI are exempt from all provisions of the Income Tax Act in the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not resident in the BVI with respect to any shares, debt obligation or other securities of the Company.

All instruments relating to transfers of property to or by the Company and all instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from payment of stamp duty in the BVI. This assumes that the Company does not hold an interest in real estate in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to the Company or its members.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below) that acquire our Ordinary Shares in this Offering and hold our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Ordinary Shares.

Dividends

The entire amount of any cash distribution paid with respect to our Ordinary Shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the Ordinary Shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the Ordinary Shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into U.S. dollars on a date subsequent to receipt.

Sale or Other Disposition of Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of Ordinary Shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such Ordinary Shares, each amount determined in U.S. dollars. Any capital gain or loss will be long-term capital gain or loss if the Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives Hong Kong dollars or another currency other than U.S. dollars on the disposition of our Ordinary Shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Ordinary Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this Offering) and the expected market price of our Ordinary Shares following this Offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Ordinary Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Ordinary Shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. It is also possible that the Internal Revenue services may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Ordinary Shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

●	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and we own any equity in a non- United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we intend to apply for the listing of our Ordinary Shares on the Nasdaq, we cannot guarantee that our listing will be approved. Furthermore, we cannot guarantee that, once listed, our Ordinary Shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the Ordinary Shares are considered marketable for these purposes.

If an effective mark-to-market election is made with respect to our Ordinary Shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over its adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the Ordinary Shares held at the end of the taxable year over the fair market value of such Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our Ordinary Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN THE OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands may have a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, investor may not have standing to sue Cayman Islands companies before the U.S. federal courts.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Hong Kong. All of the directors and executive officers of our Company and the auditors of our Company reside outside the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

We have appointed Cogency Global Inc, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

There may be uncertainty as to whether the courts of the Cayman Islands would: (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States, however, Appleby, our counsel with respect to Cayman Islands laws, has advised that any final and conclusive judgment for a definite sum (not being a sum payable in respect of taxes or other charges of a like nature nor a fine or other penalty) and/or certain non-monetary judgments rendered in any action or proceedings brought against our Company on the basis of documents in a U.S. court will be recognized as a valid judgment by the courts of the Cayman Islands without re-examination of the merits of the case. On general principles, such proceedings would be expected to be successful provided that the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in the Cayman Islands and the judgment is not contrary to public policy in the Cayman Islands, has not been obtained by fraud or in proceedings contrary to natural justice.

Hong Kong

Stevenson, Wong & Co., our counsel as to Hong Kong law, has advised us that there is currently no arrangement providing for the reciprocal enforcement of judgements between Hong Kong and the United States, as such judgments of United States courts will not be directly enforced in Hong Kong. However, under common law, a foreign judgment (including one from federal or state court in the United States) obtained against the Company may generally be treated by the courts of Hong Kong as a cause of action in itself and sued upon as a debt between the parties. In a common law action for enforcement of a foreign judgment, the judgment creditor has to prove that (a) the judgment is in personam; (b) the judgment is in the nature of a monetary award; (c) the judgment is final and conclusive on the merits and has not been stayed or satisfied in full; and (d) the judgement is from a court of competent jurisdiction. The defenses available to the defendant in a common law action for enforcement of a foreign judgment include breach of natural justice, fraud and contrary to public policy of Hong Kong. In order to enforce the foreign judgement at common law, fresh proceedings must be initiated in Hong Kong, which involves issuing a Writ of Summons and Statement of Claim attaching the foreign judgment as proof of the debt.

There is uncertainty as to whether the courts of Hong Kong would: (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Our Board is comprised of four directors, all directors are located in Hong Kong. The director are Mr. Chun Kwok Ng, Mr. Ho Tung Armen Ho, Prof. Shanshan Shi and Mr. Tat Fai David Sze.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is: (i) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty); and (ii) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

All of our assets are located in Hong Kong and outside the United States. In addition, all of our directors and officers are nationals or residents of Hong Kong, which are outside the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult, costlier and time-consuming for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States, or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

Name	Position	Nationality	Residence
Mr. Chun Kwok Ng	Chief Executive Officer, Director, and Chairman of Board of Directors	Chinese	Hong Kong

Ms. Wing Fung Ng	Chief Financial Officer	Chinese	Hong Kong

Mr. Ho Tung Armen Ho	independent director nominee and nominated chairman of audit committee	Chinese	Hong Kong

Prof. Shanshan Shi	independent director nominee and nominated chairman of nomination committee	Chinese	Hong Kong

Mr. Tat Fai David Sze	independent director nominee and nominated chairman of compensation committee	Chinese	Hong Kong

UNDERWRITING

In connection with this Offering, we will enter into an underwriting agreement with D. Boral Capital LLC, as representative of the underwriter, or the “Representative”, in this Offering. The Representative may retain other brokers or dealers to act as sub-agents or selected dealers on their behalf in connection with this Offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter, on a firm commitment basis, the number of Ordinary Shares set forth opposite its name below, at the Offering price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriter	Number of Shares
D. Boral Capital LLC
Total	3,750,000

The underwriter is committed to purchase all the Ordinary Shares offered by this prospectus if they purchase any Ordinary Shares. The underwriter is not obligated to purchase the Ordinary Shares covered by the underwriter’s over-allotment option to purchase Ordinary Shares as described below. The underwriter is offering the Ordinary Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriter will offer the Ordinary Shares to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $4.00 per Ordinary Share. After this Offering, the initial public offering price, concession, and reallowance to dealers may be reduced by the underwriter. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriter as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

Determination of Pricing of this Offering

Prior to this Offering, there has been no public market for our Ordinary Shares. The initial public offering price for our Ordinary Shares will be determined through negotiations between us and the underwriter. Factors to be considered in these negotiations include but are not limited to: prevailing market conditions, the history of our Company, our financial information, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, market valuations of other companies that we and the underwriter believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development and other factors deemed relevant. The initial public offering price of our Ordinary Shares in this Offering does not necessarily bear any direct relationship to the assets, operations, book value or other established criteria of value of our company.

Over-Allotment Option

We have granted the underwriter an option, exercisable during the 45-day period after the closing of this Offering, to purchase up to an aggregate of 562,500 additional Ordinary Shares (equal to 15% of the number of Ordinary Shares sold in the Offering) to be issued by the Company at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The Representative may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the Offering contemplated by this prospectus.

Discounts, Commissions and Expense Reimbursement

The following table shows the price per share and total initial public offering price, underwriting discounts and commissions, and proceeds before expenses to us. The total amounts are shown assuming both no exercise and full exercise of the over-allotment option.

	Per Ordinary Share	Total Without Exercise of Over- Allotment Option	Total With Full Exercise of Over- Allotment Option

Initial public offering price	$4.00	$15,000,000	$17,250,000
Underwriting discounts and commissions (7%)(1)	$0.28	$1,050,000	$1,207,500
Proceeds, before expenses, to us	$3.72	$13,950,000	$16,042,500

(1)	We have agreed to pay to the underwriter discounts of seven percent (7.0%) of the initial public offering price, for Ordinary Shares sold to investors introduced by the underwriter. However, the fees do not include the expense reimbursement as described below. We have agreed to pay the underwriter a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds of this Offering.

We will pay the Representative a discount equivalent to seven percent (7%) of the gross proceeds from the initial public offering price for Ordinary Shares sold to investors introduced by the underwriter. The underwriter proposes initially to offer the Ordinary Shares to the public at the Offering price set forth on the cover page of this prospectus and to dealers at those prices less the aforesaid fee (“underwriting discount”) set forth on the cover page of this prospectus. If all of the Ordinary Shares offered by us are not sold at the Offering price, the underwriter may change the Offering price and other selling terms by means of a supplement to this prospectus.

Additionally, we have agreed to pay the underwriter’s reasonable out-of-pocket expenses relating to the Offering, including but not limited to: (a) all fees and expenses relating to the registration of the Ordinary Shares with the U.S. Securities and Exchange Commission; (b) all fees and expenses relating to the listing of the Ordinary Shares on a national exchange; (c) all fees, expenses, and disbursements relating to the registration or qualification of the Ordinary Shares under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be the Representative’s counsel) unless such filings are not required in connection with the Company’s proposed listing on a national exchange, if applicable; (d) all fees, expenses, and disbursements relating to the registration, qualification, or exemption of the Ordinary Shares under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (e) the costs of mailing and printing the Offering materials; (f) transfer and/or stamp taxes, if any, payable upon the transfer of the Ordinary Shares from the Company to the Representative; (g) all fees and expenses of the Company’s accountants; (h) all filing fees and communication expenses associated with the review of the Offering by FINRA; (i) up to $30,000 of the Representative’s actual accountable road show expenses and due diligence expenses for the Offering; (j) the $29,500 cost associated with the Representative’s use of Ipreo Inc’s book-building, prospectus tracking and compliance software for this Offering; (k) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones not to exceed $5,000; (l) the fees and expenses of the Representatives’ legal counsel incurred in connection with this Offering in an amount up to $150,000; and (m) all fees, expenses and disbursement relating to background checks of the Company’s directors and officers in an amount not to exceed $10,000 in the aggregate. The maximum amount of actual out-of-pocket expenses to be paid and/or reimbursed by us pursuant to the aforementioned clauses (a) through (m) shall not exceed $150,000.

We have paid an expense deposit of $100,000 to the Representative upon the execution of the engagement letter between us and the Representative dated July 29, 2025. Any expenses advancement will be returned to us to the extent the representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

In addition to the cash commission, we will also reimburse the underwriter for its non-accountable expenses of one percent (1.0%) of the gross proceeds of the Offering.

We estimate that the total expenses payable by us in connection with the Offering, other than the underwriting fees and commissions, will be approximately $1.1 million.

The underwriter intends to offer our Ordinary Shares to their retail customers only in states in which we are permitted to offer our Ordinary Shares. We have relied on an exemption to the blue sky registration requirements afforded to “covered securities.” Securities listed on a national securities exchange are “covered securities.” If we were unable to meet a national securities exchange listing standards, then we would be unable to rely on the covered securities exemption to blue sky registration requirements and we would need to register the Offering in each state in which we planned to sell shares. Consequently, we will not complete this Offering unless we meet a national securities exchange’s listing requirements and our application to list on the exchange is approved.

The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement. A form of the Underwriting Agreement is included as an exhibit to the registration statement of which this prospectus forms a part.

Discretionary Accounts

The underwriter does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Right of First Refusal

We have agreed, provided that this Offering is completed, that until eighteen (18) months from the closing of this Offering, the Representative shall have an irrevocable right of first refusal to act as sole investment banker, sole book-runner, and/or sole placement agent, at the Representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings (each a “Subject Transaction”), during such eighteen (18) month period, of the Company, or any successor to or any current or future controlled subsidiary of the Company, on terms and conditions customary to the Representative for such Subject Transactions. The Representative shall have the sole right to determine whether any other broker dealer shall have the right to participate in a Subject Transaction and the economic terms of such participation. For the avoidance of any doubt, the Company shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction without the express consent of the Representative provided, however, that such right shall be subject to FINRA Rule 5110(g)(5), including that it may be terminated by us for cause in case of the Representative’s material failure to provide the services contemplated in the underwriting agreement. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the date of commencement of sales of the public offering or the termination date of the engagement between the us and the Representative.

Determination of Offering Price

The public offering price of the shares we are offering was determined by us in consultation with the underwriter based on discussions with potential investors in light of the history and prospects of our Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the public stock price for similar companies, general conditions of the securities markets at the time of the Offering and such other factors as were deemed relevant.

Indemnification

We have agreed to indemnify the Representative, its affiliates and certain of their controlling persons against liabilities relating to the Offering arising under the Securities Act and the Exchange Act and to contribute to payments that the Representative may be required to make for these liabilities.

Lock-Up Agreements

We have agreed that, subject to certain exceptions set forth in the underwriting agreement or lock-up agreement attached thereto, we will not, without the prior written consent of the Representative, from the date of execution of the underwriting agreement and continuing for a period of 180 days from the date of the closing of the Public Offering, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any share capital of the Company or any securities convertible into or exercisable or exchangeable for share capital of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the Offering of any share capital of the Company or any securities convertible into or exercisable or exchangeable for share capital of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of share capital of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of share capital of the Company or such other securities, in cash or otherwise.

Our officers, directors, and any other holders of the outstanding shares as of the effective date of the Registration Statement (and all holders of securities exercisable for or convertible into Ordinary Shares) have agreed not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or other securities convertible into or exercisable or exchangeable for Ordinary Shares for a period of 180 days from after the date of the closing of the Public Offering, without the prior written consent of the Representative.

We are prohibited from conducting any other offerings during this period and from re-pricing or changing the terms of existing options.

The Representative may in its sole discretion and at any time without notice release some or all of the Ordinary Shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Other Relationships

The underwriter and certain of its affiliates may provide from time-to-time certain commercial banking, financial advisory, investment banking and other services for us and our affiliates in the ordinary course of their business, for which they may receive customary fees and commissions. However, we have not yet had, and have no present arrangements with the underwriter for any further services.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this Offering, the underwriter may engage in activities that stabilize, maintain or otherwise affect the price of our Ordinary Shares during and after this Offering, including:

●	stabilizing transactions;

●	short sales and over-allotment sales;

●	purchases to cover positions created by short sales;

●	imposition of penalty bids; and

●	syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our Ordinary Shares while this Offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

These transactions may also include making short sales and over-allotments of our Ordinary Shares, which involve the sale by the underwriter of a greater number of Ordinary Shares than they are required to purchase in this Offering and purchasing Ordinary Shares on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” or may be “naked short sales.” In order to cover the resulting short position, the managing underwriter may exercise the over-allotment option described above and/or may engage in syndicate-covering transactions. There is no contractual limit on the size of any syndicate-covering transaction. The underwriter will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriter are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

The underwriter must close out any covered short position or naked short position by purchasing shares in the open market. Syndicate-covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriter in order to reduce a short position incurred by the managing underwriter on behalf of the underwriter. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the Ordinary Shares in the open market that could adversely affect investors who purchased in this Offering.

The underwriter also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriter a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our Ordinary Shares. As a result of these activities, the price of our Ordinary Shares may be higher than the price that otherwise might exist in the open market. The underwriter may carry out these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. Neither we nor the underwriter make any representation that the underwriter will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriter. The underwriter may allocate a number of Ordinary Shares to be sold to securities dealers who resell the Ordinary Shares to online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. In connection with this Offering, the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail. Other than the prospectus in electronic format, the information on or that can be accessed through any Underwriter’s website and any information contained in any other website maintained by any Underwriter is not part of, and is not incorporated by reference into, the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any Underwriter in its capacity as Underwriter, and should not be relied upon by investors.

Passive Market Making

Any Underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Potential Conflicts of Interest

The underwriter and its respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates may from time to time in the future engage in transactions with us and perform services for us in the ordinary course of their business for which they will receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriter and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriter and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Tail Fee

We have also agreed to pay the Representative, subject to certain exceptions, a cash fee equal to seven and one half percent (7.5%) of the gross proceeds received by the Company from the sale of any equity, debt and/or equity derivative instruments to any investor actually introduced by the Representative to the Company during the period from the date the Representative was engaged by the Company and ending on the earlier of eighteen (18) months or until the final closing of this Offering (the “Engagement Period”), in connection with any public or private financing or capital raise (each a “Tail Financing”), and such Tail Financing is consummated at any time during the Engagement Period or within the eighteen (18) month period following the expiration or termination of the Engagement Period (the “Tail Period”), provided that such Tail Financing is by a party actually introduced to the Company in an offering in which the Company has direct knowledge of such party’s participation. Provided the conditions are met for a Tail Financing, upon the closing of this Offering one percent (1.0%) of the gross proceeds of the Tail Financing shall be provided to the Representative for non-accountable expenses related to the Tail Financing.

The right to receive a fee in connection with the Tail Financing shall be subject to FINRA Rule 5110(g), and the Company shall have a right of termination for cause, which includes that the Company may terminate the Representative’s engagement upon the Representative’s material failure to provide the underwriting services required by the Underwriting Agreement. The Company’s exercise of the right of termination for cause will eliminate any obligations with respect to the payment of any termination fee or provision of any cash fees associated with a Tail Financing.

Application for Nasdaq Market Listing

We intend to apply to have our Ordinary Shares approved for listing/quotation on the Nasdaq Capital Market under the symbol “SDLV” We will not consummate and close this Offering without a listing approval letter from the Nasdaq Capital Market. Our receipt of a listing approval letter is not the same as an actual listing on the Nasdaq Capital Market. The listing approval letter will serve only to confirm that, if we sell a number of shares in this firm commitment offering sufficient to satisfy applicable listing criteria, our Ordinary Shares will in fact be listed.

If the application is approved, trading of our Ordinary Shares on the Nasdaq Capital Market will begin within five days following the closing of this Offering. If our Ordinary Shares are listed on the Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

This document does not constitute a public offer of, or an invitation to the public to purchase Ordinary Shares in the Company, whether by way of sale or subscription, in the Cayman Islands. Our Ordinary Shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Offer Restrictions Outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this Offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Abu Dhabi Global Market (“ADGM”). This prospectus relates to an Exempt Offer as that term is defined in Rule 4.3.1 of the Markets Rulebook of the Financial Service Regulatory Authority (“FSRA”). This prospectus is intended for distribution only to persons of a type specified in 4.3.1 of the FSRA Markets Rulebook. It must not be delivered to, or relied on by, any other person. The FSRA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The FSRA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus. The Ordinary Shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Ordinary Shares offered should conduct their own due diligence on the Ordinary Shares. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.

Australia. This prospectus:

●	does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

●	has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

●	does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

●	may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The Ordinary Shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the Ordinary Shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any Ordinary Shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the Ordinary Shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of Ordinary Shares under this prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the Ordinary Shares, you undertake to us that you will not, for a period of 12 months from the date of issue of the Ordinary Shares, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Canada. The Ordinary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Ordinary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this Offering.

Cayman Islands. This prospectus does not constitute a public offer of the Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. Ordinary Shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Dubai International Financial Centre (“DIFC”). This prospectus relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Service Authority (the “DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

European Economic Area — Belgium, Germany, Luxembourg and Netherlands. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State (the Relevant Implementation Date), an offer of the Ordinary Shares to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the Ordinary Shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that

Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of Ordinary Shares may be made to the public in that Relevant Member State at any time:

●	to any legal entity which is a qualified investor as defined under the Prospectus Directive;

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities described in this prospectus shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above paragraph, the expression “an offer of the Ordinary Shares to the public” in relation to any Ordinary Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe the Ordinary Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression Prospectus Directive means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

France. This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des Marchés Financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation; and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland. The information in this document does not constitute a prospectus under any Irish laws or regulations, and this document has not been filed with or approved by any Irish regulatory authority, as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations; and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Hong Kong. The Ordinary Shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules promulgated thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules promulgated thereunder.

Israel. The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing of the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy. The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societ - $$ - Aga e la Borsa, “CONSOB”) pursuant to Italian securities legislation, and, accordingly, no offering material relating to the securities may be distributed in Italy, and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971, as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan. The Ordinary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws, rules and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Kazakhstan. This prospectus does not constitute an offer, or an invitation to make offers, to sell, purchase, exchange or otherwise transfer shares in Kazakhstan to or for the benefit of any Kazakhstan person or entity, except for those persons or entities that are capable to do so under the legislation of the Republic of Kazakhstan and any other laws applicable to such capacity of such persons or entities. This prospectus shall not be construed as an advertisement (i.e., information intended for an unlimited group of persons which is distributed and placed in any form and aimed to create or maintain interest in the Company and its merchandise, trademarks, works, services and/or its securities and promote their sales) in, and for the purpose of the laws of, Kazakhstan, unless such advertisement is in full compliance with Kazakhstan laws.

Kuwait. Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the Ordinary Shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

Malaysia. No prospectus or other offering material or document in connection with the offer and sale of the Ordinary Shares has been or will be registered with the Securities Commission of Malaysia (the “Commission”) for the Commission’s approval pursuant to the Capital Markets and Service Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Ordinary Shares may not be circulated or distributed, nor may the Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the Ordinary Shares , as principal, if the offer is on terms that the Ordinary Shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the Ordinary Shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the Ordinary Shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan.

Portugal. This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document, and they may not distribute it or the information contained in it to any other person.

Qatar. In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

Russian Federation. This prospectus or information contained therein is not an offer, or an invitation to make offers, sell, purchase, exchange or transfer any securities in the Russian Federation to or for the benefit of any Russian person or entity, and does not constitute an advertisement or offering of any securities in the Russian Federation within the meaning of Russian securities laws. Information contained in this prospectus is not intended for any persons in the Russian Federation who are not “qualified investors” within the meaning of Article 51.2 of the Federal Law no. 39-FZ dated 22 April 1996 “On the securities market” (as amended) (“Russian QIs”) and must not be distributed or circulated into the Russian Federation or made available in the Russian Federation to any persons who are not Russian QIs, unless and to the extent they are otherwise permitted to access such information under Russian law.

Saudi Arabia. This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus you should consult an authorized financial adviser.

Singapore. This prospectus or any other offering material relating to the Ordinary Shares has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore, or the SFA. Accordingly, (a) the Ordinary Shares have not been, and will not be, offered or sold or made the subject of an invitation for subscription or purchase of such Ordinary Shares in Singapore, and (b) this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Ordinary Shares have not been and will not be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor as specified in Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275 of the SFA) and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Ordinary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Ordinary Shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Sweden. This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document, and they may not distribute it or the information contained in it to any other person.

Switzerland. The Ordinary Shares will not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to our company or the Ordinary Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of the Ordinary Shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Ordinary Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Ordinary Shares.

Taiwan. The Ordinary Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Ordinary Shares in Taiwan.

United Arab Emirates Outside of the DIFC and the ADGM. This prospectus has not been reviewed, approved, or licensed by the Securities and Commodities Authority (“SCA”) and does not constitute a public offering of securities in the UAE as that term is defined in SCA Chairman Resolution No. 13/R.M. of 2021 Concerning the Regulations Manual of the Financial Activities and Status Regularization Mechanisms Rulebook (“SCA Rulebook”). This prospectus will only be made available on an exempt Private Offering basis pursuant to Article 6, Chapter 5, of Section 3 of the SCA Rulebook to Professional Investors or Counterparties, as each of the terms is defined in the SCA Rulebook, respectively, or on a reverse solicitation basis. Nothing in this prospectus constitutes the provision of any type of financial service engagement in any of the financial activities set out in Article 1, Chapter 2 of the SCA Rulebook.

The SCA accepts no liability in relation to the marketing, issuance and/or sale of the shares and is not making any recommendation with respect to any investment. Nothing contained in this prospectus is intended to constitute UAE investment, legal, tax, accounting or other professional advice. This prospectus is for the information of prospective investors only and nothing in this prospectus is intended to endorse or recommend a particular course of action. Prospective investors should consult with an appropriate professional for specific advice rendered on the basis of their situation.

United Kingdom. This prospectus is only being distributed to and is only directed at, and any offer subsequently made may only be directed at: (i) persons who are outside the United Kingdom; (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as “relevant persons”). The Ordinary Shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Ordinary Shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

Vietnam. This offering of Ordinary Shares has not been and will not be registered with the State Securities Commission of Vietnam under the Law on Securities of Vietnam and its guiding decrees and circulars.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, which are expected to be incurred by us in connection with the offer and sale of the Ordinary Shares by us. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority (“FINRA”) filing fee and the Nasdaq entry and listing fee, all amounts are estimates.

SEC Registration Fee	US$	2,072
FINRA Filing Fee		3,600
Nasdaq Listing Fee		75,000
Printing and engraving expenses		32,000
Legal fees and expenses		493,591
Accounting fees and other expenses		140,000
Underwriting accountable expenses		150,000
Miscellaneous		73,000

Total	US$	969,263

These expenses will be borne by us.

LEGAL MATTERS

We are being represented by Sichenzia Ross Ference Carmel LLP with respect to certain legal matters of U.S. federal securities. The validity of the Ordinary Shares offered in this Offering and certain legal matters as to Cayman Islands law will be passed upon for us by Appleby. Legal matters as to Hong Kong law will be passed upon for us by Stevenson, Wong & Co. and legal matters as to the PRC will be passed upon for us by Guangdong Wesley Law Firm. Certain legal matters of United States federal securities in connection with this Offering will be passed upon for the underwriters by Ortoli Rosenstadt LLP.

EXPERTS

The consolidated financial statements as of March 31, 2024 and 2025, and for each of the two years in the period ended March 31, 2024 and 2025 included in this prospectus have been audited by WWC, P.C., an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the financial statements). Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing. The office of WWC, P.C. is located at 2010 Pioneer Ct, San Mateo, CA 94403.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the underlying Ordinary Shares to be sold in this Offering. For the purposes of this section, the term “Registration Statement” means the original registration statement and any and all amendments thereto including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which constitutes a part of the Registration Statement on Form F-1, does not contain all of the information contained in the Registration Statement. You should read our Registration Statements and their exhibits and schedules for further information with respect to us and our Ordinary Shares.

Immediately upon the effectiveness of the Registration Statement on Form F-1 of which this prospectus forms a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC, including the Registration Statement, can be obtained over the Internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. As we are a foreign private issuer, we will be required to file our annual report on Form 20-F within 120 days of the end of each year. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited combined financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

INDEX TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

To:	The Board of Directors and Shareholders of

Student Living EduVation (Holdings) Corporation and its subsidiaries

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Results on Review of Interim Financial Information

We have reviewed the unaudited interim condensed consolidated balance sheets of Student Living EduVation (Holdings) Corporation and its subsidiaries (collectively the “Company”) as of September 30, 2025, and the related unaudited interim condensed consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for the six-month ended September 30, 2025 and 2024, and the related notes (collectively referred to as the unaudited interim condensed consolidated financial statements). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying unaudited interim condensed consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheets of the Company as of March 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for the years then ended (not presented herein); and in our report dated September 25, 2025, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of March 31, 2025 and 2024, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Basis for Review Results

These unaudited interim condensed consolidated financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

WWC, P.C.
Certified Public Accountants
PCAOB ID No.1171

San Mateo, California
February 13, 2026

We have served as the Company’s auditor since 2025

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2025 AND MARCH 31, 2025

(Expressed in U.S. Dollars, except for the number of shares)

	As of
	September 30, 2025	March 31, 2025
		(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$1,576,834	$542,255
Financial assets at fair value through profit or loss	1,802	1,772
Accounts receivable, net	5,337	31,732
Accounts receivable – related parties, net	40,476	193,241
Amounts due from related parties, net	1,406,013	1,642,112
Prepayments, deposits and other receivables, net	65,681	33,416
Current assets of discontinued operations	-	58,441
Total current assets	3,096,143	2,502,969

Non-current assets:
Property and equipment, net	129,826	124,060
Operating lease right-of-use assets, net	2,729,780	2,997,354
Prepayments, deposits and other receivables, non-current, net	415,706	399,163
Deferred tax assets, net	25,982	26,834
Deferred initial public offering (“IPO”) cost	446,032	-
Non-current assets of discontinued operations	-	59,672
Total non-current assets	3,747,326	3,607,083

TOTAL ASSETS	$6,843,469	$6,110,052

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES

Current liabilities:
Bank borrowings, current	$100,245	$100,258
Income tax payable	131,812	137,072
Operating lease liabilities, current	800,140	711,929
Contract liabilities	1,627,230	693,286
Accrued expenses and other liabilities	349,086	314,295
Current liabilities of discontinued operations	-	123,930
Total current liabilities	3,008,513	2,080,770

Non-current liabilities:
Bank borrowings, non-current	718,426	768,647
Operating lease liabilities, non-current	2,041,549	2,392,846
Total non-current liabilities	2,759,975	3,161,493

TOTAL LIABILITIES	$5,768,488	$5,242,263

COMMITMENTS AND CONTINGENCIES (NOTE 21)

SHAREHOLDERS’ EQUITY
Ordinary shares, US$0.00005 par value; 1,000,000,000 shares authorized, 20,000,000 shares issued and outstanding as of September 30, 2025 and March 31, 2025 respectively*	$1,000	$1,000
Subscription receivables	(1,000)	(1,000)
Additional paid-in capital**	-	-
Retained earnings	1,076,543	868,832
Accumulated other comprehensive losses	(1,562)	(1,043)
Total Shareholders’ Equity	$1,074,981	$867,789

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,843,469	$6,110,052

*	Shares and per share data are presented on a retroactive basis to reflect the share reorganization and share subdivision (see Note 15).

**	Less than $1.

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Expressed in U.S. Dollars, except for the number of shares)

	For the Six Months Ended September 30,
	2025	2024
REVENUES
Revenues	$840,504	$456,749
Revenues – related parties	556,587	336,565
Total revenues	1,397,091	793,314

COST OF REVENUES	(576,945)	(514,061)

GROSS PROFIT	820,146	279,253

OPERATING EXPENSES
General and administrative expenses	(615,570)	(141,461)
Total operating expenses	(615,570)	(141,461)

INCOME FROM OPERATIONS	204,576	137,792

OTHER INCOME (EXPENSE), NET
Foreign exchange transaction gains	1,105	1,357
Interest expenses	(16,147)	(29,233)
Interest income	606	135
Other income	45,215	5,284
Total other income (expense), net	30,779	(22,457)

INCOME BEFORE INCOME TAXES	235,355	115,335
Income taxes expenses	(18,634)	(7,828)
INCOME FROM CONTINUNG OPERATIONS	216,721	107,507

Loss from discontinued operations, net of taxes	(9,010)	(19,053)
NET INCOME	207,711	88,454

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	(519)	38
TOTAL COMPREHENSIVE INCOME	$207,192	$88,492

Earnings (loss) per share - Basic and diluted:
Continuing operations	$0.01	$0.00
Discontinued operations	(0.00)	(0.00)
Total earnings per share - Basic and diluted	$0.01	$0.00

Basic and diluted weighted average shares outstanding*	20,000,000	20,000,000

*	Shares and per share data are presented on a retrospective basis to reflect the share reorganization and share subdivision (see Note 15).

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGE IN SHAREHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 and 2024

(Expressed in U.S. Dollars, except for number of shares)

	Ordinary shares			Additional		Accumulated other comprehensive
	Number issued*	Amount	Subscription receivables	paid-in capital**	Retained earnings	(losses) income	Total
Balance as of March 31, 2024	20,000,000	$1,000	$(1,000)	$-	$117,259	$(3,142)	$114,117

Net income	-	-	-	-	88,454	-	88,454
Foreign currency translation adjustment	-	-	-	-	-	38	38

Balance as of September 30, 2024	20,000,000	$1,000	$(1,000)	$-	$205,713	$(3,104)	$202,609

Balance as of March 31, 2025	20,000,000	$1,000	$(1,000)	$-	$868,832	$(1,043)	$867,789

Net income	-	-	-	-	207,711	-	207,711
Foreign currency translation adjustment	-	-	-	-	-	(519)	(519)

Balance as of September 30, 2025	20,000,000	$1,000	$(1,000)	$-	$1,076,543	$(1,562)	$1,074,981

*	Shares and per share data are presented on a retroactive basis to reflect the share reorganization and share subdivision (see Note 15).

**	Less than $1.

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Expressed in U.S. Dollars)

	For the Six Months Ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES OF CONTINUING OPERATIONS
Net income	$207,711	$88,454
Loss from discontinued operations, net of tax	9,010	19,053
Net income from continuing operations	216,721	107,507
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	24,030	18,863
Amortization of operating lease right-of-use assets	373,236	360,164
(Reversal of) provision of expected credit losses	(4,468)	4,253
Deferred tax expenses (benefits)	845	(2,967)
Unrealized gain on financial assets at fair value through profit or loss	(30)	(17)
Gain on disposal of a subsidiary	(16,174)	-

Changes in assets and liabilities:
Accounts receivable, net	26,287	(107,830)
Accounts receivable – related parties, net	152,133	(4,867)
Prepayments, deposits and other receivables, net	(48,670)	40,418
Income tax payable	(5,222)	2,343
Operating lease liabilities	(369,179)	(369,033)
Contract liabilities	930,326	1,251,544
Accrued expenses and other liabilities	34,694	149,823
Net cash provided by operating activities of continuing operations	1,314,529	1,450,201

CASH FLOWS FROM INVESTING ACTIVITIES OF CONTINUING OPERATIONS
Purchase of property and equipment	(29,789)	(44,184)
Net cash used in investing activities of continuing operations	(29,789)	(44,184)

CASH FLOWS FROM FINANCING ACTIVITIES OF CONTINUING OPERATIONS
Deferred IPO costs	(444,262)	-
Repayment of bank borrowings	(49,924)	(49,947)
Repayment from related parties	616,145	-
Repayment to related parties	(378,908)	(201,229)
Net cash used in financing activities of continuing operations	(256,949)	(251,176)

CASH FLOWS FROM DISCONTINUED OPERATIONS
Operating activities of discontinued operations	(26,228)	(17,787)
Investing activities of discontinued operations	(30,866)	-
Financing activities of discontinued operations	-	(133,488)
Net cash used in discontinued operations	(57,094)	(151,275)

Net increase in cash and cash equivalents	970,697	1,003,566
Effect of exchange rate changes on cash and cash equivalents	5,441	7,644
Cash and cash equivalents, beginning of period	600,696	228,390
Cash and cash equivalents, end of period	1,576,834	1,239,600
Cash and cash equivalents of discontinued operations	-	(42,863)
Cash and cash equivalents, end of period – continuing operations	$1,576,834	$1,196,737

Supplemental disclosure of cash flow information:
Income tax paid	$23,011	$8,453
Interest received	606	135
Interest paid	$16,147	$29,233

Supplemental disclosures of non-cash information:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$107,108	$476,340

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Student Living EduVation (Holdings) Corporation is an exempted company incorporated in the Cayman Islands with limited liability on June 4, 2025 with 1,000 ordinary shares of par value of US$1 each issued. It is a parent holding company with no operations.

Scholars EduVation Corporation, a wholly-owned subsidiary of Student Living EduVation (Holdings) Corporation, is a company limited by shares incorporated in the British Virgin Islands with limited liability on June 18, 2025, with 1,000 ordinary shares of par value of US$1.00 each issued. It is also an investment holding company with no operations.

Student Living (Hong Kong) Culture Technology Limited (“Student Living HK”), a wholly-owned subsidiary of Scholars EduVation Corporation, is a company incorporated in Hong Kong with limited liability on April 25, 2016, with a share capital of HK$1 (approximately US$0.13). Student Living HK is engaged in provision of student accommodation services, referral of education advisory services and property management services.

Student Living EduVation (Holdings) Corporation, together with its subsidiaries (collectively, the “Company”), is primarily engaged in provision of student accommodation services, referral of education advisory services and property management services.

The following is an organization chart of the Company and its subsidiaries:

 STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS (CONTINUED)

As of September 30, 2025, the Company’s subsidiaries and associate are detailed in the table as follows:

Name	Date of Incorporation Date	Place of Incorporation	Ownership %	Principal activities
Scholars EduVation Corporation	June 18, 2025	British Virgin Islands	100%	Investment holding
Student Living (Hong Kong) Culture Technology Limited	April 25, 2016	Hong Kong	100%	Student accommodation, referral of education advisory and property management services

Reorganization

Reorganization of the legal structure of the Company (“Reorganization”) has been completed on September 15, 2025 by carrying out a sequence of contemplated transactions, where the Student Living EduVation (Holdings) Corporation becomes the holding company of all entities discussed above.

Immediately before the Reorganization, Student Living HK was owned by Mr. Chun Kwok Ng and Student Living HK functions the major operational entity for all the Company’s business activities. Student Living EduVation (Holdings) Corporation, incorporated on June 4, 2025 by registered agent, was established with the sole purpose of acting as holding company of the Company. On the same date, 100% ownership of Student Living EduVation (Holdings) Corporation, was transferred from the registered agent to TechLiving Hub Solutions Corporation, which is controlled by Mr. Chun Kwok Ng. Student Living EduVation (Holdings) Corporation had not engaged in any business activities before the transfer.

Subsequently on June 18, 2025, Scholars EduVation Corporation was established with 100% of its shares held by Student Living EduVation (Holdings) Corporation. On September 15, 2025, Mr. Chun Kwok Ng transferred 100% ownership interest in Student Living HK to Scholars EduVation Corporation, a whole owned subsidiary of Student Living EduVation (Holdings) Corporation.

Immediately before and after the Reorganization, Student Living EduVation (Holdings) Corporation, Scholars EduVation Corporation and Student Living HK remained under the complete ownership of Mr. Chun Kwok Ng. Consequently, the Reorganization is classified as a common control transaction under ASC 805-50.

The consolidation of the Company has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying unaudited interim condensed consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

The movement in the Company’s authorized share capital and the number of ordinary shares outstanding and issued in the Company are also detailed in the Note 15. The ordinary shares of the Company are presented on a retroactive basis to reflect the share reorganization completed on September 15, 2025 and share subdivision completed on December 18, 2025.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and principle of consolidation

The accompanying unaudited interim condensed consolidated financial statements has been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

The unaudited interim condensed consolidated financial statements do not include all the information and footnotes required by the U.S. GAAP for complete financial statements. Certain information and note disclosures normally included in the annual financial statements prepared in accordance with the U.S. GAAP have been condensed or omitted consistent with Article 10 of Regulation S-X. In the opinion of the Company’s management, the unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, in normal recurring nature, as necessary for the fair statement of the Company’s financial position as of September 30, 2025, and results of operations and cash flows for the six months ended September 30, 2025 and 2024. The audited consolidated balance sheet as of March 31, 2025 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by the U.S. GAAP. Interim results of operations are not necessarily indicative of the results expected for the full fiscal year or for any future period. These unaudited interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements as of and for the years ended March 31, 2025 and 2024, and related notes included in the Company’s audited consolidated financial statements.

These unaudited interim condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant intercompany transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

 A subsidiary is an entity in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Use of estimates and assumptions

The preparation of unaudited interim condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited interim condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available when the calculations are made; however, actual results could differ materially from those estimates.

Investments in equity method investees

The Company applies the equity method to account for equity investments, according to ASC 323 “Investments — Equity Method and Joint Ventures,” over which it has significant influence but does not own a controlling financial interest, unless the fair value option is elected for an investment.

An investment in in-substance common stock is an investment in an entity that has risk and reward characteristics that are substantially similar to that entity’s common stock. The Company considers subordination, risks and rewards of ownership and obligation to transfer value when determining whether an investment in an entity is substantially similar to an investment in that entity’s common stock.

Under the equity method, the Company’s share of the post-acquisition profits or losses of the equity method investee is recognized in the unaudited interim condensed consolidated statements of operations and comprehensive income. The Company records its share of the results of the equity method investees on a one quarter in arrears basis. The excess of the carrying amount of the investment over the underlying equity in net assets of the equity method investee generally represents goodwill and intangible assets acquired. When the Company’s share of losses of the equity method investee equals or exceeds its interest in the equity method investee, the Company does not recognize further losses, unless the Company has incurred obligations or made payments or guarantees on behalf of the equity method investee.

The Company continually reviews its investments in equity method investees to determine whether a decline in fair value below the carrying value is other-than-temporary. The primary factors the Company considers in its determination include the severity and the length of time that the fair value of the investment is below its carrying value; the financial condition, the operating performance and the prospects of the equity method investee; the geographic region, market and industry in which the equity method investee operates; and other company specific information such as recent financing rounds completed by the equity method investee. If the decline in fair value is deemed to be other-than-temporary, the carrying value of the investment in the equity method investee is written down to its fair value.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Translation of foreign currencies

The accompanying unaudited interim condensed consolidated financial statements are presented in United States dollar (“$”), which is the reporting currency of the Company. The functional currencies of the Company are Hong Kong Dollars (“HKD”) and Chinese Yuan (“RMB”).

The Company’s assets and liabilities are translated into $ from HKD and RMB at period/year-end exchange rates. Their revenues and expenses are translated at the respective average exchange rate during the period. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

The following table outlines the exchange rates that are used in preparing these unaudited interim condensed consolidated financial statements:

	As of September 30, 2025	As of March 31, 2025
Period/Year-end $: HKD exchange rate	1:7.7809	1:7.7799
Period/Year-end $: RMB exchange rate	1:7.1190	1:7.2567

	For the Six Months Ended September 30,
	2025	2024
Period-average $: HKD exchange rate	1:7.8119	1:7.8083
Period-average $: RMB exchange rate	1:7.1947	1:7.2020

Cash and cash equivalents

The Company considers bank deposit and all highly liquid investments with original maturities of three months or less when purchased to be cash and cash equivalents. The Company maintains bank accounts mainly in the Hong Kong and China. The vast majority of Hong Kong bank balances are denominated in HKD and PRC bank balances are denominated in RMB.

Prepayments, deposits and other receivables, net

Prepayments, deposits and other receivables are comprised of advance payments or deposit payments made to service providers for future services that have not been provided, including prepaid leases expenses, rental and utility deposits. Among prepayments and deposits and other receivables, the Company reviews deposits and other receivables on a regular basis and also makes allowance for expected credit losses if there is evidence indicating that deposits and other receivables may be unrecoverable based on the Company’s historical losses, specific customer circumstances, and general economic conditions. As of September 30, 2025 and March 31, 2025, the balance of allowance for expected credit loss against deposits and other receivables were $23,040 and $22,014 respectively.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Leases

On April 1, 2022, the Company adopted ASU No. 2016-02, Leases (Topic 842), as amended, which supersedes the lease accounting guidance under Topic 840, and generally requires lessees to recognize operating and financing lease liabilities and corresponding right-of-use assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements.

The Company is a lessee of non-cancellable operating leases for corporate office premises. The Company determines if an arrangement is a lease at inception. A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. All leases of the Company are currently classified as operating leases. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities on the Company’s unaudited interim condensed consolidated balance sheets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and operating lease liabilities represent its obligation to make lease payments arising from the lease. ROU assets and operating lease liabilities are recognized at lease commencement date based on the present value of lease payments over the lease term.

At the lease commencement date, the Company determines the lease term by considering options to extend or terminate the lease when it is reasonably certain that such options will be exercised or not exercised. The interest rate used to determine the present value of future lease payments is the Company’s incremental borrowing rate, which is based on the Hong Kong Interbank Offered Rate (“HIBOR”) plus 1.8% per annum, using information available at the lease commencement date.

The lease standard (ASC 842) provides practical expedients for an entity’s ongoing accounting. The Company elects to apply short-term lease exception for leases with a lease term of 12 months or less at commencement. Accordingly, ROU assets and operating lease liabilities do not include leases with a lease term of 12 months or less.

The Company evaluates the impairment of its ROU assets consistently with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the assets from the expected undiscounted future pre-tax cash flows of the related operations. As of September 30, 2025 and March 31, 2025, the Company did not recognize any impairment loss against its ROU assets.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment losses. Depreciation is provided using straight-line method, based on the estimated useful lives. The estimated useful lives of the property and equipment are as follows:

Leasehold improvement	Over lease term
Furniture and fixtures	5 years

Expenditures for repairs and maintenance, which do not materially extend the useful lives of the assets, are expensed as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets disposed of or retired are removed from the accounts, and any resulting gain or loss is reflected in the unaudited interim condensed consolidated statements of operations and comprehensive income under other income or expenses.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of long-lived assets

The Company reviews long-lived assets, including property and equipment and ROU assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future pre-tax cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Fair value is generally determined by discounting the cash flows expected to be generated by the asset (asset group), when the market prices are not readily available. The adjusted carrying amount of the asset is the new cost basis and is depreciated over the asset’s remaining useful life. Long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. As of September 30, 2025 and March 31, 2025, no impairment of long-lived assets was recognized.

Discontinued operations

In accordance with ASU No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, a disposal of a component of an entity or a group of components of an entity is required to be reported as discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when the components of an entity meet the criteria in paragraph 205-20-45-1E to be classified as discontinued operations. When all of the criteria to be classified as discontinued operations are met, including management having the authority to approve the action and committing to a plan to sell the entity or the components, the major current assets, other assets, current liabilities, and noncurrent liabilities shall be reported as components of total assets and liabilities separate from the balances of the continuing operations. At the same time, the results of discontinued operations, less applicable income taxes (benefit), shall be reported as components of net income (loss) separate from the net income (loss) of continuing operations in accordance with ASC 205-20-45. Refer to Note 11 to the unaudited interim condensed consolidated financial statements.

Revenue Recognition

The Company derives its revenue from four sources: (1) Subleasing revenue, (2) education advisory services income, (3) agency income from education advisory services and (4) property management income.

The Company adopted ASC 842 “Leases” for subleasing revenue, and ASC 606 “Revenue Recognition” for education advisory services income, agency income from education advisory services and property management income.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued)

ASC 842 “Leases” for subleasing revenue

A summary of the Company’s revenue stream under ASC 842 is as follows:

Subleasing revenue

The Company as lessee enters into long-term operating lease agreements with lessors for properties suitable as student accommodation and furnishes leased properties into smaller apartments for subleasing purpose. The Company subleases apartments to tenants who are typically university students. The Company assesses that it is not relieved from the primary obligation under the original lease and therefore continues to account for the original lease as it did before commencement of the sublease. The Company is a principal in these contracts since it is primarily responsible for the satisfaction of performance obligation.

Subleasing revenue is recognized when a sublease commences which is evidenced by a signed tenancy agreement. Lease term is typically 1 year without any variable lease payments or rent-free period. The Company assesses that these are operating leases. Income from operating leases is recognized on a straight-line basis over the lease term. The Company typically collects full year of rental payments upfront upon signing of tenancy agreement.

ASC 606 “Revenue Recognition” for education advisory services, agency income from education advisory services and property management income

The Company adopted ASC 606 “Revenue Recognition”. It recognizes revenue when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. The Company recognizes revenue based on the consideration specified in the applicable agreement.

Revenue from contracts with customers is recognized using the following five steps:

1.	Identify the contract(s) with a customer;

2.	Identify the performance obligations in the contract;

3.	Determine the transaction price;

4.	Allocate the transaction price to the performance obligations in the contract; and

5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

Generally, revenues are recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall price, or price for each performance obligation in the form of a service or a product, the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued)

A summary of the Company’s revenue stream under ASC 606 is as follows:

Education advisory services income

The Company enters into agreement with customers in providing education advisory services. These agreements are fixed price and have no variable consideration. Education advisory services generally include matching of university and subject according to student specific academic background, assistant in school enrollment and follow up on subject offer. The Company assesses that these agreements have one single performance obligation because the services are highly interrelated, therefore no allocation of transaction price is required. The Company is a principal in these contracts since it is primarily responsible for the satisfaction of performance obligation. Satisfaction of performance obligation is evidenced by customer receiving a subject offer. Accordingly, revenue is recognized at a point in time upon satisfaction of performance obligation. The Company typically collects full service fee upfront. The Company assesses that there is no significant financing component in these contracts.

Agency income from education advisory services

The Company enters into agency agreement with third party vendors to sell their education advisory services. Education advisory services generally include matching of university and subject according to student specific academic background, assistant in school enrollment and follow up on subject offer. The Company acts solely as an agent and does not assume primary responsibility for providing the services. Third party vendors have discretion in setting selling price. The Company determines that it acts solely as an agent in these transactions and recognizes agency income on a net basis. These agreements are fixed price and have no variable consideration. The Company accesses that referral of end customers to third party vendor is a single performance obligation and recognizes agency income at a point in time upon delivery of services by the vendor. Delivery of education advisory services is evidenced by end customer receiving a subject offer. The Company typically provides a credit period of 30 days to vendor customers. The Company assesses that there is no significant financing component in these contracts.

Property management service income

The Company provides property management services to its customers who are property owners. Property management services mainly include cleaning, security, maintenance and customer services. The Company typically enters into service contracts with its customers which will set forth the terms and conditions including the transaction price, services to be delivered, terms of delivery, and terms of payment. The Company is the principal in these contracts since it is primarily responsible for the satisfaction of performance obligation. The Company accounts for property management services provided to customers as a single performance obligation which are rendered over time each month because customers receive and consume benefits provided by the Company simultaneously. The Company bills a fixed amount for services provided monthly and recognizes it as revenue in the amount to which the Company has a right to invoice and that corresponds directly with the value of performance completed. The Company typically collects monthly installment from customers over contract period in property management service and provides a credit period of 30 days.

Cost of revenues

Cost of revenues consists primarily of amortization of right of use assets, interest on operating lease liabilities and overhead running the accommodation which are directly related to revenue generating transactions.

Accounts receivable, net

Accounts receivable, net represent income earned of which the Company has not yet received payment. Accounts receivable is recorded at the invoiced amount and adjusted to amounts management expects to collect from balances outstanding at period/year end. In accordance with ASC 326 Financial Instruments-Credit Losses (ASC 326), the Company estimates the allowance for expected credit losses based on expected future uncollectible accounts receivable using forecasts of future economic conditions in addition to information about past events and current conditions. Management provides an allowance for expected credit losses based on the Company’s historical losses, specific customer circumstances, and general economic conditions. Periodically, management reviews accounts receivable and adjusts the allowance based on current circumstances and charges off uncollectible receivables when all attempts to collect have been exhausted and the prospects for recovery are remote. As of September 30, 2025 and March 31, 2025, the balance of allowance for expected credit losses were $745 and $3,969 respectively.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Deferred IPO costs

Deferred IPO costs consist of costs incurred in connection with the Company’s planned initial public offering in the United States. These costs, together with the underwriting discounts and commissions, will be charged against the gross proceeds of the offering as a reduction of additional paid-in capital upon completion of the planned initial public offering or charged to unaudited interim condensed consolidated statements of operations and comprehensive income if the planned initial public offering is not completed.

Bank borrowings

Bank borrowings are initially recognized at fair value, net of transaction costs incurred. Bank borrowings are subsequently measured at amortized cost; any difference between the proceeds net of transaction costs and the redemption value is recognized in profit or loss over the period of the borrowings using the effective interest method. Bank borrowings are classified as current liabilities if payment is due within one year or less. If not, they are presented as non-current liabilities.

Accrued expense and other liabilities

Accrued expense and other liabilities primarily represent rental deposits received from customers and obligations to pay other operating service providers. They are recognized initially at fair value and subsequently measured at amortized cost.

Contract liabilities

Contract liabilities represent payment advanced from customers. It is recognized when a payment is received from a customer before the Company transfers the related goods or services.

Contract liabilities is recognized as revenue when the Company performed its performance obligation(s) under the contract (i.e., transfers control of the related goods or services to the customer).

General and Administrative Expenses

General and administrative expenses mainly consist of salaries and benefits for employees involved in general corporate functions and those not specifically dedicated to sales and marketing, rental, depreciation, professional service fees and other general corporate related expenses.

Borrowing costs

All borrowing costs are recognized as interest expense in the unaudited interim condensed consolidated statements of operations and comprehensive income in the period in which they are incurred.

Income Taxes

The Company accounts for income taxes under to ASC Topic 740, Income Taxes. Provision for income taxes consists of current taxes and deferred taxes.

Current tax is recognized based on the results for the period as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is recognized in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized, or the liability is settled. Deferred tax is charged or credited in the profit or loss, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Company did not have any significant uncertain tax positions as of September 30, 2025 and March 31, 2025.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Segment Reporting

In November 2023, the FASB issued Accounting Standards Update, or ASU 2023-07 – Improvements to Reportable Segment Disclosures, which enhances the disclosures required for reportable segments in annual and interim consolidated financial statements, including additional, more detailed information about a reportable segment’s expenses. The standard is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company adopted ASU 2023-07 for the six months ended September 30, 2025, retrospectively to all periods presented in the unaudited interim condensed consolidated financial statements. The adoption of this ASU had no material impact on reportable segments identified and had no effect on the Company’s unaudited interim condensed consolidated balance sheets, results of operations, or cash flows.

Based on the criteria established by ASC 280, Segment Reporting, the Company uses the management approach in determining its operating segments. The Company’s chief operating decision maker (“CODM”) is the Chief Executive Officer, who reviews consolidated results when making decisions, allocating resources and assessing performance of the Company. The CODM considers that the Company conducts all of its business activities and operations in Hong Kong. All transactions are initiated, executed, and completed in Hong Kong under similar terms and conditions.

The CODM evaluates segment performance and makes resource allocation decisions by regularly reviewing segment net income, which is also reported as consolidated net income in the unaudited interim condensed consolidated statements of operations and comprehensive income. In assessing performance, the CODM considers the Company’s strategic objectives, cash position, and projected cash requirements. Additionally, functional expenses, such as selling and marketing, and general and administrative expenses, are monitored at the consolidated level to manage operations. Other segment-related items include interest expense, other income (expense), net, and income tax provision, all of which are reflected in both the segment results and consolidated net income. Segment assets are measured and reported as total consolidated assets on the unaudited interim condensed consolidated balance sheets.

Comprehensive Income

Comprehensive income consists of two components, net income and other comprehensive income. Other comprehensive income refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income consists of foreign currency translation adjustments resulting from the Company translating its financial statements from functional currency into reporting currency.

Earnings Per Share

The Company computes earnings per share (“EPS”) according with ASC 260, Earnings per Share (“ASC 260”). ASC 260 requires companies to present basic and diluted EPS. Basic EPS is computed by dividing net earnings attributable to ordinary shareholders by the weighted-average number of ordinary shares outstanding during the period. Diluted EPS further takes into account of the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. As of September 30, 2025 and March 31, 2025, the Company had no dilutive stocks.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Financial assets at fair value through profit or loss

Financial assets at fair value through profit or loss (“FVTPL”) are initially recorded at fair value and transaction costs are expensed in the unaudited interim condensed consolidated statements of operations and comprehensive income. Realized and unrealized gains and losses arising from changes in the fair value of the financial assets held at FVTPL are included in the statements of comprehensive income in the period in which they arise.

Fair value of financial instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 – Quoted prices in active markets for identical assets and liabilities.

Level 2 – Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

As of September 30, 2025 and March 31, 2025, financial instruments of the Company comprised primarily cash and cash equivalents, financial assets at FVTPL, accounts receivable, amounts due from related parties, deposits and other receivables, bank borrowings, accrued expenses and other liabilities. The Company concludes that the carrying amounts of these financial instruments approximate their fair values, due to the short-term nature of these instruments and the terms closely approximating market conditions.

Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s unaudited interim condensed consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence of the same party, such as a family member or relative, shareholder, or a related corporation.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company, or EGC, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280)” (“ASU 2023-07”). The amendments in ASU 2023-07 improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision useful financial analyses. Topic 280 requires a public entity to report a measure of segment profit or loss that the chief operating decision maker (CODM) uses to assess segment performance and make decisions about allocating resources. Topic 280 also requires other specified segment items and amounts, such as depreciation, amortization, and depletion expense, to be disclosed under certain circumstances. The amendments in ASU 202307 do not change or remove those disclosure requirements. The amendments in ASU 2023-07 also do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The amendments in ASU 2023-07 are effective for years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024, adopted retrospectively. The Company adopted the guidance as of September 30, 2025 and refer to Note 22 to the unaudited interim condensed consolidated financial statements.

In December 2023, FASB issued Accounting Standards Update (“ASU”) 2023-09, “Income Taxes (Topic 740)” (“ASU 2023-09”). The amendments in ASU 2023-09 address investor requests for more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. One of the amendments in ASU 2023-09 includes disclosure of, on an annual basis, a tabular rate reconciliation of (i) the reported income tax expense (or benefit) from continuing operations, to (ii) the product of the income (or loss) from continuing operations before income taxes and the applicable statutory federal income tax rate of the jurisdiction of domicile using specific categories, including separate disclosure for any reconciling items within certain categories that are equal to or greater than a specified quantitative threshold of 5%. ASU 2023-09 also requires disclosure of, on an annual basis, the year to date amount of income taxes paid (net of refunds received) disaggregated by federal, state, and foreign jurisdictions, including additional disaggregated information on income taxes paid (net of refunds received) to an individual jurisdiction equal to or greater than 5% of total income taxes paid (net of refunds received). The amendments in ASU2023-09 are effective for annual periods beginning after December 15, 2024, and should be applied prospectively. The Company is currently evaluating the impact of the update on the Company’s unaudited interim condensed consolidated financial statements and related disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income (Topic 220-40): Expense Disaggregation Disclosures (“ASU 2024-03”). This update requires, among other things, more detailed disclosure about types of expenses in commonly presented expense captions such as cost of sales and selling, general, and administrative expenses, and is intended to improve the disclosures about an entity’s expenses including purchases of inventory, employee compensation, depreciation and amortization. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. The Company is currently evaluating the impact of the on its unaudited interim condensed consolidated financial statements and related disclosures.

In January 2025, the FASB issued ASU 2025-01 Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40). The FASB issued ASU 2024-03 on November 4, 2024. ASU 2024-03 states that the amendments are effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Following the issuance of ASU 2024-03, the FASB was asked to clarify the initial effective date for entities that do not have an annual reporting period that ends on December 31 (referred to as non-calendar year-end entities). Because of how the effective date guidance was written, a non-calendar year-end entity may have concluded that it would be required to initially adopt the disclosure requirements in ASU 2024-03 in an interim reporting period, rather than in an annual reporting period. The FASB’s intent in the basis for conclusions of ASU 2024-03 is clear that all public business entities should initially adopt the disclosure requirements in the first annual reporting period beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. The Company is currently evaluating this ASU to determine its impact on the disclosures to Company’s unaudited interim condensed consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the unaudited interim condensed consolidated balance sheets, statements of operations and cash flows.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 3 – ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consists of the following:

	As of September 30, 2025	As of March 31, 2025
		(Audited)
Accounts receivable	$5,689	$33,823
Less: allowance for expected credit losses	(352)	(2,091)
Total accounts receivable, net	$5,337	$31,732

The movement of allowances for expected credit losses is as follow:

	As of September 30, 2025	As of March 31, 2025
		(Audited)
Balance at beginning of the period/year	$2,091	$265
(Reversal of) provision	(1,732)	1,821
Effect of exchange rate changes	(7)	5
Balance at end of the period/year	$352	$2,091

NOTE 4 – ACCOUNTS RECEIVABLE – RELATED PARTIES, NET

Accounts receivable – related parties, net consists of the following:

	As of September 30, 2025	As of March 31, 2025
		(Audited)
Accounts receivable – related parties	$40,869	$195,119
Less: allowance for expected credit losses	(393)	(1,878)
Total accounts receivable – related parties, net	$40,476	$193,241

The movement of allowances for expected credit losses is as follow:

	As of September 30, 2025	As of March 31, 2025
		(Audited)
Balance at beginning of the period/year	$1,878	$162
(Reversal of) provision	(1,481)	1,711
Effect of exchange rate changes	(4)	5
Balance at end of the period/year	$393	$1,878

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 5 – PREPAYMENTS, DEPOSITS AND OTHER RECEIVABLES, NET

Prepayments, deposits and other receivables, net consist of the following:

	As of September 30, 2025	As of March 31, 2025
		(Audited)
Prepaid expenses	$65,321	$33,060

Deposits	438,849	421,276
Other receivables	257	257
Less: allowance for expected credit losses	(23,040)	(22,014)
Deposits and other receivables, net	416,066	399,519

Total prepayments, deposits and other receivables, net	481,387	432,579
Less: amounts classified as non-current portion	(415,706)	(399,163)
Amounts classified as current assets	$65,681	$33,416

The movement of allowances for expected credit losses is as follow:

	As of September 30, 2025	As of March 31, 2025
		(Audited)
Balance at beginning of the period/year	$22,014	$9,515
Provision	1,028	12,422
Effect of exchange rate changes	(2)	77
Balance at end of the period/year	$23,040	$22,014

NOTE 6 – AMOUNTS DUE FORM RELATED PARTIES, NET

Amounts due from related parties, net consist of the following:

	As of September 30, 2025	As of March 31, 2025
		(Audited)
Amounts due from related parties	$1,419,678	$1,658,072
Less: allowance for expected credit losses	(13,665)	(15,960)
Total amounts due from related parties, net	$1,406,013	$1,642,112

The movement of allowance for expected credit losses is as follow:

	As of September 30, 2025	As of March 31, 2025
		(Audited)
Balance at beginning of the period/year	$15,960	$7,288
(Reversal of) provision	(2,283)	8,614
Effect of exchange rate changes	(12)	58
Balance at end of the period/year	$13,665	$15,960

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 7 – FINANCIAL ASSETS AT FVTPL

Financial assets at FVTPL consist of the following:

Instrument	Reference	As of September 30, 2025	As of March 31, 2025
			(Audited)
Trust fund	U62924	$1,802	$1,772

As of September 30, 2025, the Company held an investment in the Schroder International Selection Fund – Global Credit Income, which is an open-ended investment company organized under the laws of the Grand Duchy of Luxembourg. The investment was held for trading and classified as financial assets at fair value through profit or loss. The unrealized gain or loss for the six months ended September 30, 2025 and 2024 are included in the statements of comprehensive income.

The fair value of the trust fund is based on NAVs per fund share (the unit of account), primarily derived from the quoted prices in active markets on the underlying bonds, which qualifies it as a Level 2 financial instrument under the fair value hierarchy.

NOTE 8 – PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	As of September 30, 2025	As of March 31, 2025
		(Audited)
At cost:
Leasehold improvement	$279,876	$279,912
Furniture and fixtures	32,560	2,653
Total	312,436	282,565
Less: accumulated depreciation	(182,610)	(158,505)
Property and equipment, net	$129,826	$124,060

Depreciation expense for the six months ended September 30, 2025 and 2024 was $24,030 and $18,863, respectively.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 9 – ROU ASSETS AND OPERATING LEASE LIABILITIES

The Company has operating leases for student accommodation. The lease agreement does not specify an explicit interest rate and the interest rate implicit in the lease is not readily determinable. The Company’s management believes that using an incremental borrowing rate of the HIBOR plus 1.8% per annum was the most indicative rate of the Company’s borrowing cost for the calculation of the present value of the lease payments at the lease inception.

As of September 30, 2025 and March 31, 2025, the Company subsisted of the following non-cancellable lease contract.

Description of lease	Lease term
Student accommodation at Portion A on Ground Floor, 1-5/F and Roof, Cheong Yuen Lau, No.1-3 Woo Sung Street, Jordan, Kowloon, Hong Kong	6 years and 3 months from June 1, 2021 to August 31, 2027
Student accommodation at Ground Floor, 1st Floor, 2nd Floor, 3rd Floor, 4th Floor and 5th Floor, Nos. 3 and 3A New Street, Hong Kong	3 years from August 15, 2021 to August 14, 2024 3 years from August 15, 2024 to August 14, 2027
Student accommodation at Portion of Ground Floor, the 1st Floor, 2nd Floor, 3rd Floor, 4th Floor, 5th Floor, 6th Floor, 7th Floor, 8th Floor, 9th Floor, 10th Floor, 11th Floor and Roof of Nos.170-172 Kiu Kiang Street, Sham Shui Po, Kowloon, Hong Kong	5 years and 8 months from March 1, 2024 to October 31, 2029
Student accommodation at 7/F, 36-38 Li Tak Street, Kowloon, Hong Kong	2 years from August 15, 2025 to August 14, 2027

ASC 842-20 defines a short-term lease as a lease whose lease term, at commencement, is 12 months or less and that does not include a purchase option whose exercise is reasonably certain. The lease terms of the premise at Flat B, 5th Floor, Koosing Building, 187-189 Des Voeux Road West, Sai Ying Pun, Hong Kong during the six months ended September 30, 2025 and 2024 were 1-year fixed terms without purchase options. These leases meet the definition of short-term leases. Pursuant to ASC 842, the Company elects not to recognize these leases on its balance sheet. Accordingly, this results in the recognition of the Company’s lease payments on a straight-line basis over the lease terms in a manner similar to how operating leases were accounted for under ASC 840. For the six months ended September 30, 2025 and 2024, the short-term lease expenses were $10,906 and $10,911 respectively.

a)	Amounts recognized in the unaudited interim condensed consolidated balance sheets:

	As of September 30, 2025	As of March 31, 2025
		(Audited)
Right-of-use assets	$2,729,780	$2,997,354

Operating lease liabilities
Current	$800,140	$711,929
Non-current	2,041,549	2,392,846
	$2,841,689	$3,104,775

Weighted average remaining lease terms (in years)	3.5	4.0

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 9 – ROU ASSETS AND OPERATING LEASE LIABILITIES (CONTINUED)

b)	Information related to operating lease activities during the six months ended September 30, 2025 and 2024 are as follows:

	For the Six Months Ended September 30,
	2025	2024

ROU assets obtained in exchange for operating lease liabilities	$107,108	$476,340

Amortization of ROU assets	$373,236	$360,164
Accretion of interest on operating lease liabilities	83,135	87,788
Total operating lease expenses	$456,371	$447,952

c)	The following table summarizes the remaining contractual maturities of lease liabilities, categorized by the years in which such lease liabilities are required to be settled, under operating leases as of September 30, 2025:

Twelve months ending September 30, 2026	$941,105
Twelve months ending September 30, 2027	950,016
Twelve months ending September 30, 2028	610,726
Twelve months ending September 30, 2029	610,726
Twelve months ending September 30, 2030	50,894
Total future lease payments	$3,163,467
Less: imputed interest	(321,778)
Present value of lease obligations	$2,841,689

The weighted-average discount rates used to determine the operating lease liabilities as of September 30, 2025 and March 31, 2025 were 5.11% and 5.6%, respectively.

The following table represents the minimum cash lease payments included in the measurement of lease liabilities for the six months ended September 30, 2025 and 2024:

	For the Six Months Ended September 30,
	2025	2024
Cash paid for amounts included in the measurement of lease liabilities:
Cash outflows for operating leases	$451,888	$456,822

NOTE 10 – DEFERRED INITIAL PUBLIC OFFERING (“IPO”) COSTS

Deferred IPO costs, consisted of the following:

	As of September 30, 2025	As of March 31, 2025
		(Audited)
Financial advisory fees	$100,246	$-
Legal fees	142,497	-
Printing fees	32,400	-
Underwriter fees	110,742	-
Miscellaneous expenses	60,147	-
Total deferred IPO costs	$446,032	$-

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 11 – DISCONTINUED OPERATIONS

On September 1, 2025, Student Living HK entered into an equity transfer agreement with an independent third party, pursuant to which, Student Living HK agreed to sell all the issued shares of Shenzhen Student Living for a consideration of RMB1,000 (equivalents to approximately $140). On the same day, the Company discontinued its operations in PRC. The gain on disposal of subsidiary is $16,174.

As a result, the result of operations for Shenzhen Student Living are reported as discontinued operations under the guidance of ASC 205.

The major components of discontinued operations, net of tax presented in the unaudited interim condensed consolidated statements of operations for the six months ended September 30, 2025 and 2024 are as follows:

	For the Six Months Ended September 30,
	2025	2024

REVENUES	$6,270	$6,324

OPERATING EXPENSES
General and administrative expenses	(10,460)	(22,787)
Total operating expenses	(10,460)	(22,787)

OPERAING LOSS	(4,190)	(16,463)

OTHER INCOME (EXPENSES), NET
Interest income	28	74
Share of results of equity method investee	(4,848)	(2,664)
Total other expenses, net	(4,820)	(2,590)

LOSS BEOFRE INCOME TAX EXPENSES	(9,010)	(19,053)
Income tax expenses	-	-
NET LOSS	$(9,010)	$(19,053)

Assets and liabilities of discontinued operations presented in the unaudited interim condensed consolidated balance sheets at September 30, 2025 and March 31, 2025 are as follows:

	As of September 30, 2025	As of March 31, 2025
		(Audited)
ASSETS
Current assets of discontinued operations
Cash and cash equivalents	$-	$58,441

Non-current assets of discontinued operations
Investment in equity method investee	-	59,672

Total Assets	$-	$118,113

LIABILITIES
Current liabilities of discontinued operations
Amounts due to related party	$-	$109,516
Accrued expenses and other liabilities	-	14,167
Tax payable	-	247
Total Liabilities	$-	$123,930

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 12 – CONTRACT LIABILITIES

Contract liabilities consist of the following:

	As of September 30, 2025	As of March 31, 2025
		(Audited)
Balance at beginning of the period/year	$693,286	$274,848
Additions	1,770,830	1,708,263
Recognized to revenue during the period/year	(840,504)	(1,292,134)
Effect of exchange rate changes	3,618	2,309
Balance at end of the period/year	$1,627,230	$693,286

NOTE 13 – ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other liabilities consist of the following:

	As of September 30, 2025	As of March 31, 2025
		(Audited)
Accrued expenses	$59,968	$25,310
Deposits received	283,416	283,282
Other liabilities	5,702	5,703
	$349,086	$314,295

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 14 – BANK BORROWINGS

Bank borrowings consist of the following:

Date of banking facility	Provider	Nature of banking facility	Amount of banking facility	As of September 30, 2025	As of March 31, 2025 (Audited)
September 27, 2023	The Hongkong and Shanghai Banking Corporation Limited (“HSBC”)	Property Mortgage Loan	HK$7,800,000	$818,671	$868,905
Less: non-current portion				(718,426)	(768,647)
Amounts classified as current liabilities				$100,245	$100,258

The bank borrowings were primarily obtained for general working capital.

Pursuant to a banking facility letter dated September 27, 2023, Student Living HK secured a straight-line loan facility from HSBC under the Property Mortgage Loan. The bank borrowings were secured over the property at Unit A, 1st Floor, Dolford Mansion, Nos. 1 and 3 Chatham Court, Kowloon granted by a related company as the mortgagor and secured by personal guarantee provided by Mr. Chun Kwok Ng, the sole director of the Student Living HK. The borrowing is repayable by installments, with repayment notice issued by HSBC, with the final installments due in 2033. The loan carries a variable interest rate set at the HIBOR plus 1.8% per annum.

As of September 30, 2025 and March 31, 2025, the outstanding balances under the Property Mortgage Loan were $818,671 and $868,905, respectively.

No significant covenants are noted under the banking facility.

The effective annual interest rates of the Property Mortgage Loan for the six months ended September 30, 2025 and 2024 were 3.75% and 6.15%, respectively. Interest expenses incurred from the Property Mortgage Loan amounted to $16,133 and $29,230 for six months ended September 30, 2025 and 2024, respectively.

The table below summarizes the remaining contractual maturities of the bank borrowings as of September 30, 2025. The borrowings are categorized by the years in which repayments are due:

As of September 30, 2025

Twelve months ending September 30, 2026	$137,470
Twelve months ending September 30, 2027	132,354
Twelve months ending September 30, 2028	127,594
Twelve months ending September 30, 2029	122,757
Twelve months ending September 30, 2030 and thereafter	460,056
Total repayments of bank borrowings	980,231
Less: imputed interest	(161,560)
Balance recognized on the balance sheet as of September 30, 2025	$818,671

As of the date these unaudited interim condensed consolidated financial statements are issued, a total of $33,415 of the bank borrowings as of September 30, 2025 has been repaid.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 15 – SHAREHOLDERS’ EQUITY

Ordinary Shares

The Company was established under the laws of the Cayman Islands on June 4, 2025. The authorized and outstanding numbers of the Company’s ordinary shares were 50,000 shares and 1 share, with par value of $1 each, at the date of incorporation. On the same date, 999 ordinary shares were allotted to the Company’s sole shareholder at the time at a par value of $1 each for a total consideration of $999.

As of the date these unaudited interim condensed consolidated financial statements are issued, the consideration had not been settled by the Company’s shareholder and was recognized as subscription receivables in these unaudited interim condensed consolidated financial statements. The issuance of these shares is considered as a part of the reorganization and recapitalization of the Company, which was retroactively applied as if the transaction occurred at the beginning of the period presented.

Share subdivision

Share subdivision

On December 18, 2025, the Company’s shareholders and Board of Directors approved a 1-to-20,000 share subdivision. Amending the authorized share capital from US$50,000, divided into 50,000 Ordinary Shares of a par value of US$1 per share, to US$50,000, divided into 1,000,000,000 Ordinary Shares of a par value of US$0.00005 per share. As a result, the Company has 1,000,000,000 authorized shares, par value of US$0.00005, of which 20,000,000 were issued and outstanding as of September 30, 2025 and March 31, 2025.

The Company considered the above transactions as share subdivision part of the Company’s recapitalization prior to completion of its initial public offering. The Company believed that it is appropriate to reflect such changes in share structure on a retroactive basis pursuant to ASC 260, Earnings Per Share. All shares and per share amounts used herein and in the accompanying unaudited interim condensed consolidated financial statements have been retroactively restated to reflect the above transactions.

NOTE 16 – INCOME TAXES

Cayman Islands and British Virgin Islands

Student Living EduVation (Holdings) Corporation is incorporated in Cayman Islands and Scholars EduVation Corporation is incorporated in the British Virgin Islands and are not subject to tax on income or capital gains under current Cayman Islands law and British Virgin Islands law, respectively. In addition, upon payments of dividends by these entities to their shareholders, no withholding tax will be imposed.

HK SAR

Student Living HK is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in their respective statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. For the six months ended September 30, 2025 and 2024, Hong Kong Profits Tax is calculated in accordance with the two-tiered profits tax rates regime. The applicable income tax rate for the first HK$2,000,000 (equivalent to $256,020) of assessable profits is 8.25% whereas assessable profits above HK$2,000,000 (equivalent to $256,020) will be subject to an income tax rate of 16.5%.

PRC

The Company’s PRC subsidiary is governed by the income tax laws of the PRC and the income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on case-by-case basis. The PRC tax authorities grant preferential tax treatment to Small and Micro Enterprises. Under this preferential tax treatment, Small and Micro Enterprises are subject to an effective corporate income tax rate of 5%, calculated as 20% applied to 25% of their taxable income. Since Shenzhen Student Living qualifies as a Small and Micro Enterprise, the Company is eligible to benefit from this reduced effective tax rate.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 16 – INCOME TAXES (CONTINUED)

The current and deferred portions of the income tax expenses included in the unaudited interim condensed consolidated statements of operations and comprehensive income as determined in accordance with ASC 740 are as follows:

	For the Six Months Ended September 30,
	2025	2024

Current taxes	$17,789	$10,795
Deferred taxes	845	(2,967)
Income tax expenses	$18,634	$7,828

A reconciliation of the difference between the expected income tax expense computed at Hong Kong income tax rate of 16.5% and the Company’s reported income tax benefits is shown in the following table:

	For the Six Months Ended September 30,
	2025	2024

Profit before income taxes	$235,355	$115,335
Cayman Islands statutory tax rate	0.0%	0.0%
Tax expenses at the Cayman Islands statutory tax rate	$-	$-
Hong Kong Profits Tax rate	16.5%	16.5%
Income taxes computed at Hong Kong Profits Tax rate	$38,834	$19,030
Tax effect on non-taxable income	(2,746)	(22)
Tax effect on non-deductible expenses	335	-
Tax effect of two-tier tax rates	(17,789)	(10,988)
Tax deduction	-	(192)
Income tax expense	$18,634	$7,828

The following table reconciles the statutory tax rate to the Company’s effective tax rate for the six months ended September 30, 2025 and 2024:

	For the Six Months Ended September 30,
	2025	2024

Cayman Islands statutory tax rate	0.0%	0.0%
Hong Kong Profits Tax rate	16.5%	16.5%
Tax effect on non-taxable income	(1.2)%	-
Tax effect on non-deductible expenses	-	-
Tax effect of two-tier tax rates	(7.6)%	(9.5)%
Tax deduction	-	(0.2)%
Effective tax rate	7.9%	6.8%

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 16 – INCOME TAXES (CONTINUED)

Deferred tax

The Company measures deferred tax assets and liabilities based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Company’s deferred tax assets and liabilities are as follows:

	As of September 30, 2025	As of March 31, 2025
		(Audited)
Deferred tax assets:
Allowance for expected credit losses	$6,179	$6,920
Depreciation and amortization	19,803	19,914
Total deferred tax assets, net	$25,982	$26,834

Movement of the Company’s deferred tax assets, net is as follow:

	As of September 30, 2025	As of March 31, 2025
		(Audited)
Balance at beginning of period/year	$26,834	$17,560
(Utilization) Additions	(845)	9,155
Effect of exchange rate changes	(7)	119
Balance at end of period/year	$25,982	$26,834

Under relevant Hong Kong tax laws, tax case is normally subject to investigation by the tax authority for up to 6 years of assessment prior to the current year of assessment, unless in a case of fraud or willful evasion, then the investigation can be extended to cover 10 years of assessment. As of September 30, 2025 and March 31, 2025, the Company had no open tax investigation from the tax authority.

NOTE 17 – DISAGGREGATED REVENUE

Disaggregated information of revenues by major source are as follows:

	For the Six Months Ended September 30,
	2025	2024
Revenues from contracts with customers recognized over time
Subleasing revenue	$840,504	$456,749
Property management services income – related parties	152,076	152,146

Revenues from contracts with customers recognized at a point in time
Education advisory services income*	-	-
Agency income from education advisory services– related parties	404,511	184,419
Total	$1,397,091	$793,314

*	Shenzhen Student Living provides education advisory services and it has been disposed on September 1, 2025. See Note 11.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 18 – CONCENTRATIONS OF RISK

Customers Concentrations

The following table sets forth information as to each customer that accounted for top 5 of the Company’s revenues for the six months ended September 30, 2025 and 2024:

	For six months ended September 30,
Customers	2025		2024
	Revenues	% of revenues	Revenues	% of revenues

Customer A	$404,511	29.0%	$184,419	23.2%
Customer B	32,258	2.3%	32,273	4.1%
Customer C	32,258	2.3%	32,273	4.1%
Customer D	32,258	2.3%	32,273	4.1%
Customer E	32,258	2.3%	32,273	4.1%
Total	$533,543	38.2%	$313,511	39.6%

The following table sets forth information as to each customer that accounted for top 5 of the Company’s accounts receivable, net of allowance for expected credit losses, as of September 30, 2025 and March 31, 2025:

Customers	As of September 30, 2025		As of March 31, 2025
	Accounts receivable, net	% of accounts receivable, net	Accounts receivable, net	% of accounts receivable, net
			(Audited)	(Audited)
Customer A	$15,274	33.3%	$168,035	74.7%
Customer B	5,346	11.7%	5,347	2.4%
Customer C	5,346	11.7%	5,347	2.4%
Customer D	5,346	11.7%	5,347	2.4%
Customer E	5,346	11.7%	5,347	2.4%
Customer F	356	0.8%	31,732	14.1%
Total	$37,014	80.9%	$221,155	98.4%

Suppliers Concentrations

The following table sets forth information as to each supplier that accounted for top 5 of the Company’s cost of revenues for the six months ended September 30, 2025 and 2024:

	For six months ended September 30,
Suppliers	2025		2024
	Cost of revenues	% of cost of revenues	Cost of revenues	% of cost of revenues

Supplier A	$288,451	50.0%	$293,858	57.2%
Supplier B	86,791	15.0%	82,811	16.1%
Supplier C	85,170	14.8%	87,699	17.1%
Supplier D	21,853	3.8%	960	0.2%
Supplier E	19,705	3.4%	7,715	1.5%
Supplier F	10,906	1.9%	10,911	2.1%
Total	$512,876	88.9%	$483,954	94.2%

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 19 – RISKS

A.	Credit risk

Financial instruments that potentially subject the Company to the credit risks consist of cash and cash equivalents, financial assets at FVTPL, accounts receivable, amounts due from related parties and deposits and other receivables. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates.

The Company deposits its cash with reputable banks located in Hong Kong. As of September 30, 2025 and March 31, 2025, $1,576,834 and $542,255 were deposited with these banks, respectively. Balances maintained with banks in Hong Kong are insured under the Deposit Protection Scheme introduced by the Hong Kong Government for a maximum amount of HK$500,000 (equivalent to $64,260), and further increased to HK$800,000 (equivalent to $102,816), effective October 1, 2024, for each depositor at one bank, whilst the balances maintained by the Company at times exceed the insured limits. Cash balances maintained with banks in Hong Kong are not otherwise insured by the Federal Deposit Insurance Corporation or other programs. The Company has not experienced any losses in these bank accounts and management believes that the Company is not exposed to any significant credit risk on cash and cash equivalents.

Assets that potentially subject the Company to significant credit risks primarily consist of accounts receivable, amounts due from related parties and deposits and other receivables. The Company performs regular and ongoing credit assessments of the counterparts’ financial conditions and credit histories. The Company also assesses historical collection trends, aging of receivables and general economic conditions. The Company considers that it has adequate controls over these receivables in order to minimize the related credit risk. As of September 30, 2025 and March 31, 2025, the balances of allowance for expected credit losses were $37,450 and $41,943, respectively.

Credit risk from balance with financial institutions are managed in accordance with the Company’s policy. Financial assets consist of financial instruments with financial institutions that expose the Company to an acceptance level of credit risk.

B.	Interest rate risk

Fluctuations in market interest rates may negatively affect the Company’s financial condition and results of operations. The Company is exposed to floating interest rate risk on bank deposits and bank borrowings, particularly during periods when the interest rate is expected to significant changes. Nevertheless, given the amounts of bank deposits and bank borrowings in question, the Company considers its interest rate risk to be manageable and not likely to cause significant disruption to the business.

As of September 30, 2025, the Company had an outstanding principal of $818,671. The Company estimates that a 1% increase in HIBOR against bank borrowings outstanding on September 30, 2025 would result in an increase in interest expense of $8,187 per annum whilst the Company estimates that a 1% decrease in the HIBOR against bank borrowings outstanding on September 30, 2025 would result in a decrease in interest expense of $8,187 per annum.

The Company has not used any instruments or derivatives to manage or hedge its interest rate risk exposure.

C.	Currency risk

Currency risk is the risk that the holding of foreign currency assets will affect the Company’s financial position as a result of a change in foreign currency exchange rates.

The Company’s monetary assets and liabilities are mainly denominated in HKD, which are the same as the functional currencies of the relevant group entities. Hence, in the opinion of the director of the Company, the currency risk of $ is considered insignificant. The Company currently does not have a foreign currency hedging policy to eliminate the currency exposures. However, the director monitors the related foreign currency exposure closely and will consider hedging significant foreign currency exposures should the need arise.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 19 – RISKS (CONTINUED)

D.	Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of twelve months, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

E.	Economic and political risks

The Company’s operations are mainly conducted in HK SAR. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in HK SAR.

The Company’s operations in HK SAR are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in HK SAR, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

F.	Inflation Risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the Company’s unaudited interim condensed consolidated financial statements: however. significant increases in the price of labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 20 – RELATED PARTY TRANSACTIONS AND BALANCES

a. Nature of relationships with related parties

Name	Relationship with the Company
Full Comfort Investment Limited	Entity controlled by Mr. Leong Yin Ng
Glory Bright Capital Investment Limited	Entity controlled by Mr. Leong Yin Ng
Meta Academia Limited	Entity controlled by Mr. Chun Yiu Ng
Mr. Chun Kwok Ng	The ultimate shareholder of Student Living HK
Mr. Chun Yiu Ng	Brother of Mr. Chun Kwok Ng
Mr. Leong Yin Ng	Father of Mr. Chun Kwok Ng
Nice Profit Capital Investment Limited	Entity controlled by Mr. Leong Yin Ng
Sure High Investment Limited	Entity controlled by Mr. Leong Yin Ng
World Era Investment Limited	Entity controlled by Mr. Leong Yin Ng

b. Transactions with related parties

		For the Six Months Ended September 30,
Name	Nature	2025	2024

Meta Academia Limited	Agency income from education advisory services	$404,511	$184,419
Glory Bright Capital Investment Limited	Property management services income	32,258	32,273
Mr. Leong Yin Ng	Property management services income	23,044	23,054
Nice Profit Capital Investment Limited	Property management services income	32,258	32,273
Sure High Investment Limited	Property management services income	32,258	32,273
World Era Investment Limited	Property management services income	32,258	32,273
		$556,587	$336,565

Full Comfort Investment Limited	Lease expense of properties*	$10,906	$10,911

Mr. Chun Kwok Ng	Director’s remuneration*	$19,201	$19,210

*	Included in general and administrative expenses

c. Balance with related parties

Name	Nature	As of September 30, 2025	As of March 31, 2025
			(Audited)
Glory Bright Capital Investment Limited	Accounts receivable, net	$5,346	$5,347
Meta Academia Limited	Accounts receivable, net	15,274	168,035
Mr. Leong Yin Ng	Accounts receivable, net	3,818	3,818
Nice Profit Capital Investment Limited	Accounts receivable, net	5,346	5,347
Sure High Investment Limited	Accounts receivable, net	5,346	5,347
World Era Investment Limited	Accounts receivable, net	5,346	5,347
		$40,476	$193,241

Full Comfort Investment Limited	Prepayment of lease expense	$5,475	$1,825

Meta Academia Limited(1)	Amounts due from related parties, net	$376,757	$-
Mr. Leong Yin Ng(2)	Amounts due from related parties, net	1,029,256	1,642,112
		$1,406,013	$1,642,112

(1)	On December 23, 2025, the amounts due from Meta Academia Limited of $380,419 has been fully received via bank transfer.

(2)	On December 23, 2025, the amounts due from Mr. Leong Yin Ng of $1,039,259 has been fully received via bank transfer.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 21 – COMMITMENTS AND CONTINGENCIES

Commitments

As of September 30, 2025 and March 31, 2025, the Company had neither significant financial nor capital commitment.

Contingencies

As of September 30, 2025 and March 31, 2025, the Company was not a party to any material legal or administrative proceedings. The Company further concludes that there were no legal or regulatory proceedings, either individually or in the aggregate, that could have resulted in an unfavorable outcome with a material adverse effect on the Company’s results of operations, unaudited interim condensed consolidated financial condition, or cash flows.

NOTE 22 – SEGMENT INFORMATION

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s CODM, specifically the Company’s CEO, for making decisions, allocating resources and assessing performance.

The CODM considers that the Company has only one reportable segment. The Company conducts all of its business activities and operations in Hong Kong, with all transactions executed and completed locally under similar terms and conditions. Internally, the Company reports costs and expenses by nature on a consolidated basis for management decision-making and performance assessment. Based on management’s evaluation, the Company has determined that it operates as a single operating segment and, accordingly, has only one reportable segment as defined under ASC 280. Furthermore, as all of the Company’s revenue is derived from operations conducted entirely in Hong Kong, no geographical segment information is presented.

The CODM primarily uses net income to monitor budget-to-actual performance and to assess the sufficiency of capital resources for marketing and business development. The following table presents the significant revenue and expense categories within the Company’s single operating segment:

	For the Six Months Ended September 30,
	2025	2024

Revenues	$840,504	$456,749
Revenues – related parties	556,587	336,565
Cost of revenues	(576,945)	(514,061)
General and administrative expenses	(615,570)	(141,461)
Other income (expense), net	30,779	(22,457)
Income tax expenses	(18,634)	(7,828)
Loss from discontinued operations, net of taxes	(9,010)	(19,053)
Net income of single operating segment	$207,711	$88,454

Total segment assets reconciled to unaudited interim condensed consolidated total assets as follows:

	As of September 30, 2025	As of March 31, 2025
		(Audited)
Hong Kong	$6,843,469	$6,110,052

Total segment net assets reconciled to unaudited interim condensed consolidated total net assets as follows:

	As of September 30, 2025	As of March 31, 2025
		(Audited)
Hong Kong	$1,074,981	$867,789

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 23 – SUBSEQUENT EVENTS

Receipt of amounts due from related parties balance

On December 23, 2025, the amounts due from Meta Academia Limited of $380,419 and the amounts due from Mr. Leong Yin Ng of $1,039,259 have been fully received via bank transfer.

Share subdivision

On December 18, 2025, the Company’s shareholders and Board of Directors approved a 1-to-20,000 share subdivision. Amending the authorized share capital from US$50,000, divided into 50,000 Ordinary Shares of a par value of US$1 per share, to US$50,000, divided into 1,000,000,000 Ordinary Shares of a par value of US$0.00005 per share. As a result, the Company has 1,000,000,000 authorized shares, par value of US$0.00005, of which 20,000,000 were issued and outstanding as of September 30, 2025 and March 31,2025.

The Company evaluates all events and transactions that occur from September 30, 2025 through to the date of these audited interim condensed consolidated financial statements are issued. Other than the event disclosed above and elsewhere in these unaudited interim condensed consolidated financial statements, there is no other subsequent event occurred that would require recognition or disclosure in the Company’s unaudited interim condensed consolidated financial statements.

To:	The Board of Directors and Shareholders of

Student Living EduVation (Holdings) Corporation and its subsidiaries

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Student Living EduVation (Holdings) Corporation and its subsidiaries (the “Company”) as of March 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended March 31, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2025 and 2024 and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

WWC, P.C.
Certified Public Accountants
PCAOB ID No.1171

San Mateo, California
September 25, 2025, except for Note 1, 14 and 22, as to which the date is December 23, 2025

We have served as the Company’s auditor since 2025

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2025 AND 2024

(Expressed in U.S. Dollars, except for the number of shares)

	As of March 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$542,255	$35,838
Financial assets at fair value through profit or loss	1,772	1,768
Accounts receivable, net	31,732	10,413
Accounts receivable – related parties, net	193,241	20,284
Amounts due from a related party, net	1,642,112	911,761
Prepayments, deposits and other receivables, net	33,416	121,968
Current assets of discontinued operations	58,441	213,327
Total current assets	2,502,969	1,315,359

Non-current assets:
Property and equipment, net	124,060	96,408
Operating lease right-of-use assets, net	2,997,354	3,224,124
Prepayments, deposits and other receivables, non-current, net	399,163	364,394
Deferred tax assets, net	26,834	17,560
Non-current assets of discontinued operations	59,672	68,091
Total non-current assets	3,607,083	3,770,577

TOTAL ASSETS	$6,110,052	$5,085,936

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES

Current liabilities:
Bank borrowings, current	$100,258	99,669
Income tax payable	137,072	37,194
Operating lease liabilities, current	711,929	601,393
Contract liabilities	693,286	274,848
Accrued expenses and other liabilities	314,295	165,569
Current liabilities of discontinued operations	123,930	232,140
Total current liabilities	2,080,770	1,410,813

Non-current liabilities:
Bank borrowings, non-current	768,647	863,798
Operating lease liabilities, non-current	2,392,846	2,697,208
Total non-current liabilities	3,161,493	3,561,006

TOTAL LIABILITIES	$5,242,263	$4,971,819

COMMITMENTS AND CONTINGENCIES (NOTE 20)

SHAREHOLDERS’ EQUITY
Ordinary shares, US$0.00005 par value; 1,000,000,000 shares authorized, 20,000,000 shares issued and outstanding as of March 31, 2025 and 2024, respectively*	$1,000	$1,000
Subscription receivables	(1,000)	(1,000)
Additional paid-in capital**	-	-
Retained earnings	868,832	117,259
Accumulated other comprehensive losses	(1,043)	(3,142)
Total Shareholders’ Equity	$867,789	$114,117

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,110,052	$5,085,936

*	Shares and per share data are presented on a retroactive basis to reflect the share reorganization and share subdivision (see Note 14).

**	Less than $1.

The accompanying notes are an integral part of these consolidated financial statements.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in U.S. Dollars, except for the number of shares)

	For the Years Ended March 31,
	2025	2024

REVENUES
Revenues	$1,372,182	$663,629
Revenues – related parties	1,100,475	122,688
Total revenues	2,472,657	786,317

COST OF REVENUES	(1,138,139)	(535,298)

GROSS PROFIT	1,334,518	251,019

OPERATING EXPENSES
General and administrative expenses	(375,754)	(280,768)
Total operating expenses	(375,754)	(280,768)

INCOME (LOSS) FROM OPERATIONS	958,764	(29,749)

OTHER INCOME (EXPENSE), NET
Foreign exchange transaction losses	(225)	(293)
Interest expenses	(55,374)	(22,358)
Interest income	5,777	501
Other income	30,827	25,201
Total other (expense) income, net	(18,995)	3,051

INCOME (LOSS) BEFORE INCOME TAXES AND DISCONTINUED OPERAITONS	939,769	(26,698)
Income taxes expenses	(132,743)	(24,703)
INCOME (LOSS) FROM CONTINUNG OPERATIONS	807,026	(51,401)

Loss from discontinued operations, net of taxes	(55,453)	(54,865)
NET INCOME (LOSS)	751,573	(106,266)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	2,099	(4,569)
TOTAL COMPREHENSIVE INCOME (LOSS)	$753,672	$(110,835)

Earnings (Loss) per share - Basic and diluted:
Continuing operations	$0.040	$(0.002)
Discontinued operations	(0.003)	(0.003)
Total earnings (loss) per share - Basic and diluted	$0.037	$(0.005)

Basic and diluted weighted average shares outstanding*	20,000,000	20,000,000

*	Shares and per share data are presented on a retroactive basis to reflect the share reorganization and share subdivision (see Note 14).

The accompanying notes are an integral part of these consolidated financial statements.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGE IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in U.S. Dollars, except for number of shares)

	Ordinary shares			Additional	Retained earnings	Accumulated other comprehensive
	Number issued*	Amount	Subscription receivables	paid-in capital**	(Accumulated deficit)	Income (losses)	Total
Balance as of March 31, 2023	20,000,000	$1,000	$(1,000)	$-	$223,525	$1,427	$224,952

Net loss	-	-	-	-	(106,266)	-	(106,266)
Foreign currency translation adjustment	-	-	-	-	-	(4,569)	(4,569)

Balance as of March 31, 2024	20,000,000	1,000	(1,000)	-	117,259	(3,142)	114,117

Net income	-	-	-	-	751,573	-	751,573
Foreign currency translation adjustment	-	-	-	-	-	2,099	2,099

Balance as of March 31, 2025	20,000,000	$1,000	$(1,000)	$-	$868,832	$(1,043)	$867,789

*	Shares and per share data are presented on a retroactive basis to reflect the share reorganization and share subdivision (see Note 14).

**	Less than $1.

The accompanying notes are an integral part of these consolidated financial statements.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(Expressed in U.S. Dollars)

	For the Years Ended March 31,
	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES OF CONTINUING OPERATIONS
Net income (loss)	$751,573	$(106,266)
Loss from discontinued operations, net of tax	55,453	54,865
Net income (loss) from continuing operations	807,026	(51,401)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	42,205	42,001
Amortization of operating lease right-of-use assets	722,695	355,028
Provision of expected credit losses	24,568	13,374
Deferred tax benefits	(9,155)	(7,733)
Unrealized loss on financial assets at fair value through profit or loss	6	21

Changes in operating assets and liabilities:
Financial assets at fair value through profit or loss	6	(1,762)
Accounts receivable, net	(23,043)	(9,051)
Accounts receivable – related parties, net	(174,259)	(20,448)
Prepayments, deposits and other receivables, net	43,153	(364,979)
Income tax payable	99,491	19,335
Operating lease liabilities	(690,247)	(298,760)
Contract liabilities	416,113	43,929
Accrued expenses and other liabilities	147,497	34,801
Net cash provided by (used in) operating activities of continuing operations	1,406,056	(245,645)

CASH FLOWS FROM INVESTING ACTIVITIES OF CONTINUING OPERATIONS
Purchase of property and equipment	(69,242)	-
Net cash used in investing activities of continuing operations	(69,242)	-

CASH FLOWS FROM FINANCING ACTIVITIES OF CONTINUING OPERATIONS
Proceeds from bank borrowings	-	996,856
Repayment of bank borrowings	(100,090)	(33,229)
Repayment to a related party	(732,355)	(845,849)
Net cash (used in) provided by financing activities of continuing operations	(832,445)	117,778

CASH FLOWS FROM DISCONTINUED OPERATIONS
Operating activities of discontinued operations	(144,682)	(8,741)
Investing activities of discontinued operations	-	(69,763)
Financing activities of discontinued operations	10,790	77,414
Net cash used in discontinued operations	(133,892)	(1,090)

Net increase (decrease) in cash and cash equivalents	370,477	(128,957)
Effect of exchange rate changes on cash and cash equivalents	1,829	(10,890)
Cash and cash equivalents, beginning of year	228,390	368,237
Cash and cash equivalents, end of year	600,696	228,390
Cash and cash equivalents of discontinued operations	(58,441)	(192,552)
Cash and cash equivalents, end of year – continuing operations	$542,255	$35,838

Supplemental disclosure of cash flow information:
Income tax paid	$42,407	$13,101
Interest received	5,777	501
Interest paid	$55,374	$22,358

Supplemental disclosures of non-cash information:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$477,276	$2,611,697

The accompanying notes are an integral part of these consolidated financial statements.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Student Living EduVation (Holdings) Corporation is an exempted company incorporated in the Cayman Islands with limited liability on June 4, 2025 with 1,000 ordinary shares of par value of US$1 each issued. It is a parent holding company with no operations.

Scholars EduVation Corporation, a wholly-owned subsidiary of Student Living EduVation (Holdings) Corporation, is a company limited by shares incorporated in the British Virgin Islands with limited liability on June 18, 2025, with 1,000 ordinary shares of par value of US$1.00 each issued. It is also an investment holding company with no operations.

Student Living (Hong Kong) Culture Technology Limited (“Student Living HK”), a wholly-owned subsidiary of Scholars EduVation Corporation, is a company incorporated in Hong Kong with limited liability on April 25, 2016, with a share capital of HK$1 (approximately US$0.13). Student Living HK is engaged in provision of student accommodation services, referral of education advisory services and property management services.

Hui Life (Shenzhen) Cultural Technology Co., Ltd (“Shenzhen Student Living”), a wholly-owned subsidiary of Student Living HK, is a company incorporated in PRC with limited liability on May 26, 2016, with paid-up share capital of nil. The registered share capital is RMB10,000,000 (approximately US$1,525,786). Shenzhen Student Living is engaged in provision of education advisory services. The Company disposed Shenzhen Student Living on September 1, 2025.

Student Living EduVation (Holdings) Corporation, together with its subsidiaries (collectively, the “Company”), is primarily engaged in provision of student accommodation services, referral of education advisory services and property management services.

The following is an organization chart of the Company and its subsidiaries:

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS (CONTINUED)

As of March 31, 2025, the Company’s subsidiaries and associate are detailed in the table as follows:

Name	Date of Incorporation Date	Place of Incorporation	Ownership %	Principal activities
Scholars EduVation Corporation	June 18, 2025	British Virgin Islands	100%	Investment holding
Student Living (Hong Kong) Culture Technology Limited	April 25, 2016	Hong Kong	100%	Student accommodation, referral of education advisory and property management services
Hui Life (Shenzhen) Cultural Technology Co., Ltd*	May 26, 2016	China	100%	Education advisory services
Fengyue Vision (Shenzhen) Media Co., Ltd (“Fengyue”)*	January 11, 2024	China	35%	Education advisory services

*	Disposed on September 1, 2025.

Reorganization

Reorganization of the legal structure of the Company (“Reorganization”) has been completed on September 15, 2025 by carrying out a sequence of contemplated transactions, where the Student Living EduVation (Holdings) Corporation becomes the holding company of all entities discussed above.

Immediately before the Reorganization, Student Living HK was owned by Mr. Chun Kwok Ng and Student Living HK functions the major operational entity for all the Company’s business activities. Student Living EduVation (Holdings) Corporation, incorporated on June 4, 2025 by registered agent, was established with the sole purpose of acting as holding company of the Company. On the same date, 100% ownership of Student Living EduVation (Holdings) Corporation, was transferred from the registered agent to TechLiving Hub Solutions Corporation, which is controlled by Mr. Chun Kwok Ng. Student Living EduVation (Holdings) Corporation had not engaged in any business activities before the transfer.

Subsequently on June 18, 2025, Scholars EduVation Corporation was established with 100% of its shares held by Student Living EduVation (Holdings) Corporation. On September 15, 2025, Mr. Chun Kwok Ng transferred 100% ownership interest in Student Living HK to Scholars EduVation Corporation, a whole owned subsidiary of Student Living EduVation (Holdings) Corporation.

Immediately before and after the Reorganization, Student Living EduVation (Holdings) Corporation, Scholars EduVation Corporation and Student Living HK remained under the complete ownership of Mr. Chun Kwok Ng. Consequently, the Reorganization is classified as a common control transaction under ASC 805-50.

The consolidation of the Company has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

The movement in the Company’s authorized share capital and the number of ordinary shares outstanding and issued in the Company are also detailed in the Note 14. The ordinary shares of the Company are presented on a retroactive basis to reflect the share reorganization completed on September 15, 2025 and share subdivision completed on December 18, 2025.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and principle of consolidation

The accompanying consolidated financial statements has been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

These consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant intercompany transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

 A subsidiary is an entity in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available when the calculations are made; however, actual results could differ materially from those estimates.

Investments in equity method investees

The Company applies the equity method to account for equity investments, according to ASC 323 “Investments — Equity Method and Joint Ventures,” over which it has significant influence but does not own a controlling financial interest, unless the fair value option is elected for an investment.

An investment in in-substance common stock is an investment in an entity that has risk and reward characteristics that are substantially similar to that entity’s common stock. The Company considers subordination, risks and rewards of ownership and obligation to transfer value when determining whether an investment in an entity is substantially similar to an investment in that entity’s common stock.

Under the equity method, the Company’s share of the post-acquisition profits or losses of the equity method investee is recognized in the consolidated statements of operations and comprehensive income (loss). The Company records its share of the results of the equity method investees on a one quarter in arrears basis. The excess of the carrying amount of the investment over the underlying equity in net assets of the equity method investee generally represents goodwill and intangible assets acquired. When the Company’s share of losses of the equity method investee equals or exceeds its interest in the equity method investee, the Company does not recognize further losses, unless the Company has incurred obligations or made payments or guarantees on behalf of the equity method investee.

The Company continually reviews its investments in equity method investees to determine whether a decline in fair value below the carrying value is other-than-temporary. The primary factors the Company considers in its determination include the severity and the length of time that the fair value of the investment is below its carrying value; the financial condition, the operating performance and the prospects of the equity method investee; the geographic region, market and industry in which the equity method investee operates; and other company specific information such as recent financing rounds completed by the equity method investee. If the decline in fair value is deemed to be other-than-temporary, the carrying value of the investment in the equity method investee is written down to its fair value.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Translation of foreign currencies

The accompanying consolidated financial statements are presented in United States dollar (“$”), which is the reporting currency of the Company. The functional currencies of the Company are Hong Kong Dollars (“HKD”) and Chinese Yuan (“RMB”).

The Company’s assets and liabilities are translated into $ from HKD and RMB at year-end exchange rates. Their revenues and expenses are translated at the respective average exchange rate during the period. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

The following table outlines the exchange rates that are used in preparing these consolidated financial statements:

	As of March 31,
	2025	2024
Year-end $: HKD exchange rate	1:7.7799	1:7.8259
Year-end $: RMB exchange rate	1:7.2567	1:7.2203

	For the Years Ended March 31,
	2025	2024
Year-average $: HKD exchange rate	1:7.7930	1:7.8246
Year-average $: RMB exchange rate	1:7.2163	1:7.1671

Cash and cash equivalents

The Company considers bank deposit and all highly liquid investments with original maturities of three months or less when purchased to be cash and cash equivalents. The Company maintains bank accounts mainly in the Hong Kong and China. The vast majority of Hong Kong bank balances are denominated in HKD and PRC bank balances are denominated in RMB.

Prepayments, deposits and other receivables, net

Prepayments, deposits and other receivables are comprised of advance payments or deposit payments made to service providers for future services that have not been provided, including prepaid leases expenses, rental and utility deposits. Among prepayments and deposits and other receivables, the Company reviews deposits and other receivables on a regular basis and also makes allowance for expected credit losses if there is evidence indicating that deposits and other receivables may be unrecoverable based on the Company’s historical losses, specific customer circumstances, and general economic conditions. As of March 31, 2025 and 2024, the balance of allowance for expected credit loss against deposits and other receivables were $22,014 and $9,515 respectively.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Leases

On April 1, 2022, the Company adopted ASU No. 2016-02, Leases (Topic 842), as amended, which supersedes the lease accounting guidance under Topic 840, and generally requires lessees to recognize operating and financing lease liabilities and corresponding right-of-use assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements.

The Company is a lessee of non-cancellable operating leases for corporate office premises. The Company determines if an arrangement is a lease at inception. A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. All leases of the Company are currently classified as operating leases. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities on the Company’s consolidated balance sheets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and operating lease liabilities represent its obligation to make lease payments arising from the lease. ROU assets and operating lease liabilities are recognized at lease commencement date based on the present value of lease payments over the lease term.

At the lease commencement date, the Company determines the lease term by considering options to extend or terminate the lease when it is reasonably certain that such options will be exercised or not exercised. The interest rate used to determine the present value of future lease payments is the Company’s incremental borrowing rate, which is based on the Hong Kong Interbank Offered Rate (“HIBOR”) plus 1.8% per annum, using information available at the lease commencement date.

The lease standard (ASC 842) provides practical expedients for an entity’s ongoing accounting. The Company elects to apply short-term lease exception for leases with a lease term of 12 months or less at commencement. Accordingly, ROU assets and operating lease liabilities do not include leases with a lease term of 12 months or less.

The Company evaluates the impairment of its ROU assets consistently with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the assets from the expected undiscounted future pre-tax cash flows of the related operations. As of March 31, 2025 and 2024, the Company did not recognize any impairment loss against its ROU assets.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment losses. Depreciation is provided using straight-line method, based on the estimated useful lives. The estimated useful lives of the property and equipment are as follows:

Leasehold improvement	Over lease term
Furniture and fixtures	5 years

Expenditures for repairs and maintenance, which do not materially extend the useful lives of the assets, are expensed as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets disposed of or retired are removed from the accounts, and any resulting gain or loss is reflected in the consolidated statements of operations and comprehensive income under other income or expenses.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of long-lived assets

The Company reviews long-lived assets, including property and equipment and ROU assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future pre-tax cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Fair value is generally determined by discounting the cash flows expected to be generated by the asset (asset group), when the market prices are not readily available. The adjusted carrying amount of the asset is the new cost basis and is depreciated over the asset’s remaining useful life. Long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. As of March 31, 2025 and 2024, no impairment of long-lived assets was recognized.

Discontinued operations

In accordance with ASU No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, a disposal of a component of an entity or a group of components of an entity is required to be reported as discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when the components of an entity meet the criteria in paragraph 205-20-45-1E to be classified as discontinued operations. When all of the criteria to be classified as discontinued operations are met, including management having the authority to approve the action and committing to a plan to sell the entity or the components, the major current assets, other assets, current liabilities, and noncurrent liabilities shall be reported as components of total assets and liabilities separate from the balances of the continuing operations. At the same time, the results of discontinued operations, less applicable income taxes (benefit), shall be reported as components of net income (loss) separate from the net income (loss) of continuing operations in accordance with ASC 205-20-45. Refer to Note 10 to the consolidated financial statements.

Revenue Recognition

The Company derives its revenue from four sources: (1) Subleasing revenue, (2) education advisory services income, (3) agency income from education advisory services and (4) property management income.

The Company adopted ASC 842 “Leases” for subleasing revenue, and ASC 606 “Revenue Recognition” for education advisory services income, agency income from education advisory services and property management income.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued)

ASC 842 “Leases” for subleasing revenue

A summary of the Company’s revenue stream under ASC 842 is as follows:

Subleasing revenue

The Company as lessee enters into long-term operating lease agreements with lessors for properties suitable as student accommodation and furnishes leased properties into smaller apartments for subleasing purpose. The Company subleases apartments to tenants who are typically university students. The Company assesses that it is not relieved from the primary obligation under the original lease and therefore continues to account for the original lease as it did before commencement of the sublease. The Company is a principal in these contracts since it is primarily responsible for the satisfaction of performance obligation.

Subleasing revenue is recognized when a sublease commences which is evidenced by a signed tenancy agreement. Lease term is typically 1 year without any variable lease payments or rent-free period. The Company assesses that these are operating leases. Income from operating leases is recognized on a straight-line basis over the lease term. The Company typically collects full year of rental payments upfront upon signing of tenancy agreement.

ASC 606 “Revenue Recognition” for education advisory services, agency income from education advisory services and property management income

The Company adopted ASC 606 “Revenue Recognition”. It recognizes revenue when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. The Company recognizes revenue based on the consideration specified in the applicable agreement.

Revenue from contracts with customers is recognized using the following five steps:

1.	Identify the contract(s) with a customer;

2.	Identify the performance obligations in the contract;

3.	Determine the transaction price;

4.	Allocate the transaction price to the performance obligations in the contract; and

5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

Generally, revenues are recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall price, or price for each performance obligation in the form of a service or a product, the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued)

A summary of the Company’s revenue stream under ASC 606 is as follows:

Education advisory services income

The Company enters into agreement with customers in providing education advisory services. These agreements are fixed price and have no variable consideration. Education advisory services generally include matching of university and subject according to student specific academic background, assistant in school enrollment and follow up on subject offer. The Company assesses that these agreements have one single performance obligation because the services are highly interrelated, therefore no allocation of transaction price is required. The Company is a principal in these contracts since it is primarily responsible for the satisfaction of performance obligation. Satisfaction of performance obligation is evidenced by customer receiving a subject offer. Accordingly, revenue is recognized at a point in time upon satisfaction of performance obligation. The Company typically collects full service fee upfront. The Company assesses that there is no significant financing component in these contracts.

Agency income from education advisory services

The Company enters into agency agreement with third party vendors to sell their education advisory services. Education advisory services generally include matching of university and subject according to student specific academic background, assistant in school enrollment and follow up on subject offer. The Company acts solely as an agent and does not assume primary responsibility for providing the services. Third party vendors have discretion in setting selling price. The Company determines that it acts solely as an agent in these transactions and recognizes agency income on a net basis. These agreements are fixed price and have no variable consideration. The Company accesses that referral of end customers to third party vendor is a single performance obligation and recognizes agency income at a point in time upon delivery of services by the vendor. Delivery of education advisory services is evidenced by end customer receiving a subject offer. The Company typically provides a credit period of 30 days to vendor customers. The Company assesses that there is no significant financing component in these contracts.

Property management service income

The Company provides property management services to its customers who are property owners. Property management services mainly include cleaning, security, maintenance and customer services. The Company typically enters into service contracts with its customers which will set forth the terms and conditions including the transaction price, services to be delivered, terms of delivery, and terms of payment. The Company is the principal in these contracts since it is primarily responsible for the satisfaction of performance obligation. The Company accounts for property management services provided to customers as a single performance obligation which are rendered over time each month because customers receive and consume benefits provided by the Company simultaneously. The Company bills a fixed amount for services provided monthly and recognizes it as revenue in the amount to which the Company has a right to invoice and that corresponds directly with the value of performance completed. The Company typically collects monthly installment from customers over contract period in property management service and provides a credit period of 30 days.

Cost of revenues

Cost of revenues consists primarily of amortization of right of use assets, interest on operating lease liabilities and overhead running the accommodation which are directly related to revenue generating transactions.

Accounts receivable, net

Accounts receivable, net represent income earned of which the Company has not yet received payment. Accounts receivable is recorded at the invoiced amount and adjusted to amounts management expects to collect from balances outstanding at year end. In accordance with ASC 326 Financial Instruments-Credit Losses (ASC 326), the Company estimates the allowance for expected credit losses based on expected future uncollectible accounts receivable using forecasts of future economic conditions in addition to information about past events and current conditions. Management provides an allowance for expected credit losses based on the Company’s historical losses, specific customer circumstances, and general economic conditions. Periodically, management reviews accounts receivable and adjusts the allowance based on current circumstances and charges off uncollectible receivables when all attempts to collect have been exhausted and the prospects for recovery are remote. As of March 31, 2025 and 2024, the balance of allowance for expected credit losses were $3,969 and $427, respectively.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Bank borrowings

Bank borrowings are initially recognized at fair value, net of transaction costs incurred. Bank borrowings are subsequently measured at amortized cost; any difference between the proceeds net of transaction costs and the redemption value is recognized in profit or loss over the period of the borrowings using the effective interest method. Bank borrowings are classified as current liabilities if payment is due within one year or less. If not, they are presented as non-current liabilities.

Accrued expense and other liabilities

Accrued expense and other liabilities primarily represents rental deposits received from customers and obligations to pay other operating service providers. They are recognized initially at fair value and subsequently measured at amortized cost.

Contract liabilities

Contract liabilities represent payment advanced from customers. It is recognized when a payment is received from a customer before the Company transfers the related goods or services.

Contract liabilities is recognized as revenue when the Company performed its performance obligation(s) under the contract (i.e., transfers control of the related goods or services to the customer).

General and Administrative Expenses

General and administrative expenses mainly consist of salaries and benefits for employees involved in general corporate functions and those not specifically dedicated to sales and marketing, rental, depreciation, professional service fees and other general corporate related expenses.

Borrowing costs

All borrowing costs are recognized as interest expense in the consolidated statements of operations and comprehensive income in the period in which they are incurred.

Income Taxes

The Company accounts for income taxes under to ASC Topic 740, Income Taxes. Provision for income taxes consists of current taxes and deferred taxes.

Current tax is recognized based on the results for the year as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is recognized in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized, or the liability is settled. Deferred tax is charged or credited in the profit or loss, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Company did not have any significant uncertain tax positions as of March 31, 2025 and 2024.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Segment Reporting

In November 2023, the FASB issued Accounting Standards Update, or ASU 2023-07 – Improvements to Reportable Segment Disclosures, which enhances the disclosures required for reportable segments in annual and interim consolidated financial statements, including additional, more detailed information about a reportable segment’s expenses. The standard is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company adopted ASU 2023-07 for the year ended March 31, 2025, retrospectively to all periods presented in the consolidated financial statement. The adoption of this ASU had no material impact on reportable segments identified and had no effect on the Company’s consolidated balance sheets, results of operations, or cash flows.

Based on the criteria established by ASC 280, Segment Reporting, the Company uses the management approach in determining its operating segments. The Company’s chief operating decision maker (“CODM”) is the Chief Executive Officer, who reviews consolidated results when making decisions, allocating resources and assessing performance of the Company. The CODM considers that the Company conducts all of its business activities and operations in Hong Kong. All transactions are initiated, executed, and completed in Hong Kong under similar terms and conditions.

The CODM evaluates segment performance and makes resource allocation decisions by regularly reviewing segment net income, which is also reported as consolidated net income in the consolidated statements of operations and comprehensive income (loss). In assessing performance, the CODM considers the Company’s strategic objectives, cash position, and projected cash requirements. Additionally, functional expenses, such as selling and marketing, and general and administrative expenses, are monitored at the consolidated level to manage operations. Other segment-related items include interest expense, other income (expense), net, and income tax provision, all of which are reflected in both the segment results and consolidated net income. Segment assets are measured and reported as total consolidated assets on the consolidated balance sheets.

Comprehensive Income

Comprehensive income consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income (loss). Other comprehensive income (loss) consists of foreign currency translation adjustments resulting from the Company translating its financial statements from functional currency into reporting currency.

Earnings Per Share

The Company computes earnings per share (“EPS”) according with ASC 260, Earnings per Share (“ASC 260”). ASC 260 requires companies to present basic and diluted EPS. Basic EPS is computed by dividing net earnings attributable to ordinary shareholders by the weighted-average number of ordinary shares outstanding during the period. Diluted EPS further takes into account of the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. As of March 31, 2025 and 2024, the Company had no dilutive stocks.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Financial assets at fair value through profit or loss

Financial assets at fair value through profit or loss (“FVTPL”) are initially recorded at fair value and transaction costs are expensed in the consolidated statements of operations and comprehensive income. Realized and unrealized gains and losses arising from changes in the fair value of the financial assets held at FVTPL are included in the statements of comprehensive income (loss) in the period in which they arise.

Fair value of financial instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 – Quoted prices in active markets for identical assets and liabilities.

Level 2 – Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

As of March 31, 2025 and 2024, financial instruments of the Company comprised primarily cash and cash equivalents, financial assets at FVTPL, accounts receivable, amounts due from related party, deposits and other receivables, bank borrowings, accrued expenses and other liabilities. The Company concludes that the carrying amounts of these financial instruments approximate their fair values, due to the short-term nature of these instruments and the terms closely approximating market conditions.

Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence of the same party, such as a family member or relative, shareholder, or a related corporation.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company, or EGC, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280)” (“ASU 2023-07”). The amendments in ASU 2023-07 improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision useful financial analyses. Topic 280 requires a public entity to report a measure of segment profit or loss that the chief operating decision maker (CODM) uses to assess segment performance and make decisions about allocating resources. Topic 280 also requires other specified segment items and amounts, such as depreciation, amortization, and depletion expense, to be disclosed under certain circumstances. The amendments in ASU 202307 do not change or remove those disclosure requirements. The amendments in ASU 2023-07 also do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The amendments in ASU 2023-07 are effective for years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024, adopted retrospectively. The Company adopted the guidance as of March 31, 2025 and refer to Note 21 to the consolidated financial statements.

In December 2023, FASB issued Accounting Standards Update (“ASU”) 2023-09, “Income Taxes (Topic 740)” (“ASU 2023-09”). The amendments in ASU 2023-09 address investor requests for more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. One of the amendments in ASU 2023-09 includes disclosure of, on an annual basis, a tabular rate reconciliation of (i) the reported income tax expense (or benefit) from continuing operations, to (ii) the product of the income (or loss) from continuing operations before income taxes and the applicable statutory federal income tax rate of the jurisdiction of domicile using specific categories, including separate disclosure for any reconciling items within certain categories that are equal to or greater than a specified quantitative threshold of 5%. ASU 2023-09 also requires disclosure of, on an annual basis, the year to date amount of income taxes paid (net of refunds received) disaggregated by federal, state, and foreign jurisdictions, including additional disaggregated information on income taxes paid (net of refunds received) to an individual jurisdiction equal to or greater than 5% of total income taxes paid (net of refunds received). The amendments in ASU2023-09 are effective for annual periods beginning after December 15, 2024, and should be applied prospectively. The Company is currently evaluating the impact of the update on the Company’s consolidated financial statements and related disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income (Topic 220-40): Expense Disaggregation Disclosures (“ASU 2024-03”). This update requires, among other things, more detailed disclosure about types of expenses in commonly presented expense captions such as cost of sales and selling, general, and administrative expenses, and is intended to improve the disclosures about an entity’s expenses including purchases of inventory, employee compensation, depreciation and amortization. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. The Company is currently evaluating the impact of the on its consolidated financial statements and related disclosures.

In January 2025, the FASB issued ASU 2025-01 Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40). The FASB issued ASU 2024-03 on November 4, 2024. ASU 2024-03 states that the amendments are effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Following the issuance of ASU 2024-03, the FASB was asked to clarify the initial effective date for entities that do not have an annual reporting period that ends on December 31 (referred to as non-calendar year-end entities). Because of how the effective date guidance was written, a non-calendar year-end entity may have concluded that it would be required to initially adopt the disclosure requirements in ASU 2024-03 in an interim reporting period, rather than in an annual reporting period. The FASB’s intent in the basis for conclusions of ASU 2024-03 is clear that all public business entities should initially adopt the disclosure requirements in the first annual reporting period beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. The Company is currently evaluating this ASU to determine its impact on the disclosures to Company’s consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated balance sheets, statements of operations and cash flows.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 3 – ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consists of the following:

	As of March 31,
	2025	2024

Accounts receivable	$33,823	$10,678
Less: allowance for expected credit losses	(2,091)	(265)
Total accounts receivable, net	$31,732	$10,413

The movement of allowances for expected credit losses is as follow:

	As of March 31,
	2025	2024

Balance at beginning of the year	$265	$88
Provision	1,821	177
Effect of exchange rate changes	5	-
Balance at end of the year	$2,091	$265

NOTE 4 – ACCOUNTS RECEIVABLE – RELATED PARTIES, NET

Accounts receivable – related parties, net consists of the following:

	As of March 31,
	2025	2024

Accounts receivable – related parties	$195,119	$20,446
Less: allowance for expected credit losses	(1,878)	(162)
Total accounts receivable – related parties, net	$193,241	$20,284

The movement of allowances for expected credit losses is as follow:

	As of March 31,
	2025	2024

Balance at beginning of the year	$162	$-
Provision	1,711	162
Effect of exchange rate changes	5	-
Balance at end of the year	$1,878	$162

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 5 – PREPAYMENTS, DEPOSITS AND OTHER RECEIVABLES, NET

Prepayments, deposits and other receivables, net consist of the following:

	As of March 31,
	2025	2024

Prepaid expenses	$33,060	$77,052

Deposits	421,276	418,569
Other receivables	257	256
Less: allowance for expected credit losses	(22,014)	(9,515)
Deposits and other receivables, net	399,519	409,310

Total prepayments, deposits and other receivables, net	432,579	486,362
Less: amounts classified as non-current portion	(399,163)	(364,394)
Amounts classified as current assets	$33,416	$121,968

The movement of allowances for expected credit losses is as follow:

	As of March 31,
	2025	2024

Balance at beginning of the year	$9,515	$3,093
Provision	12,422	6,414
Effect of exchange rate changes	77	8
Balance at end of the year	$22,014	$9,515

NOTE 6 – AMOUNTS DUE FORM A RELATED PARTY, NET

Amounts due from a related party, net consist of the following:

	As of March 31,
	2025	2024

Amounts due from a related party	$1,658,072	$919,049
Less: allowance for expected credit losses	(15,960)	(7,288)
Total amounts due from a related party, net	$1,642,112	$911,761

The movement of allowance for expected credit losses is as follow:

	As of March 31,
	2025	2024

Balance at beginning of the year	$7,288	$666
Provision	8,614	6,621
Effect of exchange rate changes	58	1
Balance at end of the year	$15,960	$7,288

On September 22, 2025, the amounts due from a related party of $1,658,072 has been fully received via bank transfer.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 7 – FINANCIAL ASSETS AT FVTPL

Financial assets at FVTPL consist of the following:

		As of March 31,
Instrument	Reference	2025	2024

Trust fund	U62924	$1,772	$1,768

As of March 31, 2025, the Company held an investment in the Schroder International Selection Fund – Global Credit Income, which is an open-ended investment company organized under the laws of the Grand Duchy of Luxembourg. The investment was held for trading and classified as financial assets at fair value through profit or loss. The unrealized gain or loss during the years ended March 31, 2025 and 2024 are included in the statements of comprehensive income (loss).

The fair value of the trust fund is based on NAVs per fund share (the unit of account), primarily derived from the quoted prices in active markets on the underlying bonds, which qualifies it as a Level 2 financial instrument under the fair value hierarchy.

NOTE 8 – PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	As of March 31,
	2025	2024
At cost:
Leasehold improvement	279,912	209,316
Furniture and fixtures	2,653	2,638
Total	282,565	211,954
Less: accumulated depreciation	(158,505)	(115,546)
Property and equipment, net	$124,060	$96,408

Depreciation expense for the years ended March 31, 2025 and 2024 was $42,205 and $42,001, respectively.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 9 – ROU ASSETS AND OPERATING LEASE LIABILITIES

The Company has operating leases for student accommodation. The lease agreement does not specify an explicit interest rate and the interest rate implicit in the lease is not readily determinable. The Company’s management believes that using an incremental borrowing rate of the HIBOR plus 1.8% per annum was the most indicative rate of the Company’s borrowing cost for the calculation of the present value of the lease payments at the lease inception.

As of March 31, 2025 and 2024, the Company subsisted of the following non-cancellable lease contract.

Description of lease	Lease term
Student accommodation at Portion A on Ground Floor, 1-5/F and Roof, Cheong Yuen Lau, No.1-3 Woo Sung Street, Jordan, Kowloon, Hong Kong	6 years and 3 months from June 1, 2021 to August 31, 2027
Student accommodation at Ground Floor, 1st Floor, 2nd Floor, 3rd Floor, 4th Floor and 5th Floor, Nos. 3 and 3A New Street, Hong Kong	3 years from August 15, 2021 to August 14, 2024 3 years from August 15, 2024 to August 14, 2027
Student accommodation at Portion of Ground Floor, the 1st Floor, 2nd Floor, 3rd Floor, 4th Floor, 5th Floor, 6th Floor, 7th Floor, 8th Floor, 9th Floor, 10th Floor, 11th Floor and Roof of Nos.170-172 Kiu Kiang Street, Sham Shui Po, Kowloon, Hong Kong	5 years and 8 months from March 1, 2024 to October 31, 2029

ASC 842-20 defines a short-term lease as a lease whose lease term, at commencement, is 12 months or less and that does not include a purchase option whose exercise is reasonably certain. The lease terms of the premise at Flat B, 5th Floor, Koosing Building, 187-189 Des Voeux Road West, Sai Ying Pun, Hong Kong during the years ended March 31, 2025 and 2024 were 1-year fixed terms without purchase options. These leases meet the definition of short-term leases. Pursuant to ASC 842, the Company elects not to recognize these leases on its balance sheet. Accordingly, this results in the recognition of the Company’s lease payments on a straight-line basis over the lease terms in a manner similar to how operating leases were accounted for under ASC 840. For the years ended March 31, 2025 and 2024, the short-term lease expenses were $21,866 and $20,346 respectively.

a)	Amounts recognized in the consolidated balance sheets:

	As of March 31,
	2025	2024

Right-of-use assets	$2,997,354	$3,224,124

Operating lease liabilities
Current	$711,929	$601,393
Non-current	2,392,846	2,697,208
	$3,104,775	$3,298,601

Weighted average remaining lease terms (in years)	4.0	5.1

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 9 – ROU ASSETS AND OPERATING LEASE LIABILITIES (CONTINUED)

b)	Information related to operating lease activities during the years ended March 31, 2025 and 2024 are as follows:

	For the Years Ended March 31,
	2025	2024

ROU assets obtained in exchange for operating lease liabilities	$477,276	$2,611,697

Amortization of ROU assets	$722,695	$355,028
Accretion of interest on operating lease liabilities	178,995	29,819
Total operating lease expenses	$901,690	$384,847

c)	The following table summarizes the remaining contractual maturities of lease liabilities, categorized by the years in which such lease liabilities are required to be settled, under operating leases as of March 31, 2025:

During the years ended March 31,
2026	$868,831
2027	936,598
2028	734,027
2029	610,805
2030	356,303
Total future lease payments	$3,506,564
Less: imputed interest	(401,789)
Present value of lease obligations	$3,104,775

The weighted-average discount rates used to determine the operating lease liabilities as of March 31, 2025 and 2024 were 5.6% and 5.4%, respectively.

The following table represents the minimum cash lease payments included in the measurement of lease liabilities for the years ended March 31, 2025 and 2024:

	For the Years Ended March 31,
	2025	2024
Cash paid for amounts included in the measurement of lease liabilities:
Cash outflows for operating leases	$869,242	$328,579

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 10 – DISCONTINUED OPERATIONS

On September 1, 2025, Student Living HK entered into an equity transfer agreement with an independent third party, pursuant to which, Student Living HK agreed to sell all the issued shares of Shenzhen Student Living for a consideration of RMB1,000 (equivalents to approximately $140). On the same day, the Company discontinued its operations in PRC. The gain on disposal of subsidiary is $16,174.

As a result, the result of operations for Shenzhen Student Living are reported as discontinued operations under the guidance of ASC 205.

The major components of discontinued operations, net of tax presented in the consolidated statements of operations for the years ended March 31, 2025 and 2024 are as follows:

	For the Years Ended March 31,
	2025	2024

REVENUES	$11,264	$37,976

OPERATING EXPENSES
General and administrative expenses	(58,385)	(90,246)
Total operating expenses	(58,385)	(90,246)

OPERAING LOSS	(47,121)	(52,270)

OTHER INCOME (EXPENSES), NET
Interest income	88	530
Share of results of equity method investee	(8,420)	(1,158)
Total other expenses, net	(8,332)	(628)

LOSS BEOFRE INCOME TAX EXPENSES	(55,453)	(52,898)
Income tax expenses	-	(1,967)
NET LOSS	(55,453)	(54,865)

Assets and liabilities of discontinued operations presented in the consolidated balance sheets at March 31, 2025 and 2024 are as follows:

	As of March 31,
	2025	2024

ASSETS
Current assets of discontinued operations
Cash and cash equivalents	$58,441	$192,552
Prepayments and other receivables	-	20,775
	58,441	213,327

Non-current assets of discontinued operation
Investment in equity method investee	59,672	68,091

Total Assets	$118,113	$281,418

LIABILITIES
Current liabilities of discontinued operations
Amounts due to related party	109,516	99,284
Accrued expenses and other liabilities	14,167	130,768
Tax payable	247	2,088
Total Liabilities	$123,930	$232,140

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 11 – CONTRACT LIABILITIES

Contract liabilities consist of the following:

	As of March 31,
	2025	2024

Balance at beginning of the year	$274,848	$230,219
Additions	1,708,263	661,616
Recognized to revenue during the year	(1,292,134)	(617,686)
Effect of exchange rate changes	2,309	699
Balance at end of the year	$693,286	$274,848

NOTE 12 – ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other liabilities consist of the following:

	As of March 31,
	2025	2024

Accrued expenses	$25,310	$44,459
Deposits received	283,282	113,014
Other liabilities	5,703	8,096
	$314,295	$165,569

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 13 – BANK BORROWINGS

Bank borrowings consist of the following:

Date of banking facility	Provider	Facilities	Amount of banking facility	As of March 31,
				2025	2024
September 27, 2023	The Hongkong and Shanghai Banking Corporation Limited (“HSBC”)	Property Mortgage Loan	HK$7,800,000	$868,905	$963,467
Less: non-current portion				(768,647)	(863,798)
Amounts classified as current liabilities				$100,258	$99,669

The bank borrowings were primarily obtained for general working capital.

Pursuant to a banking facility letter dated September 27, 2023, Student Living HK secured a straight-line loan facility from HSBC under the Property Mortgage Loan. The bank borrowings were secured over the property at Unit A, 1st Floor, Dolford Mansion, Nos. 1 and 3 Chatham Court, Kowloon granted by a related company as the mortgagor and secured by personal guarantee provided by Mr. Chun Kwok Ng, the sole director of the Student Living HK. The borrowing is repayable by installments, with repayment notice issued by HSBC, with the final installments due in 2033. The loan carries a variable interest rate set at the HIBOR plus 1.8% per annum.

As of March 31, 2025 and 2024, the outstanding balances under the Property Mortgage Loan were $868,905 and $963,467, respectively.

No significant covenants are noted under the banking facility.

The effective annual interest rates of the Property Mortgage Loan for the years ended March 31, 2025 and 2024 were 6.0% and 6.7%, respectively. Interest expenses incurred from the Property Mortgage Loan amounted to $55,374 and $22,358 for the years ended March 31, 2025 and 2024, respectively.

The table below summarizes the remaining contractual maturities of the bank borrowings as of March 31, 2025. The borrowings are categorized by the years in which repayments are due:

During the years ended March 31,
2026	$145,249
2027	139,669
2028	134,276
2029	128,673
2030 and thereafter	528,522
Total repayments of bank borrowings	1,076,389
Less: imputed interest	(207,484)
Balance recognized on the balance sheet as of March 31, 2025	$868,905

As of the date these consolidated financial statements are issued, a total of $50,129 of the bank borrowings as of March 31, 2025 has been repaid.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 14 – SHAREHOLDERS’ EQUITY

Ordinary Shares

The Company was established under the laws of the Cayman Islands on June 4, 2025. The authorized and outstanding numbers of the Company’s ordinary shares were 50,000 shares and 1 share, with par value of $1 each, at the date of incorporation. On the same date, 999 ordinary shares were allotted to the Company’s sole shareholder at the time at a par value of $1 each for a total consideration of $999.

As of the date these consolidated financial statements are issued, the consideration had not been settled by the Company’s shareholder and was recognized as subscription receivables in these consolidated financial statements. The issuance of these shares is considered as a part of the reorganization and recapitalization of the Company, which was retroactively applied as if the transaction occurred at the beginning of the period presented.

Share subdivision

On December 18, 2025, the Company’s shareholders and Board of Directors approved a 1-to-20,000 share subdivision. Amending the authorized share capital from US$50,000, divided into 50,000 Ordinary Shares of a par value of US$1 per share, to US$50,000, divided into 1,000,000,000 Ordinary Shares of a par value of US$0.00005 per share. As a result, the Company has 1,000,000,000 authorized shares, par value of US$0.00005, of which 20,000,000 were issued and outstanding as of March 31,2025 and 2024.

The Company considered the above transactions as share subdivision part of the Company’s recapitalization prior to completion of its initial public offering. The Company believed that it is appropriate to reflect such changes in share structure on a retroactive basis pursuant to ASC 260, Earnings Per Share. All shares and per share amounts used herein and in the accompanying consolidated financial statements have been retroactively restated to reflect the above transactions.

NOTE 15 – INCOME TAXES

Cayman Islands and British Virgin Islands

Student Living EduVation (Holdings) Corporation is incorporated in Cayman Islands and Scholars EduVation Corporation is incorporated in the British Virgin Islands and are not subject to tax on income or capital gains under current Cayman Islands law and British Virgin Islands law, respectively. In addition, upon payments of dividends by these entities to their shareholders, no withholding tax will be imposed.

HK SAR

Student Living HK is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in their respective statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. For the years ended March 31, 2025 and 2024, Hong Kong Profits Tax is calculated in accordance with the two-tiered profits tax rates regime. The applicable income tax rate for the first HK$2,000,000 (equivalent to $256,650) of assessable profits is 8.25% whereas assessable profits above HK$2,000,000 (equivalent to $256,650) will be subject to an income tax rate of 16.5%.

PRC

The Company’s PRC subsidiary is governed by the income tax laws of the PRC and the income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on case-by-case basis. The PRC tax authorities grant preferential tax treatment to Small and Micro Enterprises. Under this preferential tax treatment, Small and Micro Enterprises are subject to an effective corporate income tax rate of 5%, calculated as 20% applied to 25% of their taxable income. Since Shenzhen Student Living qualifies as a Small and Micro Enterprise, the Company is eligible to benefit from this reduced effective tax rate.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 15 – INCOME TAXES (CONTINUED)

The current and deferred portions of the income tax expenses included in the consolidated statements of operations and comprehensive income as determined in accordance with ASC 740 are as follows:

	For the Years Ended March 31,
	2025	2024

Current taxes	$141,898	$32,436
Deferred taxes	(9,155)	(7,733)
Income tax expenses	$132,743	$24,703

A reconciliation of the difference between the expected income tax expense computed at Hong Kong income tax rate of 16.5% and the Company’s reported income tax benefits is shown in the following table:

	For the Years Ended March 31,
	2025	2024

Profit before income taxes	$939,769	$(26,698)
Cayman Islands statutory tax rate	0.0%	0.0%
Tax expenses at the Cayman Islands statutory tax rate	$-	$-
Hong Kong Profits Tax rate	16.5%	16.5%
Income taxes computed at Hong Kong Profits Tax rate	$155,062	$(4,405)
Tax effect on non-taxable income	(953)	(83)
Tax effect of two-tier tax rates	(21,173)	(1,623)
Tax deduction	(193)	(383)
Under-provision	-	31,197
Income tax expense	$132,743	$24,703

The following table reconciles the statutory tax rate to the Company’s effective tax rate for the years ended March 31, 2025 and 2024:

	For the Years Ended March 31,
	2025	2024

Cayman Islands statutory tax rate	0.0%	0.0%
Hong Kong Profits Tax rate	16.5%	16.5%
Tax effect on non-taxable income	(0.1)%	0.3%
Tax effect of two-tier tax rates	(2.3)%	6.1%
Tax deduction	-	1.4%
Under-provision	-	(116.9)%
Effective tax rate	14.1%	(92.5)%

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 15 – INCOME TAXES (CONTINUED)

Deferred tax

The Company measures deferred tax assets and liabilities based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Company’s deferred tax assets and liabilities are as follows:

	As of March 31,
	2025	2024
Deferred tax assets:
Allowance for expected credit losses	$6,920	$2,843
Depreciation and amortization	19,914	14,717
Total deferred tax assets, net	$26,834	$17,560

Movement of the Company’s deferred tax assets, net, during the years is as follow:

	For the Years Ended March 31,
	2025	2024

Balance at beginning of year	$17,560	$9,798
Additions	9,155	7,733
Effect of exchange rate changes	119	29
Balance at end of year	$26,834	$17,560

NOTE 16 – DISAGGREGATED REVENUE

Disaggregated information of revenues by major source are as follows:

	For the Years Ended March 31,
	2025	2024
Revenues from contracts with customers recognized over time
Subleasing revenue	$1,372,182	$663,629
Property management services income – related parties	304,889	122,688

Revenues from contracts with customers recognized at a point in time
Education advisory services income*	-	-
Agency income from education advisory services– related parties	795,586	-
Total	$2,472,657	$786,317

*	Shenzhen Student Living provides education advisory services and it has been disposed on September 1, 2025. See Note 10.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 17 – CONCENTRATIONS OF RISK

Customers Concentrations

The following table sets forth information as to each customer that accounted for top 5 of the Company’s revenues for the years ended March 31, 2025 and 2024:

	For the Years Ended March 31,
Customers	2025		2024
	Revenues	% of revenues	Revenues	% of revenues
Customer A	$795,586	32.2%	$-	-%
Customer B	64,673	2.6%	30,672	3.9%
Customer C	64,673	2.6%	30,672	3.9%
Customer D	64,673	2.6%	30,672	3.9%
Customer E	64,673	2.6%	30,672	3.9%
Customer F	-	-%	13,347	1.7%
Total	$1,054,278	42.6%	$136,035	17.3%

The following table sets forth information as to each customer that accounted for top 5 of the Company’s accounts receivable, net of allowance for expected credit losses, as of March 31, 2025 and 2024:

	As of March 31,
Customers	2025		2024
	Accounts receivable, net	% of accounts receivable, net	Accounts receivable, net	% of accounts receivable, net
Customer A	$168,035	74.7%	$-	-%
Customer K	31,732	14.1%	10,413	34.0%
Customer B	5,347	2.4%	5,071	16.5%
Customer C	5,347	2.4%	5,071	16.5%
Customer D	5,347	2.4%	5,071	16.5%
Customer E	-	-	5,071	16.5%
Total	$215,808	96.0%	$30,697	100.0%

Suppliers Concentrations

The following table sets forth information as to each supplier that accounted for top 5 of the Company’s cost of revenues for the years ended March 31, 2025 and 2024:

	For the Year Ended March 31,
Suppliers	2025		2024
	Cost of revenues	% of cost of revenues	Cost of revenues	% of cost of revenues
Supplier A	$555,974	48.8%	$46,144	8.6%
Supplier B	175,742	15.4%	175,032	32.7%
Supplier C	169,974	14.9%	163,672	30.6%
Supplier D	43,278	3.8%	-	-%
Supplier E	39,209	3.4%	-	-%
Supplier F	-	-%	23,004	4.3%
Supplier G	-	-%	20,346	3.8%
Total	$984,177	86.3%	$428,198	80.0%

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 18 – RISKS

A.	Credit risk

Financial instruments that potentially subject the Company to the credit risks consist of cash and cash equivalents, financial assets at FVTPL, accounts receivable, amounts due from a related party and deposits and other receivables. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates.

The Company deposits its cash with reputable banks located in Hong Kong. As of March 31, 2025 and 2024, $542,255 and $35,838 were deposited with these banks, respectively. Balances maintained with banks in Hong Kong are insured under the Deposit Protection Scheme introduced by the Hong Kong Government for a maximum amount of HK$500,000 (equivalent to $64,268), and further increased to HK$800,000 (equivalent to $102,829), effective October 1, 2024, for each depositor at one bank, whilst the balances maintained by the Company at times exceed the insured limits. Cash balances maintained with banks in Hong Kong are not otherwise insured by the Federal Deposit Insurance Corporation or other programs. The Company has not experienced any losses in these bank accounts and management believes that the Company is not exposed to any significant credit risk on cash and cash equivalents.

Assets that potentially subject the Company to significant credit risks primarily consist of accounts receivable, amounts due from a related party and deposits and other receivables. The Company performs regular and ongoing credit assessments of the counterparts’ financial conditions and credit histories. The Company also assesses historical collection trends, aging of receivables and general economic conditions. The Company considers that it has adequate controls over these receivables in order to minimize the related credit risk. As of March 31, 2025 and 2024, the balances of allowance for expected credit losses were $41,943 and $17,230, respectively.

Credit risk from balance with financial institutions are managed in accordance with the Company’s policy. Financial assets consist of financial instruments with financial institutions that expose the Company to an acceptance level of credit risk.

B.	Interest rate risk

Fluctuations in market interest rates may negatively affect the Company’s financial condition and results of operations. The Company is exposed to floating interest rate risk on bank deposits and bank borrowings, particularly during periods when the interest rate is expected to significant changes. Nevertheless, given the amounts of bank deposits and bank borrowings in question, the Company considers its interest rate risk to be manageable and not likely to cause significant disruption to the business.

As of March 31, 2025, the Company had an outstanding principal of $868,905. The Company estimates that a 1% increase in HIBOR against bank borrowings outstanding on March 31, 2025 would result in an increase in interest expense of $8,689 per annum whilst the Company estimates that a 1% decrease in the HIBOR against bank borrowings outstanding on March 31, 2025 would result in a decrease in interest expense of $8,689 per annum.

The Company has not used any instruments or derivatives to manage or hedge its interest rate risk exposure.

C.	Currency risk

Currency risk is the risk that the holding of foreign currency assets will affect the Company’s financial position as a result of a change in foreign currency exchange rates.

The Company’s monetary assets and liabilities are mainly denominated in HKD, which are the same as the functional currencies of the relevant group entities. Hence, in the opinion of the director of the Company, the currency risk of $ is considered insignificant. The Company currently does not have a foreign currency hedging policy to eliminate the currency exposures. However, the director monitors the related foreign currency exposure closely and will consider hedging significant foreign currency exposures should the need arise.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 18 – RISKS (CONTINUED)

D.	Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of twelve months, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

E.	Economic and political risks

The Company’s operations are mainly conducted in HK SAR. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in HK SAR.

The Company’s operations in HK SAR are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in HK SAR, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

F.	Inflation Risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the Company’s audited consolidated financial statements: however. significant increases in the price of labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 19 – RELATED PARTY TRANSACTIONS AND BALANCES

a. Nature of relationships with related parties

Name	Relationship with the Company
Full Comfort Investment Limited	Entity controlled by Mr. Leong Yin Ng
Glory Bright Capital Investment Limited	Entity controlled by Mr. Leong Yin Ng
Meta Academia Limited	Entity controlled by Mr. Chun Yiu Ng
Mr. Chun Kwok Ng	The ultimate shareholder of Student Living HK
Mr. Chun Yiu Ng	Brother of Mr. Chun Kwok Ng
Mr. Leong Yin Ng	Father of Mr. Chun Kwok Ng
Nice Profit Capital Investment Limited	Entity controlled by Mr. Leong Yin Ng
Sure High Investment Limited	Entity controlled by Mr. Leong Yin Ng
World Era Investment Limited	Entity controlled by Mr. Leong Yin Ng

b. Transactions with related parties

		For the Years Ended March 31,
Name	Nature	2025	2024

Glory Bright Capital Investment Limited	Property management services income	$64,673	$30,672
Meta Academia Limited	Agency income from education advisory services	795,586	-
Mr. Leong Yin Ng	Property management services income	46,197	-
Nice Profit Capital Investment Limited	Property management services income	64,673	30,672
Sure High Investment Limited	Property management services income	64,673	30,672
World Era Investment Limited	Property management services income	64,673	30,672
		$1,100,475	$122,688

Full Comfort Investment Limited	Lease expense of properties*	$21,866	$20,346

Mr. Chun Kwok Ng	Director’s remuneration*	$41,704	$35,785

*	Included in general and administrative expenses

c. Balance with related parties

		As of March 31,
Name	Nature	2025	2024

Glory Bright Capital Investment Limited	Accounts receivable, net	$5,347	$5,071
Meta Academia Limited	Accounts receivable, net	168,035	-
Mr. Leong Yin Ng	Accounts receivable, net	3,818	-
Nice Profit Capital Investment Limited	Accounts receivable, net	5,347	5,071
Sure High Investment Limited	Accounts receivable, net	5,347	5,071
World Era Investment Limited	Accounts receivable, net	5,347	5,071
		$193,241	$20,284

Full Comfort Investment Limited	Prepayment of lease expense	$1,825	$-

Full Comfort Investment Limited	Accrued lease expense	$-	$5,443

Mr. Leong Yin Ng(1)	Amounts due from a related party, net	$1,642,112	$911,761

(1)	On September 22, 2025, the amounts due from a related party of $1,658,072 has been fully received via bank transfer.

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 20 – COMMITMENTS AND CONTINGENCIES

Commitments

As of March 31, 2025 and 2024, the Company had neither significant financial nor capital commitment.

Contingencies

As of March 31, 2025 and 2024, the Company was not a party to any material legal or administrative proceedings. The Company further concludes that there were no legal or regulatory proceedings, either individually or in the aggregate, that could have resulted in an unfavorable outcome with a material adverse effect on the Company’s results of operations, consolidated financial condition, or cash flows.

NOTE 21 – SEGMENT INFORMATION

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s CODM, specifically the Company’s CEO, for making decisions, allocating resources and assessing performance.

The CODM considers that the Company has only one reportable segment. The Company conducts all of its business activities and operations in Hong Kong, with all transactions executed and completed locally under similar terms and conditions. Internally, the Company reports costs and expenses by nature on a consolidated basis for management decision-making and performance assessment. Based on management’s evaluation, the Company has determined that it operates as a single operating segment and, accordingly, has only one reportable segment as defined under ASC 280. Furthermore, as all of the Company’s revenue is derived from operations conducted entirely in Hong Kong, no geographical segment information is presented.

The CODM primarily uses net income to monitor budget-to-actual performance and to assess the sufficiency of capital resources for marketing and business development. The following table presents the significant revenue and expense categories within the Company’s single operating segment:

	For the Years Ended March 31,
	2025	2024

Revenues	$2,472,657	$786,317
Cost of revenues	(1,138,139)	(535,298)
General and administrative expenses	(375,754)	(280,768)
Other (expense) income, net	(18,995)	3,051
Income tax expenses	(132,743)	(24,703)
Loss from discontinued operations, net of taxes	(55,453)	(54,865)
Net income (loss) of single operating segment	$751,573	$(106,266)

Total segment assets reconciled to consolidated total assets as follows:

	As of March 31,
	2025	2024

Hong Kong	$6,110,052	$5,085,936

Total segment net assets reconciled to consolidated total net assets as follows:

	As of March 31,
	2025	2024

Hong Kong	$867,789	$114,117

STUDENT LIVING EDUVATION (HOLDINGS) CORPORATION AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 22 – SUBSEQUENT EVENTS

Disposal of discontinued operations

On September 1, 2025, Student Living HK entered into an equity transfer agreement with an independent third party, pursuant to which, Student Living HK agreed to sell all the issued shares of Shenzhen Student Living for a consideration of RMB1,000 (equivalents to approximately $140). On the same day, the Company discontinued its operations in PRC. As a result, the result of operations for Shenzhen Student Living are reported as discontinued operations under the guidance of ASC 205.

Memorandum of Understanding and Letter of Intent

On August 20, 2025, Student Living HK entered into a Memorandum of Understanding (“MOU”) with Zhidao International (Holdings) Limited (“ZIL”), a Hong Kong Main Board-listed company, to jointly develop and manage student accommodation in Hong Kong. Under this MOU, the collaboration period is from August 20, 2025 to July 19, 2028, with an option to renew for an additional three years. Student Living HK will identify suitable properties for acquisition, while ZIL will provide funding.

On August 21, 2025, Student Living HK entered into a MOU with Taung Gold International Limited (“TGL”), a Hong Kong Main Board-listed company, to jointly develop and manage student accommodation in Hong Kong. Under this MOU, the collaboration period is from August 21, 2025 to July 20, 2028, with an option to renew for an additional three years. Student Living HK will identify suitable properties for acquisition, while TGL will provide funding.

On August 22, 2025, Student Living HK entered into a Letter of Intent with Jesselton University College (“JUC”), a higher education institution located in Malaysia, to collaborate on the development and management of student accommodation. Under this Letter of Intent, Student Living HK will finance, construct, operate, and manage new student accommodation to accommodate approximately 1,000 students.

Share subdivision

On December 18, 2025, the Company’s shareholders and Board of Directors approved a 1-to-20,000 share subdivision. Amending the authorized share capital from US$50,000, divided into 50,000 Ordinary Shares of a par value of US$1 per share, to US$50,000, divided into 1,000,000,000 Ordinary Shares of a par value of US$0.00005 per share. As a result, the Company has 1,000,000,000 authorized shares, par value of US$0.00005, of which 20,000,000 were issued and outstanding as of March 31,2025 and 2024.

The Company evaluates all events and transactions that occur from March 31, 2025 through to the date of these consolidated financial statements are issued. Other than the events disclosed above and elsewhere in these consolidated financial statements, there is no other subsequent event occurred that would require recognition or disclosure in the Company’s consolidated financial statements.

RESALE PROSPECTUS ALTERNATE PAGE

Student Living EduVation (Holdings) Corporation

PRELIMINARY PROSPECTUS

Through and including [●], 2026 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, dated March 30, 2026

Student Living EduVation (Holdings) Corporation

5,880,000 Ordinary Shares

This prospectus relates to the resale of 5,880,000 Ordinary Shares held by Mr. King Tong Chan, Mr. Shek Sun Lam, Mr. Shing Hin Ho, Mr. Siu Tai Chan, Ms. Wan Ting Wong and Ms. Yuet King Yim, respectively (collectively the “Resale Shareholders”). We are registering the Resale Shares pursuant to the Registration Rights Agreements we entered into with the Six Pre-IPO Investors on September 19, 2025. See “Pre-IPO Investors” for more information. We will not receive any of the proceeds from the sale of Ordinary Shares by any of them.

No sales of the shares covered by this prospectus shall occur until the Ordinary Shares sold in our Offering begin trading on the Nasdaq. Any Ordinary Shares sold by the Resale Shareholders will occur at prevailing market prices or in privately negotiated prices. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions or privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Resale Shareholders.

On [●], 2026, a registration statement under the Securities Act with respect to our Offering of Ordinary Shares was declared effective by the Securities and Exchange Commission. We received approximately US$12,830,737 in net proceeds from the Offering after payment of underwriting discounts and commissions and estimated expenses of the Offering.

Investing in our Ordinary Shares involves a high degree of risk. See the section entitled “Risk Factors” starting on page 15 of this prospectus for a discussion of information that should be considered before making a decision to purchase our Ordinary Shares.

We were incorporated in the Cayman Islands on June 4, 2025, as a holding company of our business, which is primarily operated through our wholly-owned subsidiary, Student Living HK. Our Company is not a Chinese or Hong Kong operating company but a Cayman Islands holding company with operations conducted by our subsidiary in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong” or “HK”). As a holding company with no material operations of our own, we conduct our operations solely through our HK-incorporated wholly-owned subsidiary, Student Living HK. You are investing in Ordinary Shares of our Company, the Cayman Islands holding company. Investors of our Ordinary Shares are not purchasing and may never directly hold equity interests in Student Living HK.

We are not, and our subsidiaries are not, a Chinese operating company.

You are investing in Ordinary Shares of our Company, the Cayman Islands holding company. Investors of our Ordinary Shares are not purchasing and may never directly hold equity interests in Student Living HK. Such a structure involves unique risks to investors in this Offering. Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. There are a number of risks associated with the fact that our operating company is in Hong Kong. For a detailed description of such risks, see “Risks Relating to Doing Business in Hong Kong” on page 23 of this prospectus.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfil the filing procedures with the CSRC; if a domestic company fails to complete the filing procedures, such domestic company may be subject to administrative penalties; (2) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application.

According to Article 18 of the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), national laws of the PRC shall not be applied in Hong Kong, except for those listed in Annex III to the Basic Law, such as the laws relating to the national flag, national anthem, and diplomatic privileges and immunities. Further, there is no legislation mandating that the laws in Hong Kong shall be in line with those in the PRC. Despite the foregoing, the legal and operational risks that arise from operating in Mainland China also apply to businesses operating in Hong Kong and Macau.

As of the date of this prospectus, based on PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by Mainland China authorities, neither we, nor Operating Subsidiary is required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and to issue our Ordinary Shares to foreign investors, including the CAC or the CSRC because (i) the China Securities Regulatory Commission has not yet issued any clear rules or interpretations regarding whether the issuance under this prospectus is subject to this regulation; And (ii) our Operating Subsidiary is established and operates in Hong Kong, and as far as the Trial Measures are concerned, it is not a “domestic company”, and as we have not established any mainland Chinese subsidiary, we do not plan to sign any contractual arrangements with any entities in China to establish VIE structures; Not controlled by any domestic entities or individuals in China; No investment in Chinese Mainland, no senior executives who are not citizens of Chinese Mainland or have long lived in Chinese Mainland are not considered as “indirect overseas issuance and listing” under the Trial Measures; (iii) All data collected by our operating subsidiaries is stored on servers located in Hong Kong, and we do not rely on the collection and processing of any personal information to maintain our business operations; (iii) As of the date of this prospectus, our operating subsidiaries have not received any notification from any Chinese government agency requiring them to submit to the China Securities Regulatory Commission for review, nor have they received any inquiries, notices, warnings or sanctions from CAC or relevant government regulatory agencies regarding this matter; And (iv) the data processed in our business operations should not affect national security, nor should it affect or potentially affect national security. We have not received any notification from the authorities regarding being listed as an operator. In addition, according to the Basic Law, except for the laws listed in Annex III of the Basic Law (limited to laws related to national defense, foreign affairs, and other non autonomous affairs), the laws and regulations of the People’s Republic of China do not apply to Hong Kong. As of the date of this prospectus, neither the CAC, the CSRC nor any other PRC regulatory agency or administration has contacted the Company in connection with the Company’s or its subsidiary’s operations or this Offering. Therefore, the Company or its subsidiary is currently not required to obtain regulatory approval from the CAC, CSRC nor any other PRC authorities for its and its subsidiary’s operations in Hong Kong and this Offering.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021), or the “Review Measures 2021”, which took effect on February 15, 2022, and replacing the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Review Measures 2021 stipulates that in addition to the “operator of critical information infrastructure” (“Operator”), any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review. It is further elaborated that the factors to be considered when assessing the national security risks of the relevant activities include, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or transferred outside the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The CAC has stated that under such rules, companies holding data of more than one million users must apply for cybersecurity approval when seeking listings in other countries because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also investigate the potential national security risks from overseas IPOs.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (1) such processing is for the purpose of providing products or services for natural persons within Mainland China, (2) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

The Operating Subsidiary may collect and store certain data (including certain personal information) from our customers, some of whom may be individuals in Mainland China, in connection with our business and operations.

We do not expect to be subject to CSRC and the Cyberspace Administration of China (“CAC”) in relation to this Offering, and we do not currently expect the Measures for Cybersecurity Review (2021) and the PRC Personal Information Protection Law to have an impact on our business, operations or this Offering as we do not believe that our Operating Subsidiary would be deemed to be an “Operator” or a “data processor”, given that: (1) our Operating Subsidiary is incorporated in Hong Kong and is located in Hong Kong, not a PRC domestic company, (2) we have no subsidiary, variable interest entity (“VIE”) structure or any direct operations in mainland China, and (3) pursuant to the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China (“Basic Law”), which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong, except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong), the Measures for Cybersecurity Review (2021) apply to the procurement of network products and services by key information infrastructure operators, data processing activities carried out by network platform operators, and related situations that affect or may affect national security. The Company and its Operating Subsidiary do not fall into the above situations; The Personal Information Protection Law of the People’s Republic of China applies to the handling of personal information of natural persons, and the personal information collected by the company for providing services has obtained its separate consent; (5) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored personal information of less than one million users, and that data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities; (6) all of the data our Operating Subsidiary has collected is stored in servers located in Hong Kong; and (7) as of the date of this prospectus, our Operating Subsidiary has not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review or a CSRC review.

Because our operations are in Hong Kong, a special administrative region of China, our business is subject to the complex and rapidly evolving laws and regulations there. However, In light of recent events indicating greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, we may be subject to a variety of PRC laws and other obligations regarding data protection and any other rules, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business and the Offering. We may become subject to PRC laws or Hong Kong regulations relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. In the event of a failure to comply, we may be required to suspend our relevant businesses and become subject to fines and other penalties, which may materially and adversely affect our financial condition. In addition, given the recent events indicating greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, it remains uncertain as to how any such regulatory measures will be interpreted or implemented. See more detailed discussion of this risk factor on page 15 of this prospectus.

Further, we may be subject to a variety of laws and other obligations regarding data protection in Hong Kong. The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”) states that any person who controls the collection, holding, processing or use of personal data (the “data user”) shall not do any act, or engage in a practice, that contravenes any of the data protection principles set out in Schedule 1 to the PDPO (the “Data Protection Principles”) unless the act or practice, as the case may be, is required or permitted under the PDPO. The PDPO was amended by the Personal Data (Privacy) (Amendment) Ordinance 2021 (the “PDPAO”) in October 2021. It amends the PDPO, particularly to: (i) criminalize doxing, i.e. unconsented disclosure of personal information of targeted individuals and groups; (ii) introduce a cessation notice regime to tackle doxing with extra-territorial reach; and (iii) substantially expand the investigation and enforcement powers of the Privacy Commissioner for Personal Data, in contexts beyond doxing.

We are of the view that we are not likely to be in breach of the PDPO and the PDPAO, as we possess personal information that is not more than necessary in the course of our business operations. Nonetheless, we are subject to laws and regulations relating to the collection, storage, use, processing, transmission, retention, security and transfer of personal information and other data. The interpretation and application of laws, regulations and standards on data protection and privacy may continue to evolve. We cannot assure you that the governmental authorities in Hong Kong will not interpret or implement the laws or regulations in ways that negatively affect us. For more detailed discussion, see “Risks Relating to Doing Business in Hong Kong” and the risk factor that begins “We may become subject to a variety of PRC laws and other regulations regarding data protection or cybersecurity…” that begins on page 25.

We also do not expect to be subject to the Trial Administrative Measures of Overseas Securities Issuance and Listing by Domestic Enterprises of the PRC (the “Trial Overseas Listing Measures”) in relation to this Offering. On February 17, 2023, the CSRC announced a circular on the Administrative Arrangements for Filing of Securities Offering and Listing By Domestic Companies and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Overseas Listing Measures, and five supporting guidelines. The Trial Overseas Listing Measures came into effect on March 31, 2023. The Trial Overseas Listing Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Trial Overseas Listing Measures. Where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Trial Overseas Listing Measures also lay out requirements for the reporting of material events. Breaches of the Trial Overseas Listing Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB 1.0 million (approximately $150,000) and RMB 10.0 million (approximately $1.5 million), and the Trial Overseas Listing Measures heighten the cost for offenders by enforcing accountability with administrative penalties and incorporating the compliance status of relevant market participants into the Securities Market Integrity Archives. The Trial Overseas Listing Measures do not apply to us because we are not a “PRC domestic company” or considered as “indirect overseas issuance and listing” under the Trial Overseas Listing Measures.

We also do not expect, and as advised by the PRC counsel, Guangdong Wesley Law Firm, that the PRC Enterprise Income Tax Law will apply to us, as we no longer have any subsidiary, institutions, locations, or permanent establishment incorporated in Mainland China following the disposal of Shenzhen Student Living on September 1, 2025, nor do we generate income from Mainland China. In addition, our operations and services do not take place in Mainland China.

Further, in August 2006, Hong Kong and China have signed a comprehensive arrangement titled “Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income” (the “Comprehensive Double Taxation Arrangement”) for the allocation of the right to tax between the two jurisdictions on a reasonable basis to avoid double taxation of income. The Comprehensive Double Taxation Arrangement covers income from immovable property, associated enterprises, dividends, interest, royalties, capital gains, pensions and government services etc. The Comprehensive Double Taxation Arrangement has since then been modified in 2008, 2010, 2015 and 2019 under different protocols for the purpose of further develop the economic relationship and to enhance the co-operation in tax matters, intending to eliminate double taxation with respect to taxes on income without creating opportunities for non-taxation or reduced taxation through tax evasion or avoidance (including through treaty-shopping arrangements aimed at obtaining tax reliefs provided in the Comprehensive Double Taxation Arrangement for the indirect benefit of residents of third tax jurisdictions). Currently, we do not rely on the Comprehensive Double Taxation Arrangement and no application has been made thereto.

Nevertheless, the PRC counsel believes that the transfer of our original equity holdings in Shenzhen Student Living should be subject to the PRC Enterprise Income Tax Law, and whether or not to pay or the amount to be paid will ultimately be determined by the competent tax department. According to the Implementation Regulations of the Enterprise Income Tax Law, non resident enterprises shall be subject to enterprise income tax at a reduced rate of 10% on the income obtained in accordance with the above provisions. According to the Announcement of the State Administration of Taxation on Relevant Issues Concerning the Withholding of Non Resident Enterprise Income Tax at the Source, or Bulletin 37, the income tax payable shall be subject to source withholding, with the payer as the withholding agent. If the withholding agent fails to make the payment as required, the competent tax department may order the withholding agent to make up for the tax deduction, or take administrative measures such as recovering the unpaid taxes and overdue fines of non resident enterprises in accordance with the law.

The national laws of the PRC shall not be applied in Hong Kong, except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong) The Basic Law came into effect on July 1, 1997. It is the constitutional document of Hong Kong, which sets out the PRC’s basic policies regarding Hong Kong. The principle of “one country, two systems” is a prominent feature of the Basic Law, which dictates that Hong Kong will retain its unique common law and capitalist system for 50 years after the handover of Hong Kong by the United Kingdom in 1997. Under the principle of “one country, two systems”, Hong Kong’s legal system, which is different from that of the PRC, is based on common law, supplemented by statutes.

Pursuant to Article 18 of the Basic Law, national laws adopted by the PRC shall not be applied in Hong Kong, except for those listed in Annex III to the Basic Law, such as the laws in relation to the national flag, national anthem, and diplomatic privileges and immunities. Further, there is no legislation stating that the laws in Hong Kong should be commensurate with those in the PRC. Despite the foregoing, the legal and operational risks of operating in China also apply to businesses operating in Hong Kong and Macau. There is a risk that there be a change in these policies, which could result in a material change in our operations and/or the value of the Ordinary Shares we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such Ordinary Shares to significantly decline or be worthless.

However, as how the existing PRC regulations will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC and the CSRC, may adopt new laws, regulations, rules, or detailed implementation and interpretation is still under development, if any such new laws, regulations, rules, or implementation and interpretation comes into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. Such new laws, regulations, rules or implementation and interpretation could result in a material change in our operations and/or the value of our Ordinary Shares. Such changes could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors and/or cause the value of our Ordinary Shares to significantly decline or be worthless.

We cannot assure you that PRC regulatory agencies, including the CAC and the CSRC, will take the same view as we do. Similarly, there is no assurance that we can fully or timely comply with such laws promulgated by the CAC and the CSRC if an alternative view is applied to Hong Kong. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC or filing procedures with the CSRC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

We believe that we have been in compliance with the data privacy and personal information requirements of the CAC for the above-mentioned reasons. Further, we are not a PRC based “domestic company” for the purposes of the Trial Overseas Listing Measures.

Recently, we became aware that the government of mainland China recently initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland Chinese companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. In addition, due to long arm provisions under the current laws and regulations of mainland China, there remains regulatory uncertainty with respect to whether in the future we will be required to obtain permissions or approvals from the authorities of mainland China to operate our business or to list our securities on the U.S. exchanges and offer securities. Any change in foreign investment regulations, and other policies related enforcement actions by the PRC or the Hong Kong government relating to companies operating in Hong Kong regarding corporate structure, scope of cybersecurity reviews, expanded anti-monopoly efforts or any other regulatory area could result in a material change in our operations, our ability to accept foreign investment or list on an exchange and could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors or cause the value of our Ordinary Shares to significantly decline or be worthless.

As of the date of this prospectus, our Company and its subsidiaries have not received any inquiry, notice, warning, or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. None of our business activities appears to be within the immediate targeted areas of concern by the Chinese government. For more details, see “Risk Factors — Risks Relating to Doing Business in Hong Kong — We may become subject to a variety of PRC laws and other regulations regarding data protection or cybersecurity, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations” on page 25.

Pursuant to the Holding Foreign Companies Accountable Act (“HFCAA”), the Public Company Accounting Oversight Board United States (“PCAOB”) issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) the PRC because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, as more stringent criteria have been imposed by the SEC and the PCAOB recently, our Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter under the HFCAA if the PCAOB is unable to inspect our auditors for two consecutive years beginning in 2021.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years, instead of three, thus reducing the time period before our Ordinary Shares may be prohibited from trading or being delisted. Our auditor WWC, P.C. is not subject to the determinations as to inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021. Our auditor is headquartered in California. If trading in our Ordinary Shares is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Ordinary Shares and trading in our Ordinary Shares could be prohibited.

The delisting, or the cessation of trading of our Ordinary Shares, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. See “Risk Factors —Risks Related to Our Initial Public Offering and Ownership of our Ordinary Shares” on page 31 of the prospectus.

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the CSRC and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. See “A recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our Offering.” on page 29.

Student Living HK conducts its business in Hong Kong. Conducting business in Hong Kong involves risks of uncertainty about any actions the Chinese government or authorities in Hong Kong may take. We do not believe and our legal counsel in PRC, Guangdong Wesley Law Firm, has advised us that we are not currently subject to requiring permission or approval from the CSRC or the Chinese government to operate our business or to offer our Ordinary Shares. To the extent we inadvertently conclude that we do not need such permission or approval, or the laws or regulations change requiring approval, we may be subject to penalties or be unable to operate our business or offer our Ordinary Shares as planned. See “Prospectus Summary - Recent Regulatory Developments in the PRC” beginning on page 6 and “Risk Factors – Risks Relating to Doing Business in Hong Kong” beginning on page 23.

There are significant legal and operational risks associated with being based in or having the majority of our operations in Hong Kong, including potential changes in the legal, political and economic policies of the Chinese government, and the relations between China and the United States. Chinese or U.S. regulations may materially and adversely affect our business, financial condition and results of operations. Any such changes could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors, and could cause the value of our securities to significantly decline or become worthless.

Our business is primarily conducted through our wholly-owned subsidiary, Student Living HK. The Company will plan to rely on dividends paid by our subsidiaries as well as the intermediary wholly owned subsidiary incorporated in the British Virgin Islands, namely “Scholars EduVation Corporation”, for our working capital and cash needs, including the funds necessary to pay any dividends. As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We currently intend to retain all of our available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. We do not have a formal cash management policy. While there are currently no restrictions regarding the transfer of cash from Hong Kong, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to fund operations outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business outside of Hong Kong and may affect our ability to receive funds from Student Living HK.

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. If we decide to pay dividends on any of our Ordinary Shares, as a holding company, we will depend on the receipt of funds from our subsidiaries through dividend payments. We are permitted under the laws of the Cayman Islands to provide funding to our Operating Subsidiary through loans and/or capital contributions without restriction on the amount of the funds loaned or contributed.

Cayman Islands. Subject to the Cayman Act and our Amended and Restated Memorandum and Articles of Association, our board of Directors may declare dividends and distributions on our Ordinary Shares and authorize payment of the dividends or distributions out of the funds of the Company. No dividend or distribution shall be paid except out of our profits or out of our share premium account, provided that in no circumstances may a dividend be paid out of share premium account unless immediately following the payment we are able to pay our debts as they fall due in the ordinary course of business.

British Virgin Islands. Under BVI law, the board of directors of our BVI subsidiary company, being a BVI business company, may authorize payment of a dividend to its shareholders as such time and of such an amount as they determine if they are satisfied on reasonable grounds that immediately following the dividend the value of our BVI subsidiary company’s assets will exceed our BVI subsidiary company’s liabilities and our BVI subsidiary company will be able to pay its debts as they fall due.

Hong Kong. Under Hong Kong law, dividends may only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. As at the date of this prospectus, there are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollars into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between the Company and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions or limitations on distributing earnings from our business and subsidiaries to the Company and U.S. investors. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

Investors in our Ordinary Shares should note that, to the extent cash in the business is in Hong Kong or a Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC and Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of these subsidiaries by the PRC government or Hong Kong Government to transfer cash.

Transfer of cash to and from our subsidiaries

Our business is primarily conducted through our wholly-owned subsidiary, namely Student Living (Hong Kong) Culture Technology Limited in Hong Kong. The Cayman Islands holding company, Student Living EduVation (Holdings) Corporation, will plan to rely on dividends paid by the subsidiary as well as the intermediary wholly owned subsidiary incorporated in the British Virgin Islands, Scholars EduVation Corporation, for our Company’s working capital and cash needs, including the funds necessary to pay any dividends. We currently intend to retain all of our available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends or make any distributions in the foreseeable future. We do not have a formal cash management policy. There are no restrictions on transfers of cash amongst our Company and subsidiaries or our investors. While there are currently no restrictions regarding the transfer of cash from Hong Kong, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business outside of Hong Kong and may affect our ability to receive funds from Student Living HK. See “Transfers of Cash to and from our Subsidiaries” on page 2 and related risk factor on page 15 under “Risks Related to Doing Business in Hong Kong - In the event the PRC government restricts or prohibits cash transfers from Hong Kong, our ability to distribute earnings and pay dividends may be impeded, thus limiting our ability to grow our business or receive earnings to the detriment of our investors.

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. If we decide to pay dividends on any of our Ordinary Shares, as a holding company, we will depend on the receipt of funds from our subsidiaries through dividend payments. We are permitted under the laws of the Cayman Islands to provide funding to our Operating Subsidiary through loans and/or capital contributions without restriction on the amount of the funds loaned or contributed.

Cayman Islands. Subject to the Cayman Act and our Amended and Restated Memorandum and Articles of Association, our board of Directors may declare dividends and distributions on our Ordinary Shares and authorize payment of the dividends or distributions out of the funds of the Company. No dividend or distribution shall be paid except out of our profits or out of our share premium account, provided that in no circumstances may a dividend be paid out of share premium account unless immediately following the payment we are able to pay our debts as they fall due in the ordinary course of business.

British Virgin Islands. Under BVI law, the board of directors of our BVI subsidiary company, being a BVI business company, may authorize payment of a dividend to its shareholders as such time and of such an amount as they determine if they are satisfied on reasonable grounds that immediately following the dividend the value of our BVI subsidiary company’s assets will exceed our BVI subsidiary company’s liabilities and our BVI subsidiary company will be able to pay our debts as they become due.

Hong Kong. Under Hong Kong law, dividends may only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. As at the date of this prospectus, there are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollars into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between the Company and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions or limitations on distributing earnings from our business and subsidiaries to the Company and U.S. investors. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

Investors in our Ordinary Shares should note that, to the extent cash in the business is in Hong Kong or a Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC and Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of these subsidiaries by the PRC government or Hong Kong Government to transfer cash.

Upon completion of this Offering, we will be a “controlled company” as defined under the Nasdaq Stock Market Rules as long as our majority and eventual controlling shareholder TechLiving BVI will be the beneficial owner of an aggregate of 14,120,000 Ordinary Shares, which will represent 59.45% of the total issued and outstanding Ordinary Shares. For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules although we do not presently intend to rely on such exemptions. TechLiving BVI is owned and controlled by Mr. Chun Kwok Ng, our Chief Executive Officer and Chairman of Board of Directors.

As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nomination and compensation committees might not consist entirely of independent directors upon closing of the Offering. If we cease to remain as a foreign private issuer, we may rely on these exemptions. Currently, we do not intend to rely on any of the exemptions although we may elect to rely on one or more of the exemptions in the future. Furthermore, TechLiving BVI will be able to exert significant control over our management and affairs, including approval of significant corporate transactions.

Concurrent with our initial public Offering, our Ordinary Shares were listed on the Nasdaq under the symbol “SDLV.”

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

An investment in our Ordinary Shares involves significant risks. You should carefully consider the risk factors beginning on page 15 of this prospectus before you make your decision to invest in our Ordinary Shares.

5,880,000 Ordinary Shares

Student Living EduVation (Holdings) Corporation

PROSPECTUS

D. Boral Capital

The date of this prospectus is [●], 2026

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this Offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Page
ABOUT THIS PROSPECTUS	ii
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	iii
DEFINITIONS	iv
PROSPECTUS SUMMARY	1
RISK FACTORS	15
ENFORCEABILITY OF CIVIL LIABILITIES	103
USE OF PROCEEDS	ALT-1
CAPITALIZATION	42
DILUTION	44
SELECTED COMBINED FINANCIAL AND OTHER DATA	45
DIVIDEND POLICY	43
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	46
HISTORY AND CORPORATE STRUCTURE	65
BUSINESS	67
REGULATORY ENVIRONMENT	76
MANAGEMENT	82
PRINCIPAL SHAREHOLDERS	88
RELATED PARTY TRANSACTIONS	89
DESCRIPTION OF SHARE CAPITAL	91
SHARES ELIGIBLE FOR FUTURE SALE	98
EXPENSES RELATED TO THIS OFFERING	115
MATERIAL TAX CONSIDERATIONS	99
UNDERWRITING	104
LEGAL MATTERS	ALT-4
EXPERTS	116
WHERE YOU CAN FIND ADDITIONAL INFORMATION	116
INDEX TO COMBINED FINANCIAL STATEMENTS	F-1

Until ________________, 2026 (the 25th day after the date of this prospectus), all dealers that effect transactions in these Ordinary Shares, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

ALT-i

THE OFFERING

Ordinary Shares being offered	In aggregate Ordinary Shares.

Ordinary Shares outstanding after this Offering	23,750,000 Ordinary Shares, assuming the issuance and sale of 3,750,000 Ordinary Shares pursuant to the Public Offering Prospectus filed contemporaneously herewith.

Use of proceeds	We are registering the Resale Shares pursuant to the Registration Rights Agreements we entered into with the Six Pre-IPO Investors on September 19, 2025. See “Pre-IPO Investors” for more information. We will not receive any proceeds from the sale of Ordinary Shares held by the Resale Shareholders being registered in this prospectus.

Proposed Nasdaq Symbol	SDLV

Risk factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 15 of this prospectus and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

USE OF PROCEEDS

We are registering the Resale Shares pursuant to the Registration Rights Agreements we entered into with the Six Pre-IPO Investors on September 19, 2025. See “Pre-IPO Investors” for more information. The Resale Shareholders will receive all of the proceeds from any sales of the Ordinary Shares offered hereby. However, we will incur expenses in connection with the registration of our Ordinary Shares offered hereby.

RESALE SHAREHOLDERS

We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities. Further, none of the Resale Shareholders hold or have held any positions, offices or have any material relationships between the Company or any predecessor or affiliate of the Company, including TechLiving BVI.

Mr. Chun Kwok Ng and the Resale Shareholders were personal, family and business acquaintances.

The Ordinary Shares being offered by Mr. King Tong Chan were acquired from TechLiving BVI International Holdings Limited on September 19, 2025, for approximately US$294,760 (HKD 2,293,200), pursuant to a share purchase agreement. We are registering these Ordinary Shares to fulfill our obligations under the Registration Rights Agreement entered into by the Company, TechLiving BVI, and the Pre-IPO investors on the same date, and to permit Mr. King Tong Chan to resell the Ordinary Shares from time to time. Neither Mr. King Tong Chan nor its affiliates has held any position, office, or other material relationship with the Company within the past three years.

The Ordinary Shares being offered by Mr. Shek Sun Lam were acquired from TechLiving BVI International Holdings Limited on September 19, 2025, for approximately US$294,760 (HKD 2,293,200), pursuant to a share purchase agreement. We are registering these Ordinary Shares to fulfill our obligations under the Registration Rights Agreement entered into by the Company, TechLiving BVI, and the Pre-IPO investors on the same date, and to permit Mr. Shek Sun Lam to resell the Ordinary Shares from time to time. Neither Mr. Shek Sun Lam nor its affiliates has held any position, office, or other material relationship with the Company within the past three years.

The Ordinary Shares being offered by Mr. Shing Hin Ho were acquired from TechLiving BVI International Holdings Limited on September 19, 2025, for approximately US$294,760 (HKD 2,293,200), pursuant to a share purchase agreement. We are registering these Ordinary Shares to fulfill our obligations under the Registration Rights Agreement entered into by the Company, TechLiving BVI, and the Pre-IPO investors on the same date, and to permit Mr. Shing Hin Ho to resell the Ordinary Shares from time to time. Neither Mr. Shing Hin Ho nor its affiliates has held any position, office, or other material relationship with the Company within the past three years.

ALT-1

The Ordinary Shares being offered by Mr. Siu Tai Chan were acquired from TechLiving BVI International Holdings Limited on September 19, 2025, for approximately US$294,760 (HKD 2,293,200), pursuant to a share purchase agreement. We are registering these Ordinary Shares to fulfill our obligations under the Registration Rights Agreement entered into by the Company, TechLiving BVI, and the Pre-IPO investors on the same date, and to permit Mr. Siu Tai Chan to resell the Ordinary Shares from time to time. Neither Mr. Siu Tai Chan nor its affiliates has held any position, office, or other material relationship with the Company within the past three years.

The Ordinary Shares being offered by Ms. Wan Ting Wong were acquired from TechLiving BVI International Holdings Limited on September 19, 2025, for approximately US$294,760 (HKD 2,293,200), pursuant to a share purchase agreement. We are registering these Ordinary Shares to fulfill our obligations under the Registration Rights Agreement entered into by the Company, TechLiving BVI, and the pre-IPO investors on the same date, and to permit Ms. Wan Ting Wong to resell the Ordinary Shares from time to time. Neither Ms. Wan Ting Wong nor its affiliates has held any position, office, or other material relationship with the Company within the past three years.

The Ordinary Shares being offered by Ms. Yuet King Yim were acquired from TechLiving BVI International Holdings Limited on September 19, 2025, for approximately US$294,760 (HKD 2,293,200), pursuant to a share purchase agreement. We are registering these Ordinary Shares to fulfill our obligations under the Registration Rights Agreement entered into by the Company, TechLiving BVI, and the Pre-IPO investors on the same date, and to permit Ms. Yuet King Yimto resell the Ordinary Shares from time to time. Neither Ms. Yuet King Yim nor its affiliates has held any position, office, or other material relationship with the Company within the past three years.

After the Share Subdivision was completed on December 18, 2025, Six Pre-IPO Investors thereafter collectively held 5,880,000 Ordinary Shares.

This prospectus covers the Offering for resale of in aggregate 5,880,000 Ordinary Shares by the Resale Shareholders. This prospectus and any prospectus supplement will only permit to sell the number of Ordinary Shares identified in the column “Number of Ordinary Shares to be Sold.” The Ordinary Shares issued to the Resale Shareholders are “restricted” securities under applicable U.S. federal and state securities laws and are being registered to provide the Resale Shareholders the opportunity to sell those Ordinary Shares.

The following table sets forth the name of each Shareholder who is Offering the Ordinary Shares for resale by this prospectus, the number and percentage of Ordinary Shares beneficially owned by it, the number of Ordinary Shares that may be offered for resale by this prospectus and the number and percentage of Ordinary Shares it will own after the Offering. The information appearing in the table below is based on information provided by the Resale Shareholder. We will not receive any proceeds from the resale of the Ordinary Shares by the Resale Shareholders. The Resale Shareholders may sell all, some or none of its shares in this Offering. See “Plan of Distribution” on page ALT-3.

Name of Resale Shareholder	Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)	Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned After Offering(2)	Percentage Ownership After Offering
Mr. King Tong Chan	980,000	4.90%	980,000	-	-
Mr. Shek Sun Lam	980,000	4.90%	980,000	-	-
Mr. Shing Hin Ho	980,000	4.90%	980,000	-	-
Mr. Siu Tai Chan	980,000	4.90%	980,000	-	-
Ms. Wan Ting Wong	980,000	4.90%	980,000	-	-
Ms. Yuet King Yim	980,000	4.90%	980,000	-	-

Notes:

(1)	Based on 20,000,000 Ordinary Shares issued and outstanding prior to completion of the Company’s initial public Offering.

(2)	Since we do not have the ability to control how many, if any, of the Ordinary Shares held by the Resale Shareholders will sell, we have assumed that a Resale Shareholder will sell all of its shares offered herein for purposes of determining how many shares it will own after the Offering and its percentage of ownership following the Offering, subject to any Leakage Agreement applicable to such Resale Shareholder.

ALT-2

PLAN OF DISTRIBUTION

The Resale Shareholders and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its Ordinary Shares covered hereby on the Nasdaq or any other stock exchange, market or trading facility on which the Ordinary Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Resale Shareholders may use any one or more of the following methods when selling its Ordinary Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Resale Shareholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Resale Shareholders may also sell its Ordinary Shares under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Resale Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Resale Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Ordinary Shares or interests therein, the Resale Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. The Resale Shareholders may also sell Ordinary Shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Resale Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Ordinary Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

ALT-3

The Resale Shareholders and any broker-dealers or agents that are involved in selling the Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Ordinary Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Resale Shareholders have informed the Company that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Ordinary Shares.

The Company is required to pay certain fees and expenses incurred by the Company incidental to the registration of the Ordinary Shares.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the Ordinary Shares may be resold by the Resale Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect; or (ii) all of the Ordinary Shares held by the Resale Shareholders have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Ordinary Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Ordinary Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Ordinary Shares may not simultaneously engage in market making activities with respect to the Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Resale Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Shares by the Resale Shareholders or any other person. We will make copies of this prospectus available to the Resale Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

We are being represented by Sichenzia Ross Ference Carmel LLP with respect to certain legal matters of U.S. federal securities. The validity of the Ordinary Shares offered in this Offering and certain legal matters as to Cayman Islands law will be passed upon for us by Appleby. Legal matters as to Hong Kong law will be passed upon for us by Stevenson, Wong & Co. Sichenzia Ross Ference Carmel LLP may rely upon Appleby with respect to matters governed by Cayman Islands law, Stevenson, Wong & Co. with respect to matters governed by Hong Kong law and Guangdong Wesley Law Firm with respect to matters governed by the laws of the PRC.

ALT-4

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

Cayman Islands’ laws do not prohibit or restrict a company from indemnifying its directors and officers against personal liability for any loss they may incur arising out of the Company’s business, except to the extent such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The indemnity extends only to liability for their own negligence and breach of duty other than breaches of fiduciary duty and not where there is evidence of dishonesty, willful default or fraud.

Our Articles of Association provides that every director, secretary or officer (other than the auditors) for the time being of the Company acting in relation to the affairs of the Company shall, in the absence of actual fraud or willful default or as otherwise required by law, be indemnified by our Company against all costs, losses, damages and expenses, including travelling expenses, which any such director, secretary, or officer may incur or become liable in respect of by reason of any contract entered into, or act or thing done by him as such director, secretary or officer or in any way in or about the execution of his duties and the amount for which such indemnity is provided shall immediately attach as a lien on the property of the Company.

We intend to enter into indemnification agreements with each of our directors and Executive Officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Cayman Islands law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, subject to our Company reserving its rights to recover the full amount of such advances in the event that he or she is subsequently found to have been negligent or otherwise have breached his or her trust or fiduciary duties to our Company or to be in default thereof, or where the Cayman Islands courts have declined to grant relief.

The form of indemnification agreement to be entered into prior to effectiveness of this registration statement will also provide for indemnification of us and our Executive Officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, Executive Officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have issued and sold the following securities without registering such securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Ordinary Shares

Allottee	Date of Sale or Issuance	Number of Securities		Par Value		Consideration
TechLiving BVI	June 4, 2025	1,000		US$	1	US$	1,000

Mr. King Tong Chan	September 19, 2025	49	(1)	US$	1	US$	294,760

Mr. Shek Sun Lam	September 19, 2025	49	(1)	US$	1	US$	294,760

Mr. Shing Hin Ho	September 19, 2025	49	(1)	US$	1	US$	294,760

Mr. Siu Tai Chan	September 19, 2025	49	(1)	US$	1	US$	294,760

Mr. Wan Ting Wong	September 19, 2025	49	(1)	US$	1	US$	294,760

Ms. Yuet King Yim	September 19, 2025	49	(1)	US$	1	US$	294,760

(1)	According to the share purchase agreement by and between TechLiving BVI and Six Pre-IPO Investors (Mr. King Tong Chan, Mr. Shek Sun Lam, Mr. Shing Hin Ho, Mr. Siu Tai Chan, Ms. Wan Ting Wong and Ms. Yuet King Yim), on September 19, 2025, TechLiving BVI transferred 49 Ordinary Shares to Six Pre-IPO Investors respectively. After the Share Subdivision was completed on December 18, 2025, Six Pre-IPO Investors thereafter collectively held 5,880,000 Ordinary Shares.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

See “Exhibit Index” beginning on page II-4 of this registration statement.

(b)	Financial Statement Schedules

All supplement schedules are omitted because of the absence of conditions under which they are required or because the data is shown in the financial statements or notes thereto.

ITEM 9. UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, unless the information required to be included in a post-effective amendment by paragraphs (i), (ii) and (iii) below is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum Offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate Offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

4. To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed Offering or throughout a continuous Offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933, as amended, need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5. That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser;

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an Offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the Offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

6. That, for the purpose of determining liability of a registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary Offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the Offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the Offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the Offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the Offering made by an undersigned registrant to the purchaser.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description of document
1.1**	Form of Underwriting Agreement
3.1**	Amended and Restated Memorandum and Articles of Association of the Registrant
5.1+	Opinion of Appleby regarding the validity of securities being registered and certain Cayman Islands tax matters
8.1**	Opinion of Guangdong Wesley Law Firm Regarding certain PRC legal matters and certain PRC tax matters
10.1**	Form of Independent Director Offer Letter
10.2**	Agency Agreement by and between Student Living HK and Meta Academia on March 21, 2025
10.3**	Memorandum of Understanding by and between Taung Gold International Limited and Student Living HK on August 21, 2025
10.4**	Memorandum of Understanding by and between Zhidao International (Holdings) Limited and Student Living HK on August 20, 2025
10.5**	Form of Employment Agreement between the Company and its executive officers
10.6**	Form of Indemnification Agreement between the Company and its directors and executive officers
10.7**	Loan Agreement by and between Student Living HK and The Hongkong and Shanghai Banking Corporation Limited on September 23, 2023
10.8**	The Guarantee Agreement by and between Mr. Chun Kwok Ng and The Hongkong and Shanghai Banking Corporation Limited on September 29, 2023
10.9**	Leasing Agreement of the Company’s Cheong Yuen Building (Yau Ma Tei)
10.10**	Leasing Agreement of the Company’s New Street Dormitory (Sai Ying Pun)
10.11**	Leasing Agreement of the Company’s Kiu Kiang Street Dormitory (Cheung Sha Wan)
10.12**	Leasing Agreement of the Company’s Koosing Building (Sai Ying Pun)
10.13**	Leasing Agreement of the Company’s Li Tak Street Dormitory (Tai Kok Tsui)
14.1**	Code of Ethics of the Registrant
15.1+	WWC, P.C.’s LETTER IN LIEU OF CONSENT FOR REVIEW REPORT
19.1**	Insider Trading Policy
21.1**	List of Subsidiaries of the Registrant
23.1+	Consent of WWC, P.C.
23.2+	Consent of Appleby (included in Exhibits 5.1)
23.3**	Consent of Stevenson, Wong & Co. (included in Exhibit 99.4)
23.4**	Consent of Guangdong Wesley Law Firm, PRC Counsel to the Registrant
23.5**	Consent of Migo Corporation, the independent research consultant to the Registrant
99.1**	Consent of Mr. Ho Tung Armen Ho
99.2**	Consent of Mr. Tat Fai David Sze
99.3**	Consent of Prof. Shanshan Shi
99.4**	Opinion of Stevenson, Wong & Co. regarding Hong Kong legal matters
99.5**	Charter of the Audit Committee
99.6**	Charter of the Compensation Committee
99.7**	Charter of the Nominating and Corporate Governance Committee
107+	Filing Fee Table

*	To be filed by amendment
**	Filed Previously
+	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on March 30, 2026.

Student Living EduVation (Holdings) Corporation

By:	/s/ Chun Kwok Ng
Name:	Chun Kwok Ng
Title:	Chief Executive Officer and Chairman of Board of Director
(Principal Executive Officer)

Student Living EduVation (Holdings) Corporation

By:	/s/ Wing Fung Ng
Name:	Wing Fung Ng
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

We, the undersigned directors of Student Living EduVation (Holdings) Corporation and executive officers of Student Living EduVation (Holdings) Corporation and its subsidiaries hereby severally constitute and appoint, singly (with full power to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in him for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same Offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and him, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chun Kwok Ng		March 30, 2026
Chun Kwok Ng	Chief Executive Officer and Chairman of Board of Director
(Principal Executive Officer)

/s/ *		March 30, 2026
Wing Fung Ng	Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ *		March 30, 2026
Ho Tung Armen Ho	Independent Director

/s/ *		March 30, 2026
Shanshan Shi	Independent Director

/s/ *		March 30, 2026
Tat Fai David Sze	Independent Director

*By:	/s/ Chun Kwok Ng
Name:	Chun Kwok Ng
Attorney-In-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, NY on March 30, 2026

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.